Filed Pursuant to Rule 424(b)(3)
File No. 333-284677
NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
SUPPLEMENT NO. 2 DATED NOVEMBER 14, 2025
TO THE PROSPECTUS DATED AUGUST 18, 2025

This supplement no. 2 (“Supplement”) contains information that amends, supplements, or modifies certain information contained in the prospectus of Nuveen Churchill Private Capital Income Fund (the “Fund”), dated August 18, 2025 (the “Prospectus”). This Supplement is part of and should be read in conjunction with the Prospectus. Before investing in our Common Shares, you should read carefully the Prospectus and this Supplement and consider carefully our investment objective, risks, charges and expenses. You should also carefully consider the “Risk Factors” beginning on page 31 of the Prospectus before you decide to invest in our Common Shares. Unless otherwise defined herein, capitalized terms used in this Supplement will have the same meanings as in the Prospectus.

The purpose of this Supplement is to:

•revise a state-specific suitability standard in the Prospectus;
•provide the Fund’s updated form of Subscription Agreement to revise the above-referenced state-specific suitability standard; and
•include the Fund’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 (the “Form 10-Q”).

UPDATES TO PROSPECTUS

Updates to Suitability Standards

The following replaces the suitability standard described in the Prospectus for investors that are residents of the state of Oregon:

•Oregon—In addition to the suitability standards set forth above, non-accredited Oregon investors may not invest more than 10% of their liquid net worth in us and our affiliates. For the purposes of Oregon’s suitability standard, “liquid net worth” is defined as that portion of an investor’s net worth consisting of cash, cash equivalents and readily marketable securities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph.

UPDATES TO FORM OF SUBSCRIPTION AGREEMENT

The Fund has updated its form of Subscription Agreement, included as Appendix A to the Prospectus, to revise the suitability standard for investors that are residents of the state of Oregon (the “Amended Subscription Agreement”). This suitability standard was revised as a result of a comment issued by a state securities regulator in connection with its “blue sky” review of the Fund’s offering. The form of Subscription Agreement is hereby superseded and replaced with the Amended Subscription Agreement included as Appendix A hereto, and which was previously filed as Exhibit 4.1 to the Form 10-Q filed by the Fund on November 10, 2025. In addition, each reference in the Prospectus to the “Subscription Agreement” now refers to the Amended Subscription Agreement.

QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED SEPTEMBER 30, 2025

On November 10, 2025, the Fund filed the Form 10-Q with the Securities and Exchange Commission. The Form 10-Q (without exhibits) is attached to this Supplement as Appendix B.
BGN-PCAP-1125P

Appendix A

FORM OF SUBSCRIPTION AGREEMENT
NOT FOR EXECUTION
Subscription Agreement for Shares of
Nuveen Churchill Private Capital Income Fund

1.	Your Investment
A.    Investment Information
Investment Amount $
B.    Investment Method
☐    By mail:   Please make checks payable to NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND / UMB Bank, N.A. - ESCROW ACCOUNT and attach to this agreement.*
☐    By wire:   Please wire funds according to the instructions below.
Name: NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND / UMB BANK, N.A. - ESCROW ACCOUNT
Bank Name: UMB Bank, N.A.
ABA: [ ]
DDA: [ ]
☐    Broker / Financial advisor will make payment on your behalf
*  Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers’ checks are not accepted.
C.    Share Class Selection
☐     Class S Share                                      ☐     Class D Share **                      ☐     Class I Share **
(Minimum investment is $2,500)         (Minimum investment is $2,500)         (Minimum investment is $1,000,000, unless waived)
** Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented.

2.	Ownership Type (Select only one)

A. Taxable Accounts
Brokerage Account Number
☐    Individual or Joint Tenant With Rights of Survivorship
☐    Transfer on Death (Optional Designation.
Not Available for Louisiana Residents. See Section 3C.)
☐    Tenants in Common
☐    Community Property
☐    Uniform Gift/Transfer to Minors
State of
Date of Birth
☐    Trust (Include Certification of Investment Powers Form or 1st and Last page of Trust Documents)
☐    C Corporation
☐    S Corporation
☐    Profit-Sharing Plan
☐    Non-Profit Organization
☐    Limited Liability Corporation
☐    Corporation / Partnership / Other (Corporate Resolution or Partnership Agreement Required)

B. Non-Taxable Accounts
Custodian Account Number
☐    IRA (Custodian Signature Required)
☐    Roth IRA (Custodian Signature Required)
☐    SEP IRA (Custodian Signature Required)
☐    Rollover IRA (Custodian Signature Required)
☐    Beneficial IRA
☐        Pension Plan (Include Certification of Investment     Powers Form)
☐    Other

C. Custodian Information (To Be Completed By Custodian) Custodian Name Custodian Tax ID # Custodian Phone #
Custodian Stamp Here
D.     Entity Name – Retirement Plan / Trust / Corporation / Partnership / Other
Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B

Entity Name	Tax ID Number	Date of Formation	Exemptions
(See Form W-9 instructions at www.irs.gov)

Entity Address (Legal Address. Required)
Entity Type (Select one. Required)

☐ Retirement Plan ☐ Trust ☐ S-Corp	☐ C-Corp ☐ LLC ☐ Partnership	Exempt payee code (if any)
☐ Other	Jurisdiction (if Non-U.S.)
(Attach a completed applicable Form W-8)
Exemption from FATCA reporting code (if any):

3.	Investor Information
A. Investor Name (Investor / Trustee / Executor / Authorized Signatory Information)
Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address

First Name (MI)	Last Name		Gender

Social Security Number / Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State	Zip Code

Email Address

If you are a non-U.S. citizen, please specify your country of citizenship (required):
☐ Resident Alien        ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. J)

Country of Citizenship
Please specify if you are a Churchill Asset Management LLC (“Churchill”), Nuveen, LLC (“Nuveen”), Teachers Insurance and Annuity Association of America (“TIAA”) employee/officer/director/affiliate (required):
☐ Employee of Churchill, Nuveen, or TIAA
☐ Officer or Director of Churchill, Nuveen, or TIAA
☐ Immediate Family Member of Officer or Director of Churchill, Nuveen, or TIAA
☐ Affiliate of Churchill, Nuveen, or TIAA
☐ Not Applicable
B. Co-Investor Name (Co-Investor / Co-Trustee / Co-Authorized Signatory Information, if applicable)

First Name (MI)	Last Name		Gender

Social Security Number / Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State	Zip Code

Email Address

If you are a non-U.S. citizen, please specify your country of citizenship (required):
☐ Resident Alien        ☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. J)

Country of Citizenship
Please specify if you are a Churchill, Nuveen or TIAA employee/officer/director/affiliate (required):
☐ Employee of Churchill, Nuveen, or TIAA
☐ Officer or Director of Churchill, Nuveen, or TIAA
☐ Immediate Family Member of Officer or Director of Churchill, Nuveen, or TIAA

☐ Affiliate of Churchill, Nuveen, or TIAA
☐ Not Applicable
C.     Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only. Not available for Louisiana residents. Beneficiary date of birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	SSN	Date of Birth	☐	Primary
				(MM/DD/YYYY)	☐	Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth	☐	Primary
				(MM/DD/YYYY)	☐	Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth	☐	Primary
				(MM/DD/YYYY)	☐	Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth	☐	Primary
				(MM/DD/YYYY)	☐	Secondary %
Custodian/Guardian for a minor Beneficiary (required, cannot be same as Investor or Co-Investor):
D. ERISA Plan Asset Regulations
All investors are required to complete Appendix B attached hereto.

4.	Contact Information (If different than provided in Section 3A)

Mailing Address	City	State	Zip Code

5.	Select How You Want to Receive Your Distributions (Please Read Entire Section and Select only one)
You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, VERMONT OR WASHINGTON.

If you ARE NOT a resident of the states listed above, you ARE automatically enrolled in the Distribution Reinvestment Plan. Please initial here if you do not wish to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution Information section below.

Initials

ONLY complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian.
A. ☐ Check mailed to street address in 3A (only available for non-custodial investors).
B. ☐ Check mailed to secondary address in 3B (only available for non-custodial investors).
C. ☐ Direct Deposit by ACH (only available for non-custodial investors). PLEASE ATTACH A PRE-VOIDED CHECK
D. ☐ Check mailed to Third party Financial Institution (complete section below)

If you ARE a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont or Washington, you ARE NOT automatically enrolled in the Distribution Reinvestment Plan. Please initial here if you wish to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

Initials

I authorize Nuveen Churchill Private Capital Income Fund or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Nuveen Churchill Private Capital Income Fund in writing to cancel it. In the event that Nuveen Churchill Private Capital Income Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address / City	State	Zip Code

Your Bank’s ABA Routing Number	Your Bank Account Number

6.	Broker / Financial Advisor Information (Required Information. All fields must be completed.)
The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker		Financial Advisor Name
Advisor Mailing Address
City	State		Zip Code
Financial Advisor Number	Branch Number		Telephone #
E-mail Address		Fax Number
Operations Contact Name		Operations Contact Email Address
Please note that unless previously agreed to in writing by Nuveen Churchill Private Capital Income Fund, all sales of securities must be made through a Broker, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.
The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 6 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 151-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.
THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.
If you do not have another broker-dealer or other financial intermediary introducing you to Nuveen Churchill Private Capital Income Fund, then Nuveen Securities, LLC, the intermediary manager for this offering (“Nuveen Securities”), may be deemed to act as your broker of record in connection with any investment in Nuveen Churchill Private Capital Income Fund. Nuveen Securities is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If Nuveen Securities is your broker-dealer of record, then your shares will be held in your name on the books of Nuveen Churchill Private Capital Income Fund. Nuveen Securities will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.

X			X
	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker)	Date

7.	Electronic Delivery Form (Optional)
Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Nuveen Churchill Private Capital Income Fund. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.
We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.
You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.
By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

I consent to electronic delivery.
Initials

E-mail Address
If blank, the email provided in Section 4 or Section 3A will be used.

8.	Subscriber Signatures
Nuveen Churchill Private Capital Income Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Nuveen Churchill Private Capital Income Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Nuveen Churchill Private Capital Income Fund to accept this subscription, I hereby represent and warrant to you as follows:

8.a. Please Note: All Items in this section 8.a. must be read and initialed

		Primary Investor Initials	Co-Investor Initials
(i)	I have received the prospectus (as amended or supplemented) for Nuveen Churchill Private Capital Income Fund at least five business days prior to the date hereof.
		Initials	Initials
(ii)
I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

		Initials	Initials
(iii)
In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.”

		Initials	Initials
(iv)	If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the general suitability requirements described above.
		Initials	Initials
(v)	I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.
		Initials	Initials
(vi)
I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus.

		Initials	Initials
(vii)
I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

		Initials	Initials

(viii)	I acknowledge that Nuveen Churchill Private Capital Income Fund may enter into transactions with affiliates that involve conflicts of interest as described in the prospectus.
		Initials	Initials
(ix)
I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share will generally be made available at www.nc-pcap.com as of the last day of each month within 20 business days of the last day of each month.

		Initials	Initials

(x)
I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Nuveen Churchill Private Capital Income Fund’s toll-free, automated telephone line, (833) 688-3368.

		Initials	Initials

8.b. If you live in any of the following states, please complete Appendix A to Nuveen Churchill Private Capital Income Fund Subscription Agreement: Alabama, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, Ohio, Oregon, Tennessee, and Vermont
In the case of sales to fiduciary accounts, the minimum standards in Appendix A shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.
If you do not have another broker-dealer or other financial intermediary introducing you to Nuveen Churchill Private Capital Income Fund, then Nuveen Securities may be deemed to be acting as your broker-dealer of record in connection with any investment in Nuveen Churchill Private Capital Income Fund. For important information in this respect, see Section 6 above. I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by Nuveen Churchill Private Capital Income Fund. I acknowledge that the Broker / Financial Advisor (Broker / Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker / Financial Advisor of record at any time by contacting Nuveen Churchill Private Capital Income Fund Investor Relations at the number indicated below.
SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):
Under penalties of perjury, I certify that:
(1)    The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)    I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
(4)    The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

	/ /		/ /
Signature of Investor	Date	Signature of Co-Investor or Custodian (If applicable)	Date
(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

9.	Miscellaneous
If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Nuveen Churchill Private Capital Income Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Nuveen Churchill Private Capital Income Fund and the Broker in writing. The Broker may notify Nuveen Churchill Private Capital Income Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and Nuveen Churchill Private Capital Income Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.
No sale of shares may be completed until at least five business days after you receive the final prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.
All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of Nuveen Churchill Private Capital Income Fund.
Return the completed Subscription Agreement to:

Regular Mail	Overnight Mail
Nuveen C/O SS&C GIDS, Inc. PO Box 219307 Kansas City, MO 64121-9097	Nuveen C/O SS&C GIDS, Inc. 801 Pennsylvania Ave. Suite 219307 Kansas City, MO 64105
Nuveen Churchill Private Capital Income Fund Investor Relations: (833) 688-3368

Appendix A
For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
Investors in the following states have the additional suitability standards as set forth below.

Primary Investor Initials	Co-Investor Initials
If I am an Alabama resident, in addition to the suitability standards set forth above, an investment in Nuveen Churchill Private Capital Income Fund will only be sold to me if I have a liquid net worth of at least 10 times my investment in Nuveen Churchill Private Capital Income Fund and its affiliates.

Initials	Initials
If I am an Idaho resident, I must (i) have either an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my total investment in Nuveen Churchill Private Capital Income Fund to no more than 10% of such investor's liquid net worth.

Initials	Initials
If I am an Iowa resident, I must (i) have either (a) a liquid net worth of $85,000 and an annual gross income of $85,000 or (b) a liquid net worth of $300,000; and (ii) limit my aggregate investment in this offering and in the securities of other non-traded business development companies to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities).

Initials	Initials
If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth. Liquid net worth shall be defined as that portion of the purchaser’s total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with GAAP.

Initials	Initials
If I am a Kentucky resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Nuveen Churchill Private Capital Income Fund and its affiliates.

Initials	Initials
If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Initials	Initials
If I am a Massachusetts resident, in addition to the suitability standards set forth above, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my investment in Nuveen Churchill Private Capital Income Fund, its affiliates and other non-publicly-traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.

Initials	Initials
If I am a Missouri resident, no more than ten percent (10%) of my liquid net worth shall be invested in the securities being registered with the Missouri Securities Division pursuant to Nuveen Churchill Private Capital Income Fund’s Registration Statement. As a Missouri resident, I may not invest more than 10% of my liquid net worth in Nuveen Churchill Private Capital Income Fund.

Initials	Initials

If I am a Nebraska resident, I must have (i) either (a) an annual gross income of at least $70,000 and a net worth of at least $70,000, or (b) a net worth of at least $250,000; and (ii) I must limit my aggregate investment in this offering and the securities of other business development companies to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

	Initials	Initials

If I am a New Jersey resident, I have either (a) a minimum liquid net worth of $100,000 and a minimum annual gross income of $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in Nuveen Churchill Private Capital Income Fund, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.
New Jersey investors are advised that the Class S shares will be subject to upfront selling commissions and/or dealer manager fees of up to 3.5% on NAV, and with respect to the Class D shares, an amount up to 1.5% cap on NAV. The Class S shares are subject to a distribution and shareholder servicing fee equal to up to 0.85% per annum of the aggregate NAV of the respective outstanding Class S, respectively, and with respect to the Class D shares, an amount equal to up to 0.25% per annum of the aggregate NAV of the outstanding Class D shares. These fees will reduce the amount of the purchase price that is available for investment and will cause the per share purchase price to be greater than the estimated value per share that will be reflected on my account statement (by broker dealers reporting a valuation calculated in accordance with NASD Rule 2340(c)(1)(A) relating to net investment valuation guidelines). These fees may also reduce the amount of distributions that are paid with respect to Class S and D shares.

	Initials	Initials

If I am a New Mexico resident, in addition to the general suitability standards listed above, I may not invest, and I may not accept from an investor more than ten percent (10%) of my liquid net worth in shares of Nuveen Churchill Private Capital Income Fund, its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

	Initials	Initials

If I am an Ohio resident, it is unsuitable to invest more than 10% of my liquid net worth in the issuer, affiliates of the issuer, and in any other non-traded business development company. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus, total liabilities) comprised of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am an Oregon resident, in addition to the suitability standards set forth above, if I am a non-accredited investor, I may not invest more than 10% of my liquid net worth. For the purposes of Oregon’s suitability standard, “liquid net worth” is defined as that portion of an investor’s net worth consisting of cash, cash equivalents and readily marketable securities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph.

	Initials	Initials
If I am a Tennessee resident, I must have a liquid net worth of at least ten times my investment in Nuveen Churchill Private Capital Income Fund.
	Initials	Initials

If I am a Vermont resident and I am an accredited investor in Vermont, as defined in 17 C.F.R. § 230.501, I may invest freely in this offering. In addition to the suitability standards described above, if I am non-accredited Vermont investors, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.

Initials	Initials

Appendix B
Instructions: All purchasers please complete this Appendix B in its entirety.
1.    Are you a “benefit plan investor” within the meaning of the Plan Asset Regulations1 or will you use the assets of a “benefit plan investor”2 to invest in Nuveen Churchill Private Capital Income Fund?
☐ Yes     ☐ No
2.    If Question (1) above is “yes” please indicate what percentage of the purchaser’s assets invested in Nuveen Churchill Private Capital Income Fund are considered to be the assets of “benefit plan investors” within the meaning of the Plan Asset Regulations:
%
3.    If you are investing the assets of an insurance company general account please indicate what percentage of the insurance company general account’s assets invested in Nuveen Churchill Private Capital Income Fund are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder?
%
4.    Please indicate if you are “Controlling Person” defined as: (i) a person (including an entity), other than a “benefit plan investor” who has discretionary authority or control with respect to the assets of Nuveen Churchill Private Capital Income Fund, a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any “affiliate” of such a person. An “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, “control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.
☐ Yes     ☐ No
1 “Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.
2 The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.

Appendix B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-Q
(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2025
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from __ to __
Commission file number 001-04321
NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware	88-6187397
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
375 Park Avenue, 9th Floor, New York, NY	10152
(Address of principal executive offices)	(Zip Code)
(212) 478-9200
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A
Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒
The registrant had outstanding 51,061,410 Class I shares, 1,207,616 Class D shares, and 1,639,358 Class S shares as of November 10, 2025.

FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on our current expectations and estimates, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•our future operating results;
•our business prospects and the prospects of our portfolio companies;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•changes in the markets in which we invest and changes in financial and lending markets generally;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•the impact of increased competition;
•an economic downturn or recession and its impact on the ability of our portfolio companies to operate and the investment opportunities available to us;
•the impact of interest rate volatility on our business, our financial condition and our portfolio companies;
•the impact of supply chain constraints and labor difficulties on our portfolio companies and the global economy;
•the level of inflation and its impact on our portfolio companies and on the industries in which we invest;
•the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policies and its impact on our portfolio companies and the global economy;
•the impact of geopolitical conditions, including the conflict between Ukraine and Russia and the conflicts in the Middle East, and their impact on financial market volatility, global economic markets, and various sectors, industries and markets for commodities globally, such as oil and natural gas;
•our contractual arrangements and relationships with third parties;
•the valuation of our investments in portfolio companies, particularly those having no liquid trading market;
•actual and potential conflicts of interest with the Advisers and/or their respective affiliates;
•the ability of our portfolio companies to achieve their objectives;
•the use of borrowed money to finance a portion of our investments;
•the adequacy of our financing sources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of the Advisers to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Advisers or their respective affiliates to attract and retain highly talented professionals;
•our ability to qualify and maintain our qualification as a regulated investment company (a “RIC”) for U.S. federal income tax purposes and operate as a business development company (“BDC”);
•the impact of future legislation and regulation on our business and our portfolio companies; and
•our ability to successfully invest capital raised in our offering.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of forward-looking statements in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as otherwise provided by law.

Part I - Financial Information
Item 1. Consolidated Financial Statements (Unaudited)
NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollars in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
	(Unaudited)
Assets
Investments
Non-controlled/non-affiliate company investments, at fair value (cost of $1,968,153 and $1,687,681, respectively)	$1,957,256	$1,681,609
Cash	15,390	3,721
Cash equivalents	61,231	63,223
Interest receivable	12,766	10,794
Due from affiliate for expense support (See Note 5)	2,079	3,624
Receivable for investments sold	1,815	13,454
Deferred offering costs	525	67
Prepaid expenses	136	44
Total assets	$2,051,198	$1,776,536

Liabilities
Secured borrowings (net of $8,742 and $3,853 deferred financing costs, respectively) (See Note 6)	$735,258	$905,647
Payable for investments purchased	11,070	12,061
Management fees payable	729	745
Incentive fees payable	4,262	—
Interest payable	12,068	15,671
Due to affiliate for expense support (See Note 5)	2,079	3,624
Distributions payable	10,381	7,329
Payable for share repurchases	13,673	2,006
Board of Trustees' fees payable	128	325
Offering costs payable	353	75
Accounts payable and accrued expenses	2,153	2,913
Total liabilities	$792,154	$950,396

Commitments and contingencies (See Note 7)

Net Assets: (See Note 8)
Common shares of beneficial interest, par value $0.01 per share, unlimited shares authorized, 1,586,760 and 749,491 Class S shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	$16	$7
Common shares of beneficial interest, par value $0.01 per share, unlimited shares authorized, 1,156,140 and 814,351 Class D shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	12	8
Common shares of beneficial interest, par value $0.01 per share, unlimited shares authorized, 48,766,112 and 31,750,143 Class I shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	488	318
Paid-in-capital in excess of par value	1,272,584	824,944
Total distributable earnings (loss)	(14,056)	863
Total net assets	$1,259,044	$826,140

Total liabilities and net assets	$2,051,198	$1,776,536

The accompanying notes are an integral part of these consolidated financial statements.

	September 30, 2025	December 31, 2024
Net Asset Value per Share	(Unaudited)
Class S Shares:
Net assets	$38,683	$18,546
Net asset value per share	$24.38	$24.74
Class D Shares:
Net assets	$28,262	$20,188
Net asset value per share	$24.45	$24.79
Class I Shares:
Net assets	$1,192,099	$787,406
Net asset value per share	$24.45	$24.80
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$43,931	$26,796	$128,158	$60,422
Payment-in-kind interest income	1,855	1,229	5,038	3,127
Dividend income	86	6	95	65
Other income	459	163	1,001	578
Total investment income	46,331	28,194	134,292	64,192

Expenses:
Interest and debt financing expenses	13,346	5,867	43,219	10,164
Management fees (Note 5)	2,151	1,404	5,590	3,177
Income based incentive fees (Note 5)	4,262	2,919	12,085	7,065
Professional fees	926	480	1,556	799
Board of Trustees’ fees	128	128	385	380
Administration fees (See Note 5)	400	199	1,232	565
Other general and administrative expenses	386	345	1,695	1,032
Distribution and shareholder servicing fees
Class S	81	32	189	70
Class D	10	11	32	23
Offering costs	264	130	693	445
Total expenses	21,954	11,515	66,676	23,720
Expense support (See Note 5)	(465)	(248)	(882)	(609)
Management fees waived (Note 5)	—	(703)	(1,395)	(2,257)
Incentive fees waived (Note 5)	—	(2,919)	(6,519)	(7,065)
Net expenses	21,489	7,645	57,880	13,789
Net investment income	24,842	20,549	76,412	50,403

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	(6,619)	297	(9,722)	442
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated company investments	6,679	(278)	(4,825)	(2,036)
Income tax (provision) benefit	(151)	(138)	(362)	(142)
Total net change in unrealized appreciation (depreciation):	6,528	(416)	(5,187)	(2,178)
Total net realized and unrealized gain (loss) on investments	(91)	(119)	(14,909)	(1,736)

Net increase (decrease) in net assets resulting from operations	$24,751	$20,430	$61,503	$48,667

The accompanying notes are an integral part of these consolidated financial statements.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Per share data:
Net investment income per share - Class S common share	$0.41	$0.61	$1.61	$1.87
Net investment income per share - Class D common share	$0.47	$0.64	$1.77	$1.97
Net investment income per share - Class I common share	$0.48	$0.66	$1.80	$2.03
Net increase (decrease) in net assets resulting from operations per share - Class S common share	$0.46	$0.62	$1.30	$1.80
Net increase (decrease) in net assets resulting from operations per share - Class D common share	$0.50	$0.65	$1.41	$1.91
Net increase (decrease) in net assets resulting from operations per share - Class I common share	$0.51	$0.66	$1.45	$1.96
Weighted average common shares outstanding - Class S common share	1,518,204	609,074	1,205,795	445,236
Weighted average common shares outstanding - Class D common share	1,111,548	710,613	965,342	497,604
Weighted average common shares outstanding - Class I common share	46,529,461	29,446,634	40,435,315	23,884,238
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS (UNAUDITED)
(dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Increase (decrease) in net assets resulting from operations:
Net investment income	$24,842	$20,549	$76,412	$50,403
Net realized gain (loss) on investments	(6,619)	297	(9,722)	442
Net change in unrealized appreciation (depreciation) on investments	6,528	(416)	(5,187)	(2,178)
Net increase (decrease) in net assets resulting from operations	24,751	20,430	61,503	48,667
Shareholder Distributions:
Class S	(833)	(335)	(1,981)	(773)
Class D	(651)	(416)	(1,693)	(910)
Class I	(27,956)	(17,667)	(72,745)	(45,333)
Net increase (decrease) in net assets resulting from shareholder distributions	(29,440)	(18,418)	(76,419)	(47,016)
Capital share transactions:
Class S:
Issuance of common shares	5,969	4,815	20,316	13,345
Reinvestment of shareholder distributions	346	119	695	261
Share transfer between classes	(199)	—	(299)	(101)
Repurchased shares, net of early repurchase deduction	(123)	—	(154)	—
Net increase (decrease) in net assets resulting from capital share transactions - Class S	5,993	4,934	20,558	13,505
Class D:
Issuance of common shares	3,838	4,363	8,052	15,597
Reinvestment of shareholder distributions	416	247	1,059	518
Share transfer between classes	—	—	(144)	—
Repurchased shares, net of early repurchase deduction	(313)	—	(561)	—
Net increase (decrease) in net assets resulting from capital share transactions - Class D	3,941	4,610	8,406	16,115
Class I:
Issuance of common shares	169,189	30,620	412,413	378,684
Reinvestment of shareholder distributions	11,138	6,940	30,341	12,604
Share transfer between classes	199	—	443	101
Repurchased shares, net of early repurchase deduction	(13,245)	(383)	(24,341)	(980)
Net increase (decrease) in net assets resulting from capital share transactions - Class I	167,281	37,177	418,856	390,409
Total increase (decrease) in net assets	$172,526	$48,733	$432,904	$421,680
Net assets, beginning of period	$1,086,518	$727,778	$826,140	$354,831
Net assets, end of period	$1,259,044	$776,511	$1,259,044	$776,511

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands, except share and per share data)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$61,503	$48,667

Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities
Purchase of investments	(532,108)	(733,972)
Proceeds from principal repayments and sales of investments	249,230	141,225
Payment-in-kind interest	(5,038)	(3,127)
Amortization of premium/accretion of discount, net	(2,278)	(870)
Net realized (gain) loss on investments	9,722	(442)
Net change in unrealized (appreciation) depreciation on investments	4,825	2,036
Amortization of deferred financing costs	2,319	407
Amortization of offering costs	(458)	—
Changes in operating assets and liabilities:
Due from affiliate expense support	1,545	(323)
Receivable for investments sold	11,639	(15,752)
Interest receivable	(1,972)	(4,241)
Other assets	—	(21)
Prepaid expenses	(92)	(37)
Payable for investments purchased	(991)	29,890
Management fee payable	(16)	702
Offering costs payable	278	—
Interest payable	(3,603)	4,029
Due to affiliate expense support	(1,545)	323
Incentive fees payable	4,262	—
Board of Trustees' fees payable	(197)	—
Accounts payable and accrued expenses	(760)	(416)
Net cash provided by (used in) operating activities	(203,735)	(531,922)

Cash flows from financing activities:
Proceeds from issuance of common shares, net	440,781	407,626
Repurchased shares, net of early repurchase deduction	(13,388)	(597)
Proceeds from secured borrowings	744,011	702,600
Repayments of secured borrowings	(909,512)	(519,850)
Distributions paid	(41,272)	(30,955)
Payments of deferred financing costs	(7,208)	(3,498)
Net cash provided by (used in) financing activities	213,412	555,326

Net increase (decrease) in cash and cash equivalents	9,677	23,404
Cash and cash equivalents, beginning of period	66,944	8,679
Cash and cash equivalents, end of period	$76,621	$32,083

The accompanying notes are an integral part of these consolidated financial statements.

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$44,503	$5,728
Taxes, including excise tax, paid during the period	$563	$33
Supplemental disclosure of non-cash flow financing activities:
Reinvestment of shareholder distributions	$32,095	$13,383
Share repurchases accrued but not yet paid	$13,673	$383
Distributions payable	$10,381	$6,262

The following tables provide a reconciliation of cash and cash equivalents reported on the consolidated statements of assets and liabilities to comparable amounts on the consolidated statements of cash flows (dollars in thousands):

	September 30, 2025	September 30, 2024
Cash	$15,390	$5,545
Cash equivalents	61,231	26,538
Total cash and cash equivalents shown on the consolidated statements of cash flows	$76,621	$32,083
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

Investments
Debt Investments
Aerospace & Defense
AIM Acquisition, LLC	(4) (6) (7) (15)	First Lien Debt	S + 4.75%	9.14%	12/2/2027	$5,442	$5,433	$5,410	0.43%
ERA Industries, LLC (BTX Precision)	(4) (15)	First Lien Debt	S + 4.75%	8.91%	7/25/2030	1,375	1,360	1,364	0.11%
ERA Industries, LLC (BTX Precision)	(4) (15)	First Lien Debt (Delayed Draw)	S + 4.75%	8.96%	7/25/2030	788	786	782	0.06%
ERA Industries, LLC (BTX Precision)	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.96%	7/25/2030	1,042	475	471	0.04%
ERA Industries, LLC (BTX Precision)	(4) (15)	First Lien Debt	S + 4.75%	9.06%	7/25/2030	736	730	731	0.06%
PAG Holding Corp. (Precision Aviation Group)	(4) (6) (15)	First Lien Debt	S + 4.75%	8.75%	12/21/2029	14,441	14,283	14,318	1.13%
PAG Holding Corp. (Precision Aviation Group)	(4) (6)	First Lien Debt (Delayed Draw)	S + 4.75%	8.80%	12/21/2029	5,308	5,272	5,263	0.42%
Turbine Engine Specialists, Inc.	(4) (6)	Subordinated Debt	S + 9.50%	13.76%	3/1/2029	1,938	1,904	1,953	0.16%
Total Aerospace & Defense							30,243	30,292	2.41%

Automotive
Adient Global Holdings	(6) (11) (12)	First Lien Debt	S + 2.25%	6.41%	1/31/2031	2,463	2,476	2,471	0.20%
American Auto Auction Group, LLC	(7) (11) (15)	First Lien Debt	S + 4.50%	8.50%	5/28/2032	2,985	2,963	3,015	0.24%
Belron Finance US LLC	(6) (11) (12)	First Lien Debt	S + 2.50%	6.74%	10/16/2031	1,311	1,308	1,318	0.10%
Cool Buyer, Inc. (Universal Air Conditioner, L.L.C.)	(4) (6) (10)	Subordinated Debt (Delayed Draw)	N/A	10.00% (Cash) 2.75% (PIK)	4/30/2031	1,000	(11)	(33)	—%
Cool Buyer, Inc. (Universal Air Conditioner, L.L.C.)	(4) (6)	Subordinated Debt	N/A	10.00% (Cash) 2.75% (PIK)	4/30/2031	3,384	3,309	3,273	0.26%
Mitchell International Inc.	(6) (11)	First Lien Debt	S + 3.25%	7.57%	6/17/2031	5,425	5,403	5,446	0.43%
Randys Holdings, Inc. (Randy's Worldwide Automotive)	(4) (6) (7) (15)	First Lien Debt	S + 5.00%	9.16%	11/1/2029	12,010	11,896	11,820	0.94%
Randys Holdings, Inc. (Randy's Worldwide Automotive)	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.16%	11/1/2029	4,108	2,888	2,848	0.23%
Total Automotive							30,232	30,158	2.40%

Banking, Finance, Insurance, Real Estate
Alliant Holdings Intermediate, LLC	(6) (11)	First Lien Debt	S + 2.50%	6.67%	9/19/2031	4,042	4,053	4,047	0.32%
Arax MidCo, LLC	(4) (6) (10) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	9.00%	4/11/2029	4,116	175	155	0.01%
Arax MidCo, LLC	(4) (12) (15)	First Lien Debt	S + 5.00%	9.32%	4/11/2029	2,405	2,383	2,383	0.19%
Ascend Partner Services LLC	(4) (6) (15)	First Lien Debt	S + 4.50%	8.54%	8/11/2031	7,303	7,261	7,231	0.57%
Ascend Partner Services LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.50%	8.65%	8/11/2031	12,619	9,552	9,481	0.75%
Asurion, LLC (fka Asurion Corporation)	(6) (11)	First Lien Debt	S + 4.25%	8.41%	9/19/2030	2,993	2,948	3,010	0.24%
Big Apple Advisory, LLC	(4) (6) (10)	Revolving Loan	S + 4.50%	8.57%	11/18/2031	1,740	(15)	5	—%
Big Apple Advisory, LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.50%	8.57%	11/18/2031	4,305	(19)	12	—%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

Big Apple Advisory, LLC	(4) (6)	First Lien Debt	S + 4.50%	8.57%	11/18/2031	$8,910	$8,830	$8,934	0.71%
Bishop Street Underwriters LLC	(4) (15)	First Lien Debt	S + 5.50%	9.66%	7/31/2031	8,093	8,053	8,057	0.64%
Bishop Street Underwriters LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.50%	9.66%	7/31/2031	5,409	—	(24)	—%
Broadstreet Partners, Inc.	(6) (11)	First Lien Debt	S + 2.75%	6.91%	6/16/2031	3,961	3,972	3,970	0.32%
Cohen Advisory, LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.50%	8.79%	12/31/2031	4,264	172	191	0.02%
Cohen Advisory, LLC	(4) (6) (15)	First Lien Debt	S + 4.50%	8.50%	12/31/2031	7,619	7,558	7,619	0.61%
Cohnreznick Advisory LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 3.50%	7.50%	3/31/2032	3,477	(11)	—	—%
Cohnreznick Advisory LLC	(4) (6) (15)	First Lien Debt	S + 3.50%	7.50%	3/31/2032	14,985	14,936	14,985	1.19%
Patriot Growth Insurance Services, LLC	(4) (6) (7) (15)	First Lien Debt (Delayed Draw)	S + 5.00%	9.15%	10/16/2028	7,829	7,786	7,712	0.61%
Ryan Specialty Group, LLC	(6) (11) (12)	First Lien Debt	S + 2.25%	6.16%	9/15/2031	4,412	4,430	4,368	0.35%
Sedgwick Claims Management Services, Inc.	(6) (11)	First Lien Debt	S + 2.50%	6.82%	7/31/2031	2,228	2,224	2,227	0.18%
Smith & Howard Advisory LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 3.75%	9.00%	11/26/2030	2,074	1,971	1,935	0.15%
Smith & Howard Advisory LLC	(4) (15)	First Lien Debt	S + 3.75%	9.06%	6/14/2032	1,030	1,027	1,029	0.08%
Trucordia (PCF Insurance Services of the West)	(6) (11)	First Lien Debt	S + 3.25%	7.41%	5/6/2031	2,019	2,022	2,033	0.16%
Truist Insurance Holdings LLC	(6) (11)	First Lien Debt	S + 2.75%	6.75%	11/26/2030	2,564	2,539	2,515	0.20%
Vensure Employer Services, Inc.	(4) (6) (7) (15)	First Lien Debt	S + 5.00%	9.00%	9/27/2031	14,846	14,737	14,846	1.18%
Vensure Employer Services, Inc.	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.00%	9/27/2031	1,049	(5)	—	—%
Total Banking, Finance, Insurance, Real Estate							106,579	106,721	8.48%

Beverage, Food & Tobacco
AmerCareRoyal, LLC	(4) (6) (15)	First Lien Debt	S + 5.00%	9.16%	9/10/2030	14,292	14,147	13,892	1.10%
AmerCareRoyal, LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.16%	9/10/2030	3,307	—	(93)	(0.01)%
AmerCareRoyal, LLC	(4) (15)	First Lien Debt (Delayed Draw)	S + 5.00%	9.16%	9/10/2030	2,276	2,267	2,212	0.18%
BCPE North Star US Holdco 2, Inc. (Dessert Holdings)	(6) (11)	First Lien Debt	S + 4.00%	8.28%	6/9/2028	4,851	4,760	4,857	0.39%
Commercial Bakeries Corp.	(4) (6) (12)	First Lien Debt	S + 5.75%	9.75%	9/25/2029	3,740	3,715	3,670	0.29%
Commercial Bakeries Corp.	(4) (12) (15)	First Lien Debt	S + 5.75%	9.75%	9/25/2029	9,119	9,008	8,950	0.71%
Commercial Bakeries Corp.	(4) (6) (12) (15)	First Lien Debt	S + 5.75%	9.75%	9/25/2029	1,776	1,765	1,743	0.14%
FoodScience, LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.25%	9.43%	11/14/2031	5,579	1,830	1,765	0.14%
FoodScience, LLC	(4) (6)	First Lien Debt	S + 5.25%	9.12%	11/14/2031	5,199	5,153	5,127	0.41%
Fortune International, LLC	(4) (15)	First Lien Debt	S + 5.00%	9.26%	7/17/2027	6,749	6,715	6,583	0.52%
Froneri International Limited	(6) (11) (12)	First Lien Debt	S + 2.50%	6.37%	8/2/2032	1,808	1,803	1,810	0.14%
IF&P Holding Company, LLC (Fresh Edge)	(4) (6)	Subordinated Debt	S + 4.50%	8.92% (Cash) 5.13% (PIK)	4/3/2029	3,249	3,201	3,135	0.25%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

Palmetto Acquisitionco, Inc. (Tech24)	(4) (15)	First Lien Debt	S + 5.75%	9.75%	9/18/2029	$3,290	$3,248	$3,168	0.25%
Palmetto Acquisitionco, Inc. (Tech24)	(4) (15)	First Lien Debt (Delayed Draw)	S + 5.75%	9.90%	9/18/2029	927	899	892	0.07%
Refresco (Pegasus Bidco BV)	(6) (11) (12)	First Lien Debt	S + 2.75%	6.76%	7/12/2029	2,734	2,744	2,740	0.22%
Refresh Buyer, LLC (Sunny Sky Products)	(4) (15)	First Lien Debt	S + 4.75%	8.75%	12/23/2028	5,067	5,032	4,961	0.39%
Refresh Buyer, LLC (Sunny Sky Products)	(4) (6) (15)	First Lien Debt (Delayed Draw)	S + 4.75%	8.75%	12/23/2028	1,283	1,277	1,256	0.10%
Sugar PPC Buyer LLC (Sugar Foods)	(4) (7) (15)	First Lien Debt	S + 4.75%	9.07%	10/2/2031	6,995	6,918	6,995	0.56%
Sugar PPC Buyer LLC (Sugar Foods)	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	9.06%	10/2/2031	4,345	1,283	1,301	0.10%
Sugar PPC Buyer LLC (Sugar Foods)	(4) (6) (7) (15)	First Lien Debt (Delayed Draw)	S + 4.75%	9.07%	10/2/2031	2,393	2,383	2,393	0.19%
Watermill Express, LLC	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.75%	4/30/2031	1,900	(7)	—	—%
Watermill Express, LLC	(4) (7) (15)	First Lien Debt	S + 4.75%	8.75%	4/30/2031	2,769	2,742	2,769	0.22%
Watermill Express, LLC	(4) (7) (15)	First Lien Debt (Delayed Draw)	S + 4.75%	8.75%	4/30/2031	120	120	120	0.01%
Watermill Express, LLC	(4) (7) (15)	First Lien Debt	S + 4.75%	8.75%	4/30/2031	1,241	1,241	1,241	0.10%
Beverage, Food & Tobacco Total							82,244	81,487	6.47%

Capital Equipment
Clean Solutions Buyer, Inc.	(4) (6)	First Lien Debt	S + 4.50%	8.66%	9/9/2030	8,538	8,466	8,423	0.67%
Engineered Fastener Company, LLC (EFC International)	(4) (6)	Subordinated Debt	N/A	13.50%	5/1/2028	2,562	2,520	2,532	0.20%
FirstCall Mechanical Group, LLC	(4) (6) (15)	First Lien Debt	S + 4.75%	8.75%	6/27/2031	9,875	9,793	9,809	0.78%
FirstCall Mechanical Group, LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.75%	6/27/2031	19,883	15,465	15,350	1.22%
Hayward Industries, Inc.	(6) (11) (12)	First Lien Debt	S + 2.75%	6.76%	5/30/2028	4,178	4,185	4,210	0.33%
Hyperion Materials & Technologies, Inc.	(4) (15)	First Lien Debt	S + 4.50%	8.87%	8/30/2028	2,304	2,304	2,255	0.18%
Jetson Buyer, Inc. (E-Technologies Group, Inc.)	(4) (6) (15)	First Lien Debt	S + 5.50%	9.50%	4/9/2030	10,815	10,667	10,532	0.84%
Johnson Controls Inc (aka Power Solutions)	(6) (11)	First Lien Debt	S + 2.75%	6.91%	1/28/2032	500	500	501	0.04%
Johnson Controls Inc (aka Power Solutions)	(6) (11)	First Lien Debt	S + 2.50%	6.66%	5/6/2030	990	991	992	0.08%
Johnstone Supply	(6) (11)	First Lien Debt	S + 2.50%	6.64%	6/9/2031	1,460	1,465	1,468	0.12%
Madison Safety & Flow LLC	(6) (11)	First Lien Debt	S + 2.50%	6.60%	9/26/2031	446	445	448	0.04%
Motion & Control Enterprises LLC	(4) (6) (15)	First Lien Debt	S + 6.00%	10.17%	6/1/2028	1,568	1,556	1,555	0.12%
Motion & Control Enterprises LLC	(4) (6)	First Lien Debt	S + 6.00%	10.17%	6/1/2028	1,674	1,663	1,661	0.13%
Motion & Control Enterprises LLC	(4) (15)	First Lien Debt (Delayed Draw)	S + 6.00%	10.17%	6/1/2028	4,317	4,315	4,281	0.34%
Motion & Control Enterprises LLC	(4) (6) (15)	First Lien Debt (Delayed Draw)	S + 6.00%	10.17%	6/1/2028	12,143	12,143	12,043	0.96%
Ovation Holdings, Inc	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.00%	2/4/2030	6,945	5,721	5,775	0.46%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

Ovation Holdings, Inc	(4) (6)	First Lien Debt	S + 5.00%	9.31%	2/4/2030	$832	$825	$831	0.07%
Ovation Holdings, Inc	(4) (6) (15)	First Lien Debt	S + 5.00%	9.31%	2/4/2030	13,401	13,359	13,389	1.06%
Ovation Holdings, Inc	(4) (6)	First Lien Debt (Delayed Draw)	S + 5.00%	9.31%	2/4/2030	3,076	3,069	3,073	0.24%
PT Intermediate Holdings III, LLC	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 3.25%	7.25%	4/9/2030	166	1	2	—%
PT Intermediate Holdings III, LLC	(4) (6) (7) (15)	First Lien Debt	S + 3.25%	7.25%	4/9/2030	3,713	3,726	3,750	0.30%
Rhino Intermediate Holding Company, LLC (Rhino Tool House)	(4) (6) (15)	First Lien Debt	S + 5.25%	9.57%	4/4/2029	9,247	9,175	9,122	0.72%
Rhino Intermediate Holding Company, LLC (Rhino Tool House)	(4) (6)	First Lien Debt (Delayed Draw)	S + 5.25%	9.63%	4/4/2029	2,316	2,304	2,285	0.18%
Service Logic Acquisition, Inc.	(4) (6) (7) (15)	First Lien Debt	S + 3.00%	7.31%	10/29/2027	11,572	11,572	11,572	0.92%
Southern Air & Heat Holdings, LLC	(4) (15)	First Lien Debt (Delayed Draw)	S + 4.75%	9.00%	10/1/2027	1,358	1,349	1,358	0.11%
Southern Air & Heat Holdings, LLC	(4) (15)	First Lien Debt	S + 4.75%	8.90%	10/1/2027	1,301	1,292	1,301	0.10%
Thermostat Purchaser III, Inc.	(6) (7) (11) (15)	First Lien Debt	S + 4.25%	8.25%	8/31/2028	6,520	6,519	6,550	0.52%
Vessco Midco Holdings, LLC	(4) (6) (7) (15)	First Lien Debt	S + 4.75%	8.93%	7/24/2031	13,706	13,586	13,582	1.08%
Vessco Midco Holdings, LLC	(4) (6) (7) (10)	Revolving Loan	S + 4.75%	8.98%	7/24/2031	1,726	(14)	(16)	—%
Vessco Midco Holdings, LLC	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.89%	7/24/2031	4,569	2,463	2,441	0.19%
Total Capital Equipment							151,425	151,075	12.00%

Chemicals, Plastics, & Rubber
Akzo Nobel Speciality (aka Starfruit US Holdco LLC)	(6) (11) (12)	First Lien Debt	S + 3.25%	7.50%	4/3/2028	3,705	3,721	3,727	0.30%
Anchor Packaging	(6) (11)	First Lien Debt	S + 3.25%	7.39%	7/18/2029	3,704	3,706	3,709	0.29%
Chroma Color Corporation	(4) (6) (15)	First Lien Debt	S + 4.25%	8.56%	4/23/2029	6,335	6,286	6,247	0.50%
Chroma Color Corporation	(4) (6) (15)	First Lien Debt (Delayed Draw)	S + 4.25%	8.25%	4/23/2029	1,398	1,390	1,379	0.11%
Ineos Composites (Fortis 333 Inc)	(6) (11)	First Lien Debt	S + 3.50%	7.50%	3/27/2032	1,097	1,095	1,050	0.08%
New Spartech Holdings LLC	(4) (6) (7)	First Lien Debt	S + 1.00%	5.13% (Cash) 4.25% (PIK)	9/30/2030	635	635	635	0.05%
New Spartech Holdings LLC	(4) (6)	First Lien Debt	S + 7.00%	11.13%	3/31/2030	384	376	384	0.03%
Solstice Advanced Materials Inc	(6) (11)	First Lien Debt	S + 1.75%	5.93%	9/17/2032	1,100	1,099	1,097	0.09%
Tangent Technologies Acquisition, LLC	(4) (6) (15)	First Lien Debt	S + 4.75%	9.09%	11/30/2027	12,249	12,199	12,190	0.96%
Univar Solutions USA Inc.	(6) (11)	First Lien Debt	S + 2.75%	6.92%	8/1/2030	1,872	1,881	1,859	0.15%
USALCO	(6) (10) (11)	First Lien Debt (Delayed Draw)	S + 3.50%	7.66%	9/30/2031	131	—	(3)	—%
USALCO	(6) (11)	First Lien Debt	S + 3.50%	7.66%	9/30/2031	1,260	1,255	1,234	0.10%
Total Chemicals, Plastics, & Rubber							33,643	33,508	2.66%

Construction & Building
APi Group DE Inc.	(6) (11) (12)	First Lien Debt	S + 1.75%	5.91%	1/3/2029	1,672	1,672	1,673	0.13%
Cobalt Service Partners, LLC	(4) (6) (7) (15)	First Lien Debt	S + 4.75%	8.75%	10/13/2031	7,305	7,240	7,239	0.57%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

Cobalt Service Partners, LLC	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.75%	10/13/2031	$12,649	$5,544	$5,484	0.44%
Gannett Fleming, Inc.	(4) (6) (7)	First Lien Debt	S + 4.75%	9.07%	8/5/2030	17,690	17,467	17,566	1.39%
Gannett Fleming, Inc.	(4) (6) (7) (10)	Revolving Loan	S + 4.75%	9.07%	8/5/2030	2,131	(26)	(15)	—%
Gulfside Supply	(6) (11)	First Lien Debt	S + 3.00%	7.00%	6/17/2031	1,069	1,067	1,078	0.09%
Heartland Paving Partners, LLC	(4) (6) (15)	First Lien Debt	S + 5.00%	9.00%	8/9/2030	8,486	8,413	8,251	0.66%
Heartland Paving Partners, LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.00%	8/9/2030	5,702	5,068	4,923	0.39%
Heartland Paving Partners, LLC	(4) (6) (15)	First Lien Debt (Delayed Draw)	S + 5.00%	9.00%	8/9/2030	5,694	5,683	5,537	0.44%
Hyphen Solutions, LLC	(4) (6) (7) (15)	First Lien Debt	S + 4.50%	8.66%	8/6/2032	18,556	18,534	18,519	1.46%
Hyphen Solutions, LLC	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 4.50%	8.66%	8/6/2032	1,444	—	(3)	—%
ICE USA Infrastructure, Inc.	(4) (6) (15)	First Lien Debt	S + 5.75%	9.75%	3/15/2030	8,983	8,899	8,674	0.69%
ICE USA Infrastructure, Inc.	(4) (15)	First Lien Debt	S + 5.75%	9.75%	3/15/2030	1,606	1,564	1,551	0.12%
Java Buyer, Inc. (Sciens Building Solutions, LLC)	(4) (7) (15)	First Lien Debt (Delayed Draw)	S + 5.00%	9.29%	12/15/2027	1,337	1,337	1,337	0.11%
Java Buyer, Inc. (Sciens Building Solutions, LLC)	(4) (7) (15)	First Lien Debt	S + 5.00%	9.29%	12/15/2027	2,532	2,532	2,532	0.20%
MEI Buyer LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.25%	6/29/2029	1,854	463	478	0.04%
MEI Buyer LLC	(4) (6) (15)	First Lien Debt	S + 5.00%	9.16%	6/29/2029	10,170	10,126	10,252	0.81%
MEI Buyer LLC	(4) (6) (15)	First Lien Debt (Delayed Draw)	S + 5.00%	9.16%	6/29/2029	1,626	1,626	1,640	0.13%
Quikrete Holdings, Inc.	(6) (11)	First Lien Debt	S + 2.25%	6.41%	2/10/2032	1,069	1,066	910	0.07%
Quikrete Holdings, Inc.	(6) (11)	First Lien Debt	S + 2.25%	6.41%	3/19/2029	1,470	1,471	1,482	0.12%
Rose Paving, LLC	(4) (6) (10)	Subordinated Debt (Delayed Draw)	N/A	12.00%	5/7/2030	146	(1)	(2)	—%
Rose Paving, LLC	(4) (6)	Subordinated Debt	N/A	12.00%	5/7/2030	2,253	2,231	2,226	0.18%
SCIC Buyer, Inc.	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.75%	3/28/2031	2,745	(6)	52	—%
SCIC Buyer, Inc.	(4) (6) (15)	First Lien Debt	S + 4.75%	8.75%	3/28/2031	13,027	12,904	13,275	1.05%
SPI LLC	(4) (6) (7) (15)	First Lien Debt	S + 4.50%	8.65%	12/21/2027	3,649	3,632	3,649	0.29%
SPI LLC	(4) (6) (7) (15)	First Lien Debt	S + 4.50%	8.65%	12/21/2027	3,595	3,617	3,595	0.29%
SPI LLC	(4) (7) (15)	First Lien Debt	S + 4.50%	8.65%	12/21/2027	6,755	6,735	6,755	0.54%
Thyssenkrupp Elevator (Vertical US Newco Inc)	(6) (11) (12)	First Lien Debt	S + 3.00%	6.00%	4/30/2030	3,940	3,963	3,947	0.31%
Touchdown Acquirer Inc. (Tencate)	(6) (7) (11) (15)	First Lien Debt	S + 2.75%	6.95%	2/21/2031	9,778	9,782	9,782	0.78%
Vertex Service Partners, LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.25%	9.25%	11/8/2030	8,944	1,712	1,453	0.12%
Vertex Service Partners, LLC	(4) (6) (15)	First Lien Debt	S + 6.00%	10.00%	11/8/2030	3,158	3,132	3,147	0.25%
Vertex Service Partners, LLC	(4) (6) (15)	First Lien Debt (Delayed Draw)	S + 6.00%	10.00%	11/8/2030	5,694	5,670	5,674	0.45%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

WSB Engineering Holdings Inc.	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.50%	8.49%	8/31/2029	$8,087	$1,205	$1,156	0.09%
WSB Engineering Holdings Inc.	(4) (15)	First Lien Debt	S + 4.50%	8.70%	8/31/2029	4,141	4,097	4,102	0.33%
WSB Engineering Holdings Inc.	(4) (15)	First Lien Debt (Delayed Draw)	S + 4.50%	8.80%	8/31/2029	2,683	2,657	2,657	0.21%
Total Construction & Building							161,076	160,576	12.75%

Consumer Goods: Durable
Callaway Golf Company	(6) (11) (12)	First Lien Debt	S + 3.00%	7.16%	3/15/2030	1,392	1,392	1,394	0.11%
Culligan (AKA Osmosis Debt Merger Sub Inc)	(6) (11) (12)	First Lien Debt	S + 3.00%	7.28%	7/31/2028	2,970	2,983	2,970	0.24%
DRS Holdings III, Inc.	(4) (7) (15)	First Lien Debt	S + 5.25%	9.41%	11/1/2028	2,558	2,558	2,547	0.20%
MITER Brands (MIWD Holdco II LLC)	(6) (11)	First Lien Debt	S + 2.75%	7.07%	3/28/2031	3,456	3,475	3,464	0.28%
Momentum Textiles, LLC	(4) (6)	Subordinated Debt	N/A	10.00% (Cash) 3.00% (PIK)	9/25/2029	5,078	4,996	4,997	0.40%
NMC Skincare Intermediate Holdings II, LLC	(4) (6) (7)	First Lien Debt	S + 5.00%	9.44% (Cash)1.50% (PIK)	10/31/2028	6,240	6,240	5,564	0.44%
Recess Holdings, Inc.	(4) (6)	First Lien Debt	S + 3.75%	8.07%	2/20/2030	11,970	11,911	11,913	0.94%
XpressMyself.com LLC (SmartSign)	(4) (15)	First Lien Debt	S + 5.50%	9.67%	9/7/2028	1,989	1,978	1,989	0.16%
XpressMyself.com LLC (SmartSign)	(4) (15)	First Lien Debt	S + 5.75%	9.91%	9/7/2028	1,504	1,487	1,504	0.12%
Total Consumer Goods: Durable							37,020	36,342	2.89%

Consumer Goods: Non-Durable
Bradford Soap International, Inc.	(4) (6)	First Lien Debt	S + 4.75%	8.91%	8/28/2031	7,541	7,503	7,506	0.60%
Bradford Soap International, Inc.	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.91%	8/28/2031	2,514	—	(12)	—%
FoodServices Brand Group, LLC	(4) (6)	Subordinated Debt	N/A	10.00% (Cash) 3.00% (PIK)	2/8/2030	4,241	4,137	4,137	0.33%
Image International Intermediate Holdco II, LLC	(4) (6) (7)	First Lien Debt	S + 5.50%	9.95%	9/10/2026	7,545	7,444	7,232	0.57%
Image International Intermediate Holdco II, LLC	(4) (6) (7)	First Lien Debt	S + 5.00%	9.35% (Cash) 0.50% (PIK)	9/10/2026	10,695	10,627	10,251	0.82%
KL Bronco Acquisition, Inc. (Elevation Labs)	(4) (6) (15)	First Lien Debt	S + 5.75%	10.15%	6/30/2028	4,961	4,950	4,938	0.39%
KL Bronco Acquisition, Inc. (Elevation Labs)	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.75%	9.88%	6/30/2028	2,425	1,924	1,917	0.15%
MPG Parent Holdings, LLC (Market Performance Group)	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.21%	1/8/2030	4,397	475	495	0.04%
MPG Parent Holdings, LLC (Market Performance Group)	(4) (6) (15)	First Lien Debt	S + 5.00%	9.30%	1/8/2030	11,903	11,949	11,935	0.95%
MPG Parent Holdings, LLC (Market Performance Group)	(4) (6)	First Lien Debt (Delayed Draw)	S + 5.00%	9.29%	1/8/2030	2,885	2,903	2,893	0.23%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

Perrigo Investments	(6) (11) (12)	First Lien Debt	S + 2.00%	6.16%	4/20/2029	$1,406	$1,406	$1,412	0.11%
Revision Buyer LLC (Revision Skincare)	(4) (6)	Subordinated Debt	N/A	10.00% (Cash) 1.00% (PIK)	12/1/2028	10,356	10,241	10,244	0.81%
Total Consumer Goods: Non-Durable							63,559	62,948	5.00%

Containers, Packaging & Glass
Novolex (Clydesdale Acquisition Holdings Inc)	(6) (11)	First Lien Debt	S + 3.25%	7.34%	4/13/2029	1,656	1,664	1,657	0.13%
Oliver Packaging, LLC	(4) (6)	Subordinated Debt	N/A	11.50%	1/6/2029	1,431	1,418	1,304	0.10%
Oliver Packaging, LLC	(4) (6)	Subordinated Debt	N/A	13.00%	1/6/2029	268	264	255	0.02%
Online Labels Group, LLC	(4) (15)	First Lien Debt	S + 5.25%	9.25%	12/19/2029	3,124	3,116	3,124	0.25%
Online Labels Group, LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.25%	9.25%	12/19/2029	542	270	270	0.02%
Online Labels Group, LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.25%	9.25%	12/19/2029	227	—	—	—%
Performance Packaging Buyer, LLC	(4) (6) (15)	First Lien Debt	S + 4.50%	8.63%	4/15/2031	6,183	6,124	6,135	0.50%
ProAmpac PG Borrower LLC	(7) (11) (15)	First Lien Debt	S + 4.00%	8.26%	9/15/2028	3,930	3,930	3,949	0.31%
Total Containers, Packaging & Glass							16,786	16,694	1.33%

Energy: Electricity
Covanta Energy Corp	(6) (11)	First Lien Debt	S + 2.25%	6.38%	1/15/2031	1,665	1,661	1,672	0.13%
Covanta Energy Corp	(6) (11)	First Lien Debt	S + 2.25%	6.39%	11/30/2028	684	682	683	0.05%
Covanta Energy Corp	(6) (11)	First Lien Debt	S + 2.25%	6.39%	11/30/2028	53	53	53	—%
Matador US Buyer, LLC (Insulation Technology Group)	(4) (6) (12) (15)	First Lien Debt	S + 5.50%	9.66%	6/25/2030	19,609	19,445	19,535	1.56%
Matador US Buyer, LLC (Insulation Technology Group)	(4) (6) (10) (12)	First Lien Debt (Delayed Draw)	S + 5.50%	9.66%	6/25/2030	5,189	4,940	4,920	0.39%
Tinicum Voltage Acquisition Corp.	(4) (6) (15)	First Lien Debt	S + 4.75%	9.04%	12/15/2028	6,764	6,621	6,701	0.54%
Total Energy: Electricity							33,402	33,564	2.67%

Energy: Oil & Gas
Allredi, LLC (Abrasive Products and Equipment)	(4) (6)	Subordinated Debt	N/A	15.00% (PIK)	9/30/2027	1,006	1,006	841	0.07%
Allredi, LLC (Abrasive Products and Equipment)	(4) (6)	Subordinated Debt	N/A	15.00% (PIK)	9/2/2026	12,962	12,797	10,832	0.86%
Total Energy: Oil & Gas							13,803	11,673	0.93%

Environmental Industries
CLS Management Services, LLC (Contract Land Staff)	(4) (6) (15)	First Lien Debt	S + 5.00%	9.00%	3/27/2030	8,624	8,554	8,553	0.69%
CLS Management Services, LLC (Contract Land Staff)	(4) (6) (15)	First Lien Debt (Delayed Draw)	S + 5.00%	9.25%	3/27/2030	3,467	3,456	3,439	0.27%
CLS Management Services, LLC (Contract Land Staff)	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.02%	3/27/2030	4,418	1,317	1,289	0.10%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

Impact Parent Corporation (Impact Environmental Group)	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.25%	9.36%	3/23/2029	$283	$184	$183	0.01%
Impact Parent Corporation (Impact Environmental Group)	(4) (6)	First Lien Debt (Delayed Draw)	S + 5.25%	9.35%	3/23/2029	3,136	3,139	3,122	0.25%
Impact Parent Corporation (Impact Environmental Group)	(4) (6) (15)	First Lien Debt	S + 5.25%	9.35%	3/23/2029	10,278	10,290	10,232	0.82%
Impact Parent Corporation (Impact Environmental Group)	(4) (15)	First Lien Debt	S + 5.25%	9.35%	3/23/2029	2,039	2,011	2,030	0.16%
Impact Parent Corporation (Impact Environmental Group)	(4) (15)	First Lien Debt	S + 5.25%	9.35%	3/23/2029	418	412	416	0.03%
Impact Parent Corporation (Impact Environmental Group)	(4) (6) (15)	First Lien Debt (Delayed Draw)	S + 5.25%	9.35%	3/23/2029	2,001	1,999	1,992	0.16%
Impact Parent Corporation (Impact Environmental Group)	(4) (6)	First Lien Debt (Delayed Draw)	S + 5.25%	9.35%	3/23/2029	1,695	1,690	1,688	0.13%
NFM & J, L.P. (The Facilities Group)	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 5.75%	10.05%	11/30/2027	1,546	164	148	0.01%
NFM & J, L.P. (The Facilities Group)	(4) (7) (15)	First Lien Debt (Delayed Draw)	S + 5.75%	10.06%	11/30/2027	1,946	1,937	1,917	0.15%
NFM & J, L.P. (The Facilities Group)	(4) (7) (15)	First Lien Debt	S + 5.75%	10.08%	11/30/2027	2,732	2,719	2,691	0.21%
NFM & J, L.P. (The Facilities Group)	(4) (6) (7) (15)	First Lien Debt	S + 5.75%	10.16%	11/30/2027	1,914	1,905	1,886	0.15%
Nutrition 101 Buyer, LLC (101 Inc)	(4) (6)	First Lien Debt	S + 5.25%	9.66%	8/31/2028	1,428	1,419	1,370	0.11%
Orion Group FM Holdings, LLC (Leo Facilities)	(4) (15)	First Lien Debt	S + 5.25%	9.25%	7/3/2029	2,323	2,310	2,323	0.18%
Orion Group FM Holdings, LLC (Leo Facilities)	(4) (15)	First Lien Debt	S + 5.25%	9.25%	7/3/2029	3,360	3,335	3,360	0.27%
Orion Group FM Holdings, LLC (Leo Facilities)	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.25%	9.57%	7/3/2029	19,812	—	—	—%
Orion Group FM Holdings, LLC (Leo Facilities)	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.25%	9.54%	7/3/2029	2,548	1,875	1,879	0.15%
SI Solutions, LLC	(4) (6) (15)	First Lien Debt	S + 4.75%	8.75%	8/15/2030	4,608	4,589	4,591	0.36%
SI Solutions, LLC	(4) (6) (15)	First Lien Debt	S + 4.75%	8.88%	8/15/2030	10,415	10,328	10,376	0.83%
SI Solutions, LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.75%	8/15/2030	4,948	977	969	0.08%
Total Environmental Industries							64,610	64,454	5.12%

Health Care Equipment & Services
PointClickCare Technologies	(6) (11) (12)	First Lien Debt	S + 2.75%	6.75%	11/3/2031	448	447	447	0.04%
Total Health Care Equipment & Services							447	447	0.04%

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

Healthcare & Pharmaceuticals
AB Centers Acquisition Corporation (Action Behavior Centers)	(4) (6) (15)	First Lien Debt	S + 5.25%	9.47%	7/2/2031	$13,749	$13,631	$13,640	1.08%
AB Centers Acquisition Corporation (Action Behavior Centers)	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.25%	9.47%	7/2/2031	2,512	897	882	0.07%
AB Centers Acquisition Corporation (Action Behavior Centers)	(4) (15)	First Lien Debt	S + 5.25%	9.41%	7/2/2031	3,371	3,357	3,344	0.27%
ACP Maverick Holdings, Inc.	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.75%	3/18/2031	3,636	(17)	(33)	—%
ACP Maverick Holdings, Inc.	(4) (6) (7) (15)	First Lien Debt	S + 4.75%	8.75%	3/18/2031	16,282	16,126	16,135	1.28%
All Star Recruiting Locums, LLC (All Star Healthcare Solutions)	(4) (6) (7) (15)	First Lien Debt (Delayed Draw)	S + 5.50%	9.66%	5/1/2030	1,060	1,061	1,060	0.08%
All Star Recruiting Locums, LLC (All Star Healthcare Solutions)	(4) (7) (15)	First Lien Debt	S + 5.50%	9.66%	5/1/2030	4,199	4,201	4,199	0.33%
All Star Recruiting Locums, LLC (All Star Healthcare Solutions)	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 5.50%	9.66%	5/1/2030	3,943	(9)	—	—%
All Star Recruiting Locums, LLC (All Star Healthcare Solutions)	(4) (6) (7)	First Lien Debt	S + 5.50%	9.66%	5/1/2030	549	544	549	0.04%
Bluebird PM Buyer, Inc.	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.75%	2/3/2032	1,019	(2)	3	—%
Bluebird PM Buyer, Inc.	(4) (6)	First Lien Debt	S + 4.75%	8.75%	2/3/2032	7,436	7,370	7,456	0.59%
Bridges Consumer Healthcare Intermediate LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.25%	9.45%	12/22/2031	4,262	(20)	(65)	(0.01)%
Bridges Consumer Healthcare Intermediate LLC	(4) (6) (15)	First Lien Debt	S + 5.25%	9.25%	12/22/2031	5,100	5,052	5,022	0.40%
Bridges Consumer Healthcare Intermediate LLC	(4) (10) (15)	First Lien Debt (Delayed Draw)	S + 5.25%	9.45%	12/22/2031	2,429	1,931	1,905	0.15%
Coding Solutions Acquisition, Inc.	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.16%	8/7/2031	798	(2)	(6)	—%
Coding Solutions Acquisition, Inc.	(4) (6) (7)	First Lien Debt	S + 5.00%	9.16%	8/7/2031	610	604	606	0.05%
Coding Solutions Acquisition, Inc.	(4) (6) (7) (15)	First Lien Debt	S + 5.00%	9.16%	8/7/2031	11,970	11,907	11,885	0.94%
Coding Solutions Acquisition, Inc.	(4) (6) (7) (10)	Revolving Loan	S + 5.00%	9.16%	8/7/2031	1,101	(9)	(8)	—%
Coding Solutions Acquisition, Inc.	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.16%	8/7/2031	460	(1)	(3)	—%
Eyesouth Eye Care Holdco LLC	(4) (6) (15)	First Lien Debt	S + 5.50%	9.76%	10/5/2029	10,557	10,392	10,388	0.83%
Eyesouth Eye Care Holdco LLC	(4) (6) (15)	First Lien Debt (Delayed Draw)	S + 5.50%	9.76%	10/5/2029	3,405	3,362	3,351	0.27%
Health Management Associates, Inc.	(4) (6) (15)	First Lien Debt	S + 6.25%	10.57%	3/30/2029	8,733	8,677	8,676	0.69%
Health Management Associates, Inc.	(4) (6)	First Lien Debt (Delayed Draw)	S + 6.25%	10.51%	3/30/2029	1,097	1,088	1,090	0.09%
Healthspan Buyer, LLC (Thorne HealthTech)	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.75%	10/16/2030	1,227	(3)	(5)	—%
Healthspan Buyer, LLC (Thorne HealthTech)	(4) (6)	First Lien Debt	S + 4.75%	8.75%	10/16/2030	1,273	1,267	1,268	0.10%
Healthspan Buyer, LLC (Thorne HealthTech)	(4) (6) (15)	First Lien Debt	S + 4.75%	8.75%	10/16/2030	5,450	5,427	5,426	0.43%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

Healthspan Buyer, LLC (Thorne HealthTech)	(4) (6) (15)	First Lien Debt	S + 4.75%	8.75%	10/16/2030	$11,958	$11,899	$11,906	0.95%
Heartland Veterinary Partners LLC	(4) (6)	Subordinated Debt	N/A	7.50% (Cash) 7.00% (PIK)	9/10/2028	1,110	1,104	1,102	0.09%
Heartland Veterinary Partners LLC	(4) (6)	Subordinated Debt (Delayed Draw)	N/A	7.50% (Cash) 7.00% (PIK)	9/10/2028	5,318	5,318	5,278	0.42%
Heartland Veterinary Partners LLC	(4) (6)	Subordinated Debt (Delayed Draw)	N/A	7.50% (Cash) 7.00% (PIK)	9/10/2028	5,551	5,551	5,509	0.44%
HMN Acquirer Corp.	(4) (15)	First Lien Debt	S + 4.50%	8.50%	11/5/2031	5,788	5,737	5,700	0.45%
HMN Acquirer Corp.	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.50%	8.50%	11/5/2031	2,144	(5)	(32)	—%
Impact Advisors, LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.50%	8.50%	3/19/2032	7,143	(33)	10	—%
Impact Advisors, LLC	(4) (6) (15)	First Lien Debt	S + 4.50%	8.50%	3/19/2032	12,793	12,669	12,812	1.02%
Jazz Pharmaceuticals (AKA FINANCING LUX SARL)	(6) (11) (12)	First Lien Debt	S + 2.25%	6.41%	5/5/2028	2,731	2,743	2,738	0.22%
JKC Buyer, Inc. (J. Knipper and Company Inc)	(4) (6)	First Lien Debt (Delayed Draw)	S + 5.00%	9.23%	2/13/2032	1,854	1,845	1,855	0.15%
JKC Buyer, Inc. (J. Knipper and Company Inc)	(4) (15)	First Lien Debt	S + 5.00%	9.23%	2/13/2032	5,355	5,310	5,358	0.43%
Lavie Group, Inc.	(4) (15)	First Lien Debt	S + 5.00%	9.32%	10/12/2029	6,420	6,357	6,360	0.51%
Lavie Group, Inc.	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.32%	10/12/2029	1,888	(7)	(17)	—%
Lavie Group, Inc.	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.32%	10/10/2029	651	(2)	(6)	—%
Lavie Group, Inc.	(4) (7) (15)	First Lien Debt	S + 5.00%	9.17%	10/12/2029	2,429	2,407	2,406	0.19%
Medline (AKA Mozart Borrower LP)	(6) (11)	First Lien Debt	S + 2.00%	6.16%	10/23/2028	61	61	61	—%
Medline (AKA Mozart Borrower LP)	(6) (11)	First Lien Debt	S + 2.00%	6.16%	10/23/2030	2,730	2,733	2,739	0.22%
New You Bariatric Group, LLC (SSJA Bariatric Management LLC)	(4) (6) (14)	First Lien Debt	S + 5.25%	9.70%	10/24/2025	7,455	7,455	2,689	0.21%
Organon & Co	(6) (11) (12)	First Lien Debt	S + 2.25%	6.41%	5/19/2031	1,418	1,416	1,429	0.11%
Performance Health Holdings, Inc	(4) (6) (15)	First Lien Debt	S + 3.75%	7.62%	3/19/2032	14,963	14,814	14,820	1.18%
Promptcare Infusion Buyer, Inc.	(4) (7) (15)	First Lien Debt (Delayed Draw)	S + 6.00%	10.38%	9/1/2027	315	315	315	0.03%
Promptcare Infusion Buyer, Inc.	(4) (7) (15)	First Lien Debt	S + 6.00%	10.39%	9/1/2027	2,023	2,023	2,020	0.16%
Select Medical Corporation	(6) (11) (12)	First Lien Debt	S + 2.00%	6.16%	12/3/2031	818	821	797	0.06%
Southern Veterinary Partners, LLC	(4) (6)	First Lien Debt	S + 2.50%	6.82%	12/4/2031	4,067	4,067	4,059	0.32%
TBRS, Inc.	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.95%	11/22/2031	949	(4)	(20)	—%
TBRS, Inc.	(4) (6) (7) (10)	Revolving Loan	S + 4.75%	8.95%	11/22/2030	1,243	66	51	—%
TBRS, Inc.	(4) (6) (7) (15)	First Lien Debt	S + 4.75%	8.77%	11/22/2031	8,108	8,041	7,939	0.63%
Tidi Legacy Products, Inc.	(4) (6) (7) (15)	First Lien Debt	S + 4.50%	8.66%	12/19/2029	15,618	15,615	15,774	1.25%
Tidi Legacy Products, Inc.	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 4.50%	8.66%	12/19/2029	4,183	9	42	—%
VMG Holdings LLC (VMG Health)	(4) (6) (15)	First Lien Debt	S + 5.00%	9.00%	4/16/2030	19,800	19,639	19,636	1.55%
Wellspring Pharmaceutical Corporation	(4) (6) (15)	First Lien Debt	S + 5.00%	9.27%	8/22/2028	6,414	6,384	6,414	0.51%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

Wellspring Pharmaceutical Corporation	(4) (6) (15)	First Lien Debt	S + 5.00%	9.27%	8/22/2028	$3,731	$3,702	$3,731	0.30%
Wellspring Pharmaceutical Corporation	(4) (15)	First Lien Debt (Delayed Draw)	S + 5.00%	9.27%	8/22/2028	1,852	1,844	1,852	0.15%
YI, LLC (Young Innovations)	(4) (6) (7) (15)	First Lien Debt	S + 5.75%	9.90%	12/3/2029	15,728	15,608	15,408	1.22%
Total Healthcare & Pharmaceuticals							262,333	257,500	20.45%

High Tech Industries
Ahead DB Holdings, LLC (Ahead Data Blue LLC)	(6) (11) (15)	First Lien Debt	S + 2.75%	6.75%	2/1/2031	7,910	7,876	7,929	0.64%
BMC Software, Inc.	(6) (11)	First Lien Debt	S + 3.00%	7.20%	7/30/2031	4,975	4,966	4,950	0.39%
CLEARWATER ANALYTICS LLC	(6) (11) (12)	First Lien Debt	S + 2.75%	6.46%	2/10/2032	1,500	1,500	1,505	0.12%
Diligent Corporation (fka Diamond Merger Sub II, Corp.)	(4) (6) (7)	First Lien Debt	S + 5.00%	9.20%	8/2/2030	2,553	2,543	2,525	0.20%
Diligent Corporation (fka Diamond Merger Sub II, Corp.)	(4) (6) (7) (15)	First Lien Debt	S + 5.00%	9.20%	8/2/2030	14,894	14,834	14,727	1.17%
Diligent Corporation (fka Diamond Merger Sub II, Corp.)	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.20%	8/2/2030	2,553	(10)	(29)	—%
Dragon Buyer, Inc. (NCR Voyix)	(6) (11)	First Lien Debt	S + 2.75%	6.75%	9/30/2031	6,948	6,918	6,964	0.55%
Eliassen Group, LLC	(4) (6) (7)	First Lien Debt (Delayed Draw)	S + 5.75%	9.91%	4/14/2028	228	228	224	0.02%
Eliassen Group, LLC	(4) (6) (7)	First Lien Debt	S + 5.75%	9.75%	4/14/2028	3,161	3,161	3,113	0.25%
Emburse, Inc.	(4) (7) (15)	First Lien Debt	S + 4.25%	8.25%	5/28/2032	2,964	2,956	2,958	0.23%
Emburse, Inc.	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 4.25%	8.25%	5/28/2032	529	(1)	(1)	—%
Emburse, Inc.	(4) (6) (7) (10)	Revolving Loan	S + 4.25%	8.25%	5/28/2032	568	(1)	(1)	—%
Ensono, Inc.	(6) (11) (15)	First Lien Debt	S + 4.00%	8.28%	5/26/2028	14,854	14,806	14,895	1.18%
Exterro, Inc.	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.25%	9.57%	6/1/2027	1,797	—	(9)	—%
Exterro, Inc.	(4) (6) (15)	First Lien Debt	S + 5.25%	9.25%	6/1/2027	5,619	5,592	5,592	0.44%
GS AcquisitionCo, Inc.	(4) (6) (7) (15)	First Lien Debt	S + 5.25%	9.25%	5/25/2028	5,738	5,728	5,687	0.45%
Icon Parent I Inc.	(6) (7) (11)	First Lien Debt	S + 2.75%	6.75%	11/13/2031	1,995	1,987	1,994	0.16%
II-VI INCORPORATED	(6) (11) (12)	First Lien Debt	S + 1.75%	5.91%	7/2/2029	1,091	1,095	1,096	0.09%
Infobase Acquisition, Inc.	(4) (15)	First Lien Debt	S + 5.50%	9.92%	6/14/2028	3,472	3,468	3,453	0.27%
Informatica LLC	(6) (11) (12)	First Lien Debt	S + 2.25%	6.41%	10/27/2028	4,421	4,436	4,426	0.35%
Javelin Buyer, Inc.	(6) (7) (11) (15)	First Lien Debt	S + 2.75%	7.06%	12/5/2031	6,965	6,961	6,965	0.55%
Mermaid Bidco Inc.	(4) (6)	First Lien Debt	S + 3.25%	7.57%	7/3/2031	3,990	3,980	3,972	0.32%
MKS INSTRUMENTS INC	(6) (11) (12)	First Lien Debt	S + 2.00%	6.17%	8/17/2029	2,978	3,094	2,975	0.24%
Project Alpha Intermediate Holding, Inc.	(6) (7) (11)	First Lien Debt	S + 3.25%	7.25%	10/26/2030	995	993	999	0.08%
Qnity Electronics, Inc.	(6) (11)	First Lien Debt	S + 2.00%	6.35%	8/12/2032	2,609	2,602	2,609	0.21%
Quartz Holding Company (Quickbase)	(4) (6) (15)	First Lien Debt	S + 3.25%	7.41%	10/2/2028	11,944	11,929	11,921	0.95%
QXO	(6) (11) (12)	First Lien Debt	S + 3.00%	7.16%	4/30/2032	688	681	688	0.05%
Ridge Trail US Bidco, Inc. (Options IT)	(4) (6) (7)	First Lien Debt	S + 4.50%	8.37%	9/30/2031	9,172	9,091	9,090	0.72%
Ridge Trail US Bidco, Inc. (Options IT)	(4) (6) (7) (10)	Revolving Loan	S + 4.50%	8.37%	3/31/2031	1,062	278	277	0.02%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

Ridge Trail US Bidco, Inc. (Options IT)	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 4.50%	8.37%	9/30/2031	$3,187	$(7)	$(28)	—%
Specialist Resources Global Inc.	(4) (15)	First Lien Debt	S + 5.00%	9.16%	9/23/2027	1,315	1,315	1,289	0.10%
Specialist Resources Global Inc.	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.16%	9/23/2027	11,790	(17)	(230)	(0.02)%
Specialist Resources Global Inc.	(4) (15)	First Lien Debt (Delayed Draw)	S + 5.00%	9.16%	9/23/2027	6,752	6,752	6,620	0.53%
Stratix Holding Corporation	(4) (6) (15)	First Lien Debt	S + 5.25%	9.25%	9/15/2028	6,482	6,482	6,482	0.51%
UPC/Sunrise (UPC Financing Partnership)	(6) (11) (12)	First Lien Debt	S + 2.50%	6.69%	2/29/2032	1,825	1,819	1,805	0.14%
VALIDITY INC	(4) (15)	First Lien Debt	S + 5.25%	9.58%	4/12/2032	7,785	7,711	7,740	0.62%
Venture Buyer, LLC (Velosio)	(4) (7) (15)	First Lien Debt	S + 5.25%	9.56%	3/1/2030	7,836	7,801	7,836	0.63%
Venture Buyer, LLC (Velosio)	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 5.25%	9.42%	3/1/2030	1,634	285	285	0.02%
Waystar Technologies, Inc.	(6) (11)	First Lien Debt	S + 2.00%	6.34%	10/22/2029	1,499	1,499	1,503	0.12%
Waystar Technologies, Inc.	(6) (11) (12)	First Lien Debt	S + 2.00%	6.16%	10/22/2029	500	500	502	0.04%
Worldpay (GTCR W Merger Sub LLC)	(6) (11)	First Lien Debt	S + 2.00%	6.00%	1/31/2031	4,432	4,450	4,447	0.35%
Total High Tech Industries							160,281	159,745	12.69%

Hotel, Gaming & Leisure
Cinemark USA, Inc.	(6) (11) (12)	First Lien Debt	S + 2.25%	6.25%	5/24/2030	3,563	3,581	3,571	0.28%
Davidson Hotel Company LLC	(4) (15)	First Lien Debt	S + 5.00%	9.16%	10/31/2031	2,790	2,765	2,817	0.22%
Davidson Hotel Company LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.16%	10/31/2031	930	35	46	—%
TKO Worldwide Holdings, LLC	(6) (11) (12)	First Lien Debt	S + 2.00%	6.04%	11/21/2031	461	460	462	0.04%
Total Hotel, Gaming & Leisure							6,841	6,896	0.54%

Media: Advertising, Printing & Publishing
Calienger Acquisition, L.L.C. (Wpromote, LLC)	(4) (15)	First Lien Debt	S + 6.00%	10.38%	10/23/2028	3,441	3,443	3,422	0.27%
Thomson Reuters IP & S (AKA Clarivate / Camelot Finance SA)	(6) (11)	First Lien Debt	S + 2.75%	6.91%	1/31/2031	3,720	3,728	3,724	0.30%
Viking Buyer, LLC (Vanguard Packaging LLC)	(4) (6) (15)	First Lien Debt	S + 5.25%	9.53%	8/9/2026	5,765	5,764	5,598	0.44%
VS Professional Training Acquisitionco, LLC	(4) (15)	First Lien Debt	S + 5.25%	9.41%	9/30/2026	4,176	4,176	4,168	0.33%
Total Media: Advertising, Printing & Publishing							17,111	16,912	1.34%

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

Media: Broadcasting & Subscription
Directv (AKA Directv Financing LLC)	(6) (11)	First Lien Debt	S + 5.00%	9.57%	8/2/2027	$19	$19	$19	—%
Virgin Media Investment Holdings Limited	(6) (11) (12)	First Lien Debt	S + 3.25%	7.51%	1/31/2029	1,375	1,360	1,380	0.11%
Ziggo B.V.	(6) (11) (12)	First Lien Debt	S + 2.50%	6.76%	4/30/2028	459	454	454	0.04%
Total Media: Media: Broadcasting & Subscription							1,833	1,853	0.15%

Media: Diversified & Production
BroadcastMed Holdco, LLC	(4) (6)	Subordinated Debt	N/A	10.00% (Cash) 3.75% (PIK)	11/12/2027	2,881	2,849	2,780	0.22%
Creative Artists Agency, LLC	(6) (11)	First Lien Debt	S + 2.50%	6.66%	10/1/2031	1,979	1,988	1,989	0.16%
Total Media: Diversified & Production							4,837	4,769	0.38%

Metals & Mining
Arsenal AIC Parent LLC(Arconic)	(6) (11)	First Lien Debt	S + 2.75%	6.91%	8/18/2030	1,513	1,525	1,472	0.12%
Total Metals & Mining							1,525	1,472	0.12%

Services: Business
AG Group Holdings, Inc. (Addison Group)	(6) (11)	First Lien Debt	S + 4.25%	8.41%	12/29/2028	1,801	1,810	1,600	0.13%
Air Transport (Stonepeak Nile Parent LLC)	(6) (11)	First Lien Debt	S + 2.25%	6.41%	4/12/2032	1,250	1,247	1,239	0.10%
ALKU Intermediate Holdings, LLC	(4) (6)	First Lien Debt	S + 6.25%	10.25%	5/23/2029	2,664	2,627	2,654	0.21%
All4 Buyer, LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.50%	8.82%	1/23/2032	2,108	(10)	(20)	—%
All4 Buyer, LLC	(4) (15)	First Lien Debt	S + 4.50%	8.82%	1/23/2032	2,517	2,494	2,493	0.20%
Allied Universal Holdco LLC (f/k/a USAGM Holdco, LLC)	(6) (11)	First Lien Debt	S + 3.25%	7.51%	8/20/2032	3,000	2,996	3,009	0.24%
Amex GBT	(6) (11) (12)	First Lien Debt	S + 2.50%	6.81%	7/25/2031	794	793	799	0.06%
Archer Acquisition, LLC (ARMstrong)	(4) (6) (15)	First Lien Debt	S + 4.75%	8.85%	10/8/2029	6,300	6,243	6,247	0.50%
Archer Acquisition, LLC (ARMstrong)	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.85%	10/8/2029	864	214	213	0.02%
Azalea TopCo, Inc.	(6) (7) (11) (15)	First Lien Debt	S + 3.00%	7.16%	4/30/2031	5,123	5,080	5,115	0.41%
Bounteous, Inc.	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.91%	8/2/2029	7,279	—	—	—%
Bounteous, Inc.	(4) (15)	First Lien Debt (Delayed Draw)	S + 4.75%	8.91%	8/2/2029	1,004	1,004	1,004	0.08%
Bounteous, Inc.	(4) (15)	First Lien Debt (Delayed Draw)	S + 4.75%	8.91%	8/2/2029	490	490	490	0.04%
Bounteous, Inc.	(4) (15)	First Lien Debt	S + 4.75%	8.91%	8/2/2029	1,940	1,940	1,940	0.15%
Bounteous, Inc.	(4) (15)	First Lien Debt	S + 4.75%	8.91%	8/2/2029	299	299	299	0.02%
Caldwell & Gregory LLC	(4) (6)	Subordinated Debt	S + 8.75%	12.75%	3/31/2031	5,728	5,638	5,838	0.46%
COP Village Green Acquisitions, Inc. (Village Green Holding)	(4) (6)	Subordinated Debt	N/A	12.25%	3/26/2031	1,403	1,372	1,399	0.11%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

COP Village Green Acquisitions, Inc. (Village Green Holding)	(4) (6) (10)	Subordinated Debt (Delayed Draw)	N/A	12.25%	3/26/2031	$536	$(6)	$(2)	—%
Cornerstone Advisors of Arizona, LLC	(4) (6) (7) (15)	First Lien Debt	S + 4.75%	8.75%	5/13/2032	17,665	17,577	17,569	1.39%
CV Holdco, LLC (Class Valuation)	(4) (6)	Subordinated Debt	N/A	11.00%	3/31/2028	444	442	431	0.03%
CV Holdco, LLC (Class Valuation)	(4) (6)	Subordinated Debt	N/A	11.00%	3/31/2028	10,000	9,953	9,701	0.77%
Delphi Infrastructure Group LLC	(4) (15)	First Lien Debt	S + 5.00%	9.00%	7/21/2028	1,011	1,002	992	0.08%
DISA Holdings Corp. (DISA Global Solutions)	(4) (6)	First Lien Debt (Delayed Draw)	S + 5.00%	9.28%	9/9/2028	1,187	1,179	1,187	0.09%
DISA Holdings Corp. (DISA Global Solutions)	(4) (6) (15)	First Lien Debt	S + 5.00%	9.28%	9/9/2028	6,601	6,556	6,601	0.52%
Esquire Deposition Solutions, LLC	(4) (6)	Subordinated Debt	N/A	14.00% (PIK)	6/30/2029	1,995	1,960	1,968	0.16%
First Advantage Holdings LLC	(6) (11) (12)	First Lien Debt	S + 2.75%	6.91%	10/31/2031	1,307	1,302	1,311	0.10%
Garda World Security Corporation	(6) (11) (12)	First Lien Debt	S + 2.75%	7.17%	2/1/2029	1,975	1,996	1,982	0.16%
Genuine Financial Holdings LLC (HireRight)	(11) (15)	First Lien Debt	S + 3.25%	7.41%	9/27/2030	1,803	1,788	1,665	0.13%
ICON LUXEMBOURG SARL	(6) (11) (12)	First Lien Debt	S + 2.00%	6.00%	7/3/2028	97	97	98	0.01%
ICON LUXEMBOURG SARL	(6) (11) (12)	First Lien Debt	S + 2.00%	6.00%	7/3/2028	24	24	23	—%
ImageFirst Holdings, LLC	(4) (6) (15)	First Lien Debt	S + 3.25%	7.31%	3/12/2032	13,664	13,630	13,681	1.09%
Ingram Micro Inc	(6) (11) (12)	First Lien Debt	S + 2.25%	6.25%	9/22/2031	1,986	1,994	1,997	0.16%
Integrated Power Services Holdings, Inc.	(4) (6) (15)	First Lien Debt	S + 4.75%	9.03%	11/22/2028	4,253	4,251	4,253	0.34%
Integrated Power Services Holdings, Inc.	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	9.03%	11/22/2028	2,035	(4)	—	—%
KENG Acquisition, Inc. (Enagage PEO)	(4) (6) (7) (15)	First Lien Debt	S + 5.00%	9.31%	8/1/2029	8,989	8,910	8,916	0.71%
KENG Acquisition, Inc. (Enagage PEO)	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.31%	8/1/2029	5,790	(11)	(47)	—%
KENG Acquisition, Inc. (Enagage PEO)	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.31%	8/1/2029	7,702	4,739	4,723	0.38%
Kofile, Inc.	(4) (6)	Subordinated Debt	N/A	9.00% (Cash) 4.25% (PIK)	12/31/2027	6,818	6,818	6,622	0.53%
KRIV Acquisition, Inc. (Riveron)	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.00%	7/31/2031	7,202	(28)	(45)	—%
KRIV Acquisition, Inc. (Riveron)	(4) (6) (15)	First Lien Debt	S + 5.00%	9.00%	7/31/2031	8,937	8,796	8,880	0.71%
LRN Corporation (Lion Merger Sub, Inc.)	(4) (6) (7)	First Lien Debt	S + 6.50%	10.76%	12/17/2025	3,228	3,217	3,228	0.26%
LRN Corporation (Lion Merger Sub, Inc.)	(4) (6) (7)	First Lien Debt	S + 6.50%	10.76%	12/17/2025	619	617	619	0.05%
LSCS Holdings, Inc. (Dohmen)	(4) (6) (7) (15)	First Lien Debt	S + 4.50%	8.50%	3/4/2032	2,758	2,746	2,753	0.22%
OCM System One Buyer CTB, LLC (System One)	(4) (6) (15)	First Lien Debt	S + 3.50%	7.66%	3/2/2028	1,289	1,288	1,289	0.10%
Olympus US Bidco LLC (Phaidon International)	(4) (6) (12) (15)	First Lien Debt	S + 5.50%	9.76%	8/22/2029	19,389	19,138	18,886	1.49%
OMNIA Partners, LLC	(7) (11) (15)	First Lien Debt	S + 2.50%	6.81%	7/25/2030	2,471	2,459	2,475	0.20%
Open Text Corporation	(6) (11) (12)	First Lien Debt	S + 1.75%	5.91%	1/31/2030	2,574	2,590	2,537	0.20%
PN Buyer, Inc.	(4) (6) (15)	First Lien Debt	S + 4.50%	8.50%	7/31/2031	15,556	15,478	15,486	1.23%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

PN Buyer, Inc.	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.50%	8.50%	7/31/2031	$4,444	$—	$(20)	—%
RailPros Parent, LLC	(4) (6) (7) (15)	First Lien Debt	S + 4.50%	8.70%	5/24/2032	10,263	10,162	10,161	0.81%
RailPros Parent, LLC	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 4.50%	8.70%	5/24/2032	3,158	—	(32)	—%
RailPros Parent, LLC	(4) (6) (7) (10)	Revolving Loan	S + 4.50%	8.70%	5/24/2032	1,579	—	(16)	—%
Redwood Services Group, LLC (Evergreen Services Group)	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 5.25%	9.26%	6/15/2029	5,625	1,881	1,904	0.15%
Redwood Services Group, LLC (Evergreen Services Group)	(4) (7) (15)	First Lien Debt	S + 5.25%	9.26%	6/15/2029	8,345	8,258	8,345	0.66%
Redwood Services Group, LLC (Evergreen Services Group)	(4) (7) (15)	First Lien Debt (Delayed Draw)	S + 5.25%	9.26%	6/15/2029	946	941	946	0.08%
Resideo Funding Inc.	(6) (11) (12)	First Lien Debt	S + 2.00%	6.04%	8/13/2032	1,440	1,438	1,447	0.11%
Safety Infrastructure Services Intermediate LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.02%	7/21/2028	3,505	922	861	0.07%
Safety Infrastructure Services Intermediate LLC	(4) (15)	First Lien Debt	S + 5.00%	9.00%	7/21/2028	6,231	6,170	6,111	0.49%
Sagebrush Buyer, LLC (Province)	(4) (15)	First Lien Debt	S + 5.00%	9.16%	7/1/2030	3,953	3,920	3,919	0.31%
Secretariat Advisors LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.00%	8.00%	2/28/2032	835	—	(4)	—%
Secretariat Advisors LLC	(4) (6) (15)	First Lien Debt	S + 4.00%	8.00%	2/28/2032	6,897	6,865	6,864	0.55%
Soliant Lower Intermediate, LLC	(4) (6) (15)	First Lien Debt	S + 3.75%	7.79%	7/18/2031	17,554	17,399	17,423	1.37%
Syndigo LLC	(4) (6)	First Lien Debt	S + 5.00%	9.17%	9/2/2032	13,223	13,157	13,160	1.05%
Syndigo LLC	(4) (6) (10)	Revolving Loan	S + 5.00%	9.17%	9/2/2032	1,777	(9)	(8)	—%
Synechron	(6) (11)	First Lien Debt	S + 3.50%	8.06%	10/3/2031	1,990	1,972	1,964	0.16%
Tau Buyer, LLC	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.75%	2/2/2032	3,427	1,441	1,439	0.11%
Tau Buyer, LLC	(4) (6) (7) (10)	Revolving Loan	S + 4.75%	8.75%	2/2/2032	1,720	168	175	0.01%
Tau Buyer, LLC	(4) (6) (7) (15)	First Lien Debt	S + 4.75%	8.75%	2/2/2032	9,853	9,763	9,804	0.78%
Tempo Acquisition, LLC	(6) (11) (12)	First Lien Debt	S + 1.75%	5.91%	8/31/2028	3,618	3,628	3,629	0.29%
Thompson Safety LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	8.86%	6/25/2032	13,636	—	(66)	(0.01)%
Thompson Safety LLC	(4) (6) (10)	Revolving Loan	S + 5.00%	8.86%	6/25/2032	1,364	(7)	(7)	—%
TouchTunes Music Group, LLC (TouchTunes Interactive Network)	(4) (6) (15)	First Lien Debt	S + 4.75%	8.75%	4/2/2029	14,434	14,264	14,434	1.15%
Transit Buyer, LLC (Propark Mobility)	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.03%	1/31/2029	1,132	(5)	—	—%
Transit Buyer, LLC (Propark Mobility)	(4) (6) (15)	First Lien Debt	S + 5.00%	9.00%	1/31/2029	6,271	6,226	6,271	0.50%
Transit Buyer, LLC (Propark Mobility)	(4) (6) (15)	First Lien Debt (Delayed Draw)	S + 5.00%	9.00%	1/31/2029	3,579	3,561	3,579	0.28%
Transit Buyer, LLC (Propark Mobility)	(4) (6)	First Lien Debt (Delayed Draw)	S + 5.00%	9.03%	1/31/2029	8,924	8,908	8,924	0.70%
Trilon Group, LLC	(4) (6) (15)	First Lien Debt	S + 4.75%	9.07%	5/27/2029	6,804	6,784	6,803	0.54%
Trilon Group, LLC	(4) (6)	First Lien Debt	S + 4.75%	9.07%	5/29/2029	2,976	2,954	2,976	0.24%
Trilon Group, LLC	(4) (6) (15)	First Lien Debt (Delayed Draw)	S + 4.75%	8.96%	5/29/2029	10,035	10,035	10,034	0.79%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

TSS Buyer, LLC (Technical Safety Services)	(4) (10) (15)	First Lien Debt (Delayed Draw)	S + 5.50%	9.96%	6/22/2029	$612	$562	$562	0.04%
TSS Buyer, LLC (Technical Safety Services)	(4) (15)	First Lien Debt	S + 5.50%	9.96%	6/22/2029	1,330	1,330	1,330	0.11%
Victors CCC Buyer LLC (CrossCountry Consulting)	(4) (7) (15)	First Lien Debt	S + 4.75%	8.91%	6/1/2029	1,355	1,338	1,355	0.11%
Victors CCC Buyer LLC (CrossCountry Consulting)	(4) (7) (15)	First Lien Debt (Delayed Draw)	S + 4.75%	8.97%	6/1/2029	139	138	139	0.01%
VSTG Intermediate Holdings, Inc. (Vistage Worldwide, Inc.)	(4) (6) (7) (15)	First Lien Debt	S + 3.75%	7.75%	7/13/2029	15,088	15,063	15,107	1.20%
Zelis	(6) (11)	First Lien Debt	S + 3.25%	7.41%	11/26/2031	1,985	1,977	1,988	0.16%
Total Services: Business							335,939	335,599	26.66%

Services: Consumer
360 Holdco, Inc. (360 Training)	(4) (15)	First Lien Debt	S + 5.00%	9.16%	8/2/2028	3,948	3,928	3,948	0.31%
360 Holdco, Inc. (360 Training)	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.16%	8/2/2028	3,580	—	—	—%
ADPD Holdings LLC (NearU)	(4) (6) (7)	First Lien Debt	S + 6.00%	10.52%	8/16/2028	5,670	5,634	5,445	0.43%
AMS Parent, LLC (All My Sons)	(11) (15)	First Lien Debt	S + 4.75%	9.03%	10/25/2028	5,465	5,446	5,165	0.41%
Apex Service Partners, LLC	(4) (6) (7) (10)	Revolving Loan	S + 5.00%	9.31%	10/24/2029	1,101	(9)	—	—%
Apex Service Partners, LLC	(4) (6) (7) (15)	First Lien Debt	S + 5.00%	9.20%	10/24/2030	12,571	12,463	12,566	1.00%
Apex Service Partners, LLC	(4) (6) (7)	First Lien Debt (Delayed Draw)	S + 5.00%	9.17%	10/24/2030	3,075	3,062	3,074	0.24%
Apex Service Partners, LLC	(4) (6) (7)	First Lien Debt (Delayed Draw)	S + 5.00%	9.20%	10/24/2030	3,083	3,057	3,082	0.24%
Brightspring Health (aka Phoenix Gurantor Inc.)	(6) (11) (12)	First Lien Debt	S + 2.50%	6.66%	2/21/2031	3,940	3,929	3,962	0.31%
Columbia Home Services LLC	(4) (6) (10)	Subordinated Debt (Delayed Draw)	N/A	12.00%	11/27/2031	442	(4)	(8)	—%
Columbia Home Services LLC	(4) (6)	Subordinated Debt	N/A	12.00%	11/27/2031	1,547	1,517	1,517	0.12%
Entomo Brands Acquisitions, Inc. (Palmetto Exterminators)	(4) (6)	Subordinated Debt	N/A	9.00% (Cash) 4.00% (PIK)	1/28/2030	693	680	669	0.05%
Entomo Brands Acquisitions, Inc. (Palmetto Exterminators)	(4) (6)	Subordinated Debt (Delayed Draw)	N/A	9.00% (Cash) 4.00% (PIK)	1/28/2030	530	523	511	0.04%
Excel Fitness Holdings, Inc.	(4) (15)	First Lien Debt	S + 5.25%	9.25%	4/27/2029	5,865	5,830	5,865	0.47%
Excel Fitness Holdings, Inc.	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.50%	9.50%	4/27/2029	2,093	405	416	0.03%
Legacy Parent Holdings, LLC (Legacy Service Partners)	(4) (15)	First Lien Debt	S + 5.25%	9.40%	1/9/2029	3,993	3,944	3,978	0.32%
Legacy Parent Holdings, LLC (Legacy Service Partners)	(4) (6) (15)	First Lien Debt (Delayed Draw)	S + 5.25%	9.40%	1/9/2029	1,861	1,856	1,854	0.15%
Legacy Service Partners, LLC	(4) (6)	First Lien Debt	S + 5.25%	9.40%	1/9/2029	2,573	2,553	2,564	0.20%
Norton Life Lock	(6) (11) (12)	First Lien Debt	S + 1.75%	5.91%	9/12/2029	360	361	362	0.03%
NS412, LLC	(4) (6)	First Lien Debt	S + 4.50%	8.60%	11/6/2025	5,042	5,033	5,042	0.40%
Perennial Services Group, LLC	(4) (15)	First Lien Debt	S + 5.50%	9.80%	9/7/2029	6,569	6,595	6,569	0.52%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

Perennial Services Group, LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.94%	9/7/2029	$7,612	$7,045	$7,009	0.56%
Perennial Services Group, LLC	(4) (15)	First Lien Debt (Delayed Draw)	S + 5.50%	9.80%	9/7/2029	1,489	1,487	1,489	0.12%
Protection One (aka Prime Security Services)	(6) (11) (12)	First Lien Debt	S + 2.00%	6.13%	10/13/2030	2,208	2,204	2,210	0.18%
Verscend Technologies	(6) (11)	First Lien Debt	S + 2.75%	7.03%	5/1/2031	3,448	3,460	3,452	0.27%
Total Services: Consumer							80,999	80,741	6.40%

Sovereign & Public Finance
Renaissance Buyer, LLC (LMI Consulting, LLC)	(4) (15)	First Lien Debt	S + 5.25%	9.26%	7/18/2028	8,903	8,864	8,903	0.71%
Total Sovereign & Public Finance							8,864	8,903	0.71%

Telecommunications
Arise Holdings, Inc.	(4) (6)	First Lien Debt	S + 4.50%	8.56%	12/9/2027	4,676	3,957	3,957	0.31%
Arise Holdings, Inc.	(4) (6) (14)	First Lien Debt	S + 4.50%	8.56%	12/9/2027	2,415	153	—	—%
BCM One, Inc.	(4) (15)	First Lien Debt (Delayed Draw)	S + 4.50%	8.80%	11/17/2027	656	656	656	0.05%
BCM One, Inc.	(4) (15)	First Lien Debt	S + 4.50%	8.78%	11/17/2027	2,072	2,072	2,072	0.16%
Greeneden U.S. Holdings II, LLC (Genesys Telecom Holdings U.S., Inc.)	(6) (11)	First Lien Debt	S + 2.50%	6.66%	1/30/2032	1,724	1,721	1,731	0.14%
Iridium Satellite LLC	(6) (11) (12)	First Lien Debt	S + 2.25%	6.41%	9/20/2030	1,005	1,005	1,011	0.08%
Mobile Communications America, Inc.	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.90%	10/16/2029	4,490	365	337	0.03%
Mobile Communications America, Inc.	(4) (6) (15)	First Lien Debt	S + 4.75%	8.90%	10/16/2029	11,607	11,628	11,536	0.92%
Mobile Communications America, Inc.	(4) (6)	First Lien Debt (Delayed Draw)	S + 4.75%	8.74%	10/16/2029	3,823	3,842	3,800	0.30%
Sapphire Telecom, Inc.	(4) (6) (15)	First Lien Debt	S + 5.00%	9.16%	6/27/2029	16,701	16,573	16,766	1.33%
Total Telecommunications							41,972	41,866	3.32%

Transportation: Cargo
Armstrong Midco, LLC (Armstrong Transport Group)	(4) (6)	Subordinated Debt	N/A	17.00% (PIK)	6/30/2027	1,257	1,244	1,243	0.10%
Armstrong Transport Group, LLC	(4) (6)	Subordinated Debt	N/A	7.00% (Cash) 7.00% (PIK)	6/30/2027	6,160	6,089	6,087	0.48%
FSK Pallet Holding Corp. (Kamps Pallets)	(4) (6)	First Lien Debt	S + 6.00%	10.46%	12/23/2026	5,578	5,542	5,479	0.44%
Kenco PPC Buyer LLC	(4) (6) (15)	First Lien Debt	S + 4.75%	8.79%	11/15/2029	21,007	20,915	20,908	1.65%
Kenco PPC Buyer LLC	(4) (6)	First Lien Debt (Delayed Draw)	S + 4.75%	8.81%	11/15/2029	3,506	3,491	3,490	0.28%
Kenco PPC Buyer LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.81%	11/15/2029	4,920	(38)	(23)	—%
Total Transportation: Cargo							37,243	37,184	2.95%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

Transportation: Consumer
Air Canada	(6) (11) (12)	First Lien Debt	S + 2.00%	6.17%	3/21/2031	$4,004	$4,017	$4,016	0.32%
EVDR Purchaser, Inc. (Alternative Logistics Technologies Buyer, LLC)	(4) (7) (15)	First Lien Debt	S + 5.25%	9.41%	2/14/2031	7,070	7,013	7,010	0.55%
EVDR Purchaser, Inc. (Alternative Logistics Technologies Buyer, LLC)	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 5.25%	9.41%	2/14/2031	2,051	(8)	(17)	—%
United AirLines, Inc.	(6) (11) (12)	First Lien Debt	S + 2.00%	6.20%	2/22/2031	3,695	3,706	3,682	0.29%
WestJet Airlines	(6) (11) (12)	First Lien Debt	S + 3.25%	7.25%	2/14/2031	1,724	1,731	1,727	0.14%
Total Transportation: Consumer							16,459	16,418	1.30%

Utilities: Electric
AWP Group Holdings, Inc.	(4) (6) (15)	First Lien Debt	S + 4.50%	8.66%	12/23/2030	16,121	15,996	15,980	1.27%
AWP Group Holdings, Inc.	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.50%	8.66%	12/23/2030	3,069	1,079	1,064	0.08%
AWP Group Holdings, Inc.	(4) (6)	First Lien Debt (Delayed Draw)	S + 4.50%	8.66%	12/23/2030	630	626	625	0.05%
Centuri Group, Inc.	(6) (11) (12)	First Lien Debt	S + 2.25%	6.42%	7/9/2032	1,400	1,397	1,407	0.11%
CRCI Longhorn Holdings, Inc. (CRCI Holdings Inc)	(4) (6) (7)	First Lien Debt	S + 4.75%	8.91%	8/27/2031	13,842	13,721	13,877	1.10%
CRCI Longhorn Holdings, Inc. (CRCI Holdings Inc)	(4) (6) (7) (10)	Revolving Loan	S + 4.75%	8.91%	8/27/2031	2,567	(22)	6	—%
CRCI Longhorn Holdings, Inc. (CRCI Holdings Inc)	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.91%	8/27/2031	3,487	(15)	9	—%
DMC Holdco, LLC (DMC Power)	(4) (15)	First Lien Debt	S + 4.75%	8.89%	7/13/2029	1,324	1,330	1,324	0.11%
Industrial Air Flow Dynamics, Inc.	(4) (6) (7) (15)	First Lien Debt	S + 5.00%	9.00%	8/14/2030	15,833	15,755	15,761	1.25%
Industrial Air Flow Dynamics, Inc.	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 5.00%	9.00%	8/14/2030	4,167	—	(19)	—%
KENE Acquisition, Inc. (Entrust Solutions Group)	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 5.25%	9.56%	2/7/2031	866	87	98	0.01%
KENE Acquisition, Inc. (Entrust Solutions Group)	(4) (15)	First Lien Debt	S + 5.25%	9.56%	2/7/2031	1,934	1,930	1,954	0.16%
Low Voltage Holdings Inc.	(4) (6) (7) (15)	First Lien Debt	S + 4.75%	8.75%	4/28/2032	2,089	2,081	2,081	0.17%
Low Voltage Holdings Inc.	(4) (6) (7) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.75%	4/28/2032	650	—	(2)	—%
Low Voltage Holdings Inc.	(4) (6) (7) (10)	Revolving Loan	S + 4.75%	8.75%	4/28/2032	311	(1)	(1)	—%
Pinnacle Supply Partners, LLC	(4) (6) (10) (15)	First Lien Debt (Delayed Draw)	S + 6.25%	10.68%	4/3/2030	1,571	(4)	(23)	—%
Pinnacle Supply Partners, LLC	(4) (15)	First Lien Debt	S + 6.25%	10.51%	4/3/2030	5,863	5,810	5,778	0.46%
Pinnacle Supply Partners, LLC	(4) (6) (15)	First Lien Debt (Delayed Draw)	S + 6.25%	10.65%	4/3/2030	1,896	1,887	1,869	0.15%
RMS Energy Borrower LLC	(4) (6) (15)	First Lien Debt	S + 4.50%	8.50%	9/30/2032	16,493	16,410	16,420	1.29%
RMS Energy Borrower LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.50%	8.50%	9/30/2032	2,999	(7)	(13)	—%
Vistra Operations Co	(6) (11) (12)	First Lien Debt	S + 2.00%	6.32%	4/30/2031	3,582	3,595	3,568	0.28%
Total Utilities: Electric							81,655	81,763	6.49%

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Amortized Cost	Fair Value (4)	% of Net Assets (5)

Utilities: Water
USA Water Intermediate Holdings, LLC	(4) (6) (15)	First Lien Debt	S + 4.75%	9.06%	2/21/2031	$8,962	$8,909	$8,962	0.71%
USA Water Intermediate Holdings, LLC	(4) (6) (10)	First Lien Debt (Delayed Draw)	S + 4.75%	8.98%	2/21/2031	3,491	2,344	2,344	0.19%
Total Utilities: Water							11,253	11,306	0.90%

Wholesale
INS Intermediate II, LLC (Ergotech DBA Industrial Networking Solutions)	(4) (15)	First Lien Debt	S + 5.50%	9.85%	1/19/2029	7,754	7,672	7,632	0.60%
INS Intermediate II, LLC (Ergotech DBA Industrial Networking Solutions)	(4) (15)	First Lien Debt (Delayed Draw)	S + 5.50%	9.85%	1/19/2029	1,124	1,113	1,106	0.09%
ISG Enterprises, LLC (Industrial Service Group)	(4) (15)	First Lien Debt	S + 5.75%	10.06%	12/7/2028	2,410	2,382	2,358	0.19%
ISG Enterprises, LLC (Industrial Service Group)	(4) (6) (15)	First Lien Debt (Delayed Draw)	S + 5.75%	10.06%	12/7/2028	11,916	11,825	11,656	0.93%
ISG Enterprises, LLC (Industrial Service Group)	(4) (6)	First Lien Debt (Delayed Draw)	S + 5.75%	10.06%	12/7/2028	5,169	5,143	5,056	0.40%
New Era Technology, LLC	(4) (6) (7)	First Lien Debt	S + 6.25%	10.40% (PIK)	6/30/2030	5,183	5,183	5,183	0.41%
Solaray, LLC	(4) (6) (7)	First Lien Debt	S + 6.75%	10.98%	12/15/2025	6,402	6,402	5,766	0.46%
Total Wholesale							39,720	38,757	3.08%

Total Debt Investments							$1,933,934	$1,921,623	152.63%

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Shares / Units	Cost	Fair Value	% of Net Assets (5)
Equity Investments
Aerospace & Defense
BPC Kodiak LLC (Turbine Engine Specialists)	(4) (6) (8) (9) (12)	Class A-1 Units	9/1/2023	1,180,000	$1,180	$1,677	0.13%
CMP Terrapin Partners I LP (Clarity Innovations, Inc.)	(6) (8) (10) (13)	Partnership Interests	12/8/2023	76,054	76	86	0.01%
CMP Terrapin Partners II LP (Clarity Innovations, Inc.)	(6) (8) (10) (13)	Partnership Interests	6/21/2024	383,427	383	435	0.03%
Total Aerospace & Defense					1,639	2,198	0.17%

Automotive
Cool Acquisition Holdings, LP (Universal Air Conditioner, L.L.C.)	(4) (6) (8)	Holdings Subscription	10/31/2024	550,000	550	500	0.04%
Total Automotive					550	500	0.04%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Shares / Units	Cost	Fair Value	% of Net Assets (5)
Banking, Finance, Insurance, Real Estate
INS Co-Invest LP (Inszone)	(8) (10) (13)	Partnership Interests	11/29/2023	77,340	$77	$128	0.01%
R Arax Co-Invest UB, LP (Arax Investment Partners)	(8) (10) (12) (13)	Limited Partnership Interest	2/28/2024	949,293	950	1,497	0.12%
R Chapel Avenue Holdings Co-Invest UB, LP	(8) (10) (13)	Partnership Interests	12/24/2024	590,369	596	896	0.07%
Total Banking, Finance, Insurance, Real Estate					1,623	2,521	0.20%

Beverage, Food & Tobacco
Marlin Coinvest LP (Fortune International LLC)	(8) (13)	Limited Partnership Interests	5/8/2023	200,000	200	267	0.02%
MidOcean Partners QT Co-Invest, L.P. (QualiTech)	(6) (8) (13)	Class A Units	8/20/2024	972	976	995	0.08%
Spice World	(4) (6) (8)	Common Equity	3/31/2022	1,000	126	150	0.01%
Sugar PPC FT Investor LLC (Sugar Foods)	(8) (13)	Parent Units	9/29/2023	2,000	200	275	0.02%
VCP Tech24 Co-Invest Aggregator LP (Tech24)	(6) (8) (13)	Company Unit	10/5/2023	200	200	200	0.02%
WPP Fairway Aggregator B, L.P (Fresh Edge)	(4) (6) (8)	Class B Common Units	10/3/2022	464	1	—	—%
WPP Fairway Aggregator B, L.P (Fresh Edge)	(4) (6) (8)	Class A Preferred Units	10/3/2022	464	465	233	0.02%
Total Beverage, Food & Tobacco					2,168	2,120	0.17%

Capital Equipment
EFC Holdings, LLC (EFC International)	(4) (8)	Class A Common Units	3/1/2023	114	46	40	—%
EFC Holdings, LLC (EFC International)	(4) (8)	Class A Preferred Units	3/1/2023	114	114	140	0.01%
E-Tech Holdings Partnership, L.P. (E-Technologies Group, Inc.)	(4) (6) (8)	Partner Interests	5/22/2024	1,000,000	1,010	897	0.07%
Total Capital Equipment					1,170	1,077	0.08%

Chemicals, Plastics & Rubber
Meyer Lab Aggregator LP	(8) (13)	Units	2/27/2024	849,000	854	858	0.07%
New Spartech Holdings LLC	(4) (6) (8)	Common Units	6/6/2025	84,000	425	303	0.02%
Total Chemicals, Plastics & Rubber					1,279	1,161	0.09%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Shares / Units	Cost	Fair Value	% of Net Assets (5)
Construction & Building
GreyLion TGNL Holdings	(8) (13)	Common Units	5/2/2025	846,770	$865	$855	0.07%
Oceansound Partners Co-Invest II, LP (Gannett Fleming)	(4) (6) (8)	Series F interests	5/26/2023	254,428	260	362	0.03%
OSP Gannett Aggregator, LP (Gannett Fleming)	(4) (6) (8) (9) (12)	Class A Interests	12/20/2022	178,922	179	254	0.02%
RPI Investments LP (Rose Paving)	(4) (6) (8)	Class A Units	11/27/2024	690	100	87	0.01%
Trench Plate Rental Co. (Trench Safety Solutions Holdings, LLC)	(4) (6) (8)	Common Equity	3/31/2022	1,000	127	60	—%
Trench Safety Solutions Holdings, LLC	(4) (6) (8)	Preferred units	4/3/2025	121	13	23	—%
Total Construction & Building					1,544	1,641	0.13%

Consumer Goods: Durable
LH Equity Investors, L.P.	(6) (8) (13)	Limited Partnership Interests	9/3/2025	1,500,000	1,450	1,500	0.12%
Total Consumer Goods: Durable					1,450	1,500	0.12%

Consumer Goods: Non-Durable
FBG Holdings LLC	(4) (6) (8)	Common Units	8/8/2025	90	704	704	0.06%
Hermod Co-Invest, LP	(6) (8) (10) (13)	Common Units	10/15/2024	511,792	512	679	0.05%
RVGD Aggregator LP (Revision Skincare)	(4) (6) (8)	Common Equity	3/31/2022	100	98	81	0.01%
Showtime Co-Investors LLC (WCI Holdings, LLC)	(8) (13)	Class A1 Units	2/6/2023	534,934	535	741	0.06%
Ultima Health Holdings, LLC	(4) (6) (8)	Preferred units	9/12/2022	11	130	239	0.02%
Total Consumer Goods: Non-Durable					1,979	2,444	0.20%

Containers, Packaging & Glass
Oliver Investors, LP (Oliver Packaging)	(4) (6) (8)	Class A Units	4/22/2025	186	9	10	—%
Oliver Investors, LP (Oliver Packaging)	(4) (6) (8)	Common Equity	7/6/2022	7,816	742	200	0.02%
PG Aggregator, LLC (Pacur)	(4) (8)	LLC Units	3/31/2022	100	109	97	0.01%
Total Containers, Packaging & Glass					860	307	0.03%

Healthcare & Pharmaceuticals
HMA Equity, LP (Health Management Associates)	(4) (6) (8)	Class A Common Units	3/30/2023	324,934	356	337	0.03%
KLC Fund 1222-CI LP (Spectrum Science)	(6) (8) (13)	Limited Partnership Interests	1/5/2024	241,975	260	199	0.02%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Shares / Units	Cost	Fair Value	% of Net Assets (5)
NP/BF Holdings, L.P.	(4) (6) (8)	Partnership Interests	4/30/2025	1,000	$1,000	$1,000	0.08%
RCP Nats Co-Investment Fund LP	(6) (8) (13)	LP Interests	3/17/2025	1,000,000	1,003	1,194	0.08%
SSJA Bariatric Management LLC	(4) (6) (8)	Class F Units	4/10/2024	442,712	—	—	—%
WE Select Fund 3, L.P.	(6) (8)	Limited Partnership Interests	9/10/2025	855,000	876	855	0.07%
Total Healthcare Pharmaceuticals					3,495	3,585	0.28%
High Tech Industries
GrowthCurve Capital Nexus Co-Invest LP (Netchex)	(6) (8) (13)	Limited Partnership Interests	3/28/2024	538,708	574	678	0.05%
Total High Tech Industries					574	678	0.05%

Media: Diversified & Production
BroadcastMed Holdco, LLC	(4) (6) (8)	Series A-3 Preferred Units	10/4/2022	43,679	655	458	0.04%
Total Media: Diversified & Production					655	458	0.04%

Services: Business
BayPine Monarch Co-Invest, LP	(6) (8) (13)	Limited Partnership Interests	6/3/2025	1,000,000	1,004	1,000	0.07%
Coalesce Diamond Coinvest, L.P.	(8) (10) (13)	Limited Partnership Interests	5/19/2025	800,000	805	803	0.06%
COP Village Green Investment, LLC (Village Green Holding)	(4) (6) (8)	Class A Units	9/26/2024	954,000	954	1,234	0.09%
CV Holdco, LLC (Class Valuation)	(4) (6) (8)	Class A Common Units	3/31/2022	1,208	123	106	0.01%
FCP-Cranium Holdings, LLC (Brainlabs)	(4) (6) (8) (12)	Class A Common Shares	9/11/2023	3,753,613	—	—	—%
FCP-Cranium Holdings, LLC (Brainlabs)	(4) (6) (8) (12)	Series A Preferred Shares	9/11/2023	10,256,410	389	515	0.04%
FCP-Cranium Holdings, LLC (Brainlabs)	(4) (6) (8) (12)	Series B Preferred Shares	9/11/2023	3,753,613	600	565	0.04%
Geds Equity Investors, LP (Esquire Deposition Services)	(4) (6) (8)	Class A Limited Partnership Units	7/1/2024	2,424	320	267	0.02%
KKEMP Blocked Co-Invest, LP	(4) (6) (8)	Limited Partnership Interests	7/15/2025	1,000	1,029	1,000	0.08%
Kofile, Inc.	(4) (6) (8)	Common Equity	3/31/2022	100	108	102	0.01%
KRIV Co-Invest Holdings, L.P. (Riveron)	(6) (8) (13)	Class A Units	7/17/2023	200	200	241	0.02%
Kwol Co-Invest LP (Worldwide Clinical Trials)	(4) (6) (8)	Class A Interests	12/12/2023	7	74	118	0.01%
KWOL Intermediate, Inc (Worldwide Clinical Trials)	(4) (6) (8)	Series A Preferred	12/12/2023	49	47	66	0.01%
NMSEF II Holdings I, L.P.	(6) (8) (13)	Limited Partnership Interests	9/29/2025	855,000	855	855	0.07%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Shares / Units	Cost	Fair Value	% of Net Assets (5)
PN Topco L.P.	(4) (6) (8)	Class A Units	7/31/2025	344,319	$344	$344	0.03%
Safety First Topco, L.P. (Smith System)	(4) (6) (8)	Common Units	12/13/2023	84,000	84	86	0.01%
SkyKnight Financial Holdings LP	(6) (8) (10) (13)	Partnership Interests	12/24/2024	409,911	410	451	0.04%
Starlight Co-Invest LP (Sedgwick Claims Management Services)	(6) (8) (13)	Common Equity	10/22/2024	1,000,000	1,003	1,000	0.08%
TL Voltron TopCo, L.P.	(4) (8)	Class A-2 Units	12/27/2024	500,000	500	600	0.05%
Total Services: Business					8,849	9,353	0.74%

Services: Consumer
ACS Celsius Aggregator LP (AirX Climate Solutions Company)	(4) (6) (8) (10)	Partnership Interests	11/7/2023	77	77	117	0.01%
CHS Investors, LLC	(4) (8)	Class A Units	5/27/2025	1,018	146	141	0.01%
Entomo Brands Acquisitions, Inc. (Palmetto Exterminators)	(4) (6) (8)	Class A Units	7/31/2023	770,000	862	878	0.07%
FS NU Investors, LP (NearU)	(4) (6) (7) (8)	Class A Units	8/11/2022	1,419	142	107	0.01%
Legacy Parent Holdings, LLC (Legacy Service Partners)	(4) (6) (8)	Class B-2 Units	1/9/2023	48	6	6	—%
Legacy Parent Holdings, LLC (Legacy Service Partners)	(4) (6) (8)	Class B Units	1/9/2023	1,963	196	257	0.02%
Perennial Services Investors LLC (Perennial Services Group)	(4) (8)	Class A Units	9/8/2023	1,957	196	240	0.02%
Total Services: Consumer					1,625	1,746	0.14%

Sovereign & Public Finance
CMP Ren Partners I-A LP (LMI Consulting, LLC)	(4) (6) (8) (10)	Limited Partnership Interests	6/30/2022	106,984	107	252	0.02%
Total Sovereign & Public Finance					107	252	0.02%

Telecommunications
Arise Holdings, Inc.	(4) (6) (8)	Class A-1 Units	9/5/2025	1,029,330	—	—	—%
Total Telecommunications					—	—	—%

Utilities: Electric
Helios Aggregator Holdings I LP (Pinnacle Supply Partners, LLC)	(4) (6) (8)	Common Units	4/3/2023	111,875	112	71	0.01%
Total Utilities: Electric					112	71	0.01%

Utilities: Water
USAW Parent LLC (USA Water)	(4) (8)	Common Units	2/21/2024	4,226	423	567	0.05%
Total Utilities: Water					423	567	0.05%

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Shares / Units	Cost	Fair Value	% of Net Assets (5)
Wholesale
New Era Technology, LLC	(4) (6) (7) (8)	Preferred Equity	8/21/2025	4,915	$4,112	$3,454	0.27%
New Era Technology, LLC	(4) (6) (7) (8)	Common Equity	8/21/2025	4,915	5	—	—%
Total Wholesale					4,117	3,454	0.27%

Total Equity Investments					$34,219	$35,633	2.83%

Total Investments					$1,968,153	$1,957,256	155.46%

Portfolio Company (1) (2)	Interest Rate	Shares	Cost	Fair Value	% of Net Assets (5)
Cash Equivalents
BlackRock Liquidity Funds T-Fund Institutional Class	4.00%	61,066,744	$61,067	$61,067	4.85%
First American Government Obligations Fund - Class Z	4.00%	164,240	164	164	0.01%
Total Cash Equivalents			$61,231	$61,231	4.86%

Total Investments and Cash Equivalents			$2,029,384	$2,018,487	160.32%
____________________
(1)All investments are non-controlled/non-affiliated investments as defined by the Investment Company Act of 1940, as amended (the “1940 Act”). The 1940 Act classifies investments based on the level of control that the Fund maintains in a particular portfolio company. As defined in the 1940 Act, a portfolio company is generally presumed to be “non-controlled” when the Fund owns 25% or less of the portfolio company’s voting securities and “controlled” when the Fund owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Fund maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Fund owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Fund owns 5% or more of a portfolio company’s voting securities.
(2)Refer to Note 3 “Investments” for the geographic composition of investments at cost and fair value.
(3)The majority of the investments bear interest at rates that may be determined by reference to Secured Overnight Financing Rate (“SOFR” or “S”), which generally resets periodically. For each such investment, the Fund has provided the spread over SOFR and the current contractual interest rate in effect at September 30, 2025. As of September 30, 2025, effective rates for 1M S, 3M S, 6M S and 12M S are 4.13%, 3.98%, 3.85% and 3.66%, respectively. Certain investments are subject to a SOFR floor or may utilize an alternative reference rate such as U.S. Prime Rate (“P”). For fixed rate loans, a spread above a reference rate is not applicable.
(4)Investment valued using unobservable inputs (Level 3), unless noted otherwise. See Note 2 “Significant Accounting Policies - Valuation of Portfolio Investments” and Note 4 “Fair Value Measurements” for more information.
(5)Percentage is based on net assets of $1,259,044 as of September 30, 2025.
(6)Denotes that all or a portion of the assets are owned by the Fund, SPV II, SPV III, and/or BSL SPV I (as defined in Note 1 “Organization”), which serve as collateral for the Bank of America Credit Facility, Scotiabank Credit Facility, and/or SMBC Revolving Credit Facility (each as defined in the Notes), as applicable. Accordingly, such assets are not available to creditors of the Fund. See Note 6 “Secured Borrowings” for more information.
(7)Investment is a unitranche position.
(8)Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be a “restricted security” under the Securities Act. As of September 30, 2025, the Fund held seventy-four restricted securities with an aggregate fair value of $35,633, or 2.83% of the Fund’s net assets.
(9)Represents an investment held through an aggregator vehicle organized as a pooled investment vehicle.
(10)Position or portion thereof is an unfunded loan or equity commitment. For unfunded loan commitments, no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value result from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See Note 7 "Commitments and Contingencies".
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS (UNAUDITED)
September 30, 2025
(dollars in thousands, except share amounts)
(11)Investments valued using observable inputs (Level 2), if applicable. See Note 2 “Significant Accounting Policies – Valuation of Portfolio Investments” and Note 4 “Fair Value Measurements” for more information.
(12)The investment is considered as a non-qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Fund cannot acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Fund's total assets. As of September 30, 2025, total non-qualifying assets at fair value represented 7.65% of the Fund's total assets calculated in accordance with the 1940 Act.
(13)Investments measured at net asset value (“NAV”). See Note 2 “Significant Accounting Policies – Valuation of Portfolio Investments” for more information.
(14)Loan was on non-accrual status as of September 30, 2025.
(15)Denotes that all or a portion of the assets are owned by CLO-I and/or CLO-II (as defined in Note 1 "Organization"), which serve as collateral for the 2024 Debt Securitization and 2025 Debt Securitization, respectively (each as defined in the Notes). See Note 6 “Secured Borrowings".

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)

Investments
Debt Investments
Aerospace & Defense
AIM Acquisition, LLC	(4) (6) (7) (15)	First Lien Term Loan	S + 4.75%	9.28%	12/2/2027	$5,471	$5,420	$5,468	0.66%
ERA Industries, LLC (BTX Precision)	(4) (14)	First Lien Term Loan	S + 5.00%	9.36%	7/25/2030	1,385	1,368	1,369	0.17%
ERA Industries, LLC (BTX Precision)	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.43%	7/25/2030	793	656	649	0.08%
PAG Holding Corp. (Precision Aviation Group)	(4) (6) (14) (15)	First Lien Term Loan	S + 5.25%	9.58%	12/21/2029	14,551	14,369	14,499	1.76%
PAG Holding Corp. (Precision Aviation Group)	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.58%	12/21/2029	5,349	5,307	5,330	0.65%
Signia Aerospace, LLC	(4) (7) (11)	First Lien Term Loan (Delayed Draw)	S + 3.00%	7.40%	12/11/2031	108	—	—	—%
Signia Aerospace, LLC	(4) (6) (7)	First Lien Term Loan	S + 3.00%	7.40%	12/11/2031	1,299	1,296	1,296	0.16%
Turbine Engine Specialists, Inc.	(4)	Subordinated Debt	S + 9.50%	13.96%	3/1/2029	1,953	1,912	1,953	0.24%
Total Aerospace & Defense							30,328	30,564	3.72%

Automotive
Adient Global Holdings	(12) (13)	First Lien Term Loan	S + 2.75%	6.61%	1/31/2031	2,481	2,496	2,494	0.30%
Belron Finance US LLC	(12) (13)	First Lien Term Loan	S + 3.00%	7.27%	10/16/2031	1,321	1,317	1,335	0.16%
Cool Buyer, Inc. (Universal Air Conditioner, L.L.C.)	(4) (11)	Subordinated Debt (Delayed Draw)	N/A	10.00% (Cash) 2.75% (PIK)	4/30/2031	1,000	(12)	(24)	—%
Cool Buyer, Inc. (Universal Air Conditioner, L.L.C.)	(4)	Subordinated Debt	N/A	10.00% (Cash) 2.75% (PIK)	4/30/2031	3,315	3,233	3,234	0.39%
Driven Holdings LLC	(12) (13)	First Lien Term Loan	S + 3.00%	7.47%	12/17/2028	2,629	2,627	2,632	0.32%
Mitchell International Inc.	(12)	First Lien Term Loan	S + 3.00%	7.61%	6/17/2031	5,466	5,440	5,476	0.66%
Randys Holdings, Inc. (Randy's Worldwide Automotive)	(4) (6) (7) (14) (15)	First Lien Term Loan	S + 5.00%	9.57%	11/1/2028	12,102	11,956	11,974	1.45%
Randys Holdings, Inc. (Randy's Worldwide Automotive)	(4) (6) (7) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.57%	11/1/2028	4,124	1,190	1,177	0.14%
Total Automotive							28,247	28,298	3.42%

Banking, Finance, Insurance, Real Estate
Alliant Holdings Intermediate, LLC	(12)	First Lien Term Loan	S + 3.00%	7.11%	9/19/2031	4,072	4,085	4,088	0.50%
Ascend Partner Services LLC	(4) (6)	First Lien Term Loan	S + 4.50%	8.86%	8/11/2031	7,358	7,286	7,289	0.88%
Ascend Partner Services LLC	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 4.50%	8.86%	8/11/2031	12,642	(60)	(119)	(0.01)%
Asurion, LLC (fka Asurion Corporation)	(12)	First Lien Term Loan	S + 3.25%	7.72%	12/23/2026	1,648	1,645	1,649	0.20%
Big Apple Advisory, LLC	(4) (11)	Revolving Loan	P + 3.50%	11.00%	11/18/2031	1,740	(17)	(17)	—%
Big Apple Advisory, LLC	(4) (11)	First Lien Term Loan (Delayed Draw)	P + 3.50%	11.00%	11/18/2031	4,305	(21)	(41)	—%
Big Apple Advisory, LLC	(4) (6)	First Lien Term Loan	P + 3.50%	11.00%	11/18/2031	8,955	8,866	8,869	1.07%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
Broadstreet Partners, Inc.	(12)	First Lien Term Loan	S + 3.00%	7.36%	6/13/2031	$2,985	$2,999	$2,999	0.36%
Cohen Advisory, LLC	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 4.50%	8.83%	12/31/2031	4,265	(21)	(43)	(0.01)%
Cohen Advisory, LLC	(4) (6)	First Lien Term Loan	S + 4.50%	8.83%	12/31/2031	7,677	7,600	7,600	0.92%
Patriot Growth Insurance Services, LLC	(4) (6) (7) (14) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.48%	10/16/2028	7,889	7,834	7,878	0.95%
Ryan Specialty Group, LLC	(12) (13)	First Lien Term Loan	S + 2.00%	6.61%	9/15/2031	4,445	4,466	4,467	0.54%
Sedgwick Claims Management Services, Inc.	(12)	First Lien Term Loan	S + 3.00%	7.59%	7/31/2031	2,244	2,239	2,261	0.27%
Smith & Howard Advisory LLC	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.23%	11/26/2030	2,078	(5)	(20)	—%
Smith & Howard Advisory LLC	(4) (6)	First Lien Term Loan	S + 4.75%	9.11%	11/26/2030	2,577	2,551	2,552	0.31%
Truist Insurance Holdings LLC	(12) (13)	First Lien Term Loan	S + 3.00%	7.20%	5/6/2031	1,494	1,499	1,501	0.18%
Vensure Employer Services, Inc.	(4) (6) (7) (14)	First Lien Term Loan	S + 5.00%	9.34%	9/27/2031	13,249	13,130	13,176	1.59%
Vensure Employer Services, Inc.	(4) (7) (11)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.65%	9/27/2031	2,751	(13)	(15)	—%
Total Banking, Finance, Insurance, Real Estate							64,063	64,074	7.75%

Beverage, Food & Tobacco
AmerCareRoyal, LLC	(4) (6) (14)	First Lien Term Loan	S + 5.00%	9.36%	9/10/2030	14,400	14,261	14,265	1.73%
AmerCareRoyal, LLC	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.36%	9/10/2030	3,307	—	(31)	—%
AmerCareRoyal, LLC	(4)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.36%	9/10/2030	2,293	2,282	2,272	0.28%
BCPE North Star US Holdco 2, Inc. (Dessert Holdings)	(6) (12) (13)	First Lien Term Loan	S + 4.00%	8.47%	6/9/2028	4,889	4,774	4,716	0.57%
Commercial Bakeries Corp.	(4) (6) (10) (13) (14) (15)	First Lien Term Loan	S + 5.50%	9.83%	9/25/2029	9,189	9,060	9,080	1.10%
Commercial Bakeries Corp.	(4) (6) (10) (13) (14)	First Lien Term Loan	S + 5.50%	9.99%	9/25/2029	1,789	1,776	1,768	0.21%
FoodScience, LLC	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.08%	11/14/2031	5,588	(14)	(53)	(0.01)%
FoodScience, LLC	(4) (6)	First Lien Term Loan	S + 4.75%	9.08%	11/14/2031	5,238	5,187	5,188	0.63%
Fortune International, LLC	(4) (6) (14)	First Lien Term Loan	S + 5.00%	9.43%	1/17/2026	6,802	6,781	6,743	0.82%
IF&P Holding Company, LLC (Fresh Edge)	(4) (6)	Subordinated Debt	S + 4.50%	9.16% (Cash) 5.13% (PIK)	4/3/2029	3,125	3,069	3,038	0.37%
LHS Acquistion, LLC (Summit Hill Foods)	(4) (6) (14) (15)	First Lien Term Loan	S + 5.75%	10.26%	11/29/2029	8,743	8,687	8,711	1.05%
Palmetto Acquisitionco, Inc. (Tech24)	(4) (14)	First Lien Term Loan	S + 5.75%	10.08%	9/18/2029	3,315	3,266	3,266	0.40%
Palmetto Acquisitionco, Inc. (Tech24)	(4) (6) (11)	First Lien Term Loan (Delayed Draw)	S + 5.75%	10.24%	9/18/2029	1,212	777	763	0.09%
Refresco (Pegasus Bidco BV)	(10) (12) (13)	First Lien Term Loan	S + 3.00%	7.77%	7/12/2029	2,755	2,766	2,784	0.34%
Refresh Buyer, LLC (Sunny Sky Products)	(4) (6) (14) (15)	First Lien Term Loan	S + 4.50%	9.58%	12/23/2028	5,106	5,063	5,063	0.61%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
Refresh Buyer, LLC (Sunny Sky Products)	(4) (6) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 4.50%	9.58%	12/23/2028	$1,289	$(7)	$(11)	—%
Sugar PPC Buyer LLC (Sugar Foods)	(4) (6) (7) (14) (15)	First Lien Term Loan	S + 5.25%	9.70%	10/2/2030	7,048	6,964	7,048	0.85%
Sugar PPC Buyer LLC (Sugar Foods)	(4) (7) (11)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.70%	10/2/2030	4,348	(20)	—	—%
Sugar PPC Buyer LLC (Sugar Foods)	(4) (6) (7) (14) (15)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.65%	10/2/2030	2,411	2,400	2,411	0.29%
SW Ingredients Holdings, LLC (Spice World)	(4)	Subordinated Debt	N/A	10.50% (Cash) 1.00% (PIK)	7/3/2028	10,283	10,283	10,159	1.23%
Watermill Express, LLC	(4) (6) (7) (15)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.73%	7/5/2029	120	120	120	0.01%
Watermill Express, LLC	(4) (6) (7) (15)	First Lien Term Loan	S + 5.25%	9.73%	7/5/2029	1,245	1,245	1,245	0.15%
Total Beverage, Food & Tobacco							88,720	88,545	10.72%

Capital Equipment
Clean Solutions Buyer, Inc.	(4) (6)	First Lien Term Loan	S + 4.50%	8.86%	9/9/2030	8,735	8,651	8,653	1.05%
Engineered Fastener Company, LLC (EFC International)	(4)	Subordinated Debt	N/A	11.00% (Cash) 2.50%(PIK)	5/1/2028	2,514	2,461	2,512	0.30%
FirstCall Mechanical Group, LLC	(4) (6) (14)	First Lien Term Loan	S + 4.75%	9.08%	6/27/2030	9,950	9,857	9,856	1.19%
FirstCall Mechanical Group, LLC	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.08%	6/27/2030	19,984	6,361	6,196	0.75%
Hayward Industries, Inc.	(12) (13)	First Lien Term Loan	S + 2.50%	6.97%	5/30/2028	4,211	4,220	4,238	0.51%
Hyperion Materials & Technologies, Inc.	(12) (14)	First Lien Term Loan	S + 4.50%	9.06%	8/30/2028	2,322	2,320	2,288	0.28%
Jetson Buyer, Inc. (E-Technologies Group, Inc.)	(4) (6) (14) (15)	First Lien Term Loan	S + 5.50%	9.86%	4/9/2030	10,897	10,749	10,689	1.30%
Johnson Controls Inc (aka Power Solutions)	(12) (13)	First Lien Term Loan	S + 3.00%	6.86%	5/6/2030	998	998	1,003	0.12%
Johnstone Supply	(12) (13)	First Lien Term Loan	S + 2.50%	6.88%	6/9/2031	1,471	1,476	1,478	0.18%
Madison Safety & Flow LLC	(12)	First Lien Term Loan	S + 3.25%	7.61%	9/26/2031	539	537	543	0.07%
Motion & Control Enterprises LLC	(4) (6) (14)	First Lien Term Loan	S + 6.00%	10.50%	6/1/2028	1,580	1,565	1,575	0.19%
Motion & Control Enterprises LLC	(4) (6)	First Lien Term Loan	S + 6.00%	10.50%	6/1/2028	1,687	1,673	1,682	0.20%
Motion & Control Enterprises LLC	(4) (14)	First Lien Term Loan (Delayed Draw)	S + 6.00%	10.50%	6/1/2028	4,350	4,347	4,337	0.52%
Motion & Control Enterprises LLC	(4)	First Lien Term Loan (Delayed Draw)	S + 6.00%	10.50%	6/1/2028	12,235	12,235	12,200	1.48%
Ovation Holdings, Inc	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.59%	2/4/2030	6,983	(69)	(7)	—%
Ovation Holdings, Inc	(4) (6)	First Lien Term Loan	S + 5.00%	9.50%	2/4/2030	838	830	837	0.10%
Ovation Holdings, Inc	(4) (6) (14) (15)	First Lien Term Loan	S + 5.00%	9.59%	2/4/2030	13,504	13,446	13,490	1.63%
Ovation Holdings, Inc	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.59%	2/4/2030	3,099	3,090	3,096	0.37%
PT Intermediate Holdings III, LLC	(4) (6) (7) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 3.25%	7.58% (Cash) 1.75% (PIK)	4/9/2030	196	1	1	—%
PT Intermediate Holdings III, LLC	(4) (6) (7) (15)	First Lien Term Loan	S + 3.25%	7.58% (Cash) 1.75% (PIK)	4/9/2030	3,635	3,649	3,658	0.44%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
Rhino Intermediate Holding Company, LLC (Rhino Tool House)	(4) (6) (14) (15)	First Lien Term Loan	S + 5.25%	9.79%	4/4/2029	$9,318	$9,230	$9,252	1.12%
Rhino Intermediate Holding Company, LLC (Rhino Tool House)	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 5.25%	10.14%	4/4/2029	2,334	2,319	2,317	0.28%
Service Logic Acquisition, Inc.	(4) (6) (7) (15)	First Lien Term Loan	S + 3.50%	8.09%	10/29/2027	3,740	3,740	3,749	0.45%
Southern Air & Heat Holdings, LLC	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.31%	10/1/2027	1,368	1,356	1,357	0.17%
Southern Air & Heat Holdings, LLC	(4) (6) (15)	First Lien Term Loan	S + 4.75%	9.23%	10/1/2027	1,311	1,299	1,300	0.16%
Thermostat Purchaser III, Inc.	(4) (7) (14)	First Lien Term Loan	S + 4.25%	8.58%	8/31/2028	3,276	3,276	3,276	0.40%
Thermostat Purchaser III, Inc.	(4) (7) (11)	First Lien Term Loan (Delayed Draw)	S + 4.25%	8.58%	8/31/2028	3,284	—	—	—%
Vessco Midco Holdings, LLC	(4) (6) (7) (14)	First Lien Term Loan	S + 4.75%	9.43%	7/24/2031	13,706	13,571	13,573	1.64%
Vessco Midco Holdings, LLC	(4) (7) (11)	Revolving Loan	S + 4.75%	9.43%	7/24/2031	1,726	(16)	(17)	—%
Vessco Midco Holdings, LLC	(4) (7) (11)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.43%	7/24/2031	4,569	1,181	1,159	0.14%
Total Capital Equipment							124,353	124,291	15.04%

Chemicals, Plastics, & Rubber
Akzo Nobel Speciality (aka Starfruit US Holdco LLC)	(12) (13)	First Lien Term Loan	S + 3.00%	7.66%	4/3/2028	3,769	3,789	3,803	0.46%
Anchor Packaging	(12) (13)	First Lien Term Loan	S + 3.00%	7.69%	7/18/2029	3,732	3,734	3,758	0.45%
Austin Powder (A-AP Buyer Inc)	(12)	First Lien Term Loan	S + 3.00%	7.61%	9/9/2031	500	499	505	0.06%
Chroma Color Corporation	(4) (6) (14) (15)	First Lien Term Loan	S + 6.00%	10.63%	4/23/2029	6,384	6,323	6,337	0.76%
Chroma Color Corporation	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 6.00%	10.35%	4/23/2029	1,409	1,399	1,399	0.17%
Ineos US Finance LLC	(10) (12) (13)	First Lien Term Loan	S + 3.00%	7.35%	2/7/2031	2,025	2,020	2,044	0.25%
Ineos US Finance LLC	(10) (12) (13)	First Lien Term Loan	S + 3.00%	7.61%	2/18/2030	2,215	2,225	2,227	0.27%
Ineos US Petrochem LLC	(12) (13)	First Lien Term Loan	S + 4.00%	8.61%	10/1/2031	915	906	925	0.11%
INEOS US Petrochem LLC	(12)	First Lien Term Loan	S + 4.00%	8.71%	4/2/2029	867	867	875	0.11%
Tangent Technologies Acquisition, LLC	(4) (6) (15)	First Lien Term Loan	S + 4.75%	9.39%	11/30/2027	12,345	12,277	12,154	1.47%
TJC Spartech Acquisition Corp.	(6) (7) (12)	First Lien Term Loan	S + 4.75%	9.41%	5/6/2028	3,889	3,889	2,825	0.34%
Tronox Limited	(12) (13)	First Lien Term Loan	S + 2.00%	6.60%	4/4/2029	3,345	3,354	3,359	0.41%
Univar Solutions USA Inc.	(12)	First Lien Term Loan	S + 4.00%	7.86%	8/1/2030	1,887	1,897	1,912	0.23%
USALCO	(12)	First Lien Term Loan	S + 4.00%	8.36%	9/30/2031	1,269	1,263	1,282	0.16%
USALCO	(11) (12)	First Lien Term Loan (Delayed Draw)	S + 4.00%	8.36%	9/30/2031	131	—	1	—%
Total Chemicals, Plastics, & Rubber							44,442	43,406	5.25%

Construction & Building
APi Group DE Inc.	(12) (13)	First Lien Term Loan	S + 2.00%	6.36%	1/3/2029	1,672	1,672	1,675	0.20%
Cobalt Service Partners, LLC	(4) (6) (7) (14)	First Lien Term Loan	S + 4.75%	9.08%	10/13/2031	7,342	7,269	7,274	0.88%
Cobalt Service Partners, LLC	(4) (7) (11)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.08%	10/13/2031	12,658	549	493	0.06%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
Gannett Fleming, Inc.	(4) (6) (7)	First Lien Term Loan	S + 4.75%	9.23%	8/5/2030	$17,824	$17,568	$17,669	2.14%
Gannett Fleming, Inc.	(4) (7) (11)	Revolving Loan	S + 4.75%	9.23%	8/5/2030	2,131	(30)	(19)	—%
Gulfside Supply	(12)	First Lien Term Loan	S + 3.00%	7.33%	6/17/2031	1,092	1,090	1,099	0.13%
Heartland Paving Partners, LLC	(4) (6) (14)	First Lien Term Loan	S + 4.75%	9.08%	8/9/2030	8,550	8,466	8,469	1.03%
Heartland Paving Partners, LLC	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.08%	8/9/2030	5,714	(14)	(54)	(0.01)%
Heartland Paving Partners, LLC	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.08%	8/9/2030	5,714	(14)	(54)	(0.01)%
Hyphen Solutions, LLC	(4) (6) (7) (15)	First Lien Term Loan	S + 5.50%	9.96%	10/27/2026	15,915	15,890	15,915	1.93%
ICE USA Infrastructure, Inc.	(4) (6) (14) (15)	First Lien Term Loan	S + 5.25%	9.58%	3/15/2030	9,052	8,970	8,968	1.09%
ICE USA Infrastructure, Inc.	(4) (6)	First Lien Term Loan	S + 5.25%	9.58%	3/15/2030	1,618	1,603	1,603	0.19%
Java Buyer, Inc. (Sciens Building Solutions, LLC)	(4) (6) (7) (15)	First Lien Term Loan (Delayed Draw)	S + 5.75%	10.39%	12/15/2027	1,348	1,348	1,348	0.17%
Java Buyer, Inc. (Sciens Building Solutions, LLC)	(4) (6) (7) (15)	First Lien Term Loan	S + 5.75%	10.20%	12/15/2027	2,551	2,551	2,551	0.31%
MEI Buyer LLC	(4) (6) (14) (15)	First Lien Term Loan	S + 5.00%	9.36%	6/29/2029	10,248	10,197	10,250	1.24%
MEI Buyer LLC	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.48%	6/29/2029	1,639	1,637	1,639	0.20%
Quikrete Holdings, Inc.	(12)	First Lien Term Loan	S + 2.25%	6.61%	3/19/2029	1,481	1,483	1,482	0.18%
Rose Paving, LLC	(4) (11)	Subordinated Debt (Delayed Draw)	N/A	12.50%	5/7/2030	146	(1)	(2)	—%
Rose Paving, LLC	(4)	Subordinated Debt	N/A	12.50%	5/7/2030	2,253	2,225	2,226	0.27%
SPI LLC	(4) (6) (7) (14)	First Lien Term Loan	S + 4.75%	9.21%	12/21/2027	6,808	6,747	6,808	0.82%
Thyssenkrupp Elevator (Vertical US Newco Inc)	(12) (13)	First Lien Term Loan	S + 4.00%	8.59%	4/30/2030	3,970	3,995	4,004	0.49%
Touchdown Acquirer Inc. (Tencate)	(6) (7) (12) (14) (15)	First Lien Term Loan	S + 3.25%	7.58%	2/21/2031	9,827	9,826	9,930	1.20%
Vertex Service Partners, LLC	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.50%	11/8/2030	8,949	146	104	0.01%
Vertex Service Partners, LLC	(4) (6) (14) (15)	First Lien Term Loan	S + 5.75%	10.11%	11/8/2030	3,182	3,152	3,214	0.39%
Vertex Service Partners, LLC	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 5.75%	10.13%	11/8/2030	5,737	5,709	5,795	0.70%
WSB Engineering Holdings Inc.	(4) (6) (14) (15)	First Lien Term Loan	S + 6.00%	10.51%	8/31/2029	4,173	4,121	4,158	0.50%
WSB Engineering Holdings Inc.	(4) (6) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 6.00%	10.59%	8/31/2029	2,757	2,369	2,387	0.29%
Total Construction & Building							118,524	118,932	14.40%

Consumer Goods: Durable
Callaway Golf Company	(12) (13)	First Lien Term Loan	S + 3.00%	7.36%	3/15/2030	1,403	1,404	1,399	0.17%
Culligan (AKA Osmosis Debt Merger Sub Inc)	(12) (13)	First Lien Term Loan	S + 3.00%	8.05%	7/31/2028	2,985	3,001	2,991	0.36%
MITER Brands (MIWD Holdco II LLC)	(12)	First Lien Term Loan	S + 3.00%	7.36%	3/28/2031	3,483	3,503	3,522	0.43%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
NMC Skincare Intermediate Holdings II, LLC	(4) (6) (7)	First Lien Term Loan	S + 5.00%	9.75% (Cash) 1.00% (PIK)	11/2/2026	$6,615	$6,552	$6,218	0.75%
SRAM LLC	(12)	First Lien Term Loan	S + 3.00%	7.22%	5/18/2028	3,645	3,654	3,669	0.44%
XpressMyself.com LLC (SmartSign)	(4) (14)	First Lien Term Loan	S + 5.50%	10.03%	9/7/2028	2,004	1,991	2,004	0.25%
XpressMyself.com LLC (SmartSign)	(4) (14)	First Lien Term Loan	S + 5.75%	10.25%	9/7/2028	1,516	1,493	1,516	0.18%
Total Consumer Goods: Durable							21,598	21,319	2.58%

Consumer Goods: Non-Durable
Gloves Buyer, Inc. (PIP)	(4) (6) (14) (15)	First Lien Term Loan	S + 4.00%	8.47%	12/29/2027	7,173	7,157	7,173	0.87%
Image International Intermediate Holdco II, LLC	(4) (6) (7) (15)	First Lien Term Loan	S + 5.50%	10.24%	7/10/2025	7,575	7,393	7,326	0.88%
Image International Intermediate Holdco II, LLC	(4) (6) (7) (15)	First Lien Term Loan	S + 5.50%	10.24%	7/10/2025	10,655	10,546	10,305	1.25%
KL Bronco Acquisition, Inc. (Elevation Labs)	(4) (6) (15)	First Lien Term Loan	S + 5.25%	9.94%	6/30/2028	4,999	4,984	5,000	0.60%
KL Bronco Acquisition, Inc. (Elevation Labs)	(4) (6) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.70%	6/30/2028	2,434	721	727	0.09%
MPG Parent Holdings, LLC (Market Performance Group)	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.33%	1/8/2030	4,397	(11)	44	0.01%
MPG Parent Holdings, LLC (Market Performance Group)	(4) (6) (14) (15)	First Lien Term Loan	S + 5.00%	9.33%	1/8/2030	11,994	12,044	12,114	1.46%
MPG Parent Holdings, LLC (Market Performance Group)	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.59%	1/8/2030	2,907	2,927	2,936	0.36%
Perrigo Investments	(10) (12) (13)	First Lien Term Loan	S + 2.00%	6.36%	4/20/2029	1,417	1,416	1,423	0.17%
Revision Buyer LLC (Revision Skincare)	(4)	Subordinated Debt	N/A	10.00% (Cash) 1.00% (PIK)	12/1/2028	10,279	10,142	10,220	1.24%
Ultima Health Holdings, Inc.	(4)	Subordinated Debt	N/A	11.00% (Cash) 1.50% (PIK)	3/12/2029	1,346	1,328	1,346	0.16%
Total Consumer Goods: Non-Durable							58,647	58,614	7.09%

Containers, Packaging & Glass
Novolex (Clydesdale Acquisition Holdings Inc)	(12)	First Lien Term Loan	S + 3.00%	7.53%	4/13/2029	1,656	1,666	1,661	0.20%
Oliver Packaging, LLC	(4)	Subordinated Debt	N/A	11.00%	1/6/2029	1,326	1,309	1,250	0.15%
Oliver Packaging, LLC	(4)	Subordinated Debt	N/A	12.50%	1/6/2029	245	241	243	0.03%
Online Labels Group, LLC	(4) (6) (14) (15)	First Lien Term Loan	S + 5.25%	9.58%	12/19/2029	3,148	3,139	3,148	0.38%
Online Labels Group, LLC	(4) (6) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.58%	12/19/2029	543	—	—	—%
Online Labels Group, LLC	(4) (6) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.58%	12/19/2029	227	—	—	—%
PG Buyer, LLC (Pacur)	(4) (6)	Subordinated Debt	N/A	10.00% (Cash) 1.50% (PIK)	9/2/2026	8,342	8,342	8,342	1.01%
ProAmpac PG Borrower LLC	(7) (12) (14)	First Lien Term Loan	S + 4.00%	8.60%	9/15/2028	3,960	3,960	3,977	0.48%
Total Containers, Packaging & Glass							18,657	18,621	2.25%

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
Energy: Electricity
Covanta Energy Corp	(12) (13)	First Lien Term Loan	S + 2.00%	6.70%	11/30/2028	$689	$687	$691	0.08%
Covanta Energy Corp	(12) (13)	First Lien Term Loan	S + 2.00%	6.70%	11/30/2028	53	53	53	0.01%
Matador US Buyer, LLC (Insulation Technology Group)	(4) (6) (10) (13) (14)	First Lien Term Loan	S + 5.00%	9.36%	6/25/2030	19,758	19,571	19,582	2.37%
Matador US Buyer, LLC (Insulation Technology Group)	(4) (10) (11) (13)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.36%	6/25/2030	5,226	—	(47)	(0.01)%
Tinicum Voltage Acquisition Corp.	(4) (6) (15)	First Lien Term Loan	S + 4.75%	9.41%	12/15/2028	6,796	6,624	6,615	0.80%
Total Energy: Electricity							26,935	26,894	3.25%

Energy: Oil & Gas
Allredi, LLC (Abrasive Products and Equipment)	(4)	Subordinated Debt	N/A	15.00% (PIK)	9/2/2026	11,485	11,202	9,628	1.17%
Total Energy: Oil & Gas							11,202	9,628	1.17%

Environmental Industries
CLS Management Services, LLC (Contract Land Staff)	(4) (6) (14) (15)	First Lien Term Loan	S + 5.00%	9.33%	3/27/2030	8,690	8,609	8,611	1.04%
CLS Management Services, LLC (Contract Land Staff)	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.62%	3/27/2030	3,493	3,480	3,462	0.42%
CLS Management Services, LLC (Contract Land Staff)	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.62%	3/27/2030	4,418	(10)	(40)	—%
GFL Environmental (Betty Merger)	(10) (12) (13)	First Lien Term Loan	S + 2.00%	6.61%	7/3/2031	3,377	3,368	3,387	0.41%
Impact Parent Corporation (Impact Environmental Group)	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.42%	3/23/2029	3,160	3,165	3,137	0.38%
Impact Parent Corporation (Impact Environmental Group)	(4) (6) (15)	First Lien Term Loan	S + 5.00%	9.43%	3/23/2029	10,357	10,373	10,284	1.24%
Impact Parent Corporation (Impact Environmental Group)	(4) (14)	First Lien Term Loan	S + 5.00%	9.43%	3/23/2029	2,055	2,022	2,041	0.25%
Impact Parent Corporation (Impact Environmental Group)	(4) (14)	First Lien Term Loan	S + 5.00%	9.43%	3/23/2029	421	414	418	0.05%
Impact Parent Corporation (Impact Environmental Group)	(4) (6) (14) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.43%	3/23/2029	2,016	2,014	2,002	0.24%
Impact Parent Corporation (Impact Environmental Group)	(4) (6)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.43%	3/23/2029	1,708	1,701	1,696	0.21%
NFM & J, L.P. (The Facilities Group)	(4) (6) (7) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.75%	10.42%	11/30/2027	1,547	163	167	0.02%
NFM & J, L.P. (The Facilities Group)	(4) (6) (7) (15)	First Lien Term Loan (Delayed Draw)	S + 5.75%	10.44%	11/30/2027	1,961	1,949	1,954	0.23%
NFM & J, L.P. (The Facilities Group)	(4) (6) (7) (15)	First Lien Term Loan	S + 5.75%	10.37%	11/30/2027	2,755	2,738	2,746	0.33%
NFM & J, L.P. (The Facilities Group)	(4) (6) (7) (15)	First Lien Term Loan	S + 5.75%	10.44%	11/30/2027	1,929	1,917	1,922	0.23%
North Haven Stack Buyer, LLC	(4) (6) (7) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.33%	7/16/2027	137	137	137	0.02%
North Haven Stack Buyer, LLC	(4) (6) (7) (15)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.58%	7/16/2027	635	640	642	0.08%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
North Haven Stack Buyer, LLC	(4) (6) (7) (15)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.58%	7/16/2027	$1,289	$1,298	$1,302	0.15%
North Haven Stack Buyer, LLC	(4) (6) (7) (15)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.58%	7/16/2027	373	376	377	0.05%
North Haven Stack Buyer, LLC	(4) (6) (7) (15)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.76%	7/16/2027	2,052	2,066	2,073	0.25%
North Haven Stack Buyer, LLC	(4) (6) (7) (14)	First Lien Term Loan	S + 5.25%	9.84%	7/16/2027	6,807	6,790	6,875	0.83%
North Haven Stack Buyer, LLC	(4) (6) (7) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.33%	7/16/2027	785	786	790	0.10%
North Haven Stack Buyer, LLC	(4) (6) (7) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.33%	7/16/2027	595	595	598	0.07%
North Haven Stack Buyer, LLC	(4) (6) (7) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.33%	7/16/2027	3,287	428	466	0.06%
Nutrition 101 Buyer, LLC (101 Inc)	(4) (6)	First Lien Term Loan	S + 5.25%	9.94%	8/31/2028	808	803	750	0.09%
Orion Group FM Holdings, LLC (Leo Facilities)	(4) (6) (14)	First Lien Term Loan	S + 5.50%	9.75%	7/3/2029	2,341	2,318	2,312	0.28%
Orion Group FM Holdings, LLC (Leo Facilities)	(4) (14)	First Lien Term Loan	S + 5.50%	9.83%	7/3/2029	3,386	3,354	3,344	0.40%
Orion Group FM Holdings, LLC (Leo Facilities)	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 5.50%	10.58%	7/3/2029	19,812	—	(246)	(0.03)%
Orion Group FM Holdings, LLC (Leo Facilities)	(4) (6) (11)	First Lien Term Loan (Delayed Draw)	S + 5.50%	10.48%	7/3/2029	2,562	1,888	1,862	0.23%
SI Solutions, LLC	(4) (6) (14)	First Lien Term Loan	S + 4.75%	9.34%	8/15/2030	10,494	10,392	10,507	1.27%
SI Solutions, LLC	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.34%	8/15/2030	4,951	(12)	6	—%
Total Environmental Industries							73,762	73,582	8.90%

Healthcare & Pharmaceuticals
AB Centers Acquisition Corporation (Action Behavior Centers)	(4) (6) (14)	First Lien Term Loan	S + 5.25%	9.84%	7/2/2031	13,853	13,717	13,778	1.67%
AB Centers Acquisition Corporation (Action Behavior Centers)	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.80%	7/2/2031	2,519	167	159	0.02%
AB Centers Acquisition Corporation (Action Behavior Centers)	(4)	First Lien Term Loan	S + 5.25%	9.61%	7/2/2031	3,387	3,371	3,369	0.41%
All Star Recruiting Locums, LLC (All Star Healthcare Solutions)	(4) (6) (7) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.50%	9.83%	5/1/2030	1,063	1	1	—%
All Star Recruiting Locums, LLC (All Star Healthcare Solutions)	(4) (6) (7) (15)	First Lien Term Loan	S + 5.50%	9.83%	5/1/2030	4,230	4,235	4,234	0.51%
Bridges Consumer Healthcare Intermediate LLC	(4) (6) (14)	First Lien Term Loan	S + 5.25%	9.53%	12/20/2031	5,138	5,087	5,088	0.62%
Bridges Consumer Healthcare Intermediate LLC	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.53%	12/20/2031	2,439	(12)	(24)	—%
Coding Solutions Acquisition, Inc.	(4) (6) (7) (14)	First Lien Term Loan	S + 5.00%	9.25%	8/7/2031	10,861	10,789	10,777	1.30%
Coding Solutions Acquisition, Inc.	(4) (7) (11)	Revolving Loan	S + 5.00%	9.43%	8/7/2031	1,101	953	955	0.12%
Coding Solutions Acquisition, Inc.	(4) (7) (11)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.43%	8/7/2031	1,655	(4)	(13)	—%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
Eyesouth Eye Care Holdco LLC	(4) (6) (14) (15)	First Lien Term Loan	S + 5.50%	9.96%	10/5/2029	$10,638	$10,445	$10,445	1.26%
Eyesouth Eye Care Holdco LLC	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 5.50%	10.00%	10/5/2029	3,431	3,381	3,369	0.41%
Health Management Associates, Inc.	(4) (6) (14) (15)	First Lien Term Loan	S + 6.25%	10.82%	3/30/2029	8,733	8,667	8,733	1.06%
Health Management Associates, Inc.	(4) (6) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 6.25%	10.77%	3/30/2029	1,533	747	761	0.09%
Healthspan Buyer, LLC (Thorne HealthTech)	(4) (6) (14)	First Lien Term Loan	S + 5.25%	9.58%	10/16/2030	5,491	5,464	5,465	0.66%
Healthspan Buyer, LLC (Thorne HealthTech)	(4) (6) (14) (15)	First Lien Term Loan	S + 5.25%	9.58%	10/16/2030	12,050	11,980	11,992	1.45%
Heartland Veterinary Partners LLC	(4)	Subordinated Debt	N/A	7.50% (Cash) 7.00% (PIK)	12/10/2027	1,054	1,044	1,053	0.13%
Heartland Veterinary Partners LLC	(4) (11)	Subordinated Debt (Delayed Draw)	N/A	7.50% (Cash) 7.00% (PIK)	12/10/2027	5,052	3,086	3,081	0.37%
Heartland Veterinary Partners LLC	(4)	Subordinated Debt (Delayed Draw)	N/A	7.50% (Cash) 7.00% (PIK)	12/10/2027	5,271	5,271	5,265	0.64%
HMN Acquirer Corp.	(4) (14)	First Lien Term Loan	S + 4.75%	9.08%	11/5/2031	5,831	5,775	5,776	0.70%
HMN Acquirer Corp.	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.08%	11/5/2031	2,144	(5)	(20)	—%
Jazz Pharmaceuticals (AKA FINANCING LUX SARL)	(10) (12) (13)	First Lien Term Loan	S + 2.25%	6.61%	5/5/2028	3,832	3,854	3,846	0.47%
JKC Buyer, Inc. (J. Knipper and Company Inc)	(4) (6) (15)	First Lien Term Loan	S + 6.50%	10.98%	10/1/2025	8,953	8,953	8,953	1.08%
Medline (AKA Mozart Borrower LP)	(12) (13)	First Lien Term Loan	S + 2.25%	6.61%	10/23/2028	2,751	2,754	2,763	0.33%
New You Bariatric Group, LLC (SSJA Bariatric Management LLC)	(4) (6) (16)	First Lien Term Loan	S + 5.25%	9.73%	4/30/2025	7,455	7,455	3,400	0.41%
Organon & Co	(12) (13)	First Lien Term Loan	S + 2.00%	6.62%	5/19/2031	1,418	1,415	1,425	0.17%
Promptcare Infusion Buyer, Inc.	(4) (6) (7) (15)	First Lien Term Loan (Delayed Draw)	S + 6.00%	10.44%	9/1/2027	318	317	318	0.04%
Promptcare Infusion Buyer, Inc.	(4) (6) (7) (15)	First Lien Term Loan	S + 6.00%	10.44%	9/1/2027	2,039	2,037	2,039	0.25%
Select Medical Corporation	(12) (13)	First Lien Term Loan	S + 2.00%	6.53%	12/3/2031	824	827	828	0.10%
Southern Veterinary Partners, LLC	(7) (12) (14)	First Lien Term Loan	S + 3.25%	7.71%	12/4/2031	8,329	8,321	8,399	1.02%
TBRS, Inc.	(4) (7) (11)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.26%	11/22/2031	1,953	(10)	(19)	—%
TBRS, Inc.	(4) (7) (11) (13)	Revolving Loan	S + 4.75%	9.26%	11/22/2030	1,243	62	62	0.01%
TBRS, Inc.	(4) (6) (7)	First Lien Term Loan	S + 4.75%	9.26%	11/22/2031	7,160	7,089	7,091	0.85%
Tidi Legacy Products, Inc.	(4) (6) (7) (14) (15)	First Lien Term Loan	S + 5.25%	9.61%	12/19/2029	15,737	15,736	15,789	1.91%
Tidi Legacy Products, Inc.	(4) (6) (7) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.61%	12/19/2029	4,183	10	14	—%
VMG Holdings LLC (VMG Health)	(4) (6) (14) (15)	First Lien Term Loan	S + 4.75%	9.33%	4/16/2030	19,950	19,763	19,764	2.39%
W2O Holdings, Inc.	(4) (6) (14)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.08%	6/12/2028	6,806	6,806	6,781	0.82%
Wellspring Pharmaceutical Corporation	(4) (14)	First Lien Term Loan	S + 5.00%	9.43%	8/22/2028	6,463	6,423	6,404	0.78%
Wellspring Pharmaceutical Corporation	(4) (14)	First Lien Term Loan	S + 5.00%	9.43%	8/22/2028	4,013	3,958	3,976	0.48%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
Wellspring Pharmaceutical Corporation	(4)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.43%	8/22/2028	$1,866	$1,856	$1,849	0.22%
YI, LLC (Young Innovations)	(4) (6) (7) (14) (15)	First Lien Term Loan	S + 5.75%	10.39%	12/3/2029	15,848	15,711	15,710	1.90%
YI, LLC (Young Innovations)	(4) (6) (7) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.75%	10.39%	12/3/2029	3,335	(17)	(29)	—%
Total Healthcare & Pharmaceuticals							207,479	203,607	24.65%

High Tech Industries
Ahead DB Holdings, LLC (Ahead Data Blue LLC)	(6) (12) (14)	First Lien Term Loan	S + 3.50%	7.83%	2/1/2031	5,464	5,438	5,508	0.67%
BMC Software, Inc.	(12)	First Lien Term Loan	S + 4.00%	8.34%	7/30/2031	5,000	4,988	5,047	0.61%
Cedar Services Group, LLC (Evergreen Services Group II)	(4) (7) (14)	First Lien Term Loan	S + 5.50%	9.83%	10/4/2030	3,290	3,246	3,290	0.40%
Cedar Services Group, LLC (Evergreen Services Group II)	(4) (6) (7) (14)	First Lien Term Loan (Delayed Draw)	S + 5.50%	9.83%	10/4/2030	2,660	2,654	2,660	0.32%
Diligent Corporation (fka Diamond Merger Sub II, Corp.)	(4) (6) (7)	First Lien Term Loan	S + 5.00%	10.09%	8/2/2030	2,553	2,541	2,570	0.31%
Diligent Corporation (fka Diamond Merger Sub II, Corp.)	(4) (6) (7) (14)	First Lien Term Loan	S + 5.00%	10.09%	8/2/2030	14,894	14,820	14,993	1.81%
Diligent Corporation (fka Diamond Merger Sub II, Corp.)	(4) (6) (7) (11)	First Lien Term Loan (Delayed Draw)	S + 5.00%	10.09%	8/2/2030	2,553	(11)	17	—%
Dragon Buyer, Inc. (NCR Voyix)	(6) (12)	First Lien Term Loan	S + 3.25%	7.58%	9/30/2031	7,000	6,966	7,023	0.85%
Eliassen Group, LLC	(4) (6) (7) (15)	First Lien Term Loan (Delayed Draw)	S + 5.75%	10.30%	4/14/2028	229	229	229	0.03%
Eliassen Group, LLC	(4) (6) (7) (15)	First Lien Term Loan	S + 5.75%	10.08%	4/14/2028	3,186	3,186	3,186	0.39%
Ensono, Inc.	(6) (12) (14)	First Lien Term Loan	S + 4.00%	8.47%	5/26/2028	14,961	14,900	14,976	1.81%
GS AcquisitionCo, Inc.	(4) (6) (7) (15)	First Lien Term Loan	S + 5.25%	9.58%	5/25/2028	5,784	5,762	5,762	0.70%
Icon Parent I Inc. (Instructure)	(6) (7) (12)	First Lien Term Loan	S + 3.00%	7.52%	11/13/2031	2,000	1,990	2,010	0.24%
II-VI INCORPORATED	(12) (13)	First Lien Term Loan	S + 2.00%	6.86%	7/2/2029	2,256	2,265	2,265	0.28%
Infobase Acquisition, Inc.	(4) (6) (14) (15)	First Lien Term Loan	S + 5.50%	10.03%	6/14/2028	3,498	3,494	3,498	0.42%
Informatica LLC	(12) (13)	First Lien Term Loan	S + 2.00%	6.61%	10/27/2028	4,455	4,474	4,483	0.54%
Javelin Buyer, Inc.	(4) (6) (7) (14)	First Lien Term Loan	S + 3.25%	7.69%	12/5/2031	7,000	6,990	6,988	0.85%
MKS INSTRUMENTS INC	(12) (13)	First Lien Term Loan	S + 2.00%	6.59%	8/17/2029	3,406	3,425	3,421	0.41%
PointClickCare Technologies	(10) (12) (13)	First Lien Term Loan	S + 3.00%	7.58%	10/11/2031	450	449	453	0.05%
Project Alpha Intermediate Holding, Inc.	(4) (6) (7)	First Lien Term Loan	S + 3.25%	7.84%	10/28/2030	1,000	998	998	0.12%
Quartz Holding Company (Quickbase)	(4) (6) (14)	First Lien Term Loan	S + 3.50%	7.86%	10/2/2028	6,039	6,020	6,013	0.73%
Red Ventures, LLC (New Imagitas, Inc.)	(12) (13)	First Lien Term Loan	S + 2.75%	7.11%	3/3/2030	1,321	1,318	1,328	0.16%
Ridge Trail US Bidco, Inc. (Options IT)	(4) (6) (7)	First Lien Term Loan	S + 4.50%	8.86%	9/30/2031	9,241	9,150	9,153	1.11%
Ridge Trail US Bidco, Inc. (Options IT)	(4) (7) (11)	Revolving Loan	S + 4.50%	8.83%	3/31/2031	1,062	277	277	0.03%
Ridge Trail US Bidco, Inc. (Options IT)	(4) (7) (11)	First Lien Term Loan (Delayed Draw)	S + 4.50%	8.86%	9/30/2031	3,187	(8)	(30)	—%
Specialist Resources Global Inc.	(4) (6)	First Lien Term Loan	S + 5.00%	9.36%	9/23/2027	1,325	1,314	1,323	0.16%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
Specialist Resources Global Inc.	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.36%	9/23/2027	$11,790	$(23)	$(14)	—%
Specialist Resources Global Inc.	(4) (6) (14)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.36%	9/23/2027	6,805	6,805	6,797	0.82%
Stratix Holding Corporation	(4) (6) (15)	First Lien Term Loan	S + 5.75%	10.00%	9/15/2028	6,532	6,532	6,532	0.79%
UPC/Sunrise (UPC Financing Partnership)	(12)	First Lien Term Loan	S + 2.93%	7.44%	1/31/2029	1,825	1,818	1,837	0.22%
Validity, Inc.	(4) (6) (15)	First Lien Term Loan	S + 5.25%	9.71%	5/30/2026	7,320	7,317	7,320	0.89%
Venture Buyer, LLC (Velosio)	(4) (6) (7) (14) (15)	First Lien Term Loan	S + 5.25%	9.84%	3/1/2030	7,896	7,851	7,904	0.96%
Venture Buyer, LLC (Velosio)	(4) (6) (7) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.84%	3/1/2030	1,635	—	2	—%
Worldpay (GTCR W Merger Sub LLC)	(12) (13)	First Lien Term Loan	S + 3.00%	6.83%	1/31/2031	4,454	4,474	4,486	0.54%
Total High Tech Industries							141,649	142,305	17.22%

Hotel, Gaming & Leisure
Cinemark USA, Inc.	(12) (13)	First Lien Term Loan	S + 4.00%	7.10%	5/24/2030	3,590	3,610	3,617	0.44%
Davidson Hotel Company LLC	(4) (6) (14)	First Lien Term Loan	S + 5.00%	9.36%	10/31/2031	2,790	2,762	2,763	0.33%
Davidson Hotel Company LLC	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.36%	10/31/2031	930	(2)	(9)	—%
Total Hotel, Gaming & Leisure							6,370	6,371	0.77%

Media: Advertising, Printing & Publishing
Calienger Acquisition, L.L.C. (Wpromote, LLC)	(4) (6) (15)	First Lien Term Loan	S + 5.75%	10.40%	10/23/2028	3,468	3,471	3,471	0.42%
Thomson Reuters IP & S (AKA Clarivate / Camelot Finance SA)	(12)	First Lien Term Loan	S + 2.75%	7.11%	1/31/2031	3,720	3,730	3,721	0.45%
Viking Buyer, LLC (Vanguard Packaging LLC)	(4) (6) (14)	First Lien Term Loan	S + 5.00%	9.47%	8/9/2026	5,821	5,815	5,792	0.70%
VS Professional Training Acquisitionco, LLC	(4) (6) (15)	First Lien Term Loan	S + 5.25%	9.61%	9/30/2026	4,408	4,408	4,408	0.53%
Total Media: Advertising, Printing & Publishing							17,424	17,392	2.10%

Media: Broadcasting & Subscription
Directv (AKA Directv Financing LLC)	(12)	First Lien Term Loan	S + 5.00%	9.85%	8/2/2027	170	169	171	0.02%
Nexstar Broadcasting, Inc.	(12) (13)	First Lien Term Loan	S + 2.50%	6.96%	9/18/2026	3,479	3,483	3,495	0.42%
Virgin Media Investment Holdings Limited	(12) (13)	First Lien Term Loan	S + 3.25%	7.76%	1/31/2029	1,375	1,357	1,369	0.17%
Ziggo B.V.	(12) (13)	First Lien Term Loan	S + 2.50%	7.01%	4/30/2028	500	492	499	0.06%
Total Media: Media: Broadcasting & Subscription							5,501	5,534	0.67%

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
Media: Diversified & Production
BroadcastMed Holdco, LLC	(4)	Subordinated Debt	N/A	10.00% (Cash) 3.75% (PIK)	11/12/2027	$2,775	$2,737	$2,672	0.32%
Creative Artists Agency, LLC	(12)	First Lien Term Loan	S + 2.75%	7.11%	10/1/2031	1,989	1,998	2,001	0.25%
Total Media: Diversified & Production							4,735	4,673	0.57%

Metals and Mining
Arsenal AIC Parent LLC(Arconic)	(12)	First Lien Term Loan	S + 3.00%	7.61%	8/18/2030	2,602	2,626	2,627	0.32%
Total Metals and Mining							2,626	2,627	0.32%

Retail
Syndigo LLC	(4) (6) (15)	First Lien Term Loan	S + 4.50%	9.28%	12/15/2027	2,724	2,720	2,724	0.33%
Total Retail							2,720	2,724	0.33%

Services: Business
AG Group Holdings, Inc. (Addison Group)	(6) (12) (15)	First Lien Term Loan	S + 4.25%	8.61%	12/29/2028	3,314	3,335	3,338	0.40%
ALKU Intermediate Holdings, LLC	(4) (6)	First Lien Term Loan	S + 6.25%	10.50%	5/23/2029	2,684	2,641	2,707	0.33%
Amex GBT	(12)	First Lien Term Loan	S + 3.00%	7.63%	7/25/2031	800	798	805	0.10%
Archer Acquisition, LLC (ARMstrong)	(4) (6) (14) (15)	First Lien Term Loan	S + 5.00%	9.43%	10/8/2029	10,467	10,356	10,367	1.25%
Archer Acquisition, LLC (ARMstrong)	(4) (6) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.67%	10/8/2029	1,009	271	271	0.03%
Azalea TopCo, Inc. (Press Ganey)	(6) (7) (12) (14)	First Lien Term Loan	S + 3.25%	7.61%	4/30/2031	5,162	5,113	5,183	0.63%
Azorra	(10) (12) (13)	First Lien Term Loan	S + 3.50%	7.86%	10/18/2029	1,496	1,482	1,508	0.18%
Bounteous, Inc.	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.36%	8/2/2027	1,012	1,012	1,011	0.12%
Bounteous, Inc.	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.36%	8/2/2027	493	493	493	0.06%
Bounteous, Inc.	(4) (6) (15)	First Lien Term Loan	S + 4.75%	9.36%	8/2/2027	1,955	1,955	1,953	0.24%
Bounteous, Inc.	(4) (6) (15)	First Lien Term Loan	S + 4.75%	9.36%	8/2/2027	302	302	301	0.04%
Caldwell & Gregory LLC	(4)	Subordinated Debt	S + 9.25%	13.86% (PIK)	3/31/2031	5,177	5,079	5,168	0.63%
COP Village Green Acquisitions, Inc. (Village Green Holding)	(4)	Subordinated Debt	N/A	10.50% (Cash) 1.75% (PIK)	3/26/2031	1,403	1,369	1,368	0.17%
COP Village Green Acquisitions, Inc. (Village Green Holding)	(4) (11)	Subordinated Debt (Delayed Draw)	N/A	10.50% (Cash) 1.75% (PIK)	3/26/2031	536	(6)	(13)	—%
Cornerstone Advisors of Arizona, LLC	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 5.50%	9.85%	9/24/2026	116	116	116	0.01%
Cornerstone Advisors of Arizona, LLC	(4) (6) (15)	First Lien Term Loan	S + 5.50%	9.85%	9/24/2026	1,262	1,262	1,262	0.15%
CV Holdco, LLC (Class Valuation)	(4)	Subordinated Debt	N/A	11.00%	9/30/2026	444	440	432	0.05%
CV Holdco, LLC (Class Valuation)	(4)	Subordinated Debt	N/A	11.00%	9/30/2026	10,000	9,919	9,712	1.18%
DISA Holdings Corp. (DISA Global Solutions)	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.50%	9/9/2028	1,197	1,186	1,188	0.14%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
DISA Holdings Corp. (DISA Global Solutions)	(4) (6) (15)	First Lien Term Loan	S + 5.00%	9.50%	9/9/2028	$6,652	$6,595	$6,602	0.80%
Esquire Deposition Solutions, LLC	(4)	Subordinated Debt	N/A	14.00% (PIK)	6/30/2029	1,800	1,760	1,765	0.21%
First Advantage Holdings LLC	(12)	First Lien Term Loan	S + 3.25%	7.61%	10/31/2031	1,335	1,328	1,351	0.16%
Garda World Security Corporation	(10) (12) (13)	First Lien Term Loan	S + 4.00%	7.90%	2/1/2029	1,990	2,015	2,001	0.24%
Genuine Financial Holdings LLC (HireRight)	(12)	First Lien Term Loan	S + 4.00%	8.36%	9/27/2030	5,954	5,899	6,029	0.73%
ICON LUXEMBOURG SARL	(10) (12) (13)	First Lien Term Loan	S + 2.00%	6.33%	7/3/2028	100	100	101	0.01%
ICON LUXEMBOURG SARL	(10) (12) (13)	First Lien Term Loan	S + 2.00%	6.33%	7/3/2028	25	25	25	—%
ImageFirst Holdings, LLC	(4) (6) (14) (15)	First Lien Term Loan	S + 4.25%	8.58%	4/27/2028	15,800	15,787	15,800	1.91%
Ingram Micro Inc	(12)	First Lien Term Loan	S + 3.00%	7.08%	9/22/2031	2,296	2,306	2,311	0.28%
Integrated Power Services Holdings, Inc.	(4) (14)	First Lien Term Loan	S + 4.50%	8.97%	11/22/2028	3,138	3,136	3,138	0.38%
Integrated Power Services Holdings, Inc.	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 4.50%	8.97%	11/22/2028	3,180	(7)	—	—%
KENG Acquisition, Inc. (Engage PEO)	(4) (6) (7) (14) (15)	First Lien Term Loan	S + 5.00%	9.36%	8/1/2029	9,057	8,964	8,975	1.09%
KENG Acquisition, Inc. (Engage PEO)	(4) (7) (11)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.36%	8/1/2029	5,790	(13)	(53)	—%
KENG Acquisition, Inc. (Engage PEO)	(4) (6) (7) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.36%	8/1/2029	7,739	3,400	3,384	0.41%
Kofile, Inc.	(4)	Subordinated Debt	N/A	13.25%	12/31/2027	6,603	6,603	6,251	0.76%
KRIV Acquisition, Inc. (Riveron)	(4) (6) (14) (15)	First Lien Term Loan	S + 5.75%	10.08%	7/6/2029	6,891	6,754	6,827	0.83%
KRIV Acquisition, Inc. (Riveron)	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 5.75%	10.08%	7/6/2029	8,276	(39)	(78)	—%
KRIV Acquisition, Inc. (Riveron)	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 5.75%	10.08%	7/6/2029	1,034	1,023	1,024	0.12%
LRN Corporation (Lion Merger Sub, Inc.)	(4) (6) (7) (15)	First Lien Term Loan	S + 6.50%	10.93%	12/17/2025	3,254	3,208	3,230	0.39%
LRN Corporation (Lion Merger Sub, Inc.)	(4) (6) (7) (15)	First Lien Term Loan	S + 6.50%	10.93%	12/17/2025	624	615	619	0.07%
LSCS Holdings, Inc. (Dohmen)	(6) (12) (14)	First Lien Term Loan	S + 4.50%	8.97%	12/16/2028	8,708	8,664	8,778	1.06%
McKissock Investment Holdings, LLC (Colibri Group)	(6) (12) (15)	First Lien Term Loan	S + 5.00%	9.80%	3/12/2029	3,890	3,882	3,872	0.47%
McKissock Investment Holdings, LLC (Colibri Group)	(6) (7) (12) (14)	First Lien Term Loan	S + 5.00%	9.62%	3/12/2029	5,940	5,813	5,912	0.72%
NDC Acquisition Corp.	(4) (6) (15)	First Lien Term Loan	S + 5.50%	9.94%	3/9/2027	7,561	7,486	7,561	0.92%
OCM System One Buyer CTB, LLC (System One)	(4) (14)	First Lien Term Loan	S + 3.75%	8.08%	3/2/2028	1,082	1,082	1,082	0.13%
Olympus US Bidco LLC (Phaidon International)	(4) (6) (10) (13) (14) (15)	First Lien Term Loan	S + 5.50%	9.96%	8/22/2029	19,450	19,157	19,105	2.31%
OMNIA Partners, LLC	(7) (12) (14)	First Lien Term Loan	S + 2.75%	7.37%	7/25/2030	2,490	2,476	2,505	0.30%
Open Text Corporation	(10) (12) (13)	First Lien Term Loan	S + 2.00%	6.11%	1/31/2030	4,413	4,435	4,419	0.53%
Redwood Services Group, LLC (Evergreen Services Group)	(4) (7) (14)	First Lien Term Loan	S + 6.25%	10.68%	6/15/2029	3,986	3,928	3,986	0.48%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
Redwood Services Group, LLC (Evergreen Services Group)	(4) (7) (14)	First Lien Term Loan (Delayed Draw)	S + 6.25%	10.68%	6/15/2029	$954	$947	$954	0.12%
Safety Infrastructure Services Intermediate LLC	(4) (6) (14)	First Lien Term Loan	S + 4.75%	9.08%	7/21/2028	6,278	6,220	6,203	0.75%
Sagebrush Buyer, LLC (Province)	(4) (14)	First Lien Term Loan	S + 5.00%	9.36%	7/1/2030	4,237	4,196	4,196	0.51%
Soliant Lower Intermediate, LLC	(4)	First Lien Term Loan	S + 3.75%	8.11%	7/18/2031	18,310	18,132	18,310	2.22%
Synechron	(12)	First Lien Term Loan	S + 4.00%	8.11%	10/3/2031	2,000	1,981	2,018	0.24%
Tempo Acquisition, LLC	(12)	First Lien Term Loan	S + 2.00%	6.61%	8/31/2028	3,645	3,659	3,663	0.44%
TouchTunes Music Group, LLC (TouchTunes Interactive Network)	(6) (12) (14)	First Lien Term Loan	S + 4.75%	9.08%	4/2/2029	7,654	7,654	7,686	0.93%
Transit Buyer, LLC (Propark Mobility)	(4) (6) (14) (15)	First Lien Term Loan	S + 5.00%	9.36%	1/31/2029	6,319	6,263	6,314	0.76%
Transit Buyer, LLC (Propark Mobility)	(4) (6) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.37%	1/31/2029	3,605	3,086	3,112	0.38%
Transit Buyer, LLC (Propark Mobility)	(4)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.45%	1/31/2029	8,991	8,970	8,984	1.09%
Trilon Group, LLC	(4) (6) (14)	First Lien Term Loan	S + 5.50%	10.31%	5/25/2029	6,856	6,831	6,813	0.82%
Trilon Group, LLC	(4) (6)	First Lien Term Loan	S + 5.50%	10.31%	5/25/2029	2,999	2,972	2,980	0.36%
Trilon Group, LLC	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 5.50%	10.12%	5/25/2029	10,071	2,175	2,113	0.26%
TSS Buyer, LLC (Technical Safety Services)	(4) (6) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.50%	10.05%	6/22/2029	616	549	549	0.07%
TSS Buyer, LLC (Technical Safety Services)	(4) (6) (15)	First Lien Term Loan	S + 5.50%	10.24%	6/22/2029	1,341	1,341	1,341	0.16%
Victors CCC Buyer LLC (CrossCountry Consulting)	(4) (7) (14)	First Lien Term Loan	S + 4.75%	9.13%	6/1/2029	1,365	1,346	1,372	0.17%
Victors CCC Buyer LLC (CrossCountry Consulting)	(4) (7)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.30%	6/1/2029	140	139	141	0.02%
VSTG Intermediate Holdings, Inc. (Vistage Worldwide, Inc.)	(4) (6) (7) (14) (15)	First Lien Term Loan	S + 4.75%	9.08%	7/13/2029	15,204	15,174	15,356	1.86%
Zelis	(12) (13)	First Lien Term Loan	S + 3.00%	7.84%	11/26/2031	2,000	1,990	2,010	0.24%
Total Services: Business							267,130	267,807	32.42%

Services: Consumer
360 Holdco, Inc. (360 Training)	(4) (6) (14) (15)	First Lien Term Loan	S + 5.00%	9.36%	8/2/2028	3,980	3,953	3,980	0.48%
360 Holdco, Inc. (360 Training)	(4) (6) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.36%	8/2/2028	3,580	—	—	—%
A Place For Mom, Inc.	(4) (6) (15)	First Lien Term Loan	S + 4.50%	8.97%	2/10/2026	16,443	16,443	16,443	2.00%
ADPD Holdings LLC (NearU)	(4) (6) (7)	First Lien Term Loan	S + 6.00%	11.03%	8/16/2028	5,426	5,376	5,167	0.63%
ADPD Holdings LLC (NearU)	(4) (6) (7) (11)	First Lien Term Loan (Delayed Draw)	S + 6.00%	11.03%	8/16/2028	413	—	(20)	—%
ADPD Holdings LLC (NearU)	(4) (6) (7) (11)	First Lien Term Loan (Delayed Draw)	S + 6.00%	11.03%	8/16/2028	832	—	(40)	—%
AMS Parent, LLC (All My Sons)	(4) (6) (14) (15)	First Lien Term Loan	S + 5.00%	9.47%	10/25/2028	5,510	5,486	5,479	0.66%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
Apex Service Partners, LLC	(4) (7) (11)	Revolving Loan	S + 5.00%	9.51%	10/24/2029	$1,101	$738	$739	0.09%
Apex Service Partners, LLC	(4) (6) (7)	First Lien Term Loan	S + 5.00%	9.51%	10/24/2030	12,666	12,542	12,550	1.52%
Apex Service Partners, LLC	(4) (7) (11)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.50%	10/24/2030	3,087	879	865	0.10%
Apex Service Partners, LLC	(4) (7)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.51%	10/24/2030	3,106	3,077	3,078	0.37%
Brightspring Health (aka Phoenix Gurantor Inc.)	(12) (13)	First Lien Term Loan	S + 3.00%	6.86%	2/21/2031	3,970	3,957	3,989	0.48%
Entomo Brands Acquisitions, Inc. (Palmetto Exterminators)	(4)	Subordinated Debt	N/A	9.00% (Cash) 4.00% (PIK)	1/28/2030	673	658	652	0.08%
Entomo Brands Acquisitions, Inc. (Palmetto Exterminators)	(4)	Subordinated Debt (Delayed Draw)	N/A	9.00% (Cash) 4.00% (PIK)	1/28/2030	514	507	498	0.06%
Excel Fitness Holdings, Inc.	(4) (6) (14)	First Lien Term Loan	S + 5.25%	9.58%	4/27/2029	5,910	5,860	5,895	0.71%
Excel Fitness Holdings, Inc.	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 5.50%	9.83%	4/27/2029	2,096	405	419	0.05%
Legacy Service Partners, LLC	(4) (14)	First Lien Term Loan	S + 5.25%	9.73%	1/9/2029	4,024	3,963	4,006	0.48%
Legacy Service Partners, LLC	(4) (6) (14)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.77%	1/9/2029	1,875	1,868	1,867	0.23%
Legacy Service Partners, LLC	(4) (6)	First Lien Term Loan	S + 5.25%	9.75%	1/9/2029	2,593	2,567	2,581	0.31%
Norton Life Lock	(12) (13)	First Lien Term Loan	S + 2.00%	6.11%	9/12/2029	365	365	364	0.04%
NS412, LLC	(4) (6) (15)	First Lien Term Loan	S + 5.00%	9.43%	5/6/2025	5,083	5,004	5,038	0.61%
Perennial Services Group, LLC	(4) (6) (14) (15)	First Lien Term Loan	S + 5.50%	10.11%	9/7/2029	6,619	6,649	6,685	0.81%
Perennial Services Group, LLC	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.24%	9/7/2029	7,666	6,073	6,033	0.73%
Perennial Services Group, LLC	(4) (14)	First Lien Term Loan (Delayed Draw)	S + 5.50%	10.11%	9/7/2029	1,500	1,498	1,515	0.18%
Protection One (aka Prime Security Services)	(12) (13)	First Lien Term Loan	S + 2.00%	6.52%	10/13/2030	2,225	2,220	2,233	0.27%
Verscend Technologies	(12)	First Lien Term Loan	S + 3.00%	7.30%	5/1/2031	3,474	3,489	3,498	0.42%
Wrench Group LLC	(4) (7) (14)	First Lien Term Loan	S + 4.00%	8.59%	10/30/2028	3,948	3,940	3,941	0.48%
Total Services: Consumer							97,517	97,455	11.79%

Sovereign & Public Finance
Renaissance Buyer, LLC (LMI Consulting, LLC)	(4) (6) (14) (15)	First Lien Term Loan	S + 5.50%	9.88%	7/18/2028	8,971	8,884	8,993	1.09%
Total Sovereign & Public Finance							8,884	8,993	1.09%

Telecommunications
Arise Holdings, Inc.	(4) (6)	First Lien Term Loan	S + 4.50%	8.90%	12/9/2025	6,804	6,787	5,414	0.66%
BCM One, Inc.	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 4.50%	8.96%	11/17/2027	661	661	661	0.08%
BCM One, Inc.	(4) (6) (15)	First Lien Term Loan	S + 4.50%	8.89%	11/17/2027	2,090	2,090	2,090	0.25%
Greeneden U.S. Holdings II, LLC (Genesys Telecom Holdings U.S., Inc.)	(12)	First Lien Term Loan	S + 3.00%	7.36%	12/1/2027	1,741	1,754	1,758	0.21%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
Iridium Satellite LLC	(12) (13)	First Lien Term Loan	S + 2.00%	6.61%	9/20/2030	$2,297	$2,299	$2,292	0.28%
Mobile Communications America, Inc.	(4) (6) (14) (15)	First Lien Term Loan	S + 5.25%	9.86%	10/16/2029	11,696	11,717	11,788	1.43%
Mobile Communications America, Inc.	(4) (6) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.86%	10/16/2029	5,324	1,046	1,058	0.13%
Sapphire Telecom, Inc.	(4) (6) (14)	First Lien Term Loan	S + 5.00%	9.33%	6/27/2029	16,832	16,676	16,958	2.05%
Total Telecommunications							43,030	42,019	5.09%

Transportation: Cargo
Armstrong Midco, LLC (Armstrong Transport Group)	(4)	Subordinated Debt	N/A	17.00% (PIK)	6/30/2027	1,108	1,091	1,083	0.14%
Armstrong Transport Group, LLC	(4)	Subordinated Debt	N/A	7.00% (Cash) 7.00% (PIK)	6/30/2027	5,844	5,749	5,715	0.69%
FSK Pallet Holding Corp. (Kamps Pallets)	(4) (6)	First Lien Term Loan	S + 6.00%	10.74%	12/23/2026	5,865	5,805	5,706	0.69%
Kenco PPC Buyer LLC	(4) (6) (14)	First Lien Term Loan	S + 4.25%	8.99%	11/15/2029	21,169	21,054	21,353	2.58%
Kenco PPC Buyer LLC	(4) (6) (11)	First Lien Term Loan (Delayed Draw)	S + 4.25%	8.99%	11/15/2029	3,749	(18)	33	—%
Kenco PPC Buyer LLC	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 4.25%	8.99%	11/15/2029	4,920	(44)	43	0.01%
Total Transportation: Cargo							33,637	33,933	4.11%

Transportation: Consumer
Air Canada	(10) (12) (13)	First Lien Term Loan	S + 2.00%	6.34%	3/21/2031	4,035	4,048	4,058	0.50%
American Student Transportation Partners, Inc.	(4)	Subordinated Debt	N/A	10.00% (Cash) 3.00% (PIK)	9/11/2029	1,747	1,711	1,707	0.21%
American Student Transportation Partners, Inc.	(4)	Subordinated Debt	N/A	10.00% (Cash) 3.50% (PIK)	9/24/2029	622	608	608	0.07%
EVDR Purchaser, Inc. (Alternative Logistics Technologies Buyer, LLC)	(4) (6) (7) (14) (15)	First Lien Term Loan	S + 5.50%	9.86%	2/14/2031	7,124	7,059	7,059	0.85%
EVDR Purchaser, Inc. (Alternative Logistics Technologies Buyer, LLC)	(4) (6) (7) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.50%	9.86%	2/14/2031	2,051	(9)	(19)	—%
United AirLines, Inc.	(12) (13)	First Lien Term Loan	S + 2.00%	6.63%	2/22/2031	3,723	3,735	3,740	0.45%
WestJet Airlines	(10) (12) (13)	First Lien Term Loan	S + 3.00%	7.58%	2/14/2031	1,737	1,744	1,747	0.21%
Total Transportation: Consumer							18,896	18,900	2.29%

Utilities: Electric
AWP Group Holdings, Inc.	(4) (6) (15)	First Lien Term Loan	S + 4.75%	9.11%	12/23/2030	16,243	16,101	16,090	1.95%
AWP Group Holdings, Inc.	(4) (11)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.11%	12/23/2030	3,077	1,085	1,070	0.13%
AWP Group Holdings, Inc.	(4) (6) (15)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.11%	12/23/2030	635	630	629	0.08%
CRCI Longhorn Holdings, Inc. (CRCI Holdings Inc)	(4) (6) (7)	First Lien Term Loan	S + 5.00%	9.36%	8/27/2031	13,947	13,811	13,984	1.69%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)(3)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount / Unit	Cost	Fair Value	% of Net Assets (5)
CRCI Longhorn Holdings, Inc. (CRCI Holdings Inc)	(4) (7) (11)	Revolving Loan	S + 5.00%	9.36%	8/27/2031	$2,567	$1,131	$1,162	0.14%
CRCI Longhorn Holdings, Inc. (CRCI Holdings Inc)	(4) (7) (11)	First Lien Term Loan (Delayed Draw)	S + 5.00%	9.36%	8/27/2031	3,487	(17)	9	—%
DMC Holdco, LLC (DMC Power)	(4) (6) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.75%	10.15%	7/13/2029	450	3	3	—%
DMC Holdco, LLC (DMC Power)	(4) (6) (15)	First Lien Term Loan	S + 5.75%	10.15%	7/13/2029	1,335	1,342	1,342	0.16%
KENE Acquisition, Inc. (Entrust Solutions Group)	(4) (6) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.25%	9.59%	2/7/2031	867	88	92	0.01%
KENE Acquisition, Inc. (Entrust Solutions Group)	(4) (6) (15)	First Lien Term Loan	S + 5.25%	9.84%	2/7/2031	1,949	1,943	1,953	0.24%
Pinnacle Supply Partners, LLC	(4) (6) (14) (15)	First Lien Term Loan	S + 6.25%	10.81%	4/3/2030	5,908	5,847	5,813	0.70%
Pinnacle Supply Partners, LLC	(4) (6) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 6.25%	10.94%	4/3/2030	3,482	1,308	1,273	0.15%
Vistra Operations Co	(12) (13)	First Lien Term Loan	S + 2.00%	6.36%	4/30/2031	3,582	3,597	3,595	0.44%
Total Utilities: Electric							46,869	47,015	5.69%

Utilities: Water
USA Water Intermediate Holdings, LLC	(4) (6) (14) (15)	First Lien Term Loan	S + 4.75%	9.34%	2/21/2031	9,030	8,969	9,030	1.09%
USA Water Intermediate Holdings, LLC	(4) (6) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 4.75%	9.34%	2/21/2031	3,498	384	384	0.05%
Total Utilities: Water							9,353	9,414	1.14%

Wholesale
INS Intermediate II, LLC (Ergotech DBA Industrial Networking Solutions)	(4) (14)	First Lien Term Loan	S + 6.50%	11.24%	1/19/2029	4,537	4,471	4,543	0.55%
INS Intermediate II, LLC (Ergotech DBA Industrial Networking Solutions)	(4) (6) (11)	First Lien Term Loan (Delayed Draw)	S + 6.50%	11.24%	1/19/2029	1,139	(16)	1	—%
ISG Enterprises, LLC (Industrial Service Group)	(4) (14)	First Lien Term Loan	S + 5.75%	10.34%	12/7/2028	2,429	2,394	2,386	0.29%
ISG Enterprises, LLC (Industrial Service Group)	(4) (6) (14) (15)	First Lien Term Loan (Delayed Draw)	S + 5.75%	10.34%	12/7/2028	12,007	11,895	11,793	1.43%
ISG Enterprises, LLC (Industrial Service Group)	(4) (6) (11) (15)	First Lien Term Loan (Delayed Draw)	S + 5.75%	10.38%	12/7/2028	5,464	5,174	5,111	0.62%
Micronics Filtration Holdings, Inc.	(4)	Subordinated Debt	S + 5.50%	13.18%	2/17/2027	1,880	1,854	1,851	0.22%
New Era Technology, Inc.	(4) (6) (7) (15)	First Lien Term Loan (Delayed Draw)	S + 6.25%	10.73%	10/31/2026	6,349	6,095	6,131	0.74%
New Era Technology, Inc.	(4) (6) (7)	First Lien Term Loan	S + 6.25%	10.99%	10/31/2026	6,654	6,642	6,425	0.78%
Solaray, LLC	(4) (6) (7)	First Lien Term Loan	S + 6.75%	11.21%	12/15/2025	6,456	6,456	6,117	0.74%
Total Wholesale							44,965	44,358	5.37%

Total Debt Investments							$1,668,263	$1,661,895	201.16%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Share/Unit	Cost	Fair Value	% of Net Assets (5)
Equity Investments
Aerospace & Defense
BPC Kodiak LLC (Turbine Engine Specialists)	(4) (8)	Class A-1 Units	9/1/2023	1,180,000	$1,180	$1,369	0.17%
CMP Terrapin Partners II LP (Clarity Innovations, Inc.)	(4) (8)	Partnership Interests	6/21/2024	383,427	383	413	0.05%
CMP Terrapin Partners I LP (Clarity Innovations, Inc.)	(4) (8)	Partnership Interests	12/8/2023	76,054	76	82	0.01%
Total Aerospace & Defense					1,639	1,864	0.23%

Automotive
Cool Acquisition Holdings, LP (Universal Air Conditioner, L.L.C.)	(4) (8)	Holdings Subscription	10/31/2024	550,000	550	550	0.07%
Total Automotive					550	550	0.07%

Banking, Finance, Insurance, Real Estate
INS Co-Invest LP (Inszone)	(4) (8) (13)	Partnership Interests	11/29/2023	77,282	77	91	0.01%
R Arax Co-Invest UB, LP (Arax Investment Partners)	(4) (8) (13)	Limited Partnership Interest	2/28/2024	820,313	818	946	0.11%
R Chapel Avenue Holdings Co-Invest UB, LP	(4) (8) (13)	Partnership Interests	12/24/2024	534,752	547	535	0.06%
Total Banking, Finance, Insurance, Real Estate					1,442	1,572	0.18%

Beverage, Food & Tobacco
Marlin Coinvest LP (Fortune International LLC)	(4) (8) (13)	Limited Partnership Interests	5/8/2023	200,000	200	254	0.03%
MidOcean Partners QT Co-Invest, L.P. (QualiTech)	(4) (8)	Class A Units	8/20/2024	972	976	972	0.12%
Spice World	(4) (8)	Common Equity	3/31/2022	1,000	126	143	0.02%
Sugar PPC FT Investor LLC (Sugar Foods)	(4) (8) (13)	Parent Units	9/29/2023	2,000	200	233	0.03%
VCP Tech24 Co-Invest Aggregator LP (Tech24)	(4) (8)	Company Unit	10/5/2023	200	200	201	0.02%
WPP Fairway Aggregator B, L.P (Fresh Edge)	(4) (8)	Class B Common Units	10/3/2022	464	1	—	—%
WPP Fairway Aggregator B, L.P (Fresh Edge)	(4) (8)	Class A Preferred Units	10/3/2022	464	464	386	0.05%
Total Beverage, Food & Tobacco					2,167	2,189	0.27%

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Share/Unit	Cost	Fair Value	% of Net Assets (5)
Capital Equipment
EFC Holdings, LLC (EFC International)	(4) (8) (13)	Class A Common Units	3/1/2023	114	$46	$100	0.01%
EFC Holdings, LLC (EFC International)	(4) (8) (13)	Class A Preferred Units	3/1/2023	114	114	132	0.02%
E-Tech Holdings partnership, L.P. (E-Technologies Group, Inc.)	(4) (8)	Partnership Interests	5/22/2024	1,000,000	1,010	715	0.09%
Total Capital Equipment					1,170	947	0.12%

Chemicals, Plastics & Rubber
Meyer Lab Aggregator LP	(4) (8) (13)	Units	2/27/2024	849,000	849	921	0.11%
Total Chemicals, Plastics & Rubber					849	921	0.11%

Construction & Building
Oceansound Partners Co-Invest II, LP (Gannett Fleming)	(4) (8)	Series F interests	5/26/2023	254,428	260	336	0.04%
OSP Gannett Aggregator, LP (Gannett Fleming)	(4) (8) (9)	Class A Interests	12/20/2022	178,922	179	236	0.03%
RPI Investments LP (Rose Paving)	(4) (8)	Class A Unit	11/27/2024	690	100	100	0.01%
Trench Plate Rental Co.	(4) (8)	Common Equity	3/31/2022	1,000	127	45	0.01%
Total Construction & Building					666	717	0.09%

Consumer Goods: Non-Durable
Hermod Co-Invest, LP	(4) (8)	Common Units	10/15/2024	500,000	512	500	0.06%
RVGD Aggregator LP (Revision Skincare)	(4) (8)	Common Equity	3/31/2022	100	98	95	0.01%
Showtime Co-Investors LLC (WCI Holdings, LLC)	(4) (8) (13)	Class A1 Units	2/6/2023	534,934	535	506	0.06%
Ultima Health Holdings, LLC	(4) (8)	Preferred units	9/12/2022	11	130	162	0.02%
Total Consumer Goods: Non-Durable					1,275	1,263	0.15%

Containers, Packaging & Glass
Oliver Investors, LP (Oliver Packaging)	(4) (8)	Common Equity	7/6/2022	7,816	742	441	0.06%
PG Aggregator, LLC (Pacur)	(4) (8) (13)	LLC Units	3/31/2022	100	109	106	0.01%
Total Containers, Packaging & Glass					851	547	0.07%

Healthcare & Pharmaceuticals
HMA Equity, LP (Health Management Associates)	(4) (8)	Class A Common Units	3/30/2023	324,934	356	444	0.05%
KLC Fund 1222-CI LP (Spectrum Science)	(4) (8)	Limited Partner Interests	1/5/2024	241,975	260	151	0.02%
SSJA Bariatric Management LLC	(4) (8)	Class F Units	4/10/2024	442,712	—	—	—%
Total Healthcare & Pharmaceuticals					616	595	0.07%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Share/Unit	Cost	Fair Value	% of Net Assets (5)
High Tech Industries
GrowthCurve Capital Nexus Co-Invest LP (Netchex)	(4) (8)	Limited Partner Interest	3/28/2024	480,000	$513	$532	0.06%
Total High Tech Industries					513	532	0.06%

Media: Diversified & Production
BroadcastMed Holdco, LLC	(4) (8)	Series A-3 Preferred Units	10/4/2022	43,679	655	511	0.06%
Total Media: Diversified & Production					655	511	0.06%

Services: Business
COP Village Green Investment, LLC (Village Green Holding)	(4) (8)	Class A Units	9/26/2024	954,000	954	1,125	0.14%
CV Holdco, LLC (Class Valuation)	(4) (8)	Class A Common Units	3/31/2022	1,145	116	121	0.01%
FCP-Cranium Holdings, LLC (Brainlabs)	(4) (8) (10) (13)	Class A Common Shares	9/11/2023	3,753,613	—	—	—%
FCP-Cranium Holdings, LLC (Brainlabs)	(4) (8) (10) (13)	Series A Preferred Shares	9/11/2023	10,256,410	389	474	0.06%
FCP-Cranium Holdings, LLC (Brainlabs)	(4) (8) (10) (13)	Series B Preferred Shares	9/11/2023	3,753,613	600	626	0.08%
Geds Equity Investors, LP (Esquire Deposition Services)	(4) (8)	Class A Limited Partnership Units	7/1/2024	2,424	320	300	0.04%
Kofile, Inc.	(4) (8)	Common Equity	3/31/2022	100	108	166	0.02%
KRIV Co-Invest Holdings, L.P. (Riveron)	(4) (8)	Class A Units	7/17/2023	200	200	176	0.02%
Kwol Co-Invest LP (Worldwide Clinical Trials)	(4) (8)	Class A Interests	12/12/2023	7	74	68	0.01%
KWOL Intermediate, Inc (Worldwide Clinical Trials)	(4) (8)	Series A Preferred Shares	12/12/2023	49	47	51	0.01%
Safety First Topco, L.P. (Smith System)	(4) (8)	Common Units	12/13/2023	84,000	84	95	0.01%
SkyKnight Financial Holdings LP	(4) (8)	Partnership Interests	12/24/2024	432,231	434	432	0.04%
Starlight Co-Invest LP (Sedgwick Claims Management Services)	(4) (8)	Common Equity	10/22/2024	1,000,000	1,003	1,000	0.12%
TL Voltron TopCo, L.P.	(4) (8) (13)	Class A-2 Units	12/27/2024	500,000	500	500	0.06%
Total Services: Business					4,829	5,134	0.62%

Services: Consumer
ACS Celsius Aggregator LP (AirX Climate Solutions Company)	(4) (8)	Partnership Interests	11/7/2023	77	77	106	0.01%
Entomo Brands Acquisitions, Inc. (Palmetto Exterminators)	(4) (8)	Class A Units	7/31/2023	770,000	862	793	0.10%
FS NU Investors, LP (NearU)	(4) (7) (8)	Class A Units	8/11/2022	1,419	142	93	0.01%
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)

Portfolio Company (1) (2)	Footnotes	Investment	Acquisition Date	Share/Unit	Cost	Fair Value	% of Net Assets (5)
Legacy Parent Holdings, LLC (Legacy Service Partners)	(4) (8)	Class B Units	1/9/2023	1,963	$196	$259	0.03%
Perennial Services Investors LLC (Perennial Services Group)	(4) (8) (13)	Class A Unit	9/8/2023	1,957	196	225	0.03%
Total Services: Consumer					1,473	1,476	0.18%

Sovereign & Public Finance
CMP Ren Partners I-A LP (LMI Consulting, LLC)	(4) (8)	Equity Co-Invest	6/30/2022	106,984	107	186	0.02%
Total Sovereign & Public Finance					107	186	0.02%

Transportation: Consumer
ASTP Holdings Co-Investment LP (American Student Transportation Partners)	(4) (8)	Class A Units	9/11/2023	79,081	81	125	0.02%
Total Transportation: Consumer					81	125	0.02%

Utilities: Electric
Helios Aggregator Holdings I LP (Pinnacle Supply Partners, LLC)	(4) (8)	Common Units	4/3/2023	111,875	112	85	0.01%
Total Utilities: Electric					112	85	0.01%

Utilities: Water
USAW Parent LLC (USA Water)	(4) (8) (13)	Common Units	2/21/2024	4,226	423	500	0.06%
Total Utilities: Water					423	500	0.06%

Total Equity Investments					$19,418	$19,714	2.39%

Portfolio Company (1) (2)	Interest Rate	Par Amount/Unit	Cost	Fair Value	% of Net Assets (5)
Cash Equivalents
BlackRock Liquidity Funds T-Fund Institutional Class	4.34%	63,216,007	$63,216	$63,216	7.65%
First American Government Obligations Fund - Class Z	4.35%	7,226	7	7	—%
Total Cash Equivalents			$63,223	$63,223	7.65%

Total Investments and Cash Equivalents			$1,750,904	$1,744,832	211.20%
____________________
(1)All investments are non-controlled/non-affiliated investments as defined by the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act classifies investments based on the level of control that the Fund maintains in a particular portfolio company. As defined in the 1940 Act, a portfolio company is generally presumed to be “non-controlled” when the Fund owns 25% or less of the portfolio company’s voting securities and “controlled” when the Fund owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level
The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2024
(dollar amounts in thousands, including share data)
of ownership that the Fund maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Fund owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Fund owns 5% or more of a portfolio company’s voting securities.
(2)Refer to Note 3 for the geographic composition of investments at cost and fair value.
(3)The majority of the investments bear interest at rates that may be determined by reference to Secured Overnight Financing Rate ("SOFR" or "S"), which reset monthly or quarterly. For each such investment, the Fund has provided the spread over SOFR and the current contractual interest rate in effect at December 31, 2024. As of December 31, 2024, effective rates for 1M S, 3M S, 6M S and 12M S are 4.33%, 4.31%, 4.25% and 4.18%, respectively. Certain investments are subject to a SOFR floor or may utilize an alternative reference rate such as U.S. Prime Rate (“P”). For fixed rate loans, a spread above a reference rate is not applicable.
(4)Investment valued using unobservable inputs (Level 3). See Note 2 “Significant Accounting Policies - Valuation of Portfolio Investments” for more information.
(5)Percentage is based on net assets of $826,140 as of December 31, 2024.
(6)Denotes that all or a portion of the assets are owned by SPV II (as defined in Note 1 “Organization”). On July 16, 2024, SPV II entered into a borrower joinder agreement to become party to the Bank of America Credit Facility Agreement and pledged all of its assets to the collateral administrator to secure its obligations under the Bank of America Credit Facility. Accordingly, such assets are not available to creditors of the Fund. See Note 6 “Secured Borrowings” for more information.
(7)Investment is a unitranche position.
(8)Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be a “restricted security” under the Securities Act. As of December 31, 2024, the Fund held fifty-six restricted securities with an aggregate fair value of $19,714, or 2.39% of the Fund’s net assets.
(9)Represents an investment held through an aggregator vehicle organized as a pooled investment vehicle.
(10)This portfolio company is not domiciled in the United States. A portfolio company that is not domiciled in the United States is considered a non-qualifying asset under Section 55(a) of the 1940 Act. See Note 3 "Investments" for more information.
(11)Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. See Note 7 "Commitments and Contingencies". The investment may be subject to unused commitment fees.
(12)Investments valued using observable inputs (Level 2), if applicable. See Note 2 “Significant Accounting Policies – Valuation of Portfolio Investments” and Note 4 "Fair Value Measurements" for more information.
(13)The investment is considered as a non-qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Fund cannot acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Fund's total assets. As of December 31, 2024, total non-qualifying assets at fair value represented 10.16% of the Fund's total assets calculated in accordance with the 1940 Act.
(14)Denotes that all or a portion of the assets are owned by CLO-I (as defined in Note 1 "Organization"), which serve as collateral for the 2024 Debt Securitization (as defined in the Notes). See Note 6 “Secured Borrowings".
(15)Denotes that all or a portion of the assets are owned by SPV IV (as defined in Note 1 "Organization"). SPV IV has entered into a senior secured revolving credit facility (the “Scotiabank Credit Facility”). The lenders of the Scotiabank Credit Facility have a first lien security interest in substantially all of the assets of SPV IV. Accordingly, such assets are not available to creditors of the Fund. See Note 6 “Secured Borrowings” for more information.
(16)Loan was on non-accrual status as of December 31, 2024.

The accompanying notes are an integral part of these consolidated financial statements.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

1. ORGANIZATION
Nuveen Churchill Private Capital Income Fund (the “Fund”, which refers to either Nuveen Churchill Private Capital Income Fund or Nuveen Churchill Private Capital Income Fund together with its consolidated subsidiaries, as the context may require) is a Delaware statutory trust formed on February 8, 2022. The Fund is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund has elected, and intends to qualify annually, to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).
The Fund’s investment objective is to generate attractive risk-adjusted returns primarily through current income and, secondarily, long-term capital appreciation, by investing in a diversified portfolio of private debt and equity investments in U.S. middle market companies owned by leading private equity firms, which the Fund defines as companies with approximately $10 million to $250 million of annual earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Fund primarily focuses on investing in U.S. middle market companies with $10 to $100 million in EBITDA, which the Fund considers the core middle market. The Fund primarily invests in first-lien senior secured debt and first-out positions in unitranche loans (collectively “Senior Loan Investments”), as well as junior debt investments, such as second-lien loans, unsecured debt, subordinated debt and last-out positions in unitranche loans (including fixed- and floating-rate instruments and instruments with payment-in-kind income) (“Junior Capital Investments”). Senior Loan Investments and Junior Capital Investments may be originated alongside smaller related common equity positions in the same portfolio companies. The portfolio also will include larger, stand-alone direct equity co-investments in private-equity backed companies that may be originated alongside or separately from Senior Loan Investments and/or Junior Capital Investments to the applicable portfolio company (“Equity Co-Investments”). The Fund targets an investment portfolio consisting, directly or indirectly, of 75% to 90% in Senior Loan Investments, 5% to 25% in Junior Capital Investments and up to 10% in Equity Co-Investments. To support the Fund’s share repurchase program (as discussed further in Note 8), the Fund will generally invest 5% to 10% of its assets in cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments (“Liquid Investments”).
Churchill PCIF Advisor LLC (the “Adviser”), a wholly owned subsidiary of Churchill Asset Management LLC (“Churchill”), serves as the Fund’s investment adviser. The Adviser is responsible for the overall management of the Fund’s activities and has delegated substantially all of its daily portfolio management obligations to Churchill pursuant to a sub-advisory agreement. The Adviser and Churchill also have engaged Nuveen Asset Management, LLC (“Nuveen Asset Management” and together with the Adviser and Churchill, the “Advisers”), acting through its leveraged finance division, to manage certain of the Liquid Investments, subject to the pace and amount of investment activity in the middle market investment program, pursuant to a sub-advisory agreement. Pursuant to an administration agreement, the Fund is provided with certain administrative services by Churchill BDC Administration LLC (the “Administrator”). The Advisers and the Administrator are all affiliates and subsidiaries of Nuveen, LLC (“Nuveen”), a wholly owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”). See Note 5, Related Party Transactions.
The Fund was established by TIAA and operated as a wholly owned subsidiary of TIAA until the Escrow Break Date (as defined below). On March 30, 2022, TIAA purchased 40 shares of the Fund’s Class I shares at $25.00 per share.
Churchill NCPCIF CLO-I LLC (“CLO-I”), Churchill NCPCIF CLO-II LLC (“CLO-II”), NCPIF Equity Holdings LLC (“Equity Holdings”), NCPCIF SPV II, LLC (“SPV II”), NCPCIF SPV III, LLC (“SPV III”), and NCPCIF BSL SPV I, LLC (“BSL SPV I”) are wholly owned subsidiaries of the Fund and are consolidated in these consolidated financial statements commencing from the date of their respective formation, in accordance with the Fund’s consolidation policy discussed in Note 2, Significant Accounting Policies. CLO-I and CLO-II have completed term debt securitizations. SPV II, SPV III, and BSL SPV I primarily invest in first-lien senior secured debt and unitranche loans. Equity Holdings was formed to hold certain equity-related securities
On December 11, 2024, the Fund acquired substantially all of the assets of Nuveen Churchill Private Credit Fund (“NCPCF”), including 100% of the limited liability company interests of NCPCF’s wholly owned subsidiary, pursuant to the purchase and sale agreement by and between the Fund and NCPCF (the “NCPCF Acquisition”).

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

The Fund is currently offering on a continuous basis up to $3.0 billion of any combination of three classes of common shares of beneficial interest (“Common Shares”), Class S shares, Class D shares and Class I shares. On May 17, 2022, the Securities and Exchange Commission (the “SEC”) granted an exemptive order permitting the Fund to offer multiple classes of Common Shares and to impose varying sales loads, asset-based service and/or distribution fees and early withdrawal fees. The share classes have different ongoing shareholder servicing and/or distribution fees. None of the share classes being offered have early withdrawal fees. The purchase price per share for each class of Common Shares equals the Fund’s net asset value (“NAV”) per share as of the effective date of the monthly share purchase date. Nuveen Securities, LLC (the “Intermediary Manager”) uses its best efforts to sell Common Shares, but is not obligated to purchase or sell any specific amount of Common Shares in the offering. As of June 1, 2023 (the “Escrow Break Date”), the Fund had satisfied the minimum offering requirement and the Fund’s Board of Trustees (the “Board”) authorized the release of proceeds from escrow.

2. SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The Fund is an investment company for the purposes of accounting and financial reporting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC 946”). The interim consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Article 6 and Article 10 of Regulation S-X. Accordingly, certain disclosures accompanying the annual consolidated financial statements prepared in accordance with U.S. GAAP are omitted. In the opinion of management, all adjustments considered necessary for the fair presentation of the consolidated financial statements for the interim period presented, have been included. Operating results for interim periods are not necessarily indicative of operating results for an entire year. Certain prior period amounts have been reclassified to conform to the current period presentation.
Consolidation
As provided under ASC 946, the Fund generally will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Fund. Accordingly, the consolidated financial statements include the accounts of the Fund and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Fund to make estimates based on assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash, Cash Equivalents, and Restricted Cash
Cash and restricted cash represent cash deposits held at financial institutions, which at times may exceed U.S. federally insured limits. Cash equivalents include short-term highly liquid investments, such as money market funds, that are readily convertible to cash and have original maturities of three months or less. Cash, cash equivalents, and restricted cash are carried at cost, which approximates fair value. As of September 30, 2025 and December 31, 2024, the Fund held $61,231 and $63,223 of cash equivalents, respectively. As of September 30, 2025 and December 31, 2024, the Fund did not hold any restricted cash.
Valuation of Portfolio Investments
Investments are valued in accordance with the fair value principles established by FASB ASC Topic 820, Fair Value Measurement (“ASC Topic 820”), and in accordance with the 1940 Act. ASC Topic 820’s definition of fair value focuses on the amount that would be received to sell the asset or paid to transfer the liability in the principal or most advantageous market and prioritizes the use of market-based inputs (observable) over entity-specific inputs (unobservable) within a measurement of fair value.
ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings, and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC Topic 820, these inputs are summarized in the three levels listed below:
•Level 1 — Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.
•Level 2 — Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3 — Valuations are based on inputs that are unobservable and significant to the overall fair value measurement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of observable input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
Active, publicly traded instruments are classified as Level 1 and their values are generally based on quoted market prices, even if both the market’s normal daily trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.
Fair value is generally determined as the price that would be received for an investment in a current sale, which assumes an orderly market is available for the market participants at the measurement date. If available, fair value of investments is based on directly observable market prices or on market data derived from comparable assets and are classified as Level 2. The Fund’s valuation policy considers the fact that no ready market may exist for many of the securities in which it invests and that fair value for its investments must be determined using unobservable inputs.
The Fund applies the practical expedient provided by ASC Topic 820 relating to investments in certain portfolio companies that calculate net asset value per share (or its equivalent). ASC Topic 820 permits an entity holding investments in certain portfolio companies that either are investment companies, or have attributes similar to an investment company, and calculate NAV per share or its equivalent for which the fair value is not readily determinable, to measure the fair value of such investments on the basis of that NAV per share, or its equivalent, without adjustment. Investments which are valued using NAV per share or its equivalent as a practical expedient are not categorized within the fair value hierarchy as per ASC Topic 820.
Pursuant to Rule 2a-5 under the 1940 Act, the Board has designated the Adviser as the Fund's valuation designee (the “Valuation Designee”) to determine the fair value of the Fund's investments that do not have readily available market quotations. Pursuant to the Fund's valuation policy approved by the Board, a valuation committee comprised of employees of the Adviser (the “Valuation Committee”) is responsible for determining the fair value of the Fund's assets for which market quotations are not readily available, subject to the oversight of the Board.
With respect to investments for which market quotations are not readily available (Level 3), the Valuation Designee, subject to the oversight of the Board as described below, undertakes a multi-step valuation process each quarter, as follows:
i.the quarterly valuation process begins with each portfolio company or investment being initially valued by either the professionals of the applicable investment team that are responsible for the portfolio investment or an independent third-party valuation firm;
ii.to the extent that an independent third-party valuation firm has not been engaged by, or on behalf of, the Board to value 100% of the portfolio, then at a minimum, an independent third-party valuation firm will be engaged by, or on behalf of, the Fund to provide positive assurance of the portfolio each quarter (such that each investment is reviewed by a third-party valuation firm at least once on a rolling 12-month basis and each watch-list investment will be reviewed each quarter), including a review of management’s preliminary valuation and recommendation of fair value;
iii.the Valuation Committee then reviews and discusses the valuations with any input, where appropriate, from the independent third-party valuation firm(s), and determines the fair value of each investment in good faith based on the Fund’s valuation policy, subject to the oversight of the Board; and
iv.the Valuation Designee provides the Board with the information relating to the fair value determination pursuant to the Fund's valuation policy in connection with each quarterly Board meeting, complies with the periodic Board reporting requirements set forth in the Fund’s valuation policy, and discusses with the Board its determination of the fair value of each investment in good faith.
The Valuation Designee makes this fair value determination on a quarterly basis and in such other instances when a decision regarding the fair value of the portfolio investments is required. Factors considered by the Valuation Designee as part of the valuation of investments include each portfolio company’s credit ratings/risk, current and projected earnings, current and expected leverage, ability to make interest and principal payments, liquidity, compliance with applicable loan covenants, and price to earnings (or other financial) ratios and those of comparable companies, as well as the estimated remaining life of the investment and current market yields and interest rate spreads of similar securities as of the measurement date. Other factors taken into account include changes in the interest rate environment and credit markets that may affect the price at which similar investments would trade. The Valuation Designee also may base its valuation of an investment on recent transactions of investments and securities with similar structure and risk characteristics. The Valuation Designee obtains market data from its ongoing investment purchase efforts, in addition to monitoring transactions that have closed or are disclosed in industry publications. External information may include (but is not limited to) observable market data derived from the U.S. loan and equity markets. As part of compiling market data as an indication of current market conditions, the Valuation Designee may utilize third-party sources.
When determining NAV as of the last day of a month that is not also the last day of a calendar quarter, the Valuation Designee updates the value of securities with “readily available market quotations” (as defined in Rule 2a-5 under the 1940 Act) to the most recent market quotation. For securities without readily available market quotations, the Valuation Designee generally values such assets at the most recent quarterly valuation unless the Valuation Designee determines that a significant observable change has occurred since the most recent quarter end with respect to the investment (which determination may be as a result of a material event at a portfolio company, a material change in market spreads, a secondary market transaction in the securities of an investment or otherwise). If the Valuation Designee determines such a change has occurred with respect to one or more investments, the Valuation Designee will determine whether to update the value for each relevant investment.
The Board is responsible for overseeing the Valuation Designee’s process for determining the fair value of the Fund’s assets for which market quotations are not readily available, taking into account the Fund’s valuation risks. To facilitate the Board’s oversight of the valuation process, the Valuation Designee provides the Board with quarterly reports, annual reports, and prompt reporting of material matters affecting the Valuation Designee’s determination of fair value. As part of the Board’s oversight role, the Board may request and review additional information to be informed of the Valuation Designee’s process for determining the fair value of the Fund's investments.
The values assigned to investments are based on available information and may fluctuate from period to period. In addition, such values do not necessarily represent the amount that ultimately might be realized upon a portfolio investment's sale. Due to the inherent uncertainty of valuation, the estimated fair value of an investment may differ from the value that would have been used had a ready market for the security existed, and the difference could be material.
Investment Transactions and Revenue Recognition
Investment transactions are recorded on the applicable trade date. Any amounts related to purchases, sales and principal paydowns that have traded, but not settled, are reflected as either a receivable for investments sold or payable for investments purchased on the consolidated statements of assets and liabilities. Realized gains or losses are measured by the difference between the net proceeds received from repayments and sales and the cost basis of the investment using the specific identification method without regard to unrealized appreciation or depreciation previously recognized and are included as net realized gain (loss) on investments in the consolidated statements of operations. Net change in unrealized appreciation (depreciation) on investments is recognized in the consolidated statements of operations and reflects the period-to-period change in fair value and cost of investments, including the reversal of previously recorded unrealized appreciation or depreciation when gains or losses are realized.
Interest income, including amortization of premium and accretion of discount on loans, and expenses are recorded on the accrual basis. The Fund accrues interest income if it expects that ultimately it will be able to collect such income.
The Fund may have loans in its portfolio that contain payment-in-kind (“PIK”) income provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. This non-cash source of income is included when determining what must be paid to shareholders in the form of distributions in order for the Fund to maintain its tax treatment as a RIC, even though the Fund has not yet collected cash. For the three and nine months ended September 30, 2025, the Fund earned $1,855 and $5,038, respectively, in PIK income provisions, representing 4.00% and 3.75%, of total investment income, respectively. For the three and nine months ended September 30, 2024, the Fund earned $1,229 and $3,127, respectively, in PIK income, representing 4.36% and 4.87% of total investment income, respectively.
Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio companies and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies. For the three and nine months ended September 30, 2025, the Fund earned $86 and $95, respectively, in dividend income. For the three and nine months ended September 30, 2024, the Fund earned $6 and $65, respectively, of dividend income on its equity investments.
Other income may include income such as consent, waiver, amendment, unused, and prepayment fees associated with the Fund’s investment activities, as well as any fees for managerial assistance services rendered by the Fund to its portfolio companies. Such fees are recognized as income when earned or the services are rendered. For the three and nine months ended September 30, 2025, the Fund earned other income of $459 and $1,001, respectively, primarily related to amendment fees and prepayment fees. For the three and nine months ended September 30, 2024, the Fund earned other income of $163 and $578, respectively, primarily related to amendment fees.
Loans are generally placed on non-accrual status when a payment default occurs or if management otherwise believes that the issuer of the loan will not be able to make contractual interest payments or principal payments. The Fund will cease recognizing interest income on that loan until all principal and interest is current through payment or until a restructuring occurs, such that the interest income is deemed to be collectible. However, the Fund remains contractually entitled to this interest. The Fund may make exceptions to this policy if the loan has sufficient collateral value and is in the process of collection. Accrued interest is written-off when it becomes probable that the interest will not be collected and the amount of uncollectible interest can be reasonably estimated. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through PIK income. As of September 30, 2025, the Fund had investments in two portfolio companies on non-accrual status with an aggregate fair value of $2,689, which represented approximately 0.14% of total investments at fair value. As of December 31, 2024, the Fund had an investment in one portfolio company on non-accrual status with an aggregate fair value of $3,400, which represented approximately 0.20% of total investments at fair value.
Deferred Financing Costs and Debt Issuance Costs
Deferred financing costs and debt issuance costs represent fees and other direct incremental costs incurred in connection with the Fund’s borrowings. These costs are deferred and amortized into interest expense over the life of the related debt instruments. The unamortized balance of such costs is included as a direct deduction from the related liability in the accompanying consolidated statements of assets and liabilities. The amortization of such costs is included in interest and debt financing expenses in the accompanying consolidated statements of operations.
Organization and Offering Costs
Organization costs consist of primarily legal, incorporation and accounting fees incurred in connection with the organization of the Fund. Organization costs are expensed as incurred and are shown in the Fund's consolidated statements of operations.
Offering costs consist primarily of fees and expenses incurred in connection with the Fund’s continuous offering of Common Shares, as well as legal, printing and other costs associated with the preparation and filing of the Fund’s registration statements and offering materials. Offering costs are recognized as a deferred charge, amortized on a straight-line basis over 12 months and are shown in the Fund's consolidated statements of operations. For the three and nine months ended September 30, 2025, offering costs of $278 and $784, respectively, were incurred, and $264 and $693, respectively, were amortized and recognized as offering costs on the consolidated statements of operations and covered under the Expense Support Agreement. For the three and nine months ended September 30, 2024, offering costs of $76 and $324, respectively, were incurred, and $130 and $445, respectively, were amortized and recognized as offering costs on the consolidated statements of operations and covered under the Expense Support Agreement. Refer to Note 5 for further details on the Expense Support Agreement.
Allocation of Income, Expenses, Gains and Losses
Income, expenses (other than those attributable to a specific class), realized and change in unrealized gains and losses are allocated to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses attributable to a specific class are charged against that class.
Income Taxes
For U.S. federal income tax purposes, the Fund has elected, and intends to qualify annually, to be treated as a RIC under the Code; however, no assurance can be given that the Fund will be able to qualify for and maintain RIC tax status. In order to qualify as a RIC, the Fund must meet certain minimum distribution, source-of-income and asset diversification requirements. If such requirements are met, then the Fund is generally subject to U.S. federal income tax only on the portion of its taxable income and capital gains it does not distribute.
The minimum distribution requirements applicable to RICs generally require the Fund to timely distribute (or be deemed to distribute) to its shareholders at least 90% of its investment company taxable income (“ICTI”), as defined by the Code, each year. Depending on the level of ICTI earned in a tax year, the Fund may choose to carry forward ICTI in excess of current year distributions into the next tax year. Any such carryover ICTI must be distributed before the end of that next tax year through a dividend declared prior to filing the final tax return related to the year which generated such ICTI.
In addition, based on the excise distribution requirements, the Fund is subject to a nondeductible 4% U.S. federal excise tax on undistributed income, unless the Fund distributes (or is deemed to distribute) in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for each calendar year, (2) 98.2% of the amount by which the Fund’s capital gain exceeds its capital loss (adjusted for certain ordinary losses) for the one-year period ended October 31 in that calendar year and (3) any certain undistributed amounts from the previous years on which the Fund paid no U.S. federal income tax. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to U.S. federal income tax is considered to have been distributed. The Fund intends to timely distribute to its shareholders substantially all of the Fund’s annual taxable income for each year, except that the Fund may retain certain net capital gains for reinvestment and, depending upon the level of taxable income earned in a year, the Fund may choose to carry forward ICTI for distribution in the following year and pay any applicable U.S. federal excise tax. For the three and nine months ended September 30, 2025 and 2024, the Fund did not incur any excise tax.
The Fund evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely than not” to be sustained by the applicable tax authority. CLO-I, CLO-II, SPV II, SPV III, and BSL SPV I are disregarded entities for U.S. federal income tax purposes and are consolidated with the tax return of the Fund. Equity Holdings has elected to be classified as a corporation for U.S. federal income tax purposes. All penalties and interest associated with income taxes, if any, are included in income tax expense.

Dividends and Distributions to Common Shareholders

To the extent that the Fund has taxable income, the Fund intends to continue to make monthly distributions to its shareholders. Dividends and distributions to shareholders are recorded on the applicable record date. The amount to be distributed to shareholders is determined by the Board each month and is generally based upon the taxable earnings estimated by management and available cash. Net realized capital gains, if any, will generally be distributed at least annually, although the Fund may decide to retain such capital gains for investment. Although the gross distribution per share is generally equivalent for each share class, the net distribution for each share class is reduced for any class specific expenses, including distribution and shareholder servicing fees, if any.
Functional Currency
The functional currency of the Fund is the U.S. Dollar, and all transactions were in U.S. Dollars.
Segment Reporting
The Fund is externally managed by Churchill and operates as a single reportable segment in accordance with ASC Topic 280, Segment Reporting ("ASC 280"). The Fund's sole business activity is deriving investment income from its portfolio of investments. The Fund's accounting policies are described in Note 2, Significant Accounting Policies. The Fund's chief operating decision makers ("CODM") are the investment committee, comprised of senior investment personnel from the Churchill investment teams, and the Chief Executive Officer and Chief Financial Officer. The CODM assess the Fund's performance based on: (i) net investment income, (ii) net realized and unrealized gains (losses) from investments, and (iii) net increase (decrease) in net assets resulting from operations, all of which are reported in the consolidated statements of operations. The CODM also may evaluate performance through industry benchmarking analyses using metrics disclosed in Note 9, Consolidated Financial Highlights. Churchill, subject to Board oversight, manages the Fund's day-to-day operations and provides investment advisory and management services to the Fund. All investment decisions require unanimous approval from the investment committee members. The operating expense categories and information presented in the consolidated statements of operations fully reflect the significant expense categories and amounts regularly provided to the CODM for decision-making purposes.

Recent Accounting Pronouncement
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures ("ASU 2023-09"). ASU 2023-09 enhances the transparency and decision usefulness of income tax disclosures by requiring public business entities to disclose specific categories in the rate reconciliation, provide additional information for reconciling items that meet a quantitative threshold, and present disaggregated information about income taxes paid. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The amendments should be applied on a prospective basis, although retrospective application is permitted. As the Fund has elected to be treated as a RIC under the Code, the Fund is not subject to federal income tax on the portion of its taxable income and gains distributed to shareholders, provided it satisfies certain requirements, including minimum distribution requirements. Accordingly, the Fund generally does not incur significant federal income tax liability and the enhanced disclosure requirements under ASU 2023-09 related to the federal income tax rate reconciliation are not applicable to the Fund. The Fund is, however, subject to a federal excise tax and certain state and local taxes. The adoption of ASU 2023-09 is not expected to have a material impact on the Fund's consolidated financial statement disclosures.

In November 2024, the FASB issued Accounting Standard Update (“ASU”) No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). The amendments in ASU 2024-03 improve financial reporting by requiring that public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. This information generally is not presented in the financial statements today. The amendments in ASU 2024-03 are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Fund is currently evaluating the impact of adopting ASU 2024-03.

3. INVESTMENTS
The composition of the Fund’s investment portfolio at cost and fair value was as follows:

	September 30, 2025			December 31, 2024
	Cost	Fair Value	% of Fair Value	Cost	Fair Value	% of Fair Value
First-Lien Debt	$1,834,874	$1,825,284	93.26%	$1,563,049	$1,558,902	92.71%
Subordinated Debt (1)	99,060	96,339	4.92%	105,214	102,993	6.12%
Equity Investments	34,219	35,633	1.82%	19,418	19,714	1.17%
Total	$1,968,153	$1,957,256	100.00%	$1,687,681	$1,681,609	100.00%
_______________
(1)As of September 30, 2025, Subordinated Debt at fair value was comprised of second lien term loans and/or second lien notes of $50,981, mezzanine debt of $44,115 and structured debt of $1,243, and Subordinated Debt at cost was comprised of second lien term loans and/or second lien notes of $53,281, mezzanine debt of $44,535 and structured debt of $1,244.
As of December 31, 2024, Subordinated Debt at fair value was comprised of second lien term loans and/or second lien notes of $49,896, mezzanine debt of $52,014 and structured debt of $1,083, and Subordinated Debt at cost was comprised of second lien term loans and/or second lien notes of $51,588, mezzanine debt of $52,535, and structured debt of $1,091.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

The industry composition of the Fund’s investment portfolio as a percentage of fair value as of September 30, 2025 and December 31, 2024 was as follows:

Industry	September 30, 2025	December 31, 2024
Aerospace & Defense	1.66%	1.93%
Automotive	1.57%	1.72%
Banking, Finance, Insurance & Real Estate	5.58%	3.90%
Beverage, Food & Tobacco	4.27%	5.40%
Capital Equipment	7.77%	7.45%
Chemicals, Plastics & Rubber	1.77%	2.64%
Construction & Building	8.29%	7.12%
Consumer Goods: Durable	1.93%	1.27%
Consumer Goods: Non-durable	3.34%	3.56%
Containers, Packaging & Glass	0.87%	1.14%
Energy: Electricity	1.71%	1.60%
Energy: Oil & Gas	0.60%	0.57%
Environmental Industries	3.29%	4.38%
Health Care Equipment & Services	0.02%	—%
Healthcare & Pharmaceuticals	13.34%	12.13%
High Tech Industries	8.20%	8.49%
Hotel, Gaming & Leisure	0.35%	0.38%
Media: Advertising, Printing & Publishing	0.86%	1.03%
Media: Broadcasting & Subscription	0.09%	0.33%
Media: Diversified & Production	0.27%	0.31%
Metals & Mining	0.08%	0.16%
Retail	—%	0.16%
Services: Business	17.63%	16.22%
Services: Consumer	4.21%	5.88%
Sovereign & Public Finance	0.47%	0.55%
Telecommunications	2.14%	2.50%
Transportation: Cargo	1.90%	2.02%
Transportation: Consumer	0.84%	1.13%
Utilities: Electric	4.18%	2.80%
Utilities: Water	0.61%	0.59%
Wholesale	2.16%	2.64%
Total	100.00%	100.00%

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

The geographic composition of investments at cost and fair value was as follows:

	September 30, 2025
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$1,887,661	$1,877,048	95.90%	149.09%
Canada	25,269	25,072	1.28%	1.99%
Germany	24,385	24,455	1.25%	1.94%
United Kingdom	20,127	19,966	1.02%	1.59%
Netherlands	6,465	6,467	0.33%	0.51%
Luxembourg	2,840	2,836	0.14%	0.23%
Ireland	1,406	1,412	0.08%	0.11%
Total	$1,968,153	$1,957,256	100.00%	155.46%

	December 31, 2024
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$1,607,181	$1,600,998	95.21%	193.79%
Canada	26,895	26,913	1.60%	3.26%
United Kingdom	20,146	20,205	1.20%	2.45%
Germany	19,571	19,535	1.16%	2.36%
Luxembourg	8,224	8,243	0.49%	1.00%
Netherlands	2,766	2,784	0.17%	0.34%
Cayman Islands	1,482	1,508	0.09%	0.18%
Ireland	1,416	1,423	0.08%	0.17%
Total	$1,687,681	$1,681,609	100.00%	203.55%
As of September 30, 2025 and December 31, 2024, on a fair value basis, 95.56% and 94.53%, respectively, of the Fund’s debt investments earn interest at a floating rate and 4.44% and 5.47%, respectively, of the Fund’s debt investments earn interest at a fixed rate.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

4. FAIR VALUE MEASUREMENTS
Fair Value Disclosures
The following table presents fair value measurements of investments, by major class, as of September 30, 2025 and December 31, 2024, according to the fair value hierarchy:

As of September 30, 2025	Level 1	Level 2	Level 3	Measured at NAV (2)	Total
Assets:
First-Lien Debt	$—	$258,014	$1,567,270	$—	$1,825,284
Subordinated Debt (1)	—	—	96,339	—	96,339
Equity Investments	—	—	18,945	16,688	35,633
Cash Equivalents	61,231	—	—	—	61,231
Total Investments and Cash Equivalents	$61,231	$258,014	$1,682,554	$16,688	$2,018,487
_______________
(1)Subordinated Debt was further comprised of second lien term loans and/or second lien notes of $50,981, mezzanine debt of $44,115, and structured debt of $1,243.
(2)Certain investments are measured at fair value using NAV as a practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the consolidated statements of assets and liabilities.

As of December 31, 2024	Level 1	Level 2	Level 3	Total
Assets:
First-Lien Debt	$—	$288,818	$1,270,084	$1,558,902
Subordinated Debt (1)	—	—	102,993	102,993
Equity Investments	—	—	19,714	19,714
Cash Equivalents	63,223	—	—	63,223
Total Investments and Cash Equivalents	$63,223	$288,818	$1,392,791	$1,744,832
_______________
(1)Subordinated Debt was further comprised of second lien term loans and/or second lien notes of $49,896, mezzanine debt of $52,014, and structured debt of $1,083.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

The following tables provide a reconciliation of the beginning and ending balances for investments that use Level 3 inputs for the following periods:

	As of and for the Three Months Ended September 30, 2025
	First-Lien Debt	Subordinated Debt	Equity Investments	Total
Balance as of June 30, 2025	$1,463,396	$101,193	$13,728	$1,578,317
Purchase of investments (1)	155,991	4,157	2,078	162,226
Proceeds from principal repayments and sales of investments (1)	(59,389)	(10,802)	(134)	(70,325)
Payment-in-kind interest	430	1,425	—	1,855
Amortization of premium/accretion of discount, net	(3,935)	85	4,117	267
Net realized gain (loss) on investments	(6,359)	46	54	(6,259)
Net change in unrealized appreciation (depreciation) on investments	7,244	235	(898)	6,581
Transfers out of Level 3 (2)	(14,893)	—	—	(14,893)
Transfers to Level 3 (2)	24,785	—	—	24,785
Balance as of September 30, 2025	$1,567,270	$96,339	$18,945	$1,682,554

Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments still held as of September 30, 2025	$465	$268	$(880)	$(147)

	As of and for the Nine Months Ended September 30, 2025
	First-Lien Debt	Subordinated Debt	Equity Investments	Total
Balance as of January 1, 2025	$1,270,084	$102,993	$19,714	$1,392,791
Purchase of investments (1)	479,896	13,478	3,684	497,058
Proceeds from principal repayments and sales of investments (1)	(173,309)	(24,443)	(136)	(197,888)
Payment-in-kind interest	607	4,431	—	5,038
Amortization of premium/accretion of discount, net	6,376	299	4,116	10,791
Net realized gain (loss) on investments	(8,965)	84	54	(8,827)
Net change in unrealized appreciation (depreciation) on investments	(3,477)	(503)	(542)	(4,522)
Transfers out of Level 3 (2)	(16,741)	—	(7,945)	(24,686)
Transfers to Level 3 (2)	12,799	—	—	12,799
Balance as of September 30, 2025	$1,567,270	$96,339	$18,945	$1,682,554

Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments still held as of September 30, 2025	$(5,847)	$(613)	$(498)	$(6,958)
________________
(1) Includes reorganizations and restructuring of investments.
(2) Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the three and nine months ended September 30, 2025, transfers between Level 3 and Level 2 were a result of changes in the observability of significant inputs for certain portfolio companies.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

	As of and for the Three Months Ended September 30, 2024
	First-Lien Debt	Subordinated Debt	Equity Investments	Total
Balance as of June 30, 2024	$561,207	$96,857	$14,442	$672,506
Purchase of investments	226,079	10,762	2,534	239,375
Proceeds from principal repayments and sales of investments	(38,828)	(13,937)	—	(52,765)
Payment-in-kind interest	220	995	—	1,215
Amortization of premium/accretion of discount, net	214	69	—	283
Net realized gain (loss) on investments	329	—	—	329
Net change in unrealized appreciation (depreciation) on investments	(394)	726	29	361
Transfers out of Level 3 (1)	(24,089)	—	—	(24,089)
Transfers to Level 3 (1)	11,661	—	—	11,661
Balance as of September 30, 2024	$736,399	$95,472	$17,005	$848,876

Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments still held as of September 30, 2024	$(376)	$726	$29	$379

	As of and for the Nine Months Ended September 30, 2024
	First-Lien Debt	Subordinated Debt	Equity Investments	Total
Balance as of January 1, 2024	$354,396	$101,930	$10,224	$466,550
Purchase of investments	470,602	17,645	7,087	495,334
Proceeds from principal repayments and sales of investments	(75,620)	(27,052)	(777)	(103,449)
Payment-in-kind interest	566	2,561	—	3,127
Amortization of premium/accretion of discount, net	(1,211)	212	—	(999)
Net realized gain (loss) on investments	511	74	(30)	555
Net change in unrealized appreciation (depreciation) on investments	(1,820)	102	501	(1,217)
Transfers out of Level 3 (1)	(11,025)	—	—	(11,025)
Balance as of September 30, 2024	$736,399	$95,472	$17,005	$848,876

Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated company investments still held as of September 30, 2024	$(1,738)	$128	$794	$(816)
________________
(1) Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the three and nine months ended September 30, 2024, transfers out of Level 3 to Level 2 were a result of changes in the observability of significant inputs for certain portfolio companies.
Significant Unobservable Inputs
ASC Topic 820 requires disclosure of quantitative information about the significant unobservable inputs used in the valuation of assets and liabilities classified as Level 3 within the fair value hierarchy. The valuation techniques and significant unobservable inputs used in Level 3 fair value measurements of assets as of September 30, 2025 and December 31, 2024 were as follows:

Investment Type	Fair Value at September 30, 2025	Valuation Techniques	Unobservable Inputs	Ranges		Weighted Average
First-Lien Debt	$1,362,901	Yield Method	Market Yield Discount Rate	6.20%	86.30%	9.39%
First-Lien Debt	13,407	Market Approach	EBITDA Multiple	8.0x	20.20x	9.58x
Subordinated Debt	92,202	Yield Method	Market Yield Discount Rate	12.07%	27.00%	15.81%
Equity Investments	16,035	Market Approach	EBITDA Multiple	5.50x	20.20x	11.85x
Equity Investments	862	Yield Method	Market Yield Discount Rate	8.36%	15.56%	5.76%
Total	$1,485,407

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

First Lien Debt in the amount of $190,962, Subordinated Debt in the amount of $4,137 and equity investments in the amount of $2,048 at September 30, 2025 have been excluded from the table above, because the investments are valued using recent transaction price.

Investment Type	Fair Value at December 31, 2024	Valuation Techniques	Unobservable Inputs	Ranges		Weighted Average
First-Lien Debt	$1,153,845	Yield Method	Implied Discount Rate	5.83%	19.20%	9.80%
First-Lien Debt	8,969	Market Approach	EBITDA Multiple	8.00x	15.50x	12.59x
Subordinated Debt	95,793	Yield Method	Implied Discount Rate	11.82%	25.00%	15.20%
Subordinated Debt	1,765	Market Approach	EBITDA Multiple	14.00x	14.00x	14.00x
Equity Investments	15,272	Market Approach	EBITDA Multiple	8.00x	22.00x	12.98x
Equity Investments	166	Market Approach	ARR Multiple	5.00x	5.00x	5.00x
Equity Investments	657	Yield Method	Implied Discount Rate	8.00%	16.06%	13.79%
Total	$1,276,467
First Lien Debt in the amount of $107,270, Subordinated Debt in the amount of $5,435, and equity investments in the amount of $3,619 at December 31, 2024 have been excluded from the table above, because the investments are valued using recent transaction price.
Debt investments are generally valued using the yield method. Under the yield method, a price is ascribed for each investment based upon an assessment of current and expected market yields for similar investments and risk profiles. Additional consideration is given to the expected life, portfolio company performance since close, and other terms and risks associated with an investment. Among other factors, a determinant of risk is the amount of leverage used by the portfolio company relative to its total enterprise value, and the rights and remedies of the Fund’s investment within the portfolio company’s capital structure. Debt investments also may be valued using a market approach. The market approach utilizes market value (EBITDA) multiples of publicly traded comparable companies and available precedent sales transactions of comparable companies. Certain factors are considered when selecting the appropriate companies whose multiples are used in the valuation. These factors may include the type of organization, similarity to the business being valued and relevant risk factors, as well as size, profitability and growth expectations. A recent transaction, if applicable, also may be factored into the valuation if the transaction price is believed to be an indicator of value.
Equity investments are generally valued using a market approach, which utilizes market value multiples (EBITDA or revenue) of publicly traded comparable companies and available precedent sales transactions of comparable companies. The selected multiple is used to estimate the enterprise value of the underlying investment.
The significant unobservable input used in the yield method is a discount rate based on comparable market yields. Significant increases in discount rates in isolation would result in a significantly lower fair value measurement. The significant unobservable input used in the market approach is the performance multiple, which may include a revenue multiple, EBITDA multiple, or forward-looking metrics. The multiple is used to estimate the enterprise value of the underlying investment. An increase or decrease in the multiple would result in an increase or decrease, respectively, in the fair value.
Alternative valuation methodologies may be used as deemed appropriate for debt or equity investments and may include, but are not limited to, a market approach, income approach, or liquidation (recovery) approach.
Weighted average inputs are calculated based on the relative fair value of the investments.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

Financial Instruments disclosed but not carried at fair value
The carrying value and fair value of the Fund’s debt obligations were as follows:

	September 30, 2025		December 31, 2024
	Carrying Value (1)	Fair Value	Carrying Value	Fair Value
Bank of America Credit Facility	$47,000	$47,000	$325,000	$325,000
Scotiabank Credit Facility	13,500	13,500	278,500	278,500
SMBC Revolving Credit Facility	22,500	22,500	—	—
2024 Debt	306,000	306,453	306,000	307,609
2025 Debt	355,000	355,784	—	—
Total	$744,000	$745,237	$909,500	$911,109
_______________
(1)Carrying value on the consolidated statements of assets and liabilities are net of deferred financing and issuance costs.

The carrying value of the Fund's credit facilities approximates their fair value. These fair value measurements were based on significant inputs that are not observable and thus represent Level 3 measurements.

The fair value of the 2024 Debt and 2025 Debt (as defined in Note 6) was based on market quotation(s) received from broker/dealer(s). The fair value measurement was based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly and thus represent Level 2 measurements.

5. RELATED PARTY TRANSACTIONS
Advisory Agreement
On March 31, 2022, the Fund entered into an investment advisory agreement with Churchill (which was amended on August 3, 2022, January 10, 2023, and August 2, 2023, the “Prior Advisory Agreement”). In connection with an internal reorganization of Churchill with respect to the advisory services being provided to the Fund, the Adviser serves as the Fund’s investment adviser pursuant to the Advisory Agreement, rather than Churchill. On February 20, 2024, the Board, including all of the trustees who are not “interested persons” (as defined under Section 2(a)(19) of the 1940 Act) of the Fund (the “Independent Trustees”), approved the Advisory Agreement in accordance with, and on the basis of, an evaluation satisfactory to such trustees, as required by the 1940 Act. In connection therewith, the Advisory Agreement was approved by the Fund’s shareholders on May 28, 2024, and became effective on such date.
The Adviser is responsible for the overall management of the Fund’s activities under the Advisory Agreement and has delegated substantially all of its daily portfolio management obligations as set forth in the Advisory Agreement to Churchill pursuant to the CAM Sub-Advisory Agreement (as described below). The Advisory Agreement is identical to the Prior Advisory Agreement except the initial term began on May 28, 2024, the effective date of the Advisory Agreement.
The Advisory Agreement will remain in effect for a period of two years from its effective date, May 28, 2024, and will remain in effect from year-to-year thereafter if approved annually by either the Board or by the affirmative vote of the holders of a majority of the Fund’s outstanding voting securities and, in each case, a majority of the Independent Trustees. The Advisory Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act, by the Adviser and may be terminated by the Adviser without penalty upon not less than 120 days’ written notice to the Fund, or by the Fund without penalty upon not less than 60 days’ written notice to the Adviser.
Base Management Fee
The management fee is payable monthly in arrears at an annual rate of 0.75% of the value of the Fund’s net assets as of the beginning of the first calendar day of the applicable month. For the first calendar month in which the Fund had operations, net assets was measured using the beginning net assets as of the Escrow Break Date. In addition, the management fee was waived in full until June 1, 2024, the expiry of twelve months following the Escrow Break Date, and 50% of the management fee was waived for the period from June 1, 2024 through May 31, 2025.
For the three and nine months ended September 30, 2025, base management fees earned were $2,151 and $5,590, of which $0 and $1,395 were waived by the Adviser, respectively. For the three and nine months ended September 30, 2024, base management

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

fees earned were $1,404 and $3,177, respectively, of which $703 and $2,257 were waived by the Adviser, respectively. As of September 30, 2025 and December 31, 2024, $729 and $745 was payable to the Adviser related to management fees, respectively.
Incentive Fee
The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not: (i) an incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.
Incentive Fee Based on Income
The portion based on income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or the percentage rate of return on the value of net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus our operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement (as defined below), and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees).
Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as OID, debt instruments with PIK interest and zero coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments (as discussed further below) are also excluded from Pre-Incentive Fee Net Investment Income Returns.
Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.50% per quarter (6% annualized).
Subject to the fee waiver described below, the Fund pays the Adviser an incentive fee quarterly in arrears with respect to Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:
•No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which our Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.50% per quarter (6% annualized);
•100% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.76% (7.06% annualized). The Fund refers to this portion of Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.76%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 15% of our Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.76% in any calendar quarter; and
•15% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.76% (7.06% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 15% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.
The Adviser waived the incentive fee based on income in full until the period ended May 31, 2025. For the three and nine months ended September 30, 2025, the income based incentive fee was $4,262 and $12,085, respectively, of which $0 and $6,519 was waived by the Adviser. As of September 30, 2025, $4,262 was payable to the Adviser related to the income based incentive fee. For the three and nine months ended September 30, 2024, the income based incentive fee was $2,919 and $7,065, respectively, all of which was waived by the Adviser. As of December 31, 2024, no amounts were payable to the Adviser related to income based incentive fees.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

Incentive Fee Based on Capital Gains
The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable equals:
•15% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. GAAP.
Each year, the fee paid for the capital gains incentive fee will be net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. The Fund will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if the Fund was to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.
For the three and nine months ended September 30, 2025 and 2024, the Fund did not incur any incentive fee based on capital gains.
Sub-Advisory Agreements
CAM Sub-Advisory Agreement
On February 20, 2024, the Board, including all of the Independent Trustees, approved a sub-advisory agreement by and between the Adviser and Churchill (the “CAM Sub-Advisory Agreement”) in accordance with, and on the basis of, an evaluation satisfactory to such trustees, as required by the 1940 Act. The CAM Sub-Advisory Agreement was approved by the Fund’s shareholders on May 28, 2024, and became effective on such date. Pursuant to the CAM Sub-Advisory Agreement, the Adviser will pay Churchill 70% of the aggregate amount of the management fee, the incentive fee on income, and the incentive fee on capital gains as set forth in the Advisory Agreement. The management fee and the incentive fee on income will be payable quarterly in arrears and the incentive fee on capital gains will be payable annually pursuant to the terms of the Advisory Agreement. Fees payable to Churchill will be borne entirely by the Adviser and will not be directly incurred by the Fund.
The CAM Sub-Advisory Agreement will remain in effect for a period of two years from its effective date, May 28, 2024, and will remain in effect from year-to-year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of the outstanding voting securities of the Fund and, in each case, a majority of the Independent Trustees.
NAM Sub-Advisory Agreement
On March 31, 2022, Churchill entered into a sub-advisory agreement with Nuveen Asset Management (as amended on August 3, 2022, the “Prior NAM Sub-Advisory Agreement”). On February 20, 2024, the Board, including all of the Independent Trustees, also approved a new sub-advisory agreement by and among the Adviser, Churchill and Nuveen Asset Management (the “NAM Sub-Advisory Agreement”) in accordance with, and on the basis of an evaluation satisfactory to such trustees, as required by the 1940 Act. The NAM Sub-Advisory Agreement was approved by the Fund’s shareholders on May 28, 2024, and became effective on such date. Nuveen Asset Management may manage certain of the Liquid Investments pursuant to the NAM Sub-Advisory Agreement. Churchill has general oversight over the investment process on behalf of the Fund and manages the capital structure of the Fund, including, but not limited to, asset and liability management. The only changes to the NAM Sub-Advisory Agreement relate to the internal reorganization described above and are as follows: (i) adding the Adviser as a party to the agreement to satisfy a technical requirement under the 1940 Act that requires the Fund or the investment adviser to be in privity of contract with a sub-adviser; and (ii) changing the calculation of the compensation payable by the Adviser to Nuveen Asset Management. Under the Prior NAM Sub-Advisory Agreement, Churchill paid, monthly in arrears, 0.375% of the daily weighted average principal amount of the liquid investments managed by Nuveen Asset Management. Under the NAM Sub-Advisory Agreement, the Adviser will pay, monthly in arrears, 50% of the aggregate amount of the management fee payable to the Adviser under the Advisory Agreement associated with the Liquid Investments managed by Nuveen Asset Management at the direction of Churchill. Fees payable to Nuveen Asset Management will be borne entirely by the Adviser and will not be directly incurred by the Fund.
The NAM Sub-Advisory Agreement will remain in effect for a period of two years from its effective date, May 28, 2024, and will remain in effect from year-to-year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of the outstanding voting securities of the Fund and, in each case, a majority of the Independent Trustees.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

Administration Agreement
On March 31, 2022, the Fund entered into an administration agreement (as amended on January 10, 2023 and October 30, 2024, the “Administration Agreement”) with Churchill BDC Administration LLC (the “Administrator”), which was approved by the Board. Pursuant to the Administration Agreement, the Administrator furnishes the Fund with office facilities and equipment and provides clerical, bookkeeping and record keeping and other administrative services at such facilities. The Administrator performs, or oversees the performance of, the Fund’s required administrative services, which include, among other things, assisting the Fund with the preparation of the financial records that the Fund is required to maintain and with the preparation of reports to shareholders and reports filed with the SEC. At the request of the Adviser or Churchill, the Administrator also may provide significant managerial assistance on the Fund’s behalf to those portfolio companies that have accepted the Fund’s offer to provide such assistance. U.S. Bancorp Fund Services, LLC provides the Fund with certain fund administration and bookkeeping services pursuant to a sub-administration agreement (the “Sub-Administration Agreement”) with the Administrator.
For the three and nine months ended September 30, 2025, the Fund incurred $400 and $1,232, respectively, in fees under the Sub-Administration Agreement, which are included in administration fees in the accompanying consolidated statements of operations. For the three and nine months ended September 30, 2024, the Fund incurred $199 and $565, respectively, in fees under the Sub-Administration Agreement, which are included in administration fees in the accompanying consolidated statements of operations. As of September 30, 2025 and December 31, 2024, $397 and $383, respectively, were unpaid and included in accounts payable and accrued expenses in the accompanying consolidated statements of assets and liabilities.
Intermediary Manager Agreement
On March 31, 2022, the Fund entered into an Intermediary Manager Agreement (the “Intermediary Manager Agreement”) with the Intermediary Manager, an affiliate of the Adviser. Under the terms of the Intermediary Manager Agreement, the Intermediary Manager serves as the agent and principal distributor for the Fund’s public offering of its Common Shares. The Intermediary Manager is entitled to receive distribution and/or shareholder servicing fees monthly at an annual rate of 0.85% of the value of the Fund’s net assets attributable to Class S shares as of the beginning of the first calendar day of the month. The Intermediary Manager is entitled to receive distribution and/or shareholder servicing fees monthly at an annual rate of 0.25% of the value of the Fund’s net assets attributable to Class D shares as of the beginning of the first calendar day of the month. No distribution and/or shareholder servicing fees will be paid with respect to Class I shares.
The Fund will cease paying the distribution and/or shareholder servicing fees on any Class S shares and Class D shares in a shareholder’s account at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total brokerage commissions and distribution and/or shareholder servicing fees paid with respect to any such share held by such shareholder within such account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share. At the end of such month, each such Class S share or Class D share will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such share. The total underwriting compensation and total organization and offering expenses will not exceed 10% and 15%, respectively, of the gross proceeds from the offering.
For the three months ended September 30, 2025, the Fund accrued distribution and shareholder servicing fees of $81 and $10 that were attributable to Class S and Class D shares, respectively. For the nine months ended September 30, 2025, the Fund accrued distribution and shareholder servicing fees of $189 and $32 that were attributable to Class S and Class D shares, respectively. For the three months ended September 30, 2024, the Fund accrued distribution and shareholder servicing fees of $32 and $11 that were attributable to Class S and Class D shares, respectively. For the nine months ended September 30, 2024, the Fund accrued distribution and shareholder servicing fees of $70 and $23 that were attributable to Class S and Class D shares, respectively. As of September 30, 2025 and December 31, 2024, $42 and $26, respectively, were unpaid and included in accounts payable and accrued expenses in the accompanying consolidated statements of assets and liabilities.
The Intermediary Manager Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Trustees and the trustees who have no direct or indirect financial interest in the operation of the Fund’s distribution plan or the Intermediary Manager Agreement, or by a vote of the majority of the outstanding voting securities of the Fund, on not more than 60 days’ written notice to the Intermediary Manager or the Adviser. The Intermediary Manager Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

Expense Support and Conditional Reimbursement Agreement
On March 31, 2022, the Fund entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with Churchill. The Expense Support Agreement provides that Nuveen Alternative Holdings, an affiliate of Churchill, may pay (or cause one or more of its affiliates to pay) certain expenses of the Fund, provided that no portion of the payment will be used to pay any interest expenses of the Fund and/or shareholder servicing fees of the Fund (each, an “Expense Payment”). Such expense payment will be made in any combination of cash or other immediately available funds no later than forty-five days after a written commitment from Nuveen Alternative Holdings to pay such expense, and/or by an offset against amounts due from the Fund to Nuveen Alternative Holdings.
Following any calendar quarter in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in such calendar quarter (such amount referred to as the “Excess Operating Funds”), the Fund will pay such Excess Operating Funds, or a portion thereof (each, a “Reimbursement Payment”), to Nuveen Alternative Holdings until such time as all Expense Payments made by the entity to the Fund within three years prior to the last business day of such calendar quarter have been reimbursed. Available Operating Funds means the sum of (i) the Fund’s net investment income (including net realized short-term capital gains reduced by net realized long-term capital losses), (ii) the Fund’s net capital gains (including the excess of net realized long-term capital gains over net realized short-term capital losses) and (iii) dividends and other distributions paid to the Fund on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above). The amount of the Reimbursement Payment for any calendar quarter will equal the lesser of (i) the Excess Operating Funds in such quarter and (ii) the aggregate amount of all Expense Payments made by Nuveen Alternative Holdings to the Fund within three years prior to the last business day of such calendar quarter that have not been previously reimbursed by the Fund to Nuveen Alternative Holdings.
No Reimbursement Payment for any month will be made if (1) the annualized rate of regular cash distributions declared by the Fund at the time of such Reimbursement Payment is less than the annualized rate of regular cash distributions declared by the Fund at the time the Expense Payment was made to which such Reimbursement Payment relates or (2) the Fund’s Operating Expense Ratio (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. The Operating Expense Ratio is calculated by dividing the Fund’s operating costs and expenses incurred, less organizational and offering expenses, base management and incentive fees owed to the Adviser, and interest expense, by the Fund’s net assets. The Fund’s obligation to make a Reimbursement Payment will automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent that Nuveen Alternative Holdings has waived its right to receive such payment for the applicable month.
The following table presents a cumulative summary of the expense payments and reimbursement payments since the Fund’s commencement of operations, comprised primarily of organizational expenses, offering costs and professional fees:

For the Quarter Ended	Expense Payments by Adviser	Reimbursement Payments to Adviser	Expired Expense Support	Unreimbursed Expense Payments	Effective Rate of Distribution per Share (1)	Reimbursement Eligibility Expiration	Operating Expense Ratio (2)
March 31, 2022	$983	$—	$(983)	$—	—%	March 31, 2025	0.08%
June 30, 2022	677	—	(677)	—	6.62%	June 30, 2025	0.19%
September 30, 2022	379	—	(379)	—	7.23%	September 30, 2025	0.21%
December 31, 2022	176	—	—	176	9.07%	December 31, 2025	0.14%
March 31, 2023	198	—	—	198	10.22%	March 31, 2026	0.22%
June 30, 2023	113	—	—	113	11.69%	June 30, 2026	0.22%
September 30, 2023	327	—	—	327	12.19%	September 30, 2026	0.27%
December 31, 2023	115	—	—	115	12.13%	December 21, 2026	0.13%
March 31, 2024	31	—	—	31	12.19%	March 31, 2027	0.12%
June 30, 2024	217	—	—	217	9.72%	June 30, 2027	0.15%
September 30, 2024	75	—	—	75	9.70%	September 30, 2027	0.15%
December 31, 2024	333	—	—	333	9.68%	December 31, 2027	0.21%
March 31, 2025	—	—	—	—	9.74%	March 31, 2028	0.17%
June 30, 2025	110	—	—	110	9.78%	June 30, 2028	0.15%
September 30, 2025	384	—	—	384	9.82%	September 30, 2028	0.15%
Total	$4,118	$—	$(2,039)	$2,079

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

__________
(1)The effective rate of distribution per share is expressed as a percentage equal to the projected annualized regular distribution amount as of the end of the applicable period (which is calculated by annualizing the regular monthly cash distributions per share as of such date without compounding) divided by the Fund’s gross offering price per share as of each quarter ended.
(2)The operating expense ratio is calculated by dividing the quarterly operating expenses, less organizational and offering expenses, base management fee and incentive fees owed to the Adviser, and interest expense, by the Fund’s net assets as of each quarter end.

For the nine months ended September 30, 2025, there were no Reimbursement Payments to Nuveen Alternative Holdings.
Board of Trustees’ Fees

The Board consists of six members, four of whom are Independent Trustees. The Board has established an Audit Committee, a Nominating and Corporate Governance Committee and a Co-Investment Committee, each consisting solely of the Independent Trustees, and may establish additional committees in the future. For the three and nine months ended September 30, 2025, the Fund incurred $128 and $385, respectively, in fees which are included in Board of Trustees’ fees in the accompanying consolidated statements of operations. For the three and nine months ended September 30, 2024, the Fund incurred $128 and $380, respectively, in fees which are included in Board of Trustees’ fees in the accompanying consolidated statements of operations. As of September 30, 2025 and December 31, 2024, $128 and $325, respectively, were unpaid and are included in Board of Trustees’ fees payable in the accompanying consolidated statements of assets and liabilities.
Other Related Party Transactions
From time to time, the Adviser, Churchill, in its capacity as sub-adviser, and/or the Administrator may pay amounts owed by the Fund to third-party providers of goods or services and the Fund will subsequently reimburse the Adviser, Churchill, and/or the Administrator for such amounts paid on its behalf. Amounts payable to the Adviser, Churchill, and the Administrator are settled in the normal course of business without formal payment terms. As of September 30, 2025 and December 31, 2024, the Fund owed the Adviser, Churchill and/or the Administrator $540 and $886, respectively, for reimbursements including the Fund’s allocable portion of overhead, which are included in accounts payable and accrued expenses in the accompanying consolidated statements of assets and liabilities.
6. SECURED BORROWINGS
The Fund and its wholly owned subsidiaries are parties to credit facilities or debt obligations, including term debt securitizations, as described below. The term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Fund. In accordance with the 1940 Act, the Fund is only permitted to borrow amounts such that its asset coverage, as defined in the 1940 Act, is maintained at a level of at least 150% after such borrowing. As of September 30, 2025 and December 31, 2024, the Fund’s asset coverage was 269.23% and 190.83%, respectively. The Fund and its wholly owned subsidiaries were in compliance with all covenants and other requirements of their respective agreements.
Bank of America Credit Facility
On April 19, 2022, a wholly owned subsidiary of the Fund entered into a credit agreement with the lenders from time to time parties thereto, Bank of America, N.A., as administrative agent, the Fund, as servicer, U.S. Bank Trust Company, National Association, as collateral administrator, and U.S. Bank National Association, as collateral custodian (as amended from time to time, the “Bank of America Credit Facility Agreement” and the revolving credit facility thereunder, the “Bank of America Credit Facility”). On July 16, 2024, SPV II entered into the borrower joinder agreement to become party to the Bank of America Credit Facility Agreement and pledged all of its assets to the collateral agent to secure its obligations under the Bank of America Credit Facility.

The most recent amendment on February 6, 2025, among other things: (i) reduced the portion of the applicable rate calculation attributable to qualifying syndicated loans from 1.75% to 1.60%; and (ii) extended the period in which a fee is payable by the Fund in the event that the commitments under the Bank of America Credit Agreement are terminated in whole or in part (such fee, the “Make-Whole Fee”) such that the rate upon which the Make-Whole Fee is calculated will equal (a) 2.00% prior to December 19, 2025, (b) 0.50% during the period beginning on December 19, 2025 through but excluding December 19, 2026 and (c) 0.0% thereafter. The maximum amount available under the Bank of America Credit Facility is $350,000, effective December 9, 2024. The availability period and the maturity date of the Bank of America Credit Facility is September 19, 2027 and September 19, 2029, respectively.

Borrowings under the Bank of America Credit Facility bear interest based on either (x) an annual rate equal to SOFR determined for any day (“Daily SOFR”) for the relevant interest period, plus an applicable spread, or (y) the highest of (i) the Federal Funds Rate plus an applicable spread, (ii) the Prime Rate in effect for any day and (iii) Daily SOFR plus an applicable spread. Interest

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

is payable monthly in arrears. Advances under the Bank of America Credit Facility are secured by a pool of broadly-syndicated and middle-market loans subject to eligibility criteria and advance rates specified in the Bank of America Credit Facility Agreement. Advances under the Bank of America Credit Facility may be prepaid and reborrowed at any time during the Availability Period (as defined therein), but any termination or reduction of the facility amount is subject to certain conditions. The Fund and SPV II have made customary representations and warranties and are required to comply with various financial covenants related to liquidity and other maintenance covenants, reporting requirements and other customary requirements for similar facilities.

As of September 30, 2025, the Bank of America Credit Facility bore interest at a rate of Daily SOFR plus 1.88% per annum. As of September 30, 2024, the Bank of America Credit Facility bore interest at a rate of Daily SOFR plus 1.93% per annum. Interest is payable monthly in arrears.

For the three months ended September 30, 2025 and 2024, the components of interest expense related to the Bank of America Credit Facility were as follows:

	Three Months Ended September 30,
	2025	2024
Borrowing interest expense	$1,477	$914
Unused fees	658	70
Amortization of deferred financing costs	191	322
Total interest and debt financing expenses	$2,326	$1,306

For the nine months ended September 30, 2025 and 2024, the components of interest expense related to the Bank of America Credit Facility were as follows:

	Nine Months Ended September 30,
	2025	2024
Borrowing interest expense	$9,312	$4,823
Unused fees	859	373
Amortization of deferred financing costs	509	407
Total interest and debt financing expenses	$10,680	$5,603

Scotiabank Credit Facility
On July 19, 2024, a wholly owned subsidiary of NCPCF entered into a credit agreement (as amended from time to time, the “Scotiabank Credit Facility Agreement” and the credit facility thereunder, the “Scotiabank Credit Facility”) with the lenders from time to time parties thereto, NCPCF, as servicer, the Bank of Nova Scotia, as administrative agent, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as custodian.
Effective December 11, 2024, as a result of the NCPCF Acquisition, the Fund became a party to the Scotiabank Credit Facility Agreement as successor in interest to NCPCF and assumed the Scotiabank Credit Facility. In connection with the most recent amendment on May 22, 2025, SPV III and BSL SPV I were added as new borrowers (collectively, the “New Borrowers”). In addition, the amendment, among other things: (i) adjusted the total revolving commitment available to $150,000 (subject to increases up to $450,000), subject to availability governed by a collateralization test; (ii) amended the applicable margin for the interest rate payable by each New Borrower, and (iii) extended the final maturity date from July 19, 2033 to May 22, 2034.
Borrowings under the Scotiabank Credit Facility are secured by all of the assets held by the New Borrowers and bear interest based on an annual rate equal to SOFR determined for any day (“Daily Simple SOFR”) for the relevant interest period, plus the applicable margin. As of September 30, 2025, the Scotiabank Credit Facility bore interest at a rate of SOFR, reset daily, plus 2.15% per annum. Interest is payable quarterly. The Fund and the New Borrowers, as applicable, have made customary representations and warranties and are required to comply with customary covenants and other requirements for similar facilities. The Scotiabank Credit Facility Agreement includes usual and customary events of default for facilities of this nature. Borrowings under the Scotiabank Credit Facility will be used to acquire collateral loans during the reinvestment period, fund revolving collateral loans and/or delayed funding loans, pay certain fees and expenses and make permitted distributions.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

For the three months ended September 30, 2025 and 2024, the components of interest expense related to the Scotiabank Credit Facility were as follows:

	Three Months Ended September 30,
	2025	2024
Borrowing interest expense	$194	$—
Unused fees	26	—
Amortization of deferred financing costs	37	—
Total interest and debt financing expenses	$257	$—

For the nine months ended September 30, 2025 and 2024, the components of interest expense related to the Scotiabank Credit Facility were as follows:

	Nine Months Ended September 30,
	2025	2024
Borrowing interest expense	$7,783	$—
Unused fees	412	—
Amortization of deferred financing costs	1,158	—
Total interest and debt financing expenses	$9,353	$—
SMBC Revolving Credit Facility
On April 8, 2025, the Fund entered into a Senior Secured Revolving Credit and Term Loan Agreement (the “SMBC Revolving Credit Facility Agreement” and the revolving credit facility thereunder, the “SMBC Revolving Credit Facility”) by and among the Fund, as borrower, the lenders from time to time parties thereto, Sumitomo Mitsui Banking Corporation, as administrative agent, collateral agent, issuing bank, swingline lender, a lender and as lead arranger and sole bookrunner. The SMBC Revolving Credit Facility is guaranteed by certain subsidiaries of the Fund that may be formed or acquired by the Fund in the future (collectively, the “Guarantors”).
The initial maximum principal amount available under the SMBC Revolving Credit Facility was $50,000, subject to availability under the borrowing base, which is based on the Fund’s portfolio investments and other outstanding indebtedness. Maximum capacity under the Revolving Credit Facility may be increased to $300,000 through the exercise by the Fund of an uncommitted accordion feature, through which existing and new lenders may, at their option, agree to provide additional financing. Effective May 22, 2025, in connection with the closing of the 2025 Securitization (discussed further below), the maximum principal amount increased to $100,000. The SMBC Revolving Credit Facility is secured by a perfected first-priority interest in substantially all of the portfolio investments held by the Fund and each Guarantor, subject to certain exceptions, and includes a $25,000 limit for swingline loans.

The availability period under the SMBC Revolving Credit Facility will terminate on April 8, 2029 (the “Commitment Termination Date”) and the SMBC Revolving Credit Facility will mature on April 8, 2030 (the “Final Maturity Date”). During the period from the Commitment Termination Date to the Final Maturity Date, the Fund will be obligated to make mandatory prepayments under the SMBC Revolving Credit Facility out of the proceeds of certain asset sales and other recovery events and equity and debt issuances.

The Fund may borrow amounts in U.S. dollars or certain other permitted currencies. Amounts drawn under the SMBC Revolving Credit Facility in U.S. dollars will bear interest at either Term SOFR plus a margin, or the Alternate Base Rate (which is the greater of (x) zero and (y) the highest of (a) the Prime Rate, (b) the sum of (i) the weighted average of the rates on overnight federal funds transactions, as published by the Federal Reserve Bank of New York plus (ii) 0.50%, or (c) Term SOFR plus 1.00% per annum) plus a margin. The Fund may elect either the Term SOFR or Alternate Base Rate at the time of drawdown, and loans denominated in U.S. dollars may be converted from one rate to another at any time at the Fund’s option, subject to certain conditions. Amounts drawn under the SMBC Revolving Credit Facility in other permitted currencies will bear interest at the relevant rate specified therein plus an applicable margin. The Fund also will pay a fee of 0.375% per annum on the daily undrawn amounts under the SMBC Revolving Credit Facility. As of September 30, 2025, the SMBC Revolving Credit Facility bore interest at SOFR plus 2.125% per annum.

The SMBC Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by the Fund of additional indebtedness and on the Fund’s ability to make distributions to its shareholders, or to redeem, repurchase or retire

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

common shares of beneficial interest upon the occurrence of certain events and certain financial covenants related to asset coverage and minimum shareholders’ equity, as well as customary events of default.

For the three months ended September 30, 2025 and 2024, the components of interest expense related to the SMBC Revolving Credit Facility were as follows:

	Three Months Ended September 30,
	2025	2024
Borrowing interest expense	$59	$—
Unused fees	94	—
Amortization of deferred financing costs	72	—
Total interest and debt financing expenses	$225	$—

For the nine months ended September 30, 2025 and 2024, the components of interest expense related to the SMBC Revolving Credit Facility were as follows:

	Nine Months Ended September 30,
	2025	2024
Borrowing interest expense	$186	$—
Unused fees	150	—
Amortization of deferred financing costs	111	—
Total interest and debt financing expenses	$447	$—

CLO-I
On July 16, 2024, the Fund completed a $398,700 term debt securitization (the “2024 Debt Securitization”).
The notes offered in the 2024 Debt Securitization (the “2024 Notes”) were issued by CLO-I (formerly known as SPV I) (the “2024 Issuer”), a direct, wholly owned, consolidated subsidiary of the Fund, pursuant to an indenture and security agreement, dated as of July 16, 2024 (the “2024 Indenture”). The 2024 Notes consist of $197,000 of AAA-rated Class A 2024 Notes, which bear interest at the three-month Term SOFR plus 1.70%; $48,000 of AA-rated Class B 2024 Notes, which bear interest at the three-month Term SOFR plus 1.95%; $26,000 of A-rated Class C 2024 Notes, which bear interest at the three-month Term SOFR plus 2.55%; and $92,700 of Subordinated 2024 Notes, which do not bear interest. The Fund directly owns all of the Subordinated 2024 Notes and, as such, these notes are eliminated in consolidation.
As part of the 2024 Debt Securitization, CLO-I also entered into a loan agreement, dated July 16, 2024 (the “CLO-I Loan Agreement”), pursuant to which various financial institutions and other persons which are, or may become, parties to the CLO-I Loan Agreement as lenders committed to make $35,000 of AAA Class A-L 2024 Loans to CLO-I (the “2024 Loans” and, together with the 2024 Notes, the “2024 Debt”). The 2024 Loans bear interest at the three-month Term SOFR plus 1.70% (the “2024 Class A-L Loans”) and were fully drawn upon the closing of the transaction. Any lender may elect to convert all of the 2024 Class A-L Loans held by such lenders into Class A 2024 Notes upon written notice to CLO-I in accordance with the CLO-I Loan Agreement.
The 2024 Debt is backed by a diversified portfolio of senior secured and second lien loans. Each of the 2024 Indenture and the CLO-I Loan Agreement contain certain conditions pursuant to which loans can be acquired by the 2024 Issuer, in accordance with rating agency criteria or as otherwise agreed with certain institutional investors who purchased the 2024 Debt. Through July 20, 2028, all principal collections received on the underlying collateral may be used by the 2024 Issuer to purchase new collateral under the direction of the Fund, in its capacity as collateral manager of the 2024 Issuer and in accordance with the Fund’s investment strategy, allowing the Fund to maintain the initial leverage in the 2024 Debt Securitization. The 2024 Notes are due on July 20, 2036 and the 2024 Loans mature on July 20, 2036.
The Fund serves as collateral manager to the 2024 Issuer under a collateral management agreement and waives any management fee due to it in consideration for providing these services.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

For the three months ended September 30, 2025 and 2024, the components of interest expense related to CLO-I were as follows:

	Three Months Ended September 30,
	2025	2024
Borrowing interest expense	$4,789	$4,561
Amortization of deferred financing costs	114	—
Total interest and debt financing expenses	$4,903	$4,561
For the nine months ended September 30, 2025 and 2024, the components of interest expense related to CLO-I were as follows:

	Nine Months Ended September 30,
	2025	2024
Borrowing interest expense	$14,314	$4,561
Amortization of deferred financing costs	339	—
Total interest and debt financing expenses	$14,653	$4,561

CLO-II
On May 22, 2025, the Fund completed a $499,700 term debt securitization (the “2025 Debt Securitization”).
The debt offered in the 2025 Debt Securitization (the “2025 Debt”) was issued by CLO-II (formerly known as SPV IV) (the “2025 Issuer”), a direct, wholly owned, consolidated subsidiary of the Fund, pursuant to an indenture and security agreement (the “2025 Indenture”) and Class A-2L and Class B-L loan agreements (collectively, the “CLO-II Loan Agreements”), each dated as of May 22, 2025. The 2025 Debt consists of (i) $290,000 of AAA-rated Class A-1 Notes, which bear interest at the three-month Term SOFR plus 1.665%; $35,000 of AA-rated Class B Notes, which bear interest at the three-month Term SOFR plus 2.100%; and $144,700 of Subordinated Notes, which do not bear interest (collectively, the “2025 Notes”), and (ii) $20,000 of AAA Class A-2L Loans, which bear interest at the three-month Term SOFR plus 1.850% and $10,000 of AA Class B-L Loans, which bear interest at the three-month Term SOFR plus 2.100% (collectively, the “2025 Loans”). The 2025 Debt also consists of AAA-rated Class A-2 Notes, which were issued with a $0 principal balance. The Fund directly owns all of the Subordinated Notes and, as such, these notes are eliminated in consolidation.
The 2025 Debt is backed by a diversified portfolio of senior secured and second lien loans. The 2025 Indenture contains certain conditions pursuant to which loans can be acquired by the 2025 Issuer, in accordance with rating agency criteria and as otherwise agreed with certain institutional investors who purchased the 2025 Debt. Through May 15, 2029, all principal collections received on the underlying collateral may be used by the 2025 Issuer to purchase new collateral under the direction of the Fund, in its capacity as collateral manager of the 2025 Issuer and in accordance with the Fund’s investment strategy, allowing the Fund to maintain the initial leverage in the 2025 Debt Securitization. The 2025 Notes are due on May 15, 2037 and the 2025 Loans mature on May 15, 2037.
The Fund serves as collateral manager to the 2025 Issuer under a collateral management agreement and waives any management fee due to it in consideration for providing these services.
For the three months ended September 30, 2025 and 2024, the components of interest expense related to CLO-II were as follows:

	Three Months Ended September 30,
	2025	2024
Borrowing interest expense	$5,493	$—
Amortization of deferred financing costs	142	—
Total interest and debt financing expenses	$5,635	$—

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

For the nine months ended September 30, 2025 and 2024, the components of interest expense related to CLO-II were as follows:

	Nine Months Ended September 30,
	2025	2024
Borrowing interest expense	$7,884	$—
Amortization of deferred financing costs	202	—
Total interest and debt financing expenses	$8,086	$—

Summary of Secured Borrowings
The Fund’s debt obligations consisted of the following as of September 30, 2025 and December 31, 2024:

	September 30, 2025
	Bank of America Credit Facility	Scotiabank Credit Facility	SMBC Revolving Credit Facility	CLO-I	CLO-II	Total
Total Commitment	$350,000	$150,000	$100,000	$306,000	$355,000	$1,261,000
Amount Outstanding (1)	47,000	13,500	22,500	306,000	355,000	744,000
Unused Portion (2)	303,000	136,500	77,500	—	—	517,000
Amount Available (3)	296,529	121,662	77,500	—	—	495,691
_______________
(1)Amount outstanding on the consolidated statements of assets and liabilities is net of deferred financing and issuance costs.
(2)The unused portion is the amount upon which commitment fees are based.
(3)Available for borrowing based on the computation of collateral to support the borrowings and subject to compliance with applicable covenants and financial ratios.

	December 31, 2024
	Bank of America Credit Facility	Scotiabank Credit Facility	CLO-I	Total
Total Commitment	$350,000	$450,000	$306,000	$1,106,000
Amount Outstanding (1)	325,000	278,500	306,000	909,500
Unused Portion (2)	25,000	171,500	—	196,500
Amount Available (3)	12,003	145,347	—	157,350
_______________
(1)Amount outstanding on the consolidated statements of assets and liabilities are net of deferred financing and issuance costs.
(2)The unused portion is the amount upon which commitment fees are based.
(3)Available for borrowing based on the computation of collateral to support the borrowings and subject to compliance with applicable covenants and financial ratios.
For the three and nine months ended September 30, 2025 and 2024, the components of interest expense and debt financing expenses were as follows:

	Three Months Ended September 30,
	2025	2024
Borrowing interest expense	$12,012	$5,475
Unused fees	778	70
Amortization of deferred financing costs	556	322
Total interest and debt financing expenses	$13,346	$5,867
Average interest rate (1)	6.59%	7.29%
Average daily borrowings	$769,848	$302,668
______________
(1)Average interest rate includes borrowing interest expense and unused fees.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

	Nine Months Ended September 30,
	2025	2024
Borrowing interest expense	$39,479	$9,384
Unused fees	1,421	373
Amortization of deferred financing costs	2,319	407
Total interest and debt financing expenses	$43,219	$10,164
Average interest rate (1)	6.55%	7.75%
Average daily borrowings	$835,052	$168,191
______________
(1)Average interest rate includes borrowing interest expense and unused fees.
Contractual Obligations
The following tables show the contractual maturities of the Fund’s debt obligations as of September 30, 2025 and December 31, 2024:

	Payments Due by Period
As of September 30, 2025	Total	Less than 1 Year	1 to 3 years	3 to 5 years	More than 5 Years
Bank of America Credit Facility	$47,000	$—	$—	$47,000	$—
Scotiabank Credit Facility	13,500	—	—	—	13,500
SMBC Revolving Credit Facility	22,500	—	—	22,500
CLO-I	306,000	—	—	—	306,000
CLO-II	355,000	—	—	—	355,000
Total debt obligations	$744,000	$—	$—	$69,500	$674,500

	Payments Due by Period
As of December 31, 2024	Total	Less than 1 Year	1 to 3 years	3 to 5 years	More than 5 Years
Bank of America Credit Facility	$325,000	$—	$—	$325,000	$—
Scotiabank Credit Facility	278,500	—	—	—	278,500
CLO-I	306,000	—	—	—	306,000
Total debt obligations	$909,500	$—	$—	$325,000	$584,500
7. COMMITMENTS AND CONTINGENCIES
In the ordinary course of its business, the Fund enters into contracts or agreements that contain indemnifications or warranties. Future events could occur that might lead to the enforcement of these provisions against the Fund. The Fund believes that the likelihood of such an event is remote; however, the maximum potential exposure is unknown. No accrual has been made in the consolidated financial statements as of September 30, 2025 and December 31, 2024 for any such exposure.
As of September 30, 2025 and December 31, 2024, the Fund had the following unfunded investment commitments:

Portfolio Company	September 30, 2025	December 31, 2024
360 Holdco, Inc. (360 Training) - Delayed Draw Loan	$3,580	$3,580
AB Centers Acquisition Corporation (Action Behavior Centers) - Delayed Draw Loan	1,611	2,346
ACP Maverick Holdings, Inc. - Delayed Draw Loan	3,636	—
ACS Celsius Aggregator LP (AirX Climate Solutions Company)	19	—
ADPD Holdings LLC (NearU) - Delayed Draw Loan	—	1,246
All Star Recruiting Locums, LLC (All Star Healthcare Solutions) - Delayed Draw Loan	3,943	1,063
All4 Buyer, LLC - Delayed Draw Loan	2,108	—
AmerCareRoyal, LLC - Delayed Draw Loan	3,307	3,307

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

Portfolio Company	September 30, 2025	December 31, 2024
Apex Service Partners, LLC - Delayed Draw Loan	$—	$2,194
Apex Service Partners, LLC - Revolving Loan	1,101	352
Arax MidCo, LLC - Delayed Draw Loan	3,922	—
Archer Acquisition, LLC (ARMstrong) - Delayed Draw Loan	644	729
Ascend Partner Services LLC - Delayed Draw Loan	3,014	12,642
ASTP Holdings Co-Investment LP (American Student Transportation Partners)	—	82
AWP Group Holdings, Inc. - Delayed Draw Loan	1,978	1,978
Big Apple Advisory, LLC - Delayed Draw Loan	4,305	4,305
Big Apple Advisory, LLC - Revolving Loan	1,740	1,740
Bishop Street Underwriters LLC - Delayed Draw Loan	5,409	—
Bluebird PM Buyer, Inc. - Delayed Draw Loan	1,019	—
Bounteous, Inc. - Delayed Draw Loan	7,279	—
Bradford Soap International, Inc. - Delayed Draw Loan	2,514	—
Bridges Consumer Healthcare Intermediate LLC - Delayed Draw Loan	4,750	2,439
CLS Management Services, LLC (Contract Land Staff) - Delayed Draw Loan	3,093	4,418
CMP Ren Partners I-A LP (LMI Consulting, LLC)	2	2
CMP Terrapin Partners I LP (Clarity Innovations, Inc.)	1	6
CMP Terrapin Partners II LP (Clarity Innovations, Inc.)	6	—
Coalesce Diamond Coinvest, L.P.	200	—
Cobalt Service Partners, LLC - Delayed Draw Loan	7,051	12,048
Coding Solutions Acquisition, Inc. - Delayed Draw Loan	1,258	1,655
Coding Solutions Acquisition, Inc. - Revolving Loan	1,101	138
Cohen Advisory, LLC - Delayed Draw Loan	4,073	4,265
Cohnreznick Advisory LLC - Delayed Draw Loan	3,477	—
Columbia Home Services LLC - Delayed Draw Loan	442	—
Cool Acquisition Holdings, LP (Universal Air Conditioner, L.L.C.)	—	550
Cool Buyer, Inc. (Universal Air Conditioner, L.L.C.) - Delayed Draw Loan	1,000	1,000
COP Village Green Acquisitions, Inc. (Village Green Holding) - Delayed Draw Loan	536	536
CRCI Longhorn Holdings, Inc. (CRCI Holdings Inc) - Delayed Draw Loan	3,487	3,487
CRCI Longhorn Holdings, Inc. (CRCI Holdings Inc) - Revolving Loan	2,567	1,411
Davidson Hotel Company LLC - Delayed Draw Loan	893	930
Diligent Corporation (fka Diamond Merger Sub II, Corp.) - Delayed Draw Loan	2,553	2,553
DMC Holdco, LLC (DMC Power) - Delayed Draw Loan	—	450
Emburse, Inc. - Delayed Draw Loan	529	—
Emburse, Inc. - Revolving Loan	568	—
ERA Industries, LLC (BTX Precision) - Delayed Draw Loan	563	135
EVDR Purchaser, Inc. (Alternative Logistics Technologies Buyer, LLC) - Delayed Draw Loan	2,051	2,051
Excel Fitness Holdings, Inc. - Delayed Draw Loan	1,677	1,677
Exterro, Inc. - Delayed Draw Loan	1,797	—
FirstCall Mechanical Group, LLC - Delayed Draw Loan	4,400	13,600
FoodScience, LLC - Delayed Draw Loan	3,737	5,588
Gannett Fleming, Inc. - Revolving Loan	2,131	2,131
Health Management Associates, Inc. - Delayed Draw Loan	—	773
Healthspan Buyer, LLC - Delayed Draw Loan	1,227	—
Heartland Paving Partners, LLC - Delayed Draw Loan	621	11,429
Heartland Veterinary Partners LLC - Delayed Draw Loan	—	1,966
Hermod Co-Invest, LP	19	—
HMN Acquirer Corp. - Delayed Draw Loan	2,144	2,144
Hyphen Solutions, LLC - Delayed Draw Loan	1,444	—
Impact Advisors, LLC - Delayed Draw Loan	7,143	—
Impact Parent Corporation (Impact Environmental Group) - Delayed Draw Loan	98	—

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

Portfolio Company	September 30, 2025	December 31, 2024
Industrial Air Flow Dynamics, Inc. - Delayed Draw Loan	$4,167	$—
INS Co-Invest LP (Inszone)	3	3
INS Intermediate II, LLC (Ergotech DBA Industrial Networking Solutions) - Delayed Draw Loan	—	1,139
Integrated Power Services Holdings, Inc. - Delayed Draw Loan	2,035	3,180
ISG Enterprises, LLC (Industrial Service Group) - Delayed Draw Loan	—	256
Kenco PPC Buyer LLC - Delayed Draw Loan	4,920	8,669
KENE Acquisition, Inc. (Entrust Solutions Group) - Delayed Draw Loan	777	777
KENG Acquisition, Inc. (Engage PEO) - Delayed Draw Loan	8,707	10,074
KL Bronco Acquisition, Inc. (Elevation Labs) - Delayed Draw Loan	497	1,708
KRIV Acquisition, Inc. (Riveron) - Delayed Draw Loan	7,202	8,276
Lavie Group, Inc. - Delayed Draw Loan	2,539	—
Low Voltage Holdings Inc. - Delayed Draw Loan	650	—
Low Voltage Holdings Inc. - Revolving Loan	311	—
Matador US Buyer, LLC (Insulation Technology Group) - Delayed Draw Loan	249	5,226
MEI Buyer LLC - Delayed Draw Loan	1,391	—
Mobile Communications America, Inc. - Delayed Draw Loan	4,125	4,308
MPG Parent Holdings, LLC (Market Performance Group) - Delayed Draw Loan	3,913	4,397
NFM & J, L.P. (The Facilities Group) - Delayed Draw Loan	1,375	1,375
North Haven Stack Buyer, LLC - Delayed Draw Loan	—	2,839
Online Labels Group, LLC - Delayed Draw Loan	499	771
Orion Group FM Holdings, LLC (Leo Facilities) - Delayed Draw Loan	20,481	20,481
Ovation Holdings, Inc - Delayed Draw Loan	1,164	6,983
Palmetto Acquisitionco, Inc. (Tech24) - Delayed Draw Loan	—	431
Perennial Services Group, LLC - Delayed Draw Loan	540	1,560
Pinnacle Supply Partners, LLC - Delayed Draw Loan	1,571	2,153
PN Buyer, Inc. - Delayed Draw Loan	4,444	—
PT Intermediate Holdings III, LLC - Delayed Draw Loan	166	196
R Arax Co-Invest UB, LP (Arax Investment Partners)	404	533
R Chapel Avenue Holdings Co-Invest UB, LP	410	—
RailPros Parent, LLC - Delayed Draw Loan	3,158	—
RailPros Parent, LLC - Revolving Loan	1,579	—
Randys Holdings, Inc. (Randy's Worldwide Automotive) - Delayed Draw Loan	1,196	2,903
Redwood Services Group, LLC (Evergreen Services Group) - Delayed Draw Loan	3,720	1,289
Ridge Trail US Bidco, Inc. (Options IT) - Delayed Draw Loan	3,187	3,187
Ridge Trail US Bidco, Inc. (Options IT) - Revolving Loan	775	775
RMS Energy Borrower LLC - Delayed Draw Loan	2,999	—
Rose Paving, LLC - Delayed Draw Loan	146	146
Safety Infrastructure Services Intermediate LLC - Delayed Draw Loan	2,576	—
SCIC Buyer, Inc. - Delayed Draw Loan	2,745	—
Secretariat Advisors LLC - Delayed Draw Loan	835	—
SI Solutions, LLC - Delayed Draw Loan	3,960	4,951
Signia Aerospace, LLC - Delayed Draw Loan	—	108
SkyKnight Financial Holdings LP	40	50
Smith & Howard Advisory LLC - Delayed Draw Loan	99	2,078
Specialist Resources Global Inc. - Delayed Draw Loan	11,790	11,790
Sugar PPC Buyer LLC (Sugar Foods) - Delayed Draw Loan	3,043	4,348
Syndigo LLC - Revolving Loan	1,777	—
Tau Buyer, LLC - Delayed Draw Loan	1,971	—
Tau Buyer, LLC - Revolving Loan	1,536	—
TBRS, Inc. - Delayed Draw Loan	949	1,953
TBRS, Inc. - Revolving Loan	1,166	1,168

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

Portfolio Company	September 30, 2025	December 31, 2024
Thermostat Purchaser III, Inc. - Delayed Draw Loan	$—	$3,284
Thompson Safety LLC - Delayed Draw Loan	13,636	—
Thompson Safety LLC - Revolving Loan	1,364	—
Tidi Legacy Products, Inc. - Delayed Draw Loan	4,183	4,183
Transit Buyer, LLC (Propark Mobility) - Delayed Draw Loan	1,132	489
Trilon Group, LLC - Delayed Draw Loan	—	7,896
TSS Buyer, LLC (Technical Safety Services) - Delayed Draw Loan	50	68
USA Water Intermediate Holdings, LLC - Delayed Draw Loan	1,148	3,114
USALCO - Delayed Draw Loan	131	131
Vensure Employer Services, Inc. - Delayed Draw Loan	1,049	2,751
Venture Buyer, LLC (Velosio) - Delayed Draw Loan	1,349	1,635
Vertex Service Partners, LLC - Delayed Draw Loan	7,194	8,760
Vessco Midco Holdings, LLC - Delayed Draw Loan	2,086	3,365
Vessco Midco Holdings, LLC - Revolving Loan	1,726	1,726
Watermill Express, LLC - Delayed Draw Loan	1,900	—
WSB Engineering Holdings Inc. - Delayed Draw Loan	6,853	361
YI, LLC (Young Innovations) - Delayed Draw Loan	—	3,335
Total unfunded commitments	$283,356	$274,125
The Fund seeks to carefully consider its unfunded investment commitments for the purpose of planning its ongoing liquidity. As of September 30, 2025, the Fund had adequate financial resources to satisfy its unfunded investment commitments.
8. NET ASSETS
In connection with its formation, the Fund has the authority to issue an unlimited number of Common Shares for each class.
On March 30, 2022, an affiliate of the Adviser, TIAA, purchased 40 shares of the Fund’s Class I shares of beneficial interest at $25.00 per share, and on March 31, 2022, TIAA contributed certain portfolio investments to the Fund in exchange for 10,540,000 shares of the Fund’s Class I shares of beneficial interest at $25.00 per share. As of September 30, 2025, TIAA owned 3,770,491 shares of the Fund’s Class I shares of beneficial interest both directly and indirectly through private funds in which TIAA is the sole investor or that TIAA controls.
On the Escrow Break Date, the Fund had satisfied the minimum offering requirement, and the Board authorized the release of proceeds from escrow. The following table presents transactions in Common Shares during the three months ended September 30, 2025 (dollars in thousands except share amounts):

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

	Three Months Ended September 30, 2025
	Shares	Amount
CLASS S
Subscriptions	244,243	$5,969
Share transfers between classes	(8,114)	(199)
Distributions reinvested	14,149	346
Share repurchases, net of early repurchase deduction	(5,123)	(123)
Net increase (decrease)	245,155	$5,993
CLASS D
Subscriptions	156,568	$3,838
Share transfers between classes	—	—
Distributions reinvested	16,996	416
Share repurchases, net of early repurchase deduction	(12,773)	(313)
Net increase (decrease)	160,791	$3,941
CLASS I
Subscriptions	6,902,605	$169,189
Share transfers between classes	8,094	199
Distributions reinvested	454,497	11,138
Share repurchases, net of early repurchase deduction	(541,514)	(13,245)
Net increase (decrease)	6,823,682	$167,281
The following table presents transactions in Common Shares during the nine months ended September 30, 2025 (dollars in thousands except share amounts):

	Nine Months Ended September 30, 2025
	Shares	Amount
CLASS S
Subscriptions	827,474	$20,316
Share transfers between classes	(12,164)	(299)
Distributions reinvested	28,340	695
Share repurchases, net of early repurchase deduction	(6,380)	(154)
Net increase (decrease)	837,270	$20,558
CLASS D
Subscriptions	327,448	$8,052
Share transfers between classes	(5,807)	(144)
Distributions reinvested	43,022	1,059
Share repurchases, net of early repurchase deduction	(22,874)	(561)
Net increase (decrease)	341,789	$8,406
CLASS I
Subscriptions	16,759,082	$412,413
Share transfers between classes	17,939	443
Distributions reinvested	1,231,830	30,341
Share repurchases, net of early repurchase deduction	(992,882)	(24,341)
Net increase (decrease)	17,015,969	$418,856

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

The following table presents transactions in Common Shares during the three months ended September 30, 2024 (dollars in thousands except share amounts):

	Three Months Ended September 30, 2024
	Shares	Amount
CLASS S
Subscriptions	195,340	$4,815
Share transfers between classes	—	—
Distributions reinvested	4,809	119
Share repurchases, net of early repurchase deduction	—	—
Net increase (decrease)	200,149	$4,934
CLASS D
Subscriptions	176,642	$4,363
Share transfers between classes	—	—
Distributions reinvested	10,012	247
Share repurchases, net of early repurchase deduction	—	—
Net increase (decrease)	186,654	$4,610
CLASS I
Subscriptions	1,238,921	$30,620
Share transfers between classes	—	—
Distributions reinvested	280,755	6,940
Share repurchases, net of early repurchase deduction	(15,531)	(383)
Net increase (decrease)	1,504,145	$37,177
The following table presents transactions in Common Shares during the nine months ended September 30, 2024 (dollars in thousands except share amounts):

	Nine Months Ended September 30, 2024
	Shares	Amount
CLASS S
Subscriptions	541,452	$13,345
Share transfers between classes	(4,107)	(101)
Distributions reinvested	10,571	261
Share repurchases, net of early repurchase deduction	—	—
Net increase (decrease)	547,916	$13,505
CLASS D
Subscriptions	631,751	$15,597
Share transfers between classes	—	—
Distributions reinvested	20,991	518
Share repurchases, net of early repurchase deduction	—	—
Net increase (decrease)	652,742	$16,115
CLASS I
Subscriptions	15,350,397	$378,684
Share transfers between classes	4,104	101
Distributions reinvested	510,428	12,604
Share repurchases, net of early repurchase deduction	(40,238)	(980)
Net increase (decrease)	15,824,691	$390,409

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

The Fund determines NAV for each class of Common Shares as of the last day of each calendar month. Share issuances related to monthly subscriptions are effective the first calendar day of each month. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e. the prior month-end NAV).
The following tables present each month-end net offering price for Class S, Class D, and Class I Common Shares, which approximately equals their respective NAV per share, for the nine months ended September 30, 2025 and 2024:

	Net Offering Price Per Share
For The Months Ended	Class S	Class D	Class I
January 31, 2025	$24.75	$24.80	$24.81
February 28, 2025	$24.64	$24.69	$24.70
March 31, 2025	$24.58	$24.63	$24.64
April 30, 2025	$24.54	$24.59	$24.60
May 31, 2025	$24.58	$24.63	$24.63
June 30, 2025	$24.47	$24.54	$24.54
July 31, 2025	$24.46	$24.52	$24.52
August 31, 2025	$24.42	$24.48	$24.48
September 30, 2025	$24.38	$24.45	$24.45

	Net Offering Price Per Share
For the Months Ended	Class S	Class D	Class I
January 31, 2024	$24.71	$24.73	$24.74
February 29, 2024	$24.72	$24.75	$24.75
March 31, 2024	$24.58	$24.61	$24.62
April 30, 2024	$24.59	$24.63	$24.63
May 31, 2024	$24.60	$24.64	$24.65
June 30, 2024	$24.64	$24.68	$24.69
July 31, 2024	$24.67	$24.71	$24.71
August 31, 2024	$24.70	$24.74	$24.75
September 30, 2024	$24.70	$24.74	$24.75
Distributions
The following tables summarize the Fund’s distributions recorded during the nine months ended September 30, 2025 (dollars in thousands except per share amounts):

			Class S
Declaration Date	Record Date	Payment Date	Distribution per Share (1)	Distribution Amount
January 29, 2025	January 31, 2025	February 28, 2025	$0.183	$156
February 27, 2025	February 28, 2025	March 28, 2025	$0.183	$162
March 28, 2025	March 31, 2025	April 29, 2025	$0.183	$172
April 26, 2025	April 30, 2025	May 29, 2025	$0.183	$183
May 27, 2025	May 31, 2025	June 27, 2025	$0.183	$229
June 27, 2025	June 30, 2025	July 29, 2025	$0.183	$246
July 29, 2025	July 31, 2025	August 29, 2025	$0.183	$264
August 27, 2025	August 31, 2025	September 29, 2025	$0.183	$278
September 30, 2025	September 30, 2025	October 29, 2025	$0.183	$291
Total			$1.647	$1,981

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

			Class D
Declaration Date	Record Date	Payment Date	Distribution per Share (1)	Distribution Amount
January 29, 2025	January 31, 2025	February 28, 2025	$0.195	$162
February 27, 2025	February 28, 2025	March 28, 2025	$0.195	$165
March 28, 2025	March 31, 2025	April 29, 2025	$0.195	$170
April 26, 2025	April 30, 2025	May 29, 2025	$0.195	$173
May 27, 2025	May 31, 2025	June 27, 2025	$0.195	$177
June 27, 2025	June 30, 2025	July 29, 2025	$0.195	$195
July 29, 2025	July 31, 2025	August 29, 2025	$0.195	$203
August 27, 2025	August 31, 2025	September 29, 2025	$0.195	$220
September 30, 2025	September 30, 2025	October 29, 2025	$0.195	$228
Total			$1.755	$1,693

			Class I
Declaration Date	Record Date	Payment Date	Distribution per Share	Distribution Amount
January 29, 2025	January 31, 2025	February 28, 2025	$0.200	$6,741
February 27, 2025	February 28, 2025	March 28, 2025	$0.200	$6,901
March 28, 2025	March 31, 2025	April 29, 2025	$0.200	$7,076
April 26, 2025	April 30, 2025	May 29, 2025	$0.200	$7,622
May 27, 2025	May 31, 2025	June 27, 2025	$0.200	$8,019
June 27, 2025	June 30, 2025	July 29, 2025	$0.200	$8,430
July 29, 2025	July 31, 2025	August 29, 2025	$0.200	$8,749
August 27, 2025	August 31, 2025	September 29, 2025	$0.200	$9,346
September 30, 2025	September 30, 2025	October 29, 2025	$0.200	$9,861
Total			$1.800	$72,745
_______________
(1)Distributions are net of distribution and servicing fees.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

The following tables summarize the Fund’s distributions recorded during the nine months ended September 30, 2024 (dollars in thousands except per share amounts):

			Class S
Declaration Date	Record Date	Payment Date	Distribution per Share (1)	Distribution Amount
January 26, 2024	January 31, 2024	February 28, 2024	$0.233	$51
February 28, 2024	February 29, 2024	March 28, 2024	$0.233	$60
March 28, 2024	March 31, 2024	April 29, 2024	$0.233	$79
April 26, 2024	April 30, 2024	May 28, 2024	$0.183	$70
May 29, 2024	May 31, 2024	June 28, 2024	$0.183	$87
June 28, 2024	June 30, 2024	July 29, 2024	$0.183	$91
July 29, 2024	July 31, 2024	August 28, 2024	$0.183	$96
August 28, 2024	August 31, 2024	September 27, 2024	$0.183	$111
September 27, 2024	September 30, 2024	October 28, 2024	$0.183	$128
Total			$1.797	$773

			Class D
Declaration Date	Record Date	Payment Date	Distribution per Share (1)	Distribution Amount
January 26, 2024	January 31, 2024	February 28, 2024	$0.245	$39
February 28, 2024	February 29, 2024	March 28, 2024	$0.245	$59
March 28, 2024	March 31, 2024	April 29, 2024	$0.245	$89
April 26, 2024	April 30, 2024	May 28, 2024	$0.195	$90
May 29, 2024	May 31, 2024	June 28, 2024	$0.195	$105
June 28, 2024	June 30, 2024	July 29, 2024	$0.195	$112
July 29, 2024	July 31, 2024	August 28, 2024	$0.195	$127
August 28, 2024	August 31, 2024	September 27, 2024	$0.195	$140
September 27, 2024	September 30, 2024	October 28, 2024	$0.195	$149
Total			$1.905	$910

			Class I
Declaration Date	Record Date	Payment Date	Distribution per Share	Distribution Amount
January 26, 2024	January 31, 2024	February 28, 2024	$0.250	$3,626
February 28, 2024	February 29, 2024	March 29, 2024	$0.250	$3,735
March 28, 2024	March 31, 2024	April 29, 2024	$0.250	$4,661
April 26, 2024	April 30, 2024	May 28, 2024	$0.200	$4,382
May 29, 2024	May 31, 2024	June 28, 2024	$0.200	$5,577
June 28, 2024	June 30, 2024	July 29, 2024	$0.200	$5,685
July 29, 2024	July 31, 2024	August 28, 2024	$0.200	$5,795
August 28, 2024	August 31, 2024	September 27, 2024	$0.200	$5,887
September 27, 2024	September 30, 2024	October 28, 2024	$0.200	$5,985
Total			$1.950	$45,333
_______________
(1)Distributions are net of distribution and servicing fees.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

Distribution Reinvestment Plan

The Fund has adopted a distribution reinvestment plan, pursuant to which it will reinvest all cash distributions declared by the Board on behalf of its shareholders who do not elect to receive their distributions in cash, except for shareholders in certain states. As a result, if the Board authorizes, and the Fund declares, a cash dividend or other distribution, then shareholders who have not opted out of the Fund’s distribution reinvestment plan will have their cash distributions automatically reinvested in additional Common Shares, rather than receiving the cash dividend or other distribution. Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in the distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.
Character of Distributions
The Fund may fund its cash distributions to shareholders from any source of funds available to the Fund, including, but not limited to, offering proceeds, net investment income from operations, capital gain proceeds from the sale of assets, borrowings, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, and expense support from an affiliate of the Adviser, which is subject to recoupment.
As of September 30, 2025, a portion of the Fund’s distributions resulted from expense support from an affiliate of the Adviser, and future distributions may result from expense support from an affiliate of the Adviser, each of which is subject to repayment by the Fund within three years from the date of payment. The purpose of this arrangement is to avoid distributions being characterized as a return of capital for U.S. federal income tax purposes. Shareholders should understand that any such distribution is not based solely on the Fund’s investment performance and can only be sustained if the Fund achieves positive investment performance in future periods and/or an affiliate of the Adviser continues to provide expense support. Shareholders should also understand that the Fund’s future repayments of expense support will reduce the distributions that they would otherwise receive. There can be no assurance that the Fund will achieve the performance necessary to sustain these distributions or be able to pay distributions at all.
Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions.
The following table reflects the source of cash distributions on a U.S. GAAP basis that the Fund has declared on its Common Shares for the nine months ended September 30, 2025 (dollars in thousands except share and per share amounts):

	Class S		Class D		Class I
Sources of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.647	$1,981	$1.755	$1,693	$1.800	$72,745
Net realized gains	$—	$—	$—	$—	$—	$—
Total	$1.647	$1,981	$1.755	$1,693	$1.800	$72,745

The following table reflects the source of cash distributions on a U.S. GAAP basis that the Fund has declared on its Common Shares for the nine months ended September 30, 2024 (dollars in thousands except share and per share amounts):

	Class S		Class D		Class I
Sources of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.797	$773	$1.905	$910	$1.950	$45,333
Net realized gains	$—	$—	$—	$—	$—	$—
Total	$1.797	$773	$1.905	$910	$1.950	$45,333

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

Share Repurchase Program

Beginning with the fiscal quarter ended September 30, 2023, the Fund commenced a share repurchase program in which it intends to repurchase in each quarter, at the discretion of the Board, up to 5% of its Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. The Board, in its sole discretion, may amend or suspend the share repurchase program if it deems such action to be in the best interest of the Fund’s shareholders. As a result, share repurchases may not be available each quarter, such as when a repurchase offer would place an undue burden on the Fund’s liquidity, adversely affect the Fund’s operations or risk having an adverse impact on the Fund that would outweigh the benefit of the repurchase offer. Following any such suspension, the Board will consider on at least a quarterly basis whether the continued suspension of the share repurchase program is in the best interest of the Fund and shareholders and will reinstate the share repurchase program when and if appropriate and subject to its fiduciary duty to the Fund and shareholders. However, the Board is not required to authorize the recommencement of the share repurchase program within any specified period of time. The Fund intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the 1940 Act. All Common Shares purchased by the Fund pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued Common Shares.
Under the share repurchase program, to the extent the Fund offers to repurchase Common Shares in any particular quarter, the Fund expects to repurchase Common Shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that Common Shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders. The repurchase of the Adviser’s shares, if any, will be on the same terms and subject to the same limitations as other shareholders under the Share Repurchase Program.
Payment for repurchased Common Shares may require the Fund to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund’s investment-related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of shares. Class I shares owned by TIAA will be subject to the following restrictions: TIAA may submit its Class I shares for repurchase beginning on March 31, 2027. Beginning March 31, 2027, the total amount of TIAA shares eligible for repurchase will be limited to no more than 1.67% of the Fund’s aggregate NAV per calendar quarter; provided that, if in any quarter the total amount of aggregate repurchase requests of all classes of Common Shares does not exceed the share repurchase program limit of 5% of the aggregate NAV per calendar quarter, these redemption limits on the TIAA shares will not apply for that quarter, and TIAA will be entitled to submit its shares for repurchase up to the overall share repurchase program limits. Notwithstanding the foregoing, TIAA may sell a portion of its Class I shares to unaffiliated investors in reliance upon an exemption from registration under the Securities Act.
For the nine months ended September 30, 2025, approximately 992,882 Class I shares, 22,874 Class D shares, and 6,380 Class S shares were repurchased. For the nine months ended September 30, 2024, 40,238 Class I shares were repurchased.
The following table presents the share repurchases completed for the nine months ended September 30, 2025 (dollars in thousands except share amounts):

Offer Date	Class	Tender Offer Expiration	Repurchase Price per share	Repurchased Amount (1)	Shares Repurchased (2)
February 28, 2025	Class I	March 28, 2025	$24.64	$5,965	242,124
February 28, 2025	Class D	March 28, 2025	$24.63	$135	5,467
May 30, 2025	Class I	June 30, 2025	$24.54	$5,131	209,244
May 30, 2025	Class D	June 30, 2025	$24.54	$113	4,634
May 30, 2025	Class S	June 30, 2025	$24.47	$31	1,257
August 29, 2025	Class I	September 29, 2025	$24.45	$13,245	541,514
August 29, 2025	Class D	September 29, 2025	$24.45	$313	12,773
August 29, 2025	Class S	September 29, 2025	$24.38	$123	5,123
_______________
(1)Amount shown is net of Early Repurchase Deduction.
(2)All repurchase requests were satisfied in full.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

The following table presents the share repurchases completed for the nine months ended September 30, 2024 (dollars in thousands except share and per share amounts):

Offer Date	Class	Tender Offer Expiration	Repurchase Price per share	Repurchased Amount (1)	Shares Repurchased (2)
February 29, 2024	Class I	March 29, 2024	$24.62	$273	11,327
May 30, 2024	Class I	June 28, 2024	$24.69	$324	13,380
August 29, 2024	Class I	September 27, 2024	$24.75	$383	15,531
_______________
(1)Amount shown is net of Early Repurchase Deduction.
(2)All repurchase requests were satisfied in full.

9. CONSOLIDATED FINANCIAL HIGHLIGHTS
The following is a schedule of consolidated financial highlights for the nine months ended September 30, 2025:

	Nine Months Ended September 30, 2025
	Class S	Class D	Class I
Per share data:
Net asset value, beginning of period	$24.74	$24.79	$24.80
Net investment income (1)	1.61	1.77	1.80
Net realized gains (losses) (1)	(0.24)	(0.23)	(0.23)
Net change in unrealized appreciation (depreciation) (1)	(0.07)	(0.13)	(0.12)
Net increase (decrease) in net assets resulting from operations	1.30	1.41	1.45
Shareholder distributions (2)	(1.65)	(1.76)	(1.80)
Early repurchase deduction fees (8)	—	—	—
Other (3)	(0.01)	0.01	—
Net asset value, end of period	$24.38	$24.45	$24.45

Supplemental Data:
Net assets, end of period	$38,683	$28,262	$1,192,099
Shares outstanding, end of period	1,586,760	1,156,140	48,766,112
Total return (4)	5.36%	5.87%	6.03%

Ratio to average net assets:
Ratio of net expenses to average net assets before expense support and waived fees (5)(6)	9.65%	8.76%	8.71%
Ratio of net expenses to average net assets after expense support and waived fees (5)(6)	8.81%	7.88%	7.82%
Ratio of net investment income to average net assets (5)	8.94%	9.43%	9.78%
Portfolio turnover rate (7)	13.60%	13.60%	13.60%
Asset coverage ratio (9)	269.23%	269.23%	269.23%
_______________
(1)The per share data was derived by using the weighted average shares outstanding during the period.
(2)The per share data for distributions reflects the actual amount of distributions recorded during the period.
(3)Includes the impact of different share amounts used in calculating per share data as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on shares outstanding as of a period end.
(4)Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming distributions are reinvested in accordance with the Fund’s distribution reinvestment plan), divided by the beginning NAV per share. Total return does not include upfront transaction fees, if any. Total return is not annualized for periods shorter than one year.
(5)Average net assets is calculated utilizing quarterly net assets. Ratio of net investment income to average net assets includes the effect of expense support and the waiver of 50% of the management fee and 100% of the income-based incentive fees. Ratios are annualized for periods less than one year. Management fee and income-based incentive fees waivers are accounted for through the expiration date of the waivers and are not annualized.
(6)The ratio of interest and debt financing expenses to average net assets for the nine months ended September 30, 2025 was 5.69%, 5.57% and 5.66% for Class S, Class D, and Class I shares, respectively, and is annualized for periods less than one year.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

(7)Portfolio turnover rate is calculated using the lesser of year-to-date sales or year-to-date purchases over the average of the invested assets at fair value for the periods reported.
(8)The per share amount rounds to less than $0.01 per share in connection with Class S, Class D and Class I repurchased shares during the period.
(9)Asset coverage ratio is equal to (i) the sum of (a) net assets at the end of the period and (b) debt outstanding at the end of the period divided by (ii) total debt outstanding at the end of the period.

The following is a schedule of consolidated financial highlights for the nine months ended September 30, 2024:

	Nine Months Ended September 30, 2024
	Class S	Class D	Class I
Per share data:
Net asset value, beginning of period	$24.69	$24.73	$24.73
Net investment income (1)	1.87	1.97	2.03
Net realized gains (losses) (1)	0.02	0.02	0.02
Net change in unrealized appreciation (depreciation) (1)	(0.09)	(0.08)	(0.09)
Net increase (decrease) in net assets resulting from operations	1.80	1.91	1.96
Shareholder distributions (2)	(1.80)	(1.91)	(1.95)
Other (3)	0.01	0.01	0.01
Net asset value, end of period	$24.70	$24.74	$24.75

Supplemental Data:
Net assets, end of period	$17,231	$18,805	$740,475
Shares outstanding, end of period	697,754	760,008	29,916,078
Total return (4)	7.56%	8.03%	8.27%

Ratio to average net assets:
Ratio of net expenses to average net assets before expense support and waived fees (5)(6)	6.42%	6.04%	5.39%
Ratio of net expenses to average net assets after expense support and waived fees (5)(6)	4.11%	3.60%	3.14%
Ratio of net investment income to average net assets (5)	10.75%	11.81%	11.53%
Portfolio turnover rate (7)	17.79%	17.79%	17.79%
Asset coverage ratio (8)	322.81%	322.81%	322.81%
_______________
(1)The per share data was derived by using the weighted average shares outstanding during the period.
(2)The per share data for distributions reflects the actual amount of distributions declared during the period.
(3)Includes the impact of different share amounts used in calculating per share data as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on shares outstanding as of a period end or transaction date.
(4)Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming distributions are reinvested in accordance with the Fund’s distribution reinvestment plan), divided by the beginning NAV per share. Total return does not include upfront transaction fees, if any. Total return is not annualized for period shorter than one year.
(5)Ratios are annualized except for management fees and incentive fees which were calculated from the Escrow Break Date and were fully waived for the year ended September 30, 2024 (Refer to Note 5). Average net assets is calculated utilizing quarterly net assets. Ratio of net investment income (loss) to average net assets includes the effect of expense support and waived management fee and incentive fee.
(6)The ratio of interest and debt financing expenses to average net assets for the nine months ended September 30, 2024 was 2.41%, 2.47% and 2.32% for Class S, Class D, and Class I shares, respectively, and is annualized for period (s) less than one year.
(7)Portfolio turnover rate is calculated using the lesser of year-to-date sales or year-to-date purchases over the average of the invested assets at fair value for the periods reported.
(8)Asset coverage ratio is equal to (i) the sum of (a) net assets at the end of the period and (b) debt outstanding at the end of the period divided by (ii) total debt outstanding at the end of the period.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(dollar amounts in thousands, except share and per share data)

10. SUBSEQUENT EVENTS
The Fund’s management evaluated subsequent events through the date of issuance of the consolidated financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in, the consolidated financial statements as of September 30, 2025, except as discussed below.
Distributions
On October 27, 2025, the Fund declared regular distributions for each class of its Common Shares in the amounts per share set forth below, net of distribution and servicing fees, where applicable. The distributions for each class of Common Shares are payable on December 1, 2025 to shareholders of record as of October 31, 2025.

Net Distribution
Class I Common Shares	$0.200
Class S Common Shares	$0.183
Class D Common Shares	$0.195
Scotiabank Credit Facility Amendment
On November 7, 2025, SPV III and BSL SPV I, as borrowers, and the Fund as servicer, entered into Amendment No. 1 to the Scotiabank Credit Facility Agreement, which was entered solely for the purpose of amending certain covenant terms.
Subscriptions
Subsequent to the fiscal quarter ended September 30, 2025, the Fund received approximately $102.3 million in net proceeds, inclusive of distributions reinvested through the Fund’s distribution reinvestment plan, relating to the issuance of Class I shares, Class S shares, and Class D shares as of November 10, 2025. As of November 10, 2025, the Fund has raised total gross proceeds of $1.4 billion in the continuous offering of its Common Shares.

ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations
The discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this Quarterly Report on Form 10-Q. The information in this section contains forward-looking statements, which relate to future events or the future performance or financial condition of Nuveen Churchill Private Capital Income Fund, including its wholly owned subsidiaries (collectively, "we", "us", "our", or the "Fund") and involves numerous risks and uncertainties, including, but not limited to, those set forth in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A of and elsewhere in this Quarterly Report on Form 10-Q. This discussion should be read in conjunction with the “Forward-Looking Statements” in this Quarterly Report on Form 10-Q. Actual results could differ materially from those implied or expressed in any forward-looking statements.
Overview
We were formed as a Delaware statutory trust on February 8, 2022. We are an externally managed, non-diversified closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We have elected, and intend to qualify annually, to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).
Our investment objective is to generate attractive risk-adjusted returns primarily through current income and, secondarily, long-term capital appreciation, by investing in a diversified portfolio of private debt and equity investments in U.S. middle market companies owned by leading private equity firms, which we define as companies with $10 million to $250 million of annual earnings before interest, taxes, depreciation and amortization (“EBITDA”). We primarily focus on investing in U.S. middle market companies with $10 million to $100 million of EBITDA, which we consider the core middle market.
We primarily invest in first-lien senior secured debt and first-out positions in unitranche loans (collectively “Senior Loan Investments”), as well as junior debt investments, such as second-lien loans, unsecured debt, subordinated debt and last-out positions in unitranche loans (including fixed- and floating-rate instruments and instruments with payment-in-kind income) (“Junior Capital Investments”). Senior Loan Investments and Junior Capital Investments may be originated alongside smaller related common equity positions to the same portfolio companies. Our portfolio also will include larger, stand-alone direct equity co-investments in private-equity backed companies that may be originated alongside or separately from Senior Loan Investments and/or Junior Capital Investments to the applicable portfolio company (“Equity Co-Investments”). We target an investment portfolio consisting, directly or indirectly, of 75% to 90% in Senior Loan Investments, 5% to 25% in Junior Capital Investments and up to 10% in Equity Co-Investments. To support our share repurchase program, we also will generally invest 5% to 10% of our assets in cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments (“Liquid Investments”). While we seek to achieve the targets described above, the composition of the Fund’s investment portfolio may vary from time to time due to various factors, such as market conditions and the availability of attractive investment opportunities. For example, it is possible that the Fund will, from time to time, maintain a portfolio exclusively comprised of Senior Loan Investments, Junior Capital Investments or other fixed-income instruments.
Churchill PCIF Advisor LLC (the “Adviser”), a wholly owned subsidiary of Churchill Asset Management LLC (“Churchill”), serves as our investment adviser. Pursuant to the advisory agreement between us and the Adviser (the “Advisory Agreement”), the Adviser is responsible for the overall management of our activities and has delegated substantially all of its daily portfolio management obligations to Churchill pursuant to a sub-advisory agreement by and between the Adviser and Churchill (the “CAM Sub-Advisory Agreement”). The Adviser and Churchill also have engaged Nuveen Asset Management, LLC (“Nuveen Asset Management” and together with the Adviser and Churchill, the “Advisers”), acting through its leveraged finance division, to manage certain of our Liquid Investments, subject to the pace and amount of investment activity in the middle market investment program, pursuant to a sub-advisory agreement by and among the Adviser, Churchill and Nuveen Asset Management (the “NAM Sub-Advisory Agreement”). Each of the Adviser, Churchill and Nuveen Asset Management is an indirect subsidiary of Nuveen, LLC (“Nuveen”), the investment management division of Teachers Insurance and Annuity Association of America (“TIAA”).
Churchill NCPCIF CLO-I LLC (“CLO-I”), Churchill NCPCIF CLO-II LLC (“CLO-II”), NCPIF Equity Holdings LLC (“Equity Holdings”), NCPCIF SPV II, LLC (“SPV II”), NCPCIF SPV III, LLC (“SPV III”), and NCPCIF BSL SPV I, LLC (“BSL SPV I”) are wholly owned subsidiaries of the Fund and are consolidated in these consolidated financial statements commencing from the date of their respective formation.
On March 31, 2022, prior to our election to be regulated as a BDC under the 1940 Act, TIAA contributed certain portfolio investments to the Fund and SPV I and, in connection therewith, the Fund entered into a promissory note with TIAA and issued Class I shares to TIAA.

On December 11, 2024, we completed the acquisition of substantially all of the assets of Nuveen Churchill Private Credit Fund (“NCPCF” and the acquisition of NCPCF, the “NCPCF Acquisition”) pursuant to a Purchase and Sale Agreement, dated October 23, 2024 (the “Purchase Agreement”), between us and NCPCF. Prior to NCPCF’s dissolution, we and NCPCF were affiliated BDCs, and NCPCF was externally managed by Churchill. Pursuant to the Purchase Agreement, at the Effective Time (as defined in the Purchase Agreement), we delivered to NCPCF an aggregate purchase price of $221.0 million, equal to the net asset value of NCPCF as of December 9, 2024, at which time NCPCF sold, transferred, assigned and conveyed to us substantially all of its assets, and we assumed all of NCPCF’s liabilities, including $281.5 million of indebtedness outstanding under the Scotiabank Credit Facility (as defined below).
Under the Advisory Agreement, we pay the Adviser a base management fee as well as an incentive fee based on our investment performance. Under the administration agreement (the “Administration Agreement”) with Churchill BDC Administration LLC as our administrator (the “Administrator”), we have agreed to reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including, but not limited to, our allocable portion of the costs of compensation and related expenses of our Chief Financial Officer and Chief Compliance Officer and their respective staffs. The Adviser, Churchill, Nuveen Asset Management and the Administrator are all affiliates and subsidiaries of Nuveen, the investment management division of TIAA.
Key Components of Our Results of Operations
Investments
Our level of investment activity varies substantially from period to period depending on many factors, including the amount we have available to invest as well as the amount of debt and equity capital available to middle-market companies, the level of merger and acquisition activity in the middle market, the general economic environment and the competitive environment for the types of investments we make, and other market conditions.
To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements.
As a BDC, we are required to comply with certain regulatory requirements. For instance, we are generally required to invest at least 70% of our total assets in “qualifying assets,” including securities of private or thinly traded public U.S. companies, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less.
As a BDC, we must not acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets (with certain limited exceptions). Qualifying assets include investments in “eligible portfolio companies.” Under the 1940 Act, the term “eligible portfolio company” includes all private companies, companies whose securities are not listed on a national securities exchange, and certain public companies that have listed their securities on a national securities exchange and have a market capitalization of less than $250.0 million. We also must be organized in the United States to qualify as a BDC.
Revenues
We generate revenue primarily in the form of interest income on our Senior Loan Investments, our Junior Capital Investments and our Liquid Investments, and capital gains and dividend income from our Equity Co-Investments in our portfolio companies. Our Senior Loan Investments typically bear interest at a floating rate usually determined on the basis of a benchmark, such as the Secured Overnight Financing Rate (“SOFR”). Our Junior Capital Investments generally include cash paying subordinated debt (including fixed-rate subordinated loans, which may have a portion of PIK income, and floating-rate second-lien term loans), subordinated PIK notes (with no current cash payments) and/or equity securities (with no current cash payments). Our Liquid Investments include a portfolio of cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments. The principal amount of the debt securities and any accrued but unpaid PIK interest generally will become due at the maturity date. Original issue discounts and market discounts or premiums will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on loans and debt securities as interest income.
Expenses
The Adviser, Churchill, Nuveen Asset Management and their respective affiliates are responsible for the compensation and routine overhead expenses allocable to personnel providing investment advisory and management services to us. We bear all other out-of-pocket costs and expenses of its operations and transactions, including those costs and expenses incidental to the provision of investment advisory and management services to the Fund (such as items (iii) and (iv) listed below).
(i)organization of the Fund;
(ii)calculating NAV (including the cost and expenses of any independent third-party valuation firm);

(iii)expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser, Churchill, Nuveen Asset Management, or members of its investment teams, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Fund’s rights;
(iv)fees and expenses incurred by the Adviser (and its affiliates), Churchill (and its affiliates), Nuveen Asset Management (and its affiliates), or the Administrator (or its affiliates) payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Fund and in conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring the Fund’s investments and monitoring investments and portfolio companies on an ongoing basis;
(v)any and all fees, costs and expenses incurred in connection with the incurrence of leverage and indebtedness of the Fund, including borrowings, dollar rolls, reverse purchase agreements, credit facilities, securitizations, margin financing and derivatives and swaps, and including any principal or interest on the Fund’s borrowings and indebtedness (including, without limitation, any fees, costs, and expenses incurred in obtaining lines of credit, loan commitments, and letters of credit for the account of the Fund and in making, carrying, funding and/or otherwise resolving investment guarantees);
(vi)offerings, sales, and repurchases of the Common Shares and other securities;
(vii)fees and expenses payable under the Intermediary Manager Agreement and selected dealer agreements, if any;
(viii)investment advisory fees payable under Section 7 of the Advisory Agreement;
(ix)administration fees and expenses, if any, payable under the Administration Agreement (including payments under the Administration Agreement between us and the Administrator, based upon our allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including the allocable portion of the cost of the Fund’s chief financial officer and chief compliance officer, and their respective staffs);
(x)costs incurred in connection with investor relations and Board relations;
(xi)any applicable administrative agent fees or loan arranging fees incurred with respect to portfolio investments by the Adviser, Churchill (and its affiliates) Nuveen Asset Management (and its affiliates), the Administrator or an affiliate thereof;
(xii)any and all fees, costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or other technology for the benefit of the Fund (including, without limitation, any and all fees, costs and expenses of any investment, books and records, portfolio compliance and reporting systems, general ledger or portfolio accounting systems and similar systems and services, including, without limitation, consultant, software licensing, data management and recovery services fees and expenses);
(xiii)transfer agent, dividend agent and custodial fees and expenses;
(xiv)federal and state registration fees;
(xv)all costs of registration and listing the Common Shares on any securities exchange;
(xvi)federal, state and local taxes;
(xvii)independent trustees’ fees and expenses, including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the independent trustees;
(xviii)costs of preparing and filing reports or other documents required by the SEC, FINRA, U.S. Commodity Futures Trading Commission, or other regulators, and all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings related to the Fund’s activities and/or other regulatory filings, notices or disclosures of the Adviser, Churchill, Nuveen Asset Management, and their respective affiliates relating to the Fund and its activities;
(xix)costs of any reports, proxy statements or other notices to shareholders, including printing costs;
(xx)fidelity bond, trustees’ and officers’/errors and omissions liability insurance, and any other insurance premiums;
(xxi)direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, tax preparers and outside legal costs;

(xxii)proxy voting expenses;
(xxiii)all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board to or on account of holders of the securities of the Fund, including in connection with the distribution reinvestment plan or the share repurchase program;
(xxiv)costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Fund’s assets for tax or other purposes;
(xxv)the allocated costs incurred by the Adviser, Churchill, Nuveen Asset Management, and/or the Administrator in providing managerial assistance to those portfolio companies that request it;
(xxvi)allocable fees and expenses associated with marketing efforts on behalf of the Fund;
(xxvii)all fees, costs and expenses of any litigation involving the Fund or its portfolio companies and the amount of any judgments or settlements paid in connection therewith, Trustee and officers’, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to Fund’s affairs;
(xxviii)fees, costs and expenses of winding up and liquidating the Fund’s assets; and
(xxix)all other expenses incurred by the Fund, the Adviser, Churchill, Nuveen Asset Management, or the Administrator in connection with administering the Fund’s business.
With respect to (i) above, Nuveen Alternative Holdings LLC (“Nuveen Alternative Holdings”), an affiliate of Nuveen Asset Management, agreed to advance (or cause one or more of its affiliates to advance) all of our organization and offering expenses on our behalf through the Escrow Break Date. Unless Nuveen Alternative Holdings elects to cover such expenses pursuant to the expense support and conditional reimbursement agreement with Churchill (the “Expense Support Agreement”), we may be obligated to reimburse Nuveen Alternative Holdings under the terms of the Expense Support Agreement for such advanced expenses. Any reimbursements will not exceed actual expenses incurred by Nuveen Alternative Holdings.
From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

Portfolio and Investment Activity
Portfolio Composition
Our portfolio and investment activity for the three and nine months ended September 30, 2025 and 2024 is presented below (dollar amounts in thousands):

	Three Months Ended September 30,
	2025	2024
Net funded investment activity
New gross commitments at par (1)	$178,618	$355,603
Net investments funded	180,310	253,000
Investments sold or repaid	(89,510)	(76,929)
Net funded investment activity	$90,799	$176,071

Gross commitments at par (1)
First-lien debt	$169,138	$343,599
Subordinated debt	4,222	9,473
Equity investments	5,258	2,531
Total gross commitments	$178,618	$355,603

Portfolio company activity
Portfolio companies, beginning of period	289	221
Number of new portfolio companies	21	31
Number of exited portfolio companies	(8)	(15)
Portfolio companies, end of period	302	237
Count of investments	554	392
Count of industries	30	31

New Investment Activity
Weighted average annual interest rate on new debt investments at par	8.54%	9.51%
Weighted average annual interest rate on new floating rate debt investments at par	8.42%	9.46%
Weighted average spread on new floating rate debt investments at par	4.45%	4.93%
Weighted average annual coupon on new fixed rate debt investments at par	13.00%	13.09%
________
(1) Gross commitments at par includes unfunded investment commitments.

	Nine Months Ended September 30,
	2025	2024
Net funded investment activity
New gross commitments at par (1)	$520,442	$926,897
Net investments funded	532,108	733,972
Investments sold or repaid	(249,230)	(141,225)
Net funded investment activity	$282,878	$592,747

Gross commitments at par (1)
First-lien debt	$498,002	$898,514
Subordinated debt	12,142	21,073
Equity investments	10,298	7,310
Total gross commitments	$520,442	$926,897

Portfolio company activity
Portfolio companies, beginning of period	275	159
Number of new portfolio companies	51	106
Number of exited portfolio companies	(24)	(28)
Portfolio companies, end of period	302	237
Count of investments	554	392
Count of industries	30	31

New Investment Activity
Weighted average annual interest rate on new debt investments at par	8.78%	9.59%
Weighted average annual interest rate on new floating rate debt investments at par	8.67%	9.51%
Weighted average spread on new floating rate debt investments at par	4.49%	4.49%
Weighted average annual coupon on new fixed rate debt investments at par	12.99%	14.09%
________
(1) Gross commitments at par includes unfunded investment commitments.

As of September 30, 2025, our debt investment portfolio reflected the following characteristics, based on fair value:
•Weighted average reported annual EBITDA of $90.6 million.(1)
•Weighted average of 2.5x interest coverage ratio for our first-lien loans.(2)
•Weighted average of 4.69x net leverage.(3)
•Weighted average loan-to-value of 41.0%.(4)
•Approximately 72.2% of our debt investments have financial maintenance covenants.(5)
_______________
(1) These calculations include all private debt investments for which fair value is determined by our Adviser in its capacity as the valuation designee (the “Valuation Designee”) of the Fund's board of trustees (the “Board”) and excludes quoted assets. Including quoted assets, the weighted average reporting annual EBITDA is $212.8 million. Amounts are weighted based on the fair market value of each respective investment as of its most recent quarterly valuation, which are derived from the most recently available portfolio company financial statements.
(2) The interest coverage ratio calculation is derived from the most recently available portfolio company financial information received by the Adviser and is a weighted average based on the fair market value of each respective first lien loan investment as of its most recent reporting to lenders. Such reporting may include assumptions regarding the impact of interest rate hedges established by borrowers to reduce their exposure to floating interest rates (resulting in a reduced hedging rate being used for the total interest expense in respect of such hedges, rather than any higher rates applicable under the documentation for such loans), even if such hedging instruments are not pledged as collateral to lenders in respect of such loans and do not secure the loans themselves. The interest rate coverage ratio excludes junior capital investments and equity co-investments and applies solely to traditional middle market first lien loans held by us, which also excludes any upper middle market or other first lien loans investments that do not have financial maintenance covenants and first lien loans that the Adviser has assigned a risk rating of ‘8’ or higher, as well as any portfolio companies with net senior leverage of 15x or greater. As a result of the foregoing exclusions, the interest coverage ratio shown herein applies to 57.94% of our total investments, and 62.13% of our total first lien loan investments, in each case based upon fair value.

(3) Net leverage is the ratio of total debt minus cash divided by EBITDA, taking into account only the debt issued through the tranche in which we are a lender. Leverage is derived from the most recently available portfolio company financial statements and weighted by the fair value of each investment. Net leverage presented excludes equity investments as well as debt instruments to which the Adviser has assigned a risk rating of 8 or higher and any portfolio companies with net leverage of 15x or greater.
(4) Weighted average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available financial information. Includes all private debt investments for which fair value is determined by the Valuation Designee and excludes quoted assets as well as investments that the Adviser has assigned an internal risk rating of 8 or higher, investments on non-accrual, and portfolio companies with net leverage of 15x or greater. Amounts are weighted on the fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by the Fund, and may reflect a normalized or adjusted amount. Accordingly, the Fund makes no representation or warranty in respect of this information.
(5) Represents the percentage of Senior Loan Investments and Junior Capital Investments with one or more financial maintenance covenants and excludes debt investments in liquid fixed-income securities (including broadly syndicated loans). Including debt investments in liquid fixed-income securities, approximately 65.69% our total debt investments have financial maintenance covenants.

As of September 30, 2025 and December 31, 2024, our investments consisted of the following (dollar amounts in thousands):

	September 30, 2025			December 31, 2024
	Cost	Fair Value	% of Fair Value	Cost	Fair Value	% of Fair Value
First-Lien Debt	$1,834,874	$1,825,284	93.26%	$1,563,049	$1,558,902	92.71%
Subordinated Debt (1)	99,060	96,339	4.92%	105,214	102,993	6.12%
Equity Investments	34,219	35,633	1.82%	19,418	19,714	1.17%
Total	$1,968,153	$1,957,256	100.00%	$1,687,681	$1,681,609	100.00%
Largest portfolio company investment	$25,258	$25,159	1.29%	$20,992	$21,429	1.27%
Average portfolio company investment	$6,517	$6,481	0.33%	$6,137	$6,115	0.36%
_______________
(1)As of September 30, 2025, Subordinated Debt at fair value was comprised of second lien term loans and/or second lien notes of $50,981, mezzanine debt of $44,115 and structured debt of $1,243, and Subordinated Debt at cost was comprised of second lien term loans and/or second lien notes of $53,281, mezzanine debt of $44,535 and structured debt of $1,244. As of December 31, 2024, Subordinated Debt at fair value was comprised of second lien term loans and/or second lien notes of $49,896, mezzanine debt of $52,014 and structured debt of $1,083, and Subordinated Debt at cost was comprised of second lien term loans and/or second lien notes of $51,588, mezzanine debt of $52,535, and structured debt of $1,091

The industry composition of our portfolio as a percentage of fair value as of September 30, 2025 and December 31, 2024 was as follows:

Industry	September 30, 2025	December 31, 2024
Aerospace & Defense	1.66%	1.93%
Automotive	1.57%	1.72%
Banking, Finance, Insurance & Real Estate	5.58%	3.90%
Beverage, Food & Tobacco	4.27%	5.40%
Capital Equipment	7.77%	7.45%
Chemicals, Plastics & Rubber	1.77%	2.64%
Construction & Building	8.29%	7.12%
Consumer Goods: Durable	1.93%	1.27%
Consumer Goods: Non-durable	3.34%	3.56%
Containers, Packaging & Glass	0.87%	1.14%
Energy: Electricity	1.71%	1.60%
Energy: Oil & Gas	0.60%	0.57%
Environmental Industries	3.29%	4.38%
Health Care Equipment & Services	0.02%	—%
Healthcare & Pharmaceuticals	13.34%	12.13%
High Tech Industries	8.20%	8.49%
Hotel, Gaming & Leisure	0.35%	0.38%
Media: Advertising, Printing & Publishing	0.86%	1.03%
Media: Broadcasting & Subscription	0.09%	0.33%
Media: Diversified & Production	0.27%	0.31%
Metals & Mining	0.08%	0.16%
Retail	—%	0.16%
Services: Business	17.63%	16.22%
Services: Consumer	4.21%	5.88%
Sovereign & Public Finance	0.47%	0.55%
Telecommunications	2.14%	2.50%
Transportation: Cargo	1.90%	2.02%
Transportation: Consumer	0.84%	1.13%
Utilities: Electric	4.18%	2.80%
Utilities: Water	0.61%	0.59%
Wholesale	2.16%	2.64%
Total	100.00%	100.00%
The weighted average yields of our investments as of September 30, 2025 and December 31, 2024 was as follows:

	September 30, 2025	December 31, 2024
Weighted average yield on debt and income producing investments, at cost (1)	9.23%	9.78%
Weighted average yield on debt and income producing investments, at fair value (2)	9.26%	9.80%
Percentage of debt investments bearing a floating rate	95.56%	94.53%
Percentage of debt investments bearing a fixed rate	4.44%	5.47%
_______________
(1)Weighted average yield inclusive of debt and income producing investments on non-accrual status, at cost, as of September 30, 2025 was 9.17%. Weighted average yield inclusive of debt and income producing investments on non-accrual status, at cost, as of December 31, 2024 was 9.74%.
(2)Weighted average yield inclusive of debt and income producing investments on non-accrual status, at fair value, as of September 30, 2025 was 9.23%. Weighted average yield inclusive of debt and income producing investments on non-accrual status, at fair value, as of December 31, 2024 was 9.78%.

As of September 30, 2025, 84.14% and 84.12% of our floating rate debt and income producing investments at cost and at fair value, respectively, had interest rate floors that govern the minimum applicable interest rates on such loans. As of December 31, 2024, 83.61% and 83.52% of our floating rate debt and income producing investments at cost and at fair value, respectively, had interest rate floors that govern the minimum applicable interest rates on such loans.
The weighted average yield of our debt and income producing securities is not the same as a return on investment for our shareholders, but rather relates to our investment portfolio, and is calculated before the payment of all of our and our subsidiary’s fees and expenses. The weighted average yield was computed using the effective interest rates as of each respective date, including accretion of original issue discount, but excluding investments on non-accrual status. There can be no assurance that the weighted average yield will remain at its current level. Total weighted average yields of our debt and income producing investments, at cost, decreased from 9.78% to 9.23% from December 31, 2024 to September 30, 2025. The decrease in weighted average yields was primarily due to overall tightening of spreads in newly originated investments and lower base interest rates.
Private equity mergers and acquisitions activity continued its recovery momentum through the third quarter of 2025, building on the rebound that began late in the second quarter of 2025 following earlier disruptions arising from U.S. global trade policy uncertainty. Stabilizing market conditions and renewed sponsor confidence in the macro-environment contributed to increased transaction execution. Repayment activity increased during the third quarter of 2025, driven by a combination of new transactions and selective refinancing activity, as borrowers capitalized on investor demand and favorable market conditions. While repayment activity may continue to offset new investment deployment, we believe that well-capitalized lenders with available liquidity, existing portfolio company relationships, and strong proprietary sponsor networks are well positioned to benefit from increased market opportunities.

Despite this market recovery, certain macro-economic risks and uncertainties remain. Changes to trade policies, including the imposition of new tariffs by the current administration, could disrupt supply chains and may negatively impact the financial condition of certain of our portfolio companies as well as the macro-economic environment. In light of these changes, we are closely monitoring the impacts to our portfolio companies, and we will continue to seek to invest in defensive businesses with low levels of cyclicality, strong levels of free cash flow generation, and multiple channels to source products or materials. There can be no assurance that economic conditions will not adversely impact certain of our portfolio companies, which could impact our future results.

Asset Quality
In addition to various risk management and monitoring tools, we use the Adviser’s investment rating system to characterize and monitor the credit profile and expected level of returns on each investment in our portfolio, with the exception of the Liquid Investments managed by the leveraged finance division of Nuveen Asset Management. Churchill, in its capacity as sub-adviser, utilizes a systematic, consistent approach to credit evaluation, with a particular focus on an acceptable level of debt repayment and deleveraging under a “base case” set of projections (the “Base Case”), which reflects a more conservative estimate than the set of projections provided by a prospective portfolio company (the “Management Case”). The following is a description of the conditions associated with each investment rating:
1.Performing - Superior: Borrower is performing significantly above Management Case.
2.Performing - High: Borrower is performing at or near the Management Case (i.e., in a range slightly below to slightly above).
3.Performing - Low Risk: Borrower is operating well ahead of the Base Case to slightly below the Management Case.
4.Performing - Stable Risk: Borrower is operating at or near the Base Case (i.e., in a range slightly below to slightly above). This is the initial rating assigned to all new borrowers.
5.Performing - Management Notice: Borrower is operating below the Base Case. Adverse trends in business conditions and/or industry outlook are viewed as temporary. There is no immediate risk of payment default and only a low to moderate risk of covenant default.
6.Watch List - Low Maintenance: Borrower is operating below the Base Case with declining margin of protection. Adverse trends in business conditions and/or industry outlook are viewed as probably lasting for more than a year. Payment default is still considered unlikely, but there is a moderate to high risk of covenant default.
7.Watch List - Medium Maintenance: Borrower is operating well below the Base Case but has adequate liquidity. Adverse trends are more pronounced than in Internal Risk Rating 6 above. There is a high risk of covenant default, or it may have already occurred. Payments are current, although subject to greater uncertainty, and there is a moderate to high risk of payment default.

8.Watch List - High Maintenance: Borrower is operating well below the Base Case. Liquidity may be strained. Covenant default is imminent or may have occurred. Payments are current, but there is a high risk of payment default. Negotiations to restructure or refinance debt on normal terms may have begun. Further significant deterioration appears unlikely and no loss of principal is currently anticipated.
9.Watch List - Possible Loss: At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Liquidity is strained. Payment default may have occurred or is very likely in the short term unless creditors grant some relief. Loss of principal is possible.
10.Watch List - Probable Loss: At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Liquidity is extremely limited. The prospects for improvement in the borrower’s situation are sufficiently negative that loss of some or all principal is probable.
Churchill regularly monitors and, when appropriate, changes the investment rating assigned to each investment in our portfolio, excluding Liquid Investments managed by the leveraged finance division of Nuveen Asset Management. Each investment team will review the investment ratings in connection with monthly or quarterly portfolio reviews.
The following table shows the investment ratings of the investments in our portfolio (dollar amounts in thousands):

	September 30, 2025			December 31, 2024
	Fair Value(1)	% of Portfolio	Number of Portfolio Companies(1)	Fair Value(1)	% of Portfolio	Number of Portfolio Companies(1)
1	$—	—%	—	$—	—%	—
2	—	—	—	—	—	—
3	55,405	2.83	4	71,387	4.25	6
4	1,579,313	80.69	195	1,323,870	78.73	177
5	88,008	4.50	17	76,022	4.52	13
6	48,023	2.45	6	14,828	0.88	2
7	—	—	—	8,239	0.49	2
8	9,723	0.50	2	—	—	—
9	—	—	—	—	—	—
10	2,689	0.14	1	3,400	0.20	1
Total	$1,783,161	91.11%	225	$1,497,746	89.07%	201
_______________
(1)Liquid Investments managed by the leveraged finance division of Nuveen Asset Management are excluded from the investment ratings table. As of September 30, 2025, there were 77 portfolio companies in the Liquid Investments portfolio, which had a total fair value of $174,095 or 8.89% of the portfolio. As of December 31, 2024, there were 74 portfolio companies in the Liquid Investments portfolio, which had a total fair value of $183,863 or 10.93% of the portfolio.
As of September 30, 2025 and December 31, 2024, the weighted average Internal Risk Rating of our investment portfolio was 4.1 and 4.1, respectively. As of September 30, 2025, the Fund had investments in two portfolio companies on non-accrual status. The cost of the investments on non-accrual status was $7.6 million, which represents approximately 0.39% of total investments at cost. As of December 31, 2024, the Fund had an investment in one portfolio company on non-accrual status. The cost of the investment on non-accrual status was $7.5 million, which represents approximately 0.44% of total investments at cost.

Results of Operations
Operating results for the three and nine months ended September 30, 2025 and 2024 were as follows (dollar amounts in thousands):

	Three Months Ended September 30,
	2025	2024
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$43,931	$26,796
Payment-in-kind interest income	1,855	1,229
Dividend income	86	6
Other income	459	163
Total investment income	46,331	28,194

Expenses:
Interest and debt financing expenses	13,346	5,867
Management fees (See Note 5)	2,151	1,404
Income based incentive fees (See Note 5)	4,262	2,919
Professional fees	926	480
Board of Trustees’ fees	128	128
Administration fees (See Note 5)	400	199
Other general and administrative expenses	386	345
Distribution and shareholder servicing fees
Class S	81	32
Class D	10	11
Offering costs	264	130
Total expenses	21,954	11,515
Expense support (See Note 5)	(465)	(248)
Management fees waived (See Note 5)	—	(703)
Incentive fees waived (See Note 5)	—	(2,919)
Net expenses	21,489	7,645
Net investment income	24,842	20,549

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	(6,619)	297
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated company investments	6,679	(278)
Income tax (provision) benefit	(151)	(138)
Total net change in unrealized appreciation (depreciation):	6,528	(416)
Total net realized and unrealized gain (loss) on investments	(91)	(119)

Net increase (decrease) in net assets resulting from operations	$24,751	$20,430

	Nine Months Ended September 30,
	2025	2024
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$128,158	$60,422
Payment-in-kind interest income	5,038	3,127
Dividend income	95	65
Other income	1,001	578
Total investment income	134,292	64,192

Expenses:
Interest and debt financing expenses	43,219	10,164
Management fees (See Note 5)	5,590	3,177
Income based incentive fees (See Note 5)	12,085	7,065
Professional fees	1,556	799
Board of Trustees’ fees	385	380
Administration fees (See Note 5)	1,232	565
Other general and administrative expenses	1,695	1,032
Distribution and shareholder servicing fees
Class S	189	70
Class D	32	23
Offering costs	693	445
Total expenses	66,676	23,720
Expense support (See Note 5)	(882)	(609)
Management fees waived (See Note 5)	(1,395)	(2,257)
Incentive fees waived (See Note 5)	(6,519)	(7,065)
Net expenses	57,880	13,789
Net investment income	76,412	50,403

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	(9,722)	442
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated company investments	(4,825)	(2,036)
Income tax (provision) benefit	(362)	(142)
Total net change in unrealized appreciation (depreciation):	(5,187)	(2,178)
Total net realized and unrealized gain (loss) on investments	(14,909)	(1,736)

Net increase (decrease) in net assets resulting from operations	$61,503	$48,667

Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including the level of new investment commitments, expenses, the recognition of realized gains and losses, and changes in unrealized appreciation and depreciation on the investment portfolio.

Investment Income

Investment income increased to $46.3 million and $134.3 million for the three and nine months ended September 30, 2025, from $28.2 million and $64.2 million for the same periods in 2024, primarily due to increased deployed capital and the NCPCF Acquisition. This increase was partially offset by a decrease in the weighted average yield on our debt and income-producing investments resulting from market spread tightening and a decline in SOFR. As of September 30, 2025, our portfolio at cost increased to $2.0 billion from $1.1 billion as of September 30, 2024. The weighted average yield of our debt and income-producing investments decreased to 9.23% from 10.05% over the same period, primarily due to tightening of spreads on newly originated investments and the decline in base interest rates. We expect our portfolio and investment income to continue growing as we raise and deploy capital through our offering. Shifts in base interest rates, such as SOFR and other applicable benchmark rates, may affect our investment income.
Expenses
Total expenses before expense support and waived fees increased to $22.0 million and $66.7 million for the three and nine months ended September 30, 2025, from $11.5 million and $23.7 million for the three and nine months ended September 30, 2024, respectively.
Interest and debt financing expenses increased for the three and nine months ended September 30, 2025, compared to the three and nine months ended September 30, 2024, primarily due to higher average daily borrowings from increased borrowing capacity through new credit facilities and debt securitization transactions, as further described below. The average daily borrowings for the three and nine months ended September 30, 2025 was $769.8 million and $835.1 million, compared to $302.7 million and $168.2 million for the three and nine months ended September 30, 2024. The average interest rate for the three and nine months ended September 30, 2025 was 6.59% and 6.55%, compared to 7.29% and 7.75% for the three and nine months ended September 30, 2024.
The Adviser waived 100% of the management fee until June 1, 2024, the expiry of twelve months from the Escrow Break Date, and 50% of the management fee for the period from June 1, 2024 through May 31, 2025. Our increase in management fees for three and nine months ended September 30, 2025 from the comparable periods in 2024 was primarily attributable to the increase in our net assets and the expiration of the fee waivers.

Additionally, the Adviser's waiver of incentive fees on income expired effective May 31, 2025. For the three months ended September 30, 2025, income-based incentive fees totaled $4.3 million, with no amounts waived. For the nine months ended September 30, 2025, income-based incentive fees totaled $12.1 million, of which $6.5 million was waived during the first and second quarters of 2025 prior to the expiration of the waiver. For the three and nine months ended September 30, 2024, the Adviser fully waived income-based incentive fees of $2.9 million and $7.1 million, respectively. The increase in incentive fees for the three and nine months ended September 30, 2025, compared to the same periods in 2024, was primarily attributable to higher net investment income and the expiration of the fee waiver. As of September 30, 2025, income-based incentive fees payable to the Adviser totaled $4.3 million. No capital gains incentive fees were incurred during the three and nine months ended September 30, 2025 or 2024.

Professional fees include legal, audit, tax, valuation, and other professional fees incurred related to the management of the Fund. Administrative fees represent fees paid to the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the administration agreement, including our allocable portion of the cost of our chief financial officer and chief compliance officer, and their respective staffs. Other general and administrative expenses include insurance, filing, research, rating agencies, subscriptions and other costs. The increase in professional fees, administration fees and other general and administrative fees for the three and nine months ended September 30, 2025 from the comparable period in 2024 was driven by the growing needs of the business given the increase in the Fund’s size.

The expense support amount represents the amount of expenses paid on our behalf in accordance with the Expense Support Agreement. These expenses are subject to reimbursement by us in accordance with the terms of the Expense Support Agreement.
Net realized gain (loss) and Net change in unrealized gains (losses) on investments
We had a net realized loss on investments of $(6.6) million for the three months ended September 30, 2025, primarily driven by the restructuring of two underperforming debt positions, compared to a net realized gain of $297 thousand for three months ended September 30, 2024. For the nine months ended September 30, 2025, we had a net realized loss on investments of $(9.7) million primarily driven by the restructuring of three underperforming debt positions, compared to a net realized gain of $442 thousand for the nine months ended September 30, 2024.
We recorded a net change in unrealized gain of $6.7 million for the three months ended September 30, 2025, primarily from benchmark spread tightening and the reversal of unrealized losses on two debt positions that were restructured during the period. We recorded a net change in unrealized loss of $(4.8) million for the nine months ended September 30, 2025, primarily from decreases in fair value of certain underperforming portfolio companies, partially offset by the reversal of unrealized losses on two debt positions that were restructured during the period.

We recorded a net change in unrealized loss of $(0.3) million and $(2.0) million for the three and nine months ended September 30, 2024, respectively, primarily due to modest softening of certain portfolio companies' credit metrics, partially offset by tightening market spreads.

Financial Condition, Liquidity and Capital Resources

Due to the diverse capital resources available to us at this time, we believe we have adequate liquidity to support our near-term capital requirements. Our liquidity and capital sources are generated primarily from (i) the net proceeds of our offering of Common Shares, (ii) cash flows from income earned from our investments and principal repayments, (iii) proceeds from net borrowings on our financing facilities and CLO debt issuances (discussed further below) and (iv) any future offerings of our equity or debt securities. Due to an uncertain economic outlook and current market volatility, we regularly evaluate our overall liquidity position and take proactive steps to maintain that position based on such circumstances. Our primary uses of cash are (i) the purchase of investments in portfolio companies, (ii) funding the cost of operations (including paying the Adviser and the Administrator), (iii) debt service, repayment and other financing costs of our borrowings, (iv) funding repurchases under our share repurchase program, and (v) cash distributions to the holders of our Common Shares.
As of September 30, 2025, our debt consisted of asset based leverage facilities, a revolving credit facility and debt securitizations. We have and will continue to, from time to time, enter into additional credit facilities, increase the size of our existing credit facilities or issue further debt securities. Any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, we are only permitted to borrow amounts such that our asset coverage, as defined in the 1940 Act, is maintained at a level of at least 150% after such borrowing. As of September 30, 2025, our asset coverage was 269.23%.
Cash and cash equivalents as of September 30, 2025, taken together with our available debt, are expected to be sufficient for our investment activities and to conduct our operations in the near term. As of September 30, 2025, we had $296.5 million available under our Bank of America Credit Facility, $121.7 million available under our Scotiabank Credit Facility and $77.5 million available under our SMBC Revolving Credit Facility.
Although we have historically been able to obtain sufficient borrowing capacity, a deterioration in economic conditions or any other negative economic developments could restrict our access to financing in the future. We may not be able to find new financing for future investments or liquidity needs and, even if we are able to obtain such financing, such financing may not be on as favorable terms as we have previously obtained. These factors may limit our ability to make new investments and adversely impact our results of operations.
For the nine months ended September 30, 2025, our cash and cash equivalents balance increased by $9.7 million. During that period, $203.7 million was used in operating activities, primarily due to investment purchases of $532.1 million, offset by $249.2 million in repayments and sales of investments in portfolio companies. During the same period, $213.4 million was provided by financing activities, consisting primarily of proceeds from issuance of Common Shares and secured borrowings of $440.8 million and $744.0 million, respectively, offset by repayments of secured borrowings and distributions paid to our shareholders of $909.5 million and $41.3 million, respectively.
For the nine months ended September 30, 2024, our cash and cash equivalents balance increased by $23.4 million. During that period, $531.9 million was used in operating activities, primarily due to investment purchases of $734.0 million, offset by $141.2 million in repayments and sales of investments in portfolio companies. During the same period, $555.3 million was provided by financing activities, consisting primarily of proceeds from issuance of Common Shares and issuance of secured borrowings of $407.6 million and $702.6 million, respectively, offset by repayments of secured borrowings and distributions paid to our shareholders of $519.9 million and $31.0 million, respectively.

Net Worth of Sponsors
The North American Securities Administrators Association (“NASAA”), in its Omnibus Guidelines Statement of Policy, adopted on March 29, 1992 and as amended on May 7, 2007 and from time to time (the “Omnibus Guidelines”), requires that our affiliates and Adviser, or our Sponsor, as defined under the Omnibus Guidelines, have an aggregate financial net worth, exclusive of home, automobiles and home furnishings, of the greater of either $100 thousand, or 5.0% of the first $20 million of both the gross amount of securities currently being offered in our offering and the gross amount of any originally issued direct participation program securities sold by our affiliates and sponsors within the past 12 months, plus 1.0% of all amounts in excess of the first $20 million. Based on these requirements, our Adviser and its affiliates, while not liable directly or indirectly for any indebtedness we may incur, have an aggregate financial net worth in excess of those amounts required by the Omnibus Guidelines.
Equity
The Fund is authorized to issue an unlimited number of Common Shares. In connection with our formation, we issued an initial 40 Class I shares to TIAA on March 30, 2022, and on March 31, 2022, TIAA contributed certain portfolio investments to the Fund in exchange for 10,540,000 shares of the Fund’s Class I shares of beneficial interest at $25.00 per share. As of September 30, 2025, TIAA owned 3,770,491 shares of the Fund’s Class I shares of beneficial interest, both directly and indirectly through private funds in which TIAA is the sole investor or that TIAA controls.
As of June 1, 2023 (the “Escrow Break Date”), the Fund had satisifed the minimum offering requirement, and the Board authorized the release of proceeds from escrow.
The following table presents transactions in Common Shares during the three months ended September 30, 2025 (dollars in thousands except share amounts):

	Three Months Ended September 30, 2025
	Shares	Amount
CLASS S
Subscriptions	244,243	$5,969
Share transfers between classes	(8,114)	(199)
Distributions reinvested	14,149	346
Share repurchases, net of early repurchase deduction	(5,123)	(123)
Net increase (decrease)	245,155	$5,993
CLASS D
Subscriptions	156,568	$3,838
Share transfers between classes	—	—
Distributions reinvested	16,996	416
Share repurchases, net of early repurchase deduction	(12,773)	(313)
Net increase (decrease)	160,791	$3,941
CLASS I
Subscriptions	6,902,605	$169,189
Share transfers between classes	8,094	199
Distributions reinvested	454,497	11,138
Share repurchases, net of early repurchase deduction	(541,514)	(13,245)
Net increase (decrease)	6,823,682	$167,281

The following table presents transactions in Common Shares during the nine months ended September 30, 2025 (dollars in thousands except share amounts):

	Nine Months Ended September 30, 2025
	Shares	Amount
CLASS S
Subscriptions	827,474	$20,316
Share transfers between classes	(12,164)	(299)
Distributions reinvested	28,340	695
Share repurchases, net of early repurchase deduction	(6,380)	(154)
Net increase (decrease)	837,270	$20,558
CLASS D
Subscriptions	327,448	8,052
Share transfers between classes	(5,807)	(144)
Distributions reinvested	43,022	1,059
Share repurchases, net of early repurchase deduction	(22,874)	(561)
Net increase (decrease)	341,789	$8,406
CLASS I
Subscriptions	16,759,082	$412,413
Share transfers between classes	17,939	443
Distributions reinvested	1,231,830	30,341
Share repurchases, net of early repurchase deduction	(992,882)	(24,341)
Net increase (decrease)	17,015,969	$418,856
The following table presents transactions in Common Shares during the three months ended September 30, 2024 (dollars in thousands except share amounts):

	Three Months Ended September 30, 2024
	Shares	Amount
CLASS S
Subscriptions	195,340	$4,815
Share transfers between classes	—	—
Distributions reinvested	4,809	119
Share repurchases, net of early repurchase deduction	—	—
Net increase (decrease)	200,149	$4,934
CLASS D
Subscriptions	176,642	$4,363
Share transfers between classes	—	—
Distributions reinvested	10,012	247
Share repurchases, net of early repurchase deduction	—	—
Net increase (decrease)	186,654	$4,610
CLASS I
Subscriptions	1,238,921	$30,620
Share transfers between classes	—	—
Distributions reinvested	280,755	6,940
Share repurchases, net of early repurchase deduction	(15,531)	(383)
Net increase (decrease)	1,504,145	$37,177

The following table presents transactions in Common Shares during the nine months ended September 30, 2024 (dollars in thousands except share amounts):

	Nine Months Ended September 30, 2024
	Shares	Amount
CLASS S
Subscriptions	541,452	$13,345
Share transfers between classes	(4,107)	(101)
Distributions reinvested	10,571	261
Share repurchases, net of early repurchase deduction	—	—
Net increase (decrease)	547,916	$13,505
CLASS D
Subscriptions	631,751	$15,597
Share transfers between classes	—	—
Distributions reinvested	20,991	518
Share repurchases, net of early repurchase deduction	—	—
Net increase (decrease)	652,742	$16,115
CLASS I
Subscriptions	15,350,397	$378,684
Share transfers between classes	4,104	101
Distributions reinvested	510,428	12,604
Share repurchases, net of early repurchase deduction	(40,238)	(980)
Net increase (decrease)	15,824,691	$390,409
The Fund determines NAV for each class of Common Shares as of the last day of each calendar month. Share issuances related to monthly subscriptions are effective the first calendar day of each month. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e. the prior month-end NAV).
The following table presents each month-end net offering price for Class S, Class D, and Class I Common Shares, which approximately equals their respective NAV per share, for the nine months ended September 30, 2025 and 2024:

	NAV Per Share
For the Month Ended	Class S	Class D	Class I
January 31, 2025	$24.75	$24.80	$24.81
February 28, 2025	$24.64	$24.69	$24.70
March 31, 2025	$24.58	$24.63	$24.64
April 30, 2025	$24.54	$24.59	$24.60
May 31, 2025	$24.58	$24.63	$24.63
June 30, 2025	$24.47	$24.54	$24.54
July 31, 2025	$24.46	$24.52	$24.52
August 31, 2025	$24.42	$24.48	$24.48
September 30, 2025	$24.38	$24.45	$24.45

	NAV Per Share
For the Month Ended	Class S	Class D	Class I
January 31, 2024	$24.71	$24.73	$24.74
February 29, 2024	$24.72	$24.75	$24.75
March 31, 2024	$24.58	$24.61	$24.62
April 30, 2024	$24.59	$24.63	$24.63
May 31, 2024	$24.60	$24.64	$24.65
June 30, 2024	$24.64	$24.68	$24.69
July 31, 2024	$24.67	$24.71	$24.71
August 31, 2024	$24.70	$24.74	$24.75
September 30, 2024	$24.70	$24.74	$24.75
Distributions
The following tables summarize the Fund’s distributions recorded for the nine months ended September 30, 2025 (dollars in thousands except per share amounts):

			Class S
Declaration Date	Record Date	Payment Date	Distribution per Share (1)	Distribution Amount
January 29, 2025	January 31, 2025	February 28, 2025	$0.183	$156
February 27, 2025	February 28, 2025	March 28, 2025	$0.183	$162
March 28, 2025	March 31, 2025	April 29, 2025	$0.183	$172
April 26, 2025	April 30, 2025	May 29, 2025	$0.183	$183
May 27, 2025	May 31, 2025	June 27, 2025	$0.183	$229
June 27, 2025	June 30, 2025	July 29, 2025	$0.183	$246
July 29, 2025	July 31, 2025	August 29, 2025	$0.183	$264
August 27, 2025	August 31, 2025	September 29, 2025	$0.183	$278
September 30, 2025	September 30, 2025	October 29, 2025	$0.183	$291
Total			$1.647	$1,981

			Class D
Declaration Date	Record Date	Payment Date	Distribution per Share (1)	Distribution Amount
January 29, 2025	January 31, 2025	February 28, 2025	$0.195	$162
February 27, 2025	February 28, 2025	March 28, 2025	$0.195	$165
March 28, 2025	March 31, 2025	April 29, 2025	$0.195	$170
April 26, 2025	April 30, 2025	May 29, 2025	$0.195	$173
May 27, 2025	May 31, 2025	June 27, 2025	$0.195	$177
June 27, 2025	June 30, 2025	July 29, 2025	$0.195	$195
July 29, 2025	July 31, 2025	August 29, 2025	$0.195	$203
August 27, 2025	August 31, 2025	September 29, 2025	$0.195	$220
September 30, 2025	September 30, 2025	October 29, 2025	$0.195	$228
Total			$1.755	$1,693

			Class I
Declaration Date	Record Date	Payment Date	Distribution per Share	Distribution Amount
January 29, 2025	January 31, 2025	February 28, 2025	$0.200	$6,741
February 27, 2025	February 28, 2025	March 28, 2025	$0.200	$6,901
March 28, 2025	March 31, 2025	April 29, 2025	$0.200	$7,076
April 26, 2025	April 30, 2025	May 29, 2025	$0.200	$7,622
May 27, 2025	May 31, 2025	June 27, 2025	$0.200	$8,019
June 27, 2025	June 30, 2025	July 29, 2025	$0.200	$8,430
July 29, 2025	July 31, 2025	August 29, 2025	$0.200	$8,749
August 27, 2025	August 31, 2025	September 29, 2025	$0.200	$9,346
September 30, 2025	September 30, 2025	October 29, 2025	$0.200	$9,861
Total			$1.800	$72,745
_____________
(1)Distributions are net of distribution and servicing fees.

The following tables summarize the Fund’s distributions recorded for the nine months ended September 30, 2024 (dollars in thousands except per share amounts):

			Class S
Declaration Date	Record Date	Payment Date	Distribution per Share (1)	Distribution Amount
January 26, 2024	January 31, 2024	February 28, 2024	$0.233	$51
February 28, 2024	February 29, 2024	March 28, 2024	$0.233	$60
March 28, 2024	March 31, 2024	April 29, 2024	$0.233	$79
April 26, 2024	April 30, 2024	May 28, 2024	$0.183	$70
May 29, 2024	May 31, 2024	June 28, 2024	$0.183	$87
June 28, 2024	June 30, 2024	July 29, 2024	$0.183	$91
July 29, 2024	July 31, 2024	August 28, 2024	$0.183	$96
August 28, 2024	August 31, 2024	September 27, 2024	$0.183	$111
September 27, 2024	September 30, 2024	October 28, 2024	$0.183	$128
Total			$1.797	$773

			Class D
Declaration Date	Record Date	Payment Date	Distribution per Share (1)	Distribution Amount
January 26, 2024	January 31, 2024	February 28, 2024	$0.245	$39
February 28, 2024	February 29, 2024	March 28, 2024	$0.245	$59
March 28, 2024	March 31, 2024	April 29, 2024	$0.245	$89
April 26, 2024	April 30, 2024	May 28, 2024	$0.195	$90
May 29, 2024	May 31, 2024	June 28, 2024	$0.195	$105
June 28, 2024	June 30, 2024	July 29, 2024	$0.195	$112
July 29, 2024	July 31, 2024	August 28, 2024	$0.195	$127
August 28, 2024	August 31, 2024	September 27, 2024	$0.195	$140
September 27, 2024	September 30, 2024	October 28, 2024	$0.195	$149
Total			$1.905	$910

			Class I
Declaration Date	Record Date	Payment Date	Distribution per Share	Distribution Amount
January 26, 2024	January 31, 2024	February 28, 2024	$0.250	$3,626
February 28, 2024	February 29, 2024	March 29, 2024	$0.250	$3,735
March 28, 2024	March 31, 2024	April 29, 2024	$0.250	$4,661
April 26, 2024	April 30, 2024	May 28, 2024	$0.200	$4,382
May 29, 2024	May 31, 2024	June 28, 2024	$0.200	$5,577
June 28, 2024	June 30, 2024	July 29, 2024	$0.200	$5,685
July 29, 2024	July 31, 2024	August 28, 2024	$0.200	$5,795
August 28, 2024	August 31, 2024	September 27, 2024	$0.200	$5,887
September 27, 2024	September 30, 2024	October 28, 2024	$0.200	$5,985
Total			$1.950	$45,333
_______________
(1)Distributions are net of distribution and servicing fees.

Distribution Reinvestment Plan
The Fund has adopted a distribution reinvestment plan, pursuant to which it will reinvest all cash distributions declared by the Board on behalf of its shareholders who do not elect to receive their distributions in cash, except for shareholders in certain states. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional Common Shares, rather than receiving the cash dividend or other distribution. Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.
Share Repurchase Program
Beginning with the fiscal quarter ended September 30, 2023, the Fund commenced a share repurchase program in which it intends to repurchase in each quarter, at the discretion of the Board, up to 5% of its Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. The Board, in its sole discretion, may amend or suspend the share repurchase program if it deems such action to be in the best interest of the Fund’s shareholders. As a result, share repurchases may not be available each quarter, such as when a repurchase offer would place an undue burden on our liquidity, adversely affect the Fund’s operations or risk having an adverse impact on the Fund that would outweigh the benefit of the repurchase offer. Following any such suspension, the Board will consider on at least a quarterly basis whether the continued suspension of the share repurchase program is in the best interest of the Fund and shareholders and will reinstate the share repurchase program when and if appropriate and subject to its fiduciary duty to the Fund and shareholders. However, our Board is not required to authorize the recommencement of our share repurchase program within any specified period of time. The Fund intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act and the 1940 Act. All Common Shares purchased by the Fund pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued.
Under the share repurchase program, to the extent the Fund offers to repurchase Common Shares in any particular quarter, the Fund expects to repurchase Common Shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that Common Shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders. The repurchase of the Adviser’s shares, if any, will be on the same terms and subject to the same limitations as other shareholders under the share repurchase program.
Payment for repurchased Common Shares may require us to liquidate portfolio holdings earlier than our Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase our investment-related expenses as a result of higher portfolio turnover rates. Our Adviser intends to take measures, subject to policies as may be established by our Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of shares. Class I shares owned by TIAA will be subject to the following restrictions: TIAA may submit its Class I shares for repurchase beginning on March 31, 2027. Beginning March 31, 2027, the total amount of TIAA shares eligible for repurchase will be limited to no more than 1.67% of our aggregate NAV per calendar quarter; provided that, if in any quarter the total amount of aggregate repurchase requests of all classes of Common Shares does not exceed the share repurchase program limit of 5% of the aggregate NAV per calendar quarter, these redemption limits on the TIAA shares will not apply for that quarter, and TIAA will be entitled to submit its shares for repurchase up to the overall share repurchase program limits. Notwithstanding the foregoing, TIAA may sell a portion of its Class I shares to unaffiliated investors in reliance upon an exemption from registration under the Securities Act.
For the nine months ended September 30, 2025, approximately 992,882 Class I shares, 22,874 Class D shares, and 6,380 Class S shares were repurchased. For the nine months ended September 30, 2024, 40,238 Class I shares were repurchased.

The following tables present the share repurchases completed for the nine months ended September 30, 2025 and 2024 (dollars in thousands except share and per share amounts):

Offer Date	Class	Tender Offer Expiration	Repurchase Price per share	Repurchased Amount (1)	Shares Repurchased (2)
February 28, 2025	Class I	March 28, 2025	$24.64	$5,965	242,124
February 28, 2025	Class D	March 28, 2025	$24.63	$135	5,467
May 30, 2025	Class I	June 30, 2025	$24.54	$5,131	209,244
May 30, 2025	Class D	June 30, 2025	$24.54	$113	4,634
May 30, 2025	Class S	June 30, 2025	$24.47	$31	1,257
August 29, 2025	Class I	September 29, 2025	$24.45	$13,245	541,514
August 29, 2025	Class D	September 29, 2025	$24.45	$313	12,773
August 29, 2025	Class S	September 29, 2025	$24.38	$123	5,123

Offer Date	Class	Tender Offer Expiration	Repurchase Price per share	Repurchased Amount (1)	Shares Repurchased (2)
February 29, 2024	Class I	March 29, 2024	24.62	273	11,327
May 30, 2024	Class I	June 28, 2024	24.69	324	13,380
August 29, 2024	Class I	September 27, 2024	24.75	383	15,531
_______________
(1)Amounts shown net of Early Repurchase Deduction.
(2)All repurchase requests were satisfied in full.

Secured Borrowings
See Note 6 to the consolidated financial statements in Part I, Item 1 of this Quarterly Report on Form 10-Q for more information on our secured borrowings.
Bank of America Credit Facility

On April 19, 2022, a wholly owned subsidiary of the Fund entered into a credit agreement with the lenders from time to time parties thereto, Bank of America, N.A., as administrative agent, the Fund, as servicer, U.S. Bank Trust Company, National Association, as collateral administrator, and U.S. Bank National Association, as collateral custodian (as amended from time to time, the “Bank of America Credit Facility Agreement” and the revolving credit facility thereunder, the “Bank of America Credit Facility”). On July 16, 2024, SPV II entered into the borrower joinder agreement to become party to the Bank of America Credit Facility Agreement and pledged all of its assets to the collateral agent to secure its obligations under the Bank of America Credit Facility.
The most recent amendment on February 6, 2025, among other things: (i) reduced the portion of the applicable rate calculation attributable to qualifying syndicated loans from 1.75% to 1.60%; and (ii) extended the period in which a fee is payable by the Fund in the event that the commitments under the Bank of America Credit Agreement are terminated in whole or in part (such fee, the “Make-Whole Fee”) such that the rate upon which the Make-Whole Fee is calculated will equal (a) 2.00% prior to December 19, 2025, (b) 0.50% during the period beginning on December 19, 2025 through but excluding December 19, 2026 and (c) 0.0% thereafter. The maximum amount available under the Bank of America Credit Facility is $350.0 million, effective December 9, 2024. The availability period and the maturity date of the Bank of America Credit Facility is September 19, 2027 and September 19, 2029, respectively.

Borrowings under the Bank of America Credit Facility bear interest based on either (x) an annual rate equal to SOFR determined for any day (“Daily SOFR”) for the relevant interest period, plus an applicable spread, or (y) the highest of (i) the Federal Funds Rate plus an applicable spread, (ii) the Prime Rate in effect for any day and (iii) Daily SOFR plus an applicable spread. Interest is payable monthly in arrears. Advances under the Bank of America Credit Facility are secured by a pool of broadly-syndicated and middle-market loans subject to eligibility criteria and advance rates specified in the Bank of America Credit Facility Agreement. Advances under the Bank of America Credit Facility may be prepaid and reborrowed at any time during the Availability Period (as defined therein), but any termination or reduction of the facility amount is subject to certain conditions. The Fund and SPV II have made customary representations and warranties and are required to comply with various financial covenants related to liquidity and other maintenance covenants, reporting requirements and other customary requirements for similar facilities.

As of September 30, 2025, the Bank of America Credit Facility bore interest at a rate of Daily SOFR plus 1.88% per annum. As of September 30, 2024, the Bank of America Credit Facility bore interest at a rate of Daily SOFR plus 1.93% per annum. Interest is payable monthly in arrears.
Scotiabank Credit Facility
On July 19, 2024, a wholly owned subsidiary of NCPCF, entered into a credit agreement (as amended from time to time, the “Scotiabank Credit Facility Agreement” and the credit facility thereunder, the “Scotiabank Credit Facility”) with the lenders from time to time parties thereto, NCPCF, as servicer, the Bank of Nova Scotia, as administrative agent, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as custodian. Effective December 11, 2024, as a result of the NCPCF Acquisition, the Fund became a party to the Scotiabank Credit Facility Agreement as successor in interest to NCPCF and assumed the Scotiabank Credit Facility. In connection with the most recent amendment on May 22, 2025, SPV III and BSL SPV I were added as new borrowers (collectively, the “New Borrowers”). In addition, the amendment, among other things: (i) adjusted the total revolving commitment available to $150.0 million (subject to increases up to $450.0 million), subject to availability governed by an collateralization test; (ii) amended the applicable margin for the interest rate payable by each New Borrower, and (iii) extended the final maturity date from July 19, 2033 to May 22, 2034.
Borrowings under the Scotiabank Credit Facility are secured by all of the assets held by the New Borrowers and bear interest based on an annual rate equal to SOFR determined for any day (“Daily Simple SOFR”) for the relevant interest period, plus the applicable margin. As of September 30, 2025, the Scotiabank Credit Facility bore interest at a rate of SOFR, reset daily, plus 2.15% per annum. Interest is payable quarterly. The Fund and the New Borrowers, as applicable, have made customary representations and warranties and are required to comply with customary covenants and other requirements for similar facilities. The Scotiabank Credit Facility Agreement includes usual and customary events of default for facilities of this nature. Borrowings under the Scotiabank Credit Facility will be used to acquire collateral loans during the reinvestment period, fund revolving collateral loans and/or delayed funding loans, pay certain fees and expenses and make permitted distributions.
SMBC Revolving Credit Facility
On April 8, 2025, the Fund entered into a Senior Secured Revolving Credit and Term Loan Agreement (the “SMBC Revolving Credit Facility Agreement” and the revolving credit facility thereunder, the “SMBC Revolving Credit Facility”) by and among the Fund, as borrower, the lenders from time to time parties thereto, Sumitomo Mitsui Banking Corporation, as administrative agent, collateral agent, issuing bank, swingline lender, a lender and as lead arranger and sole bookrunner. The SMBC Revolving Credit Facility is guaranteed by certain subsidiaries of the Fund that may be formed or acquired by the Fund in the future (collectively, the “Guarantors”).
The initial maximum principal amount available under the SMBC Revolving Credit Facility was $50.0 million, subject to availability under the borrowing base, which is based on the Fund’s portfolio investments and other outstanding indebtedness. Maximum capacity under the Revolving Credit Facility may be increased to $300.0 million through the exercise by the Fund of an uncommitted accordion feature, through which existing and new lenders may, at their option, agree to provide additional financing. Effective May 22, 2025, in connection with the closing of the 2025 Securitization (discussed further below), the maximum principal amount increased to $100.0 million. The SMBC Revolving Credit Facility is secured by a perfected first-priority interest in substantially all of the portfolio investments held by the Fund and each Guarantor, subject to certain exceptions, and includes a $25.0 million limit for swingline loans.

The availability period under the SMBC Revolving Credit Facility will terminate on April 8, 2029 (the “Commitment Termination Date”) and the SMBC Revolving Credit Facility will mature on April 8, 2030 (the “Final Maturity Date”). During the period from the Commitment Termination Date to the Final Maturity Date, the Fund will be obligated to make mandatory prepayments under the SMBC Revolving Credit Facility out of the proceeds of certain asset sales and other recovery events and equity and debt issuances.

The Fund may borrow amounts in U.S. dollars or certain other permitted currencies. Amounts drawn under the SMBC Revolving Credit Facility in U.S. dollars will bear interest at either Term SOFR plus a margin, or the Alternate Base Rate (which is the greater of (x) zero and (y) the highest of (a) the Prime Rate, (b) the sum of (i) the weighted average of the rates on overnight federal funds transactions, as published by the Federal Reserve Bank of New York plus (ii) 0.50%, or (c) Term SOFR plus 1.00% per annum) plus a margin. The Fund may elect either the Term SOFR or Alternate Base Rate at the time of drawdown, and loans denominated in U.S. dollars may be converted from one rate to another at any time at the Fund’s option, subject to certain conditions. Amounts drawn under the SMBC Revolving Credit Facility in other permitted currencies will bear interest at the relevant rate specified therein plus an applicable margin. The Fund also will pay a fee of 0.375% per annum on the daily undrawn amounts under the SMBC Revolving Credit Facility. As of September 30, 2025, the SMBC Revolving Credit Facility bore interest at SOFR plus 2.125% per annum.

The SMBC Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by the Fund of additional indebtedness and on the Fund’s ability to make distributions to its shareholders, or to redeem, repurchase or retire common shares of beneficial interest upon the occurrence of certain events and certain financial covenants related to asset coverage and minimum shareholders’ equity, as well as customary events of default.

CLO-I
On July 16, 2024, the Fund completed a $398.7 million term debt securitization (the “2024 Debt Securitization”).
The notes offered in the 2024 Debt Securitization (the “2024 Notes”) were issued by CLO-I (formerly known as SPV I) (the “2024 Issuer”), a direct, wholly owned, consolidated subsidiary of the Fund, pursuant to an indenture and security agreement, dated as of July 16, 2024 (the “2024 Indenture”). The 2024 Notes consist of $197.0 million of AAA-rated Class A 2024 Notes, which bear interest at the three-month Term SOFR plus 1.70%; $48.0 million of AA-rated Class B 2024 Notes, which bear interest at the three-month Term SOFR plus 1.95%; $26.0 million of A-rated Class C 2024 Notes, which bear interest at the three-month Term SOFR plus 2.55%; and $92.7 million of Subordinated 2024 Notes, which do not bear interest. The Fund directly owns all of the Subordinated 2024 Notes, and as such, these notes are eliminated in consolidation.
As part of the 2024 Debt Securitization, CLO-I also entered into a loan agreement, dated July 16, 2024 (the “CLO-I Loan Agreement”), pursuant to which various financial institutions and other persons which are, or may become, parties to the CLO-I Loan Agreement as lenders committed to make $35.0 million of AAA Class A-L 2024 Loans to CLO-I (the “2024 Loans” and, together with the 2024 Notes, the “2024 Debt”). The 2024 Loans bear interest at the three-month Term SOFR plus 1.70% (the “2024 Class A-L Loans”) and were fully drawn upon the closing of the transaction. Any lender may elect to convert all of the 2024 Class A-L Loans held by such lenders into Class A 2024 Notes upon written notice to CLO-I in accordance with the CLO-I Loan Agreement.
The 2024 Debt is backed by a diversified portfolio of senior secured and second lien loans. Each of the 2024 Indenture and the CLO-I Loan Agreement contain certain conditions pursuant to which loans can be acquired by the 2024 Issuer, in accordance with rating agency criteria or as otherwise agreed with certain institutional investors who purchased the 2024 Debt. Through July 20, 2028, all principal collections received on the underlying collateral may be used by the 2024 Issuer to purchase new collateral under the direction of the Fund, in its capacity as collateral manager of the 2024 Issuer, and in accordance with the Fund’s investment strategy, allowing the Fund to maintain the initial leverage in the 2024 Debt Securitization. The 2024 Notes are due on July 20, 2036, and the 2024 Loans mature on July 20, 2036.
The Fund serves as collateral manager to the 2024 Issuer under a collateral management agreement and waives any management fee due to it in consideration for providing these services.
CLO-II
On May 22, 2025, the Fund completed a $449.7 million term debt securitization (the “2025 Debt Securitization”).
The debt offered in the 2025 Debt Securitization (the “2025 Debt”) was issued by CLO-II (formerly known as SPV IV) (the “2025 Issuer”), a direct, wholly owned, consolidated subsidiary of the Fund, pursuant to an indenture and security agreement (the “2025 Indenture”) and Class A-2L and Class B-L loan agreements (collectively, the “CLO-II Loan Agreements”), each dated as of May 22, 2025. The 2025 Debt consists of (i) $290.0 million of AAA-rated Class A-1 Notes, which bear interest at the three-month Term SOFR plus 1.665%; $35.0 million of AA-rated Class B Notes, which bear interest at the three-month Term SOFR plus 2.100%; and $144.7 million of Subordinated Notes, which do not bear interest (collectively, the “2025 Notes”), and (ii) $20.0 million of AAA Class A-2L Loans, which bear interest at the three-month Term SOFR plus 1.850% and $10.0 million of AA Class B-L Loans, which bear interest at the three-month Term SOFR plus 2.100% (collectively, the “2025 Loans”). The 2025 Debt also consists of AAA-rated Class A-2 Notes, which were issued with a $0 principal balance. The Fund directly owns all of the Subordinated Notes and, as such, these notes are eliminated in consolidation.
The 2025 Debt is backed by a diversified portfolio of senior secured and second lien loans. The 2025 Indenture contains certain conditions pursuant to which loans can be acquired by the 2025 Issuer, in accordance with rating agency criteria and as otherwise agreed with certain institutional investors who purchased the 2025 Debt. Through May 15, 2029, all principal collections received on the underlying collateral may be used by the 2025 Issuer to purchase new collateral under the direction of the Fund, in its capacity as collateral manager of the 2025 Issuer and in accordance with the Fund’s investment strategy, allowing the Fund to maintain the initial leverage in the 2025 Debt Securitization. The 2025 Notes are due on May 15, 2037 and the 2025 Loans mature on May 15, 2037.
The Fund serves as collateral manager to the 2025 Issuer under a collateral management agreement and waives any management fee due to it in consideration for providing these services.

Contractual Obligations
The following tables show the contractual maturities of the Fund’s debt obligations as of September 30, 2025 and December 31, 2024 (dollar amounts in thousands):

	Payments Due by Period
As of September 30, 2025	Total	Less than 1 Year	1 to 3 years	3 to 5 years	More than 5 Years
Bank of America Credit Facility	$47,000	$—	$—	$47,000	$—
Scotiabank Credit Facility	13,500	—	—	—	13,500
SMBC Revolving Credit Facility	22,500	—	—	22,500
CLO-I	306,000	—	—	—	306,000
CLO-II	355,000	—	—	—	355,000
Total debt obligations	$744,000	$—	$—	$69,500	$674,500

	Payments Due by Period
As of December 31, 2024	Total	Less than 1 Year	1 to 3 years	3 to 5 years	More than 5 Years
Bank of America Credit Facility	$325,000	$—	$—	$325,000	$—
Bank of Nova Scotia	278,500	—	—	—	278,500
CLO-I	306,000	—	—	—	306,000
Total debt obligations	$909,500	$—	$—	$325,000	$584,500
Related-Party Transactions
We have entered into a number of business relationships with affiliated or related parties, including the following:

•the Advisory Agreement;
•the CAM Sub-Advisory Agreement;
•the NAM Sub-Advisory Agreement;
•the Administration Agreement; and
•the Expense Support Agreement.
On August 5, 2025, the Fund and certain of its affiliates were granted an order for co-investment exemptive relief by the SEC based on an updated model of co-investment order that was recently granted by the SEC (the “Order”). The Order supersedes the prior exemptive order granted on June 7, 2019 and amended on October 14, 2022. The Order permits the Fund to participate in negotiated co-investment transactions with other funds managed by the Adviser and certain other affiliates pursuant to the conditions of the Order. The Order requires that a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board make certain findings with respect to the following, among other things: (1) when the Fund co-invests with an affiliated entity (as defined in the exemptive application) in an issuer where an affiliated entity has an existing investment in the issuer under certain circumstances, and (2) if the Fund disposes of an asset acquired in a co-investment transaction unless the disposition is done on a pro rata basis or the disposition is of a tradable security. Pursuant to the Order, the Board will oversee the Fund’s participation in the co-investment program. As required by the Order, the Fund has adopted, and the Board has approved, policies and procedures reasonably designed to ensure the Fund’s compliance with the conditions of the Order, and the Adviser and the Fund’s Chief Compliance Officer will provide reporting to the Board.

Expense Support Agreement
We have entered into the Expense Support Agreement with Churchill. The Expense Support Agreement provides that, at such times as it determines, Nuveen Alternative Holdings may pay (or cause one or more of its affiliates to pay) certain expenses of the Fund, including organization and offering expenses, provided that no portion of the payment will be used to pay any interest expense and/or shareholder servicing fees of the Fund (each, an “Expense Payment”). Such Expense Payment will be made in any combination of cash or other immediately available funds no later than forty-five days after a written commitment from Nuveen Alternative Holdings to pay such expense and/or by an offset against amounts due from us to Nuveen Alternative Holdings.
Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to our shareholders based on distributions declared with respect to record dates occurring in such calendar month (such amount referred to as the “Excess Operating Funds”), we will pay such Excess Operating Funds, or a portion thereof (each, a “Reimbursement Payment”), to Nuveen Alternative Holdings that previously paid such expenses, until such time as all Expense Payments made by such entity within three years prior to the last business day of such calendar quarter have been reimbursed. “Available Operating Funds” means the sum of (i) net investment income (including net realized short-term capital gains reduced by net realized long-term capital losses), (ii) net capital gains (including the excess of net realized long-term capital gains over net realized short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above). The amount of the Reimbursement Payment for any calendar month will equal the lesser of (i) the Excess Operating Funds in such quarter and (ii) the aggregate amount of all Expense Payments made by Nuveen Alternative Holdings to us within three years prior to the last business day of such calendar quarter that have not been previously reimbursed by us to Nuveen Alternative Holdings.
The Expense Support Agreement provides additional restrictions on the amount of each Reimbursement Payment for any calendar quarter, and no Reimbursement Payment will be made for any month if: (1) the annualized rate (based on a 365-day year) of regular cash distributions per share of beneficial interest declared by our Board exclusive of returns of capital, distribution rate reductions due to any fees (including to a transfer agent) payable in connection with distributions, and any declared special dividends or distributions (the “Effective Rate of Distributions Per Share”) declared by us at the time of such Reimbursement Payment, is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates or (2) our Operating Expense Ratio (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. The “Operating Expense Ratio” is calculated by dividing Operating Expenses (as defined below), less organizational and offering expenses, base management and incentive fees owed to the Adviser, and interest expense, by our net assets. “Operating Expenses” means all of our operating costs and expenses incurred, as determined in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Nuveen Alternative Holdings may waive its right to receive all or a portion of any Reimbursement Payment in any particular calendar quarter, so that such Reimbursement Payment may be reimbursable in a future calendar quarter within three years of the date of the applicable Expense Payment.
The Fund’s obligation to make a Reimbursement Payment will automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent Nuveen Alternative Holdings has waived the right to receive such payment for the applicable month.
The following table presents a cumulative summary of the expense payments and reimbursement payments since the Fund’s commencement of operations (dollar amounts in thousands):

For the Quarter Ended	Expense Payments by Adviser	Reimbursement Payments to Adviser	Expired Expense Support	Unreimbursed Expense Payments	Effective Rate of Distribution per Share (1)	Reimbursement Eligibility Expiration	Operating Expense Ratio (2)
March 31, 2022	$983	$—	$(983)	$—	—%	March 31, 2025	0.08%
June 30, 2022	677	—	(677)	—	6.62%	June 30, 2025	0.19%
September 30, 2022	379	—	(379)	—	7.23%	September 30, 2025	0.21%
December 31, 2022	176	—	—	176	9.07%	December 31, 2025	0.14%
March 31, 2023	198	—	—	198	10.22%	March 31, 2026	0.22%
June 30, 2023	113	—	—	113	11.69%	June 30, 2026	0.22%
September 30, 2023	327	—	—	327	12.19%	September 30, 2026	0.27%
December 31, 2023	115	—	—	115	12.13%	December 21, 2026	0.13%
March 31, 2024	31	—	—	31	12.19%	March 31, 2027	0.12%
June 30, 2024	217	—	—	217	9.72%	June 30, 2027	0.15%
September 30, 2024	75	—	—	75	9.70%	September 30, 2027	0.15%
December 31, 2024	333	—	—	333	9.68%	December 31, 2027	0.21%
March 31, 2025	—	—	—	—	9.74%	March 31, 2028	0.17%
June 30, 2025	110	—	—	110	9.78%	June 30, 2028	0.15%
September 30, 2025	384	—	—	384	9.82%	September 30, 2028	0.15%
Total	$4,118	$—	$(2,039)	$2,079

__________
(1)The effective rate of distribution per share is expressed as a percentage equal to the projected annualized distribution amount as of the end of the applicable period (which is calculated by annualizing the regular monthly cash distributions per share as of such date without compounding) divided by the Fund’s gross offering price per share as of each quarter ended.
(2)The operating expense ratio is calculated by dividing the quarterly operating expenses, less organizational and offering expenses, base management fee and incentive fees owed to Churchill, and interest expense, by the Fund’s net assets as of each quarter end.

For the nine months ended September 30, 2025, there were no Reimbursement Payments to Nuveen Alternative Holdings.
Off-Balance Sheet Arrangements
In the ordinary course of its business, the Fund enters into contracts or agreements that contain indemnifications or warranties. Future events could occur which may give rise to liabilities arising from these provisions against us. We believe that the likelihood of such an event is remote; however, the maximum potential exposure is unknown. No accrual has been made in the consolidated financial statements as of September 30, 2025 and December 31, 2024. We may in the future become obligated to fund commitments such as delayed draw commitments, revolvers, and equity investment commitments.
For more information on our off-balance sheet arrangements, commitments and contingencies see Note 7 to the consolidated financial statements in Part I, Item I of this Quarterly Report on Form 10-Q.
Critical Accounting Policies and Estimates
The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting policies and estimates, including those relating to the valuation of our portfolio investments, are described below. We consider the most significant accounting policies to be those related to our Valuation of Portfolio Investments, Revenue Recognition, and U.S. Federal Income Taxes, which are described below. The valuation of investments is our most significant critical accounting estimate. The critical accounting policies and estimates should be read in connection with our risk factors as disclosed under the heading "Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024.
Valuation of Portfolio Investments
Consistent with U.S. GAAP and the 1940 Act, we conduct a valuation of our assets, pursuant to which our net asset value is determined.
Our assets are valued on a quarterly basis, or more frequently if required under the 1940 Act. Pursuant to Rule 2a-5 under the 1940 Act, the Board has designated the Adviser as the Fund's valuation designee (the “Valuation Designee”) to determine the fair value of the Fund's investments that do not have readily available market quotations. Pursuant to the Fund's valuation policy approved by the Board, a valuation committee comprised of employees of the Adviser (the “Valuation Committee”) is responsible for determining the fair value of the Fund's assets for which market quotations are not readily available, subject to the oversight of the Board.
Investments for which market quotations are readily available are typically valued at those market quotations. Market quotations are obtained from independent pricing services where available. Generally, investments marked in this manner will be marked at the mean of the bid and ask of the quotes obtained. To validate market quotations, we utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations.
With respect to investments for which market quotations are not readily available, we, or an independent third-party valuation firm engaged by the Valuation Designee, will take into account relevant factors in determining the fair value of our investments, including and in combination of: comparison to publicly traded securities, including factors such as yield, maturity and measures of credit quality; the enterprise value of a portfolio company; the nature and realizable value of any collateral; the portfolio company's ability to make payments and its earnings and discounted cash flows; and the markets in which the portfolio company does business. Investment performance data utilized are the most recently available financial statements and compliance certificates received from the portfolio companies as of the measurement date, which in many cases may reflect a lag in information. The independent third-party valuation firm provides a fair valuation report, a description of the methodology used to determine the fair value and their analysis and calculations to support their conclusion.
When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation.

We apply the practical expedient relating to investments in certain portfolio companies that calculate NAV per share (or its equivalent). U.S. GAAP permits an entity holding investments in certain portfolio companies that either are investment companies, or have attributes similar to an investment company, and calculate NAV per share or its equivalent for which the fair value is not readily determinable, to measure the fair value of such investments on the basis of that NAV per share, or its equivalent, without adjustment. Investments which are valued using NAV per share or its equivalent as a practical expedient are not categorized within the fair value hierarchy, as described below.
U.S. GAAP establishes a hierarchical disclosure framework which ranks the level of observability of market price inputs used in measuring investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment and the characteristics specific to the investment and state of the marketplace, including the existence and transparency of transactions between market participants. Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets generally have a higher degree of market price observability and a lesser degree of judgment applied in determining fair value. We review pricing and methodologies in order to determine if observable market information is being used as opposed to unobservable inputs.
Our accounting policy on the fair value of our investments is critical because the determination of fair value involves subjective judgments and estimates. Accordingly, the notes to our consolidated financial statements express the uncertainty with respect to the possible effect of these valuations, and any change in these valuations, on the consolidated financial statements.
For more information on the fair value hierarchy, our framework for determining fair value and the composition of our portfolio, see Note 4 to the consolidated financial statements in Part I, Item 1 of this Quarterly Report on Form 10-Q.
Revenue Recognition
Our revenue recognition policies are as follows:
Net realized gains (losses) on investments: Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment using the specific identification method
Investment Income: Interest income, including amortization of premium and accretion of discount on loans, is recorded on an accrual basis. We accrue interest income based on the effective yield if we expect that, ultimately, we will be able to collect such income. We may have loans in our portfolio that contain payment-in-kind (“PIK”) income provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity.
Dividend income on preferred equity securities is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.
Other income may include income such as consent, waiver, amendment, unused, and prepayment fees associated with our investment activities, as well as any fees for managerial assistance services rendered by us to our portfolio companies. Such fees are recognized as income when earned or the services are rendered.
Non-accrual: Generally, if a payment default occurs on a loan in the portfolio, or if management otherwise believes that the issuer of the loan will not be able to make contractual interest payments or principal payments, Churchill will place the loan on non-accrual status, and we will cease recognizing interest income on that loan until all principal and interest is current through payment or until a restructuring occurs, such that the interest income is deemed to be collectible, even though we remain contractually entitled to this interest. We may make exceptions to this policy if the loan has sufficient collateral value and is in the process of collection. Accrued interest is written off when it becomes probable that the interest will not be collected and the amount of uncollectible interest can be reasonably estimated.
U.S. Federal Income Taxes
We have elected to be regulated as a BDC under the 1940 Act. We have elected, and intend to qualify annually, to be treated as a RIC under the Code; however, no assurance can be given that we will be able to qualify for and maintain RIC tax treatment. So long as we maintain our qualification as a RIC, we generally will not be subject to U.S. federal income tax on any ordinary income or capital gains that we timely distribute (or are deemed to distribute) at least annually to our shareholders as dividends. As a result, any U.S. federal tax liability related to income earned and distributed by us represents obligations of our shareholders and will not be reflected in our consolidated financial statements.

We evaluate tax positions taken or expected to be taken in the course of preparing our financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reversed and recorded as a tax benefit or expense in the current year. All penalties and interest associated with U.S. federal income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations and interpretations thereof. As of September 30, 2025, the Fund did not have any uncertain tax positions that met the recognition or measurement criteria nor did the Fund have any unrecognized tax benefits.
Our accounting policy on income taxes is critical because if we are unable to maintain our status as a RIC, we would be required to record a provision for U.S. federal income taxes, which may be significant to our financial results.

Recent Developments
Distributions
On October 27, 2025, the Fund declared regular distributions for each class of its Common Shares in the amounts per share set forth below, net of distribution and servicing fees, where applicable. The distributions for each class of Common Shares are payable on December 1, 2025 to shareholders of record as of October 31, 2025.

Net Distribution
Class I Common Shares	$0.200
Class S Common Shares	$0.183
Class D Common Shares	$0.195
Scotiabank Credit Facility Amendment
On November 7, 2025, SPV III and BSL SPV I, as borrowers, and the Fund as servicer, entered into Amendment No. 1 to the Scotiabank Credit Facility Agreement, which was entered solely for the purpose of amending certain covenant terms.
Subscriptions
Subsequent to the fiscal quarter ended September 30, 2025, the Fund received approximately $102.3 million in net proceeds, inclusive of distributions reinvested through the Fund’s distribution reinvestment plan, relating to the issuance of Class I shares, Class S shares, and Class D shares as of November 10, 2025. As of November 10, 2025, the Fund has raised total gross proceeds of $1.4 billion in the continuous offering of its Common Shares.

ITEM 3. Quantitative and Qualitative Disclosures about Market Risk
Uncertainty with respect to, among other things, inflationary pressures, elevated interest rates, new tariffs and trade barriers, geopolitical conditions, including the ongoing conflict between Russia and Ukraine, the ongoing conflicts in the Middle East and the failure of major financial institutions introduced significant volatility in the financial markets, and the effect of this volatility has materially impacted and could continue to materially impact our market risks, including those listed below.
Valuation Risk
We have invested, and plan to continue to invest, primarily in illiquid debt and equity securities of private companies. Most of our investments do not have a readily available market price, and we value these investments at fair value as determined in good faith by the Adviser, as the Valuation Designee, in accordance with our valuation policy, subject to the oversight of the Board, and based on, among other things, the input of the independent third-party valuation firms engaged by the Valuation Designee. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented, and such differences could be material.
Interest Rate Risk
We are subject to interest rate risk. Interest rate risk is defined as the sensitivity of our current and future earnings to interest rate volatility, variability of spread relationships, the difference in re-pricing internals between our assets and liabilities and the effect that interest rates may have on our cash flows. Because we fund a portion of our investments with borrowings, our net investment income is affected by the difference between the rate at which we invest and the rate at which we borrow. Our net investment income is also affected by fluctuations in various interest rates to the extent our debt investments include floating interest rates. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.
The Federal Reserve reduced its benchmark interest rate by 0.25% on each of September 17, 2025 and October 29, 2025, bringing the benchmark rate to the 3.75% to 4.00% range. While Federal Reserve officials had previously indicated the likelihood of three total rate cuts in 2025, the post-meeting statement following the October cut did not provide direction on plans for the December 2025 meeting. Given the evolving economic environment and continued focus on monitoring inflationary pressures, there can be no assurance regarding the magnitude or timing of future federal funds rate adjustments in either direction. In a rising interest rate environment, our cost of funds would increase, which could reduce our net investment income absent a corresponding increase in interest income generated by our investment portfolio. Conversely, sustained reductions in interest rates will decrease our gross investment income and could result in lower net investment income if declines in base rates, such as SOFR or other benchmark rates, are not offset by corresponding increases in credit spreads on our portfolio investments, reductions in our operating expenses, or decreases in the interest rates on our borrowings.
As of September 30, 2025, on a fair value basis, approximately 4.44% of our debt investments bear interest at a fixed rate, and approximately 95.56% of our debt investments bear interest at a floating rate. As of September 30, 2025, 84.12% of our floating rate debt and income producing investments are subject to interest rate floors. Our credit facilities, along with our debt issued in our collateralized loan obligation, are predominantly subject to floating interest rates and are currently paid based on floating SOFR rates.
The following table estimates the potential changes in net cash flow generated from interest income and expenses should interest rates increase by 100, 200 or 300 basis points or decrease by 100, 200 or 300 basis points. Interest income is calculated as revenue from interest generated from our portfolio of investments held during the nine months ended September 30, 2025. Interest expense is calculated based on the terms of the credit facilities and collateralized loan obligations using the outstanding balance as of September 30, 2025. Interest expense on the credit facilities and the debt issued in our collateralized loan obligations is calculated using the interest rate as of September 30, 2025, adjusted for the impact of hypothetical changes in rates, as shown below. The base interest rate case assumes the rates on our portfolio investments remain unchanged from the actual effective interest rates as of September 30, 2025.

Actual results could differ significantly from those estimated in the table (dollar amounts in thousands).

Changes in Interest Rates	Interest Income	Interest Expense	Net Income (1)
- 300 Basis Points	$(41,467)	$(16,694)	$(24,773)
- 200 Basis Points	$(27,656)	$(11,129)	$(16,527)
- 100 Basis Points	$(13,831)	$(5,565)	$(8,266)
+100 Basis Points	$13,831	$5,565	$8,266
+200 Basis Points	$27,661	$11,129	$16,532
+300 Basis Points	$41,492	$16,694	$24,798
_____________
(1)    Excludes the impact of income based incentive fees.

Item 4. Controls and Procedures
Evaluation of Disclosure Controls and Procedures
In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q.
Based on that evaluation, we, including our Chief Executive Officer and Chief Financial Officer, concluded that our disclosure controls and procedures were effective and provided reasonable assurance that information required to be disclosed in our periodic Securities and Exchange Commission filings is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms, and that such information was accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. However, in evaluating the disclosure controls and procedures, we recognize that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of such possible controls and procedures.
Changes in Internal Controls Over Financial Reporting
There have been no changes in our internal control over financial reporting that occurred during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Part II - Other Information
Item 1. Legal Proceedings
We, our consolidated subsidiaries, and the Advisers are not currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against us or them. From time to time, we, our consolidated subsidiaries and/or the Advisers may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is subject to extensive regulation, which may result in regulatory proceedings against us.
Item 1A. Risk Factors
There have been no material changes to the risk factors previously disclosed under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2024 other than those noted below. For a further discussion of our potential risks and uncertainties, see the information under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 5, 2025, which is accessible on the SEC’s website at sec.gov.
Changes to U.S. tariff and import/export regulations may have a negative effect on the operations of our portfolio companies and, in turn, negatively impact us.
The U.S. government has recently imposed, and may in the future increase, tariffs on specific countries and commodities. In response, certain foreign trading partners, and others in the future, may impose retaliatory tariffs on certain U.S. goods. The foregoing has created significant uncertainty about the future relationship between the United States and certain other countries with respect to trade policies, treaties and new and increased tariffs. These developments, or the continued uncertainty relating to U.S. trade policies, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. The uncertainty relating to U.S. trade policies has increased market volatility. Any of these factors could depress economic activity and restrict certain of our portfolio companies’ access to suppliers or customers, and increase costs, decrease margins, and reduce the competitiveness of products and services offered by our portfolio companies. The foregoing may adversely affect the revenues and profitability of such portfolio companies and, in turn, negatively affect our results of operations, which could cause the net asset value of our Common Shares to decline. It is not possible to predict the impact that these or similar future events will have on the United States and other economies, specific industries, us or our underlying portfolio companies from an economic, tax or regulatory perspective, but any such impact could be material and adverse for us.

U.S. policy changes may adversely affect our business.
Political and governmental shifts in the United States have led to changing stances on numerous domestic and international issues. These changes, along with the resultant economic uncertainty, could impact our ability to source, negotiate, execute, manage, or exit investments. Actions taken by the United States government may have significant global effects—including on market and financial conditions, trade policies, tax rates, legal or regulatory regimes and broader economic and social dynamics. Such actions could also prompt reciprocal, retaliatory, or responsive measures from other countries, regional blocs (including the European Union), corporations, or other market participants. The United States has indicated that it may seek to withdraw from, renegotiate, amend, rescind or not abide by certain agreements, policies, regulations, statutes and other measures, and could pursue policy outcomes that may diverge significantly from prior assumptions. However, the specific measures that will be implemented or enacted, as well as their impact on us and our portfolio companies, remain uncertain and could change frequently. Any such developments could materially affect our projections, goals, assumptions, targets, estimates, forecasts, strategies or plans in ways that cannot currently be determined with any certainty, including through effects (inside and outside the United States) on the desirability of certain financial or nonfinancial assets, the investability of certain countries or regions, the business prospects of certain industries, the certainty or predictability of legal systems and otherwise.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds
Sales of Unregistered Securities
We did not sell any securities during the period covered by this Quarterly Report on Form 10-Q that were not registered under the Securities Act of 1933, as amended.
Issuer Purchases of Equity Securities
Beginning with the fiscal quarter ended September 30, 2023, the Fund commenced a share repurchase program in which it intends to repurchase in each quarter, at the discretion of the Board, up to 5% of its Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. The Board, in its sole discretion, may amend or suspend the share repurchase program if it deems such action to be in the best interest of the Fund’s shareholders. All Common Shares purchased by the Fund pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued Common Shares.
Under the share repurchase program, to the extent the Fund offers to repurchase Common Shares in any particular quarter, the Fund expects to repurchase Common Shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that Common Shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders.
The repurchase of the Adviser’s shares, if any, will be on the same terms and subject to the same limitations as other shareholders under the share repurchase program. Class I shares owned by TIAA will be subject to the following restrictions: TIAA may submit its Class I shares for repurchase beginning on March 31, 2027. Beginning March 31, 2027, the total amount of TIAA shares eligible for repurchase will be limited to no more than 1.67% of our aggregate NAV per calendar quarter; provided that, if in any quarter the total amount of aggregate repurchase requests of all classes of Common Shares does not exceed the share repurchase program limit of 5% of the aggregate NAV per calendar quarter, these redemption limits on the TIAA shares will not apply for that quarter, and TIAA will be entitled to submit its shares for repurchase up to the overall share repurchase program limits.

During the nine months ended September 30, 2025, we repurchased the following shares pursuant to the share repurchase program (dollars in thousands, except share and per share data):

Offer Date	Class	Tender Offer Expiration	Repurchase Price per share	Repurchased Amount (1)	Shares Repurchased (2)
February 28, 2025	Class I	March 28, 2025	$24.64	$5,965	242,124
February 28, 2025	Class D	March 28, 2025	$24.63	$135	5,467
May 30, 2025	Class I	June 30, 2025	$24.54	$5,131	209,244
May 30, 2025	Class D	June 30, 2025	$24.54	$113	4,634
May 30, 2025	Class S	June 30, 2025	$24.47	$31	1,257
August 29, 2025	Class I	September 29, 2025	$24.45	$13,245	541,514
August 29, 2025	Class D	September 29, 2025	$24.45	$313	12,773
August 29, 2025	Class S	September 29, 2025	$24.38	$123	5,123
_______________
(1)Amount shown is net of Early Repurchase Deduction.
(2)All repurchase requests were satisfied in full.Amount shown is net of Early Repurchase Deduction.

Item 3. Defaults Upon Senior Securities
None
Item 4. Mine Safety Disclosures
Not applicable

Item 5. Other Information

(a)None.

(b)None.

(c)For the period covered by this Quarterly Report on Form 10-Q, no director or officer of the Fund has entered into any (i) contract, instruction or written plan for the purchase or sale of securities of the Fund intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) under the Exchange Act or (ii) any non-Rule 10b5-1 trading arrangement.

Item 6. Exhibits

3.1	Sixth Amended and Restated Declaration of Trust of the Registrant(1)

3.2	Fifth Amended and Restated Bylaws of the Registrant(3)

4.1	Form of Subscription Agreement*

4.2	Amended Distribution Reinvestment Plan(2)

31.1	Certification of Chief Executive Officer pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as amended*

31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as amended*

32	Certification of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended*
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
__________________
*Filed herewith

(1)Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 5, 2024.
(2)Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 24, 2025.
(3)Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 5, 2025

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nuveen Churchill Private Capital Income Fund

By:	/s/ Kenneth Kencel
Name: Kenneth Kencel
Title: Chief Executive Officer, President, Trustee and Chairman

By:	/s/ Shai Vichness
Name: Shai Vichness
Title: Chief Financial Officer and Treasurer

Date: November 10, 2025